As filed with the Securites and Exchange Commission on September 4, 1998
                                        Registration No. 333-___________________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM F-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 TELEGLOBE INC.
             (Exact name of registrant as specified in its charter)






      CANADA                      4813                          98-0115049
   (State or other
    jurisdiction             (Primary Standard               (I.R.S. Employer
   of incorporation or    Industrial Classification         Identification No.)
    organization)             Code Number)


                        1000, rue de La Gauchetiere ouest
                        Montreal, Quebec, Canada H3B 4X5
                                 (514) 868-8124
                        (Address, including ZIP code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)
                       ---------------------------------
                              Ct Corporation System
                                  1633 Broadway
                            New York, New York 10019
                                 (212) 664-1666

   (Name, address, including ZIP code, and telephone number, including area code, of agent for service in the United States)

                         -----------------------------

    Philip T. Ruegger III, Esq.                     Frederick S. Green, Esq.
     Simpson Thacher & Bartlett                     Weil, Gotshal & Manges Llp
        425 Lexington Avenue                            767 Fifth Avenue
     New York, New York  10017                      New York, New York  10153
           (212) 455-2502                                (212) 310-8524


                            ------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effectiveness of the Registration Statement and the effective time of the merger (the "Merger") of a subsidiary of Teleglobe Inc. with and into EXCEL Communications, Inc., as described in the Agreement and Plan of Merger, dated as of June 14, 1998, attached as Appendix A to the Information Statement/Prospectus forming a part of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE
============================================ ================= ======================== ========================== =================
     TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
             TO BE REGISTERED                 REGISTERED(1)      OFFERING PRICE PER     AGGREGATE OFFERING PRICE     REGISTRATION
                                                                       UNIT(2)                                          FEE(3)
============================================ ================= ======================== ========================== =================

Common Shares                                  123,742,124             $20.125              $2,813,909,881.00         $830,130.00
============================================ ================= ======================== ========================== =================


     (1) Determined on the basis of the exchange ratio for the Merger (.885 of a common share of capital stock, without par value, of Teleglobe Inc. for each outstanding share of common stock, par value $0.001 per share, of EXCEL Communications, Inc. ("EXCEL Common Stock") and the maximum number of shares of EXCEL Common Stock (139,821,609) to be exchanged, assuming that all stock options or other rights to receive shares of EXCEL Common Stock that are or prior to the effective time of the Merger will be exercisable, will be exercised prior thereto.
     (2) Estimated, pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Act"), on the basis of the market value of the EXCEL Common Stock to be exchanged in the Merger ($20.125 per share, which is the average of the reported high and low sales prices of the EXCEL Common Stock on The New York Stock Exchange, Inc. Composite Transaction Tape on September 1, 1998).
     (3) The registration fee was calculated, pursuant to Section 6(b) of the Act and Rule 457(f)(1) thereunder, as follows: at a rate of $295 per $1,000,000 of the proposed maximum aggregate price (139,821,609 shares of EXCEL Common Stock multiplied by $20.125 per share). In accordance with Rule 457(b) under the Act, the total registration fee of $830,130.00 has been reduced by $600,979.54, which was paid on July 17, 1998 upon the filing of related preliminary information statement materials of EXCEL pursuant to the Securities Exchange Act of 1934, as amended. The registration fee payable upon the filing of the Registration Statement is $229,150.46.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A)
OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                  PRELIMINARY INFORMATION STATEMENT/PROSPECTUS
                             DATED SEPTEMBER 4, 1998

                                SUBJECT TO CHANGE


EXCEL COMMUNICATIONS, INC.                                      TELEGLOBE INC.

                                                           September ___, 1998


Dear EXCEL Stockholder:

            The attached Information Statement/Prospectus provides you with detailed information concerning the proposed merger of equals involving EXCEL Communications, Inc. and Teleglobe Inc., which was announced on June 14, 1998. We encourage you to read the attached Information Statement/Prospectus carefully.

            Your Board of Directors has carefully reviewed and considered the terms and conditions of the proposed business combination and believes it will create additional opportunities for EXCEL stockholders by providing a platform for the acceleration of EXCEL's business plan. The combination of EXCEL's strong channels of distribution with TELEGLOBE's extensive intercontinental network and broad product offering better positions EXCEL to introduce new products to existing customers, to expand into new geographic markets and to realize international network cost savings. The Boards of Directors of EXCEL and TELEGLOBE have agreed (each by unanimous approval) to the terms and conditions of the merger.

            This merger of equals will create the fourth largest long-distance telecommunications carrier in North America, with a global network reaching approximately 240 countries and territories and with 4,800 employees worldwide serving more than 275 carriers.

            On June 14, 1998, holders of a majority of the outstanding shares of EXCEL common stock executed written consents approving a Merger Agreement dated the same date, providing for the merger of EXCEL with a subsidiary of TELEGLOBE, with EXCEL surviving the merger as a wholly owned subsidiary of TELEGLOBE. ACCORDINGLY, NO FURTHER VOTE OF THE EXCEL STOCKHOLDERS IS REQUIRED TO APPROVE THE MERGER OR THE MERGER AGREEMENT. Under the Merger Agreement, each outstanding share of EXCEL common stock will be converted into the right to receive .885 of a common share of TELEGLOBE. Upon completion of the merger, which is expected to occur early in the fourth quarter of 1998, each EXCEL stockholder will receive additional information about the transaction, including instructions on how to exchange shares of EXCEL common stock into TELEGLOBE common shares. Following the merger, EXCEL stockholders will hold approximately 48.6% of the fully-diluted TELEGLOBE common shares.

            Stockholders may obtain additional information about both companies from documents on file with the Securities and Exchange Commission and about TELEGLOBE from documents on file with the Canadian securities authorities.

            We are excited about the opportunities that lie ahead for the combined companies.

                               Very truly yours,




Kenny A. Troutt                             Charles Sirois
Chairman and Chief Executive Officer        Chairman and Chief Executive Officer
EXCEL Communications, Inc.                  Teleglobe Inc.

                  PRELIMINARY INFORMATION STATEMENT/PROSPECTUS
                             DATED SEPTEMBER 4, 1998


                           EXCEL COMMUNICATIONS, INC.

                              INFORMATION STATEMENT

                                ----------------

                                 TELEGLOBE INC.

                                   PROSPECTUS

      We are sending you this Information Statement/Prospectus to describe the proposed merger of equals involving EXCEL Communications, Inc. ("EXCEL") and Teleglobe Inc. ("TELEGLOBE"). When we complete this merger, EXCEL will become a wholly owned subsidiary of TELEGLOBE and each of your shares of EXCEL common stock will be converted into .885 of a TELEGLOBE common share. We will round the total number of TELEGLOBE common shares you receive down to the nearest whole number, however, and you will receive a cash payment for any remaining fraction of a share.

      We expect the merger to be a reorganization in which no gain or loss will be recognized for federal income tax purposes by EXCEL or TELEGLOBE. In that case, no gain or loss will be recognized for federal income tax purposes by you except with respect to any cash you receive in place of a fractional TELEGLOBE common share.

      Certain of EXCEL's stockholders, Troutt Partners, Ltd., The Troutt Family Trust and Austex Enterprises, Ltd., have already approved the merger by signing a written stockholders' consent. Because these stockholders own a majority of EXCEL's outstanding shares, no further vote of EXCEL stockholders is necessary to approve the merger. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. As we explain in this Information Statement/Prospectus, however, completion of the merger is still subject to a number of conditions, including receiving various regulatory approvals. We cannot predict with certainty when we will complete the merger, but we hope to complete it early in the fourth quarter of 1998. SEE "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS INFORMATION STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CAREFULLY CONSIDERED BY HOLDERS OF EXCEL COMMON STOCK IN EVALUATING THE EFFECTS OF THE MERGER ON THEIR SECURITIES.

      This Information Statement/Prospectus is also TELEGLOBE's prospectus for the TELEGLOBE common shares it will issue to EXCEL stockholders in the merger. TELEGLOBE will list its common shares to be issued in the merger on the New York Stock Exchange, the Montreal Exchange and The Toronto Stock Exchange.

                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR CANADIAN PROVINCIAL SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Information Statement/Prospectus is dated September __, 1998, and was first mailed to stockholders of EXCEL on or about September __, 1998.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.    WHAT IS THE PROPOSED TRANSACTION?

A. EXCEL and TELEGLOBE will combine their businesses in a merger of equals in which EXCEL will merge with a subsidiary of TELEGLOBE (the "Merger"). As a result, EXCEL will become a wholly owned subsidiary of TELEGLOBE, and EXCEL stockholders will exchange their shares of EXCEL common stock for TELEGLOBE common shares as described below.

Q.    WHAT EFFECT WILL THE MERGER HAVE ON MY EXCEL SHARES?

A. Each share of EXCEL common stock that you own will be exchanged for .885 of a TELEGLOBE common share (the "Exchange Ratio"). You will receive a cash payment in place of any fractional TELEGLOBE common share you would otherwise have received.

      For example, if you own 100 shares of EXCEL common stock, you will receive 88 TELEGLOBE common shares plus cash equal to the market value of one-half of a TELEGLOBE common share at the time of the Merger. If you own 1,000 shares of EXCEL common stock, you will receive 885 TELEGLOBE common shares and no cash payment.

Q. WHAT IS THE TOTAL VALUE OF THE TRANSACTION AND WILL IT CHANGE BETWEEN NOW AND THE TIME THE MERGER IS COMPLETED?

A. Based on the closing price of the TELEGLOBE common shares on the New York Stock Exchange and the number of shares of EXCEL common stock outstanding on August 28, 1998, the total value of the common shares that TELEGLOBE will issue in the Merger will be about $3.1 billion. The Exchange Ratio is a fixed exchange ratio, which means that it will not change even if the trading price of the TELEGLOBE common shares changes. Therefore, the market value of the TELEGLOBE common shares you will receive in the Merger will increase or decrease as the price of the TELEGLOBE common shares increases or decreases.

Q.    WHERE WILL MY NEW TELEGLOBE COMMON SHARES TRADE AFTER THE MERGER?

A. The TELEGLOBE common shares you will receive will be listed on the New York Stock Exchange, the Montreal Exchange and The Toronto Stock Exchange.

Q.    WHY IS THERE NO STOCKHOLDER VOTE?

A. Troutt Partners Ltd., The Troutt Family Trust and Austex Enterprises, Ltd. together own about 54% of all of the shares of EXCEL common stock and control about 54% of the voting power of EXCEL. On the day that TELEGLOBE and EXCEL signed the merger agreement for the Merger, these three entities gave their written consent to the Merger. Their consents satisfied the stockholder approval requirements for the Merger under Delaware law, so no separate stockholder vote is necessary. Even though these three entities hold controlling voting rights, they will exchange their shares of EXCEL common stock for TELEGLOBE common shares at the same Exchange Ratio as other EXCEL stockholders.

Q.    WHAT IS THE TAX IMPACT OF THE MERGER ON EXCEL STOCKHOLDERS?

A. The Merger has been structured to qualify as a nontaxable transaction under the U.S. Internal Revenue Code. As a result, it is expected that EXCEL stockholders will not recognize any taxable gain or loss for U.S. federal income tax purposes on the exchange of their shares of EXCEL common stock for TELEGLOBE common shares in the Merger, except with respect to any cash payments they receive in place of fractional TELEGLOBE common shares.

Q.    WHAT HAS BEEN THE DIVIDEND POLICY OF EXCEL AND TELEGLOBE?

A. EXCEL does not pay regular cash dividends and does not expect to do so in the future. TELEGLOBE has paid regular quarterly cash dividends and has recently increased the quarterly dividend rate to CDN$0.085 per common share (approximately U.S.$0.054 per common share based on the CDN$/US$ exchange rate as of August 28, 1998). TELEGLOBE presently intends to continue this policy after the Merger. The payment of dividends in the future will depend on TELEGLOBE's financial condition and earnings, business conditions and other factors.

Q.    HOW WILL THE MERGER BE TREATED FOR ACCOUNTING PURPOSES?

A. It is expected that the Merger will be accounted for as a "pooling of interests" under U.S. generally accepted accounting principles. Pooling of interests accounting means that the book value of EXCEL will be carried over to TELEGLOBE's balance sheet and the new combined company will be treated as if the two companies had always been combined. It is expected that the Merger will be accounted for as a "purchase" under Canadian generally accepted accounting principles. See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements" on page 69, "Financial Statement Presentation and Exchange Rate Information" on page 14 and "The Merger--Accounting Treatment" on page 52 for further information regarding accounting and financial reporting and the differences between U.S. and Canadian generally accepted accounting principles.

Q.    AM I ENTITLED TO APPRAISAL RIGHTS?

A. No. Under Delaware law, which governs EXCEL and the Merger, you are not entitled to appraisal rights.

Q.    WHAT DO I NEED TO DO NOW?

A. Nothing. After the Merger is completed, you will receive written instructions and a letter of transmittal for exchanging your shares of EXCEL common stock for TELEGLOBE common shares and receiving your cash payment in place of any fraction of a TELEGLOBE common share. Please do not send your EXCEL share certificates until you receive the instructions and letter of transmittal.

Q.    WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A. We must still obtain certain regulatory approvals before we can complete the Merger, but we hope to complete the Merger early in the fourth quarter of this year. However, delays in obtaining regulatory approvals could delay the Merger.

Q.    WHAT PERIODIC REPORTS CAN I EXPECT TO RECEIVE AS A TELEGLOBE SHAREHOLDER?

A. After the Merger, you will receive the same periodic reports that TELEGLOBE currently provides to its shareholders under Canadian law. These reports include Annual Reports (which include audited annual consolidated financial statements), unaudited quarterly consolidated financial statements (unless you notify TELEGLOBE of your desire not to receive these reports) and proxy statements and related materials for annual and special meetings of shareholders. In addition, you will be able to request TELEGLOBE's Annual Information Form.

Q.     WHERE CAN I FIND MORE INFORMATION ABOUT TELEGLOBE AND EXCEL?

A. From various sources described under "Where You Can Find More Information" on page 91 of this Information Statement/Prospectus.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      This Information Statement/Prospectus contains forward-looking statements, including (without limitation) statements concerning possible or assumed future results of operations of EXCEL and TELEGLOBE set forth under "The Merger--EXCEL's and TELEGLOBE's Reasons for the Merger," "--Factors Considered by the EXCEL Board" and "--Opinion of the Financial Advisor to the EXCEL Board" and those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. For those statements, EXCEL, TELEGLOBE and North Merger Sub Corporation (the wholly owned subsidiary of TELEGLOBE which will merge into EXCEL) claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the following important factors, in addition to those discussed under "Risk Factors" and elsewhere in this document and in the documents which are incorporated herein by reference, could affect the future results of EXCEL and TELEGLOBE, and could cause those results to differ materially from those expressed in such forward-looking statements: materially adverse changes in economic conditions in the markets served by the companies; a significant delay in the expected closing of the Merger; future regulatory actions and conditions in the companies' operating areas; competition from others in the telecommunications market and other industry segments; failure to realize fully expected cost savings from the Merger; the ability to enter, the timing of entry and the profitability of entering new markets; greater than expected costs or difficulties related to the integration of the businesses of EXCEL and TELEGLOBE; and other risks and uncertainties as may be detailed from time to time in EXCEL's and/or TELEGLOBE's public announcements and filings or as may be set forth under "Risk Factors" on page 17.


                    ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

      TELEGLOBE is organized under the laws of Canada pursuant to the Canada Business Corporations Act. Some or all of TELEGLOBE's current directors and officers and certain experts named herein may be residents of Canada, and all or a substantial portion of the assets of such persons and a substantial part of the assets of TELEGLOBE may be located outside the United States. Consequently, it may be difficult for United States investors to effect service of process on such persons, or to enforce, in United States courts, judgments (in original actions or in actions for enforcement) against TELEGLOBE or such persons which are obtained in the courts of the United States and which are predicated upon the civil liability provisions of the federal securities laws of the United States.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

QUESTIONS AND ANSWERS ABOUT THE MERGER..................................... ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS................. iv

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES................................... iv

SUMMARY....................................................................  1

FINANCIAL STATEMENT PRESENTATION AND EXCHANGE RATE INFORMATION............. 14

THE COMPANIES.............................................................. 15
      EXCEL ............................................................... 15
      TELEGLOBE............................................................ 15
      North Merger Sub Corporation......................................... 16

RISK FACTORS............................................................... 17
      Fixed Exchange Ratio................................................. 17
      Risk of Nonrealization of Synergies and Other Benefits............... 17
      End of Canadian Exclusive Mandate.................................... 17
      International Licensing and Regulatory Risks......................... 18
      U.S. Regulatory Change............................................... 18
      Competition.......................................................... 18
      Dependence on Third-Party Carriers................................... 19
      Tax Risks Associated with Foreign Operations......................... 19
      Rapid Expansion and Growth........................................... 19
      Dependence on Key Personnel.......................................... 20
      Shares Eligible for Future Sale...................................... 20
      Influence by Certain Shareholders.................................... 20
      Enforceability of Civil Liabilities.................................. 21
      Certain Stockholder Litigation....................................... 21
      Regulation and Management of EXCEL's Independent Representatives..... 21
      Interests of Management.............................................. 22

THE MERGER................................................................. 23
      Background........................................................... 23
      EXCEL's and TELEGLOBE's Reasons for the Merger....................... 27
      Factors Considered by the EXCEL Board................................ 27
      Opinion of the Financial Advisor to the EXCEL Board.................. 30
      Terms of the Merger.................................................. 37
      Exchange of Certificates in the Merger............................... 38
      Listing of the TELEGLOBE Common Shares............................... 38
      Representations and Warranties....................................... 39
      Businesses of EXCEL and TELEGLOBE Pending the Merger................. 39
      Transition Arrangements.............................................. 40
      Other Covenants...................................................... 40
      No Solicitation...................................................... 41
      Conditions; Waivers.................................................. 41
      Amendment; Termination............................................... 43
      Termination Fees; Expenses........................................... 44
      United States Federal Income Tax Consequences........................ 45
      Canadian Federal Income Tax Consequences............................. 48
      Regulatory Approvals................................................. 49

                                                                          PAGE
                                                                          ----

      Canadian Foreign Ownership Considerations............................ 51
      Resale of TELEGLOBE Common Shares Issued in the Merger; Affiliates... 51
      Stock Exchanges...................................................... 52
      Delisting and Deregistration of EXCEL Common Stock; Cessation of
          EXCEL Periodic Reporting......................................... 52
      Accounting Treatment................................................. 52
      Interests of Certain Persons in the Merger........................... 53
      EXCEL Directors Who Will Become TELEGLOBE Directors After the Merger. 56
      EXCEL Directors After the Merger..................................... 56
      Certain Stockholder Litigation....................................... 57
      No Appraisal Rights.................................................. 57

OTHER AGREEMENTS........................................................... 58
      Voting Agreements.................................................... 58
      Stock Option Agreements.............................................. 59
      Registration Rights Agreement........................................ 61

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS................ 63

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS....... 69

DIVIDENDS AND MARKET PRICES................................................ 70
      EXCEL ............................................................... 70
      TELEGLOBE............................................................ 72

SECURITY OWNERSHIP......................................................... 73

DIRECTORS AND MANAGEMENT OF TELEGLOBE FOLLOWING THE MERGER................. 74
      Statement of TELEGLOBE Corporate Governance Practices................ 74
      TELEGLOBE Board After the Merger..................................... 74
      Officers of TELEGLOBE After the Merger............................... 76

COMPARISON OF STOCKHOLDERS' RIGHTS AND DESCRIPTION OF TELEGLOBE COMMON
   SHARES FOLLOWING THE MERGER............................................. 77
      Classes and Series of Capital Stock.................................. 77
      TELEGLOBE Common Shares and Non-Voting Shares........................ 77
      TELEGLOBE Preferred Shares........................................... 77
      Annual Meeting of Stockholders....................................... 79
      Special Meetings of Stockholders..................................... 80
      Quorum of Stockholders............................................... 80
      Stockholder Action Without a Meeting................................. 80
      Notice of Stockholder Proposals...................................... 80
      Access to Corporate Records and Financial Statements................. 81
      Charter Amendments................................................... 81
      By-law Amendments.................................................... 81
      Sale or Lease of Assets.............................................. 82
      Preemptive Rights.................................................... 82
      Dividends and Distributions.......................................... 82
      Appraisal and Dissent Rights......................................... 83
      Stock Repurchases.................................................... 83
      Number and Qualification of Directors................................ 84
      Filling Vacancies on the Board of Directors.......................... 85

                                                                          PAGE
                                                                          ----

      Removal of Directors................................................. 86
      Transactions with Directors.......................................... 86
      Director and Officer Liability and Indemnification................... 87
      Oppression Remedy.................................................... 88
      Derivative Action.................................................... 88
      Anti-Takeover Laws................................................... 89
      Voluntary Dissolution................................................ 90
      Vote on Extraordinary Corporate Transactions......................... 90

LEGAL OPINIONS............................................................. 91

EXPERTS.................................................................... 91

WHERE YOU CAN FIND MORE INFORMATION........................................ 91

INDEX OF DEFINED TERMS..................................................... 94

                                   APPENDICES

APPENDIX A     Agreement and Plan of Merger, dated as of June 14, 1998, among
               Teleglobe Inc., North Merger Sub Corporation and EXCEL
               Communications, Inc.

APPENDIX B     Opinion of Lehman Brothers

APPENDIX C     Form of Teleglobe Articles Amendment

APPENDIX D     EXCEL Consent and Voting Agreement, dated as of June 14, 1998, by and among Teleglobe Inc., Troutt Partners, Ltd., The Troutt
               Family Trust and Austex Enterprises Ltd.

APPENDIX E     TELEGLOBE Consent and Voting Agreement, dated as of June 14,
               1998, by and among EXCEL Communications, Inc. and Funds Nos.
               650 and 724, by its manager, MacKenzie Financial Corporation

APPENDIX F     TELEGLOBE Consent and Voting Agreement, dated as of June 14,
               1998, by and between EXCEL Communications, Inc. and Capital
               Communications CDPQ Inc. (English translation)

APPENDIX G     TELEGLOBE Consent and Voting Agreement, dated as of June 14,
               1998, by and between EXCEL Communications, Inc. and BCE Inc.

APPENDIX H     TELEGLOBE Consent and Voting Agreement, dated as of June 14,
               1998, by and between EXCEL Communications, Inc. and Telesystem
               Telecom Ltd.

APPENDIX I     EXCEL Stock Option Agreement, dated as of June 14, 1998, by and between Teleglobe Inc. and EXCEL Communications, Inc.

APPENDIX J     TELEGLOBE Stock Option Agreement, dated as of June 14, 1998, by and between EXCEL Communications, Inc. and Teleglobe Inc.

APPENDIX K     Form of Registration Rights Agreement, by and among Teleglobe
               Inc. and the signatories thereto

                                     SUMMARY

      This summary highlights selected information from this Information Statement/Prospectus and may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire document and the documents to which we have referred you. Except as otherwise noted, all references to EXCEL include all subsidiaries and affiliates of EXCEL, and all references to TELEGLOBE include all subsidiaries and affiliates of TELEGLOBE. See "Where You Can Find More Information" and "Cautionary Statement Concerning Forward-Looking Statements." On page 94 you will find an index of defined terms which are used in this document. Unless otherwise indicated, all dollar amounts herein are in U.S. dollars. Unless otherwise indicated, all translations of Canadian dollar amounts to U.S. dollars use the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank (the "Noon Buying Rate"). The Noon Buying Rate on August 28, 1998 (the most recent practicable date) was CDN $1.00 = $0.6373. See "Financial Statement Presentation and Exchange Rate Information."


                                    THE COMPANIES

EXCEL Communications, Inc.
8750 North Central Expressway
Suite 2000
Dallas, Texas  75231
(214) 863-8000

      EXCEL provides long distance telecommunications and paging services to both residential and commercial customers in the United States. EXCEL has developed several marketing channels for its services, including direct sales to residential, commercial and wholesale customers through independent representatives, dealers and internal sales personnel, as well as direct mail marketing of several dial-around products. EXCEL is currently the fifth largest long distance company in the United States based on the number of presubscribed lines.

Teleglobe Inc.
1000, rue de La Gauchetiere ouest
Montreal, Quebec, Canada H3B 4X5
(514) 868-8124


      TELEGLOBE is an established and expanding global facilities-based provider of international telecommunications services. TELEGLOBE has an international network linking approximately 240 countries and territories. TELEGLOBE believes that this network is one of the most extensive intercontinental facilities-based networks among North American carriers. The services TELEGLOBE provides include voice, data, Internet and value-added services, primarily on a wholesale basis, to over 250 carriers and over 100 Internet service providers in more than 140 countries.

EXCEL's Reasons For the Merger (see page 27)

      EXCEL's Board of Directors (the "EXCEL Board") believes that the Merger provides EXCEL with a strategic opportunity to expand its business in a number of important ways and that EXCEL's competitive position and overall performance will benefit from TELEGLOBE's business, technological and financial resources. The EXCEL Board also believes that the Exchange Ratio provides fair value to you for your shares of EXCEL common stock, par value $0.001 per share ("EXCEL Common Stock"), and that the TELEGLOBE common shares, without par value ("TELEGLOBE Common Shares"), that you will receive in the Merger will allow you to continue your investment in a combined enterprise that the EXCEL Board believes will be well positioned to take advantage of new opportunities and to meet competitive challenges in the communications industry. Please note that achieving these benefits is subject to important factors that could affect the future results of EXCEL and TELEGLOBE. See "Cautionary Statement Concerning Forward-Looking Statements" on page iv.

No Further Stockholder Approval Required; EXCEL Board Approval (see page 23)

      WE ARE NOT ASKING YOU TO VOTE ON THE MERGER. On June 14, 1998, Troutt Partners, Ltd., The Troutt Family Trust and Austex Enterprises, Ltd., which together hold about 54% of EXCEL's voting power, gave their written consents to the Merger. Their consents were sufficient for stockholder approval of the Merger and no other vote is required.

      The EXCEL Board believes that the Merger is in your best interest and in EXCEL's best interest. The EXCEL Board has unanimously approved the Merger.

Fairness Opinion (see page 30)

      Lehman Brothers, EXCEL's financial advisor, has provided a fairness opinion to the EXCEL Board as to the fairness of the Exchange Ratio to EXCEL stockholders from a financial point of view. We have attached a copy of Lehman Brothers' fairness opinion as Appendix B to this Information
Statement/Prospectus. We encourage you to read this opinion.

Risk Factors (see page 17)

      We refer you to "Risk Factors" on page 17 for a discussion of certain matters which should be carefully considered by holders of EXCEL Common Stock in evaluating the effects of the Merger on their securities, including:

      o the potential effect of market fluctuations on the value of the TELEGLOBE Common Shares to be received in the Merger;

      o costs incurred in connection with the Merger and potential difficulties in realizing the benefits expected from the Merger in the amounts and in the time frames expected;

      o the termination on October 1, 1998 of TELEGLOBE's exclusive mandate to provide Canadian-overseas facilities-based services;

      o     international licensing and regulatory risks; and

      o (i) competition, (ii) EXCEL's dependence on third party carriers to carry telephone traffic through leased transmission lines, (iii) the dependence of the combined company's business on certain key personnel, (iv) the potential for influence by certain significant shareholders over the policies of the combined company, (v) the regulation and management of EXCEL's independent representatives (who may be responsible for a significant portion of the combined company's new customers) and (vi) certain other matters.

                                   THE MERGER

The Merger Agreement (see page 37)

      The Agreement and Plan of Merger, dated as of June 14, 1998 (the "Merger Agreement"), is the legal document that governs the Merger. It is attached as Appendix A to this Information Statement/Prospectus, and we encourage you to read it carefully.

Conditions to the Merger (see page 41)

      The completion of the Merger depends upon meeting a number of conditions, all of which are waivable, including, among others, the following:

      o receipt of regulatory approvals and consents under applicable U.S. and Canadian law;

      o receipt of legal opinions about certain tax consequences of the Merger;

      o receipt of a ruling from the Internal Revenue Service (the "IRS") concerning certain tax consequences of the Merger;

      o the listing of the TELEGLOBE Common Shares to be issued in the Merger on The New York Stock Exchange, Inc. (the "NYSE"), the Montreal Exchange (the "ME") and The Toronto Stock Exchange (the "TSE"); and

      o the absence of certain material adverse changes in EXCEL or TELEGLOBE.

      The Merger Agreement will terminate on June 14, 1999 if the conditions to the Merger are not satisfied by such time (December 31, 1999 if the delay beyond June 14, 1999 is caused solely by the regulatory approval process). However, EXCEL and TELEGLOBE presently anticipate that the conditions to the Merger set forth in the Merger Agreement will be satisfied in time to permit the completion of the Merger early in the fourth quarter of this year.

Regulatory Approvals (see page 49)

      In order to complete the Merger, EXCEL and TELEGLOBE must receive authorization from various U.S. and Canadian federal and state or provincial governmental agencies. These authorizations relate primarily to:

      o     competition and securities law issues; and

      o the approval of transfer of control with respect to licenses granted by the Federal Communications Commission (the "FCC") and state public utility commissions.

      In addition, in order for the Merger to be consummated, TELEGLOBE must obtain exemptive or other relief from certain foreign ownership restrictions under Canadian law that would be exceeded as a result of the issuance of the TELEGLOBE Common Shares in the Merger, or take other action in order to ensure compliance with such restrictions. Legislation has been adopted by the Parliament of Canada that would eliminate these restrictions, but such legislation is not expected to become effective in full prior to October 1, 1998. See "The Merger--Canadian Foreign Ownership Considerations."

United States Federal Income Tax Consequences (see page 45)

      The Merger has been structured to qualify as a nontaxable transaction under the United States Internal Revenue Code of 1986, as amended (the "Code"). It is a condition to the obligations of EXCEL and TELEGLOBE to consummate the Merger that EXCEL and TELEGLOBE shall have received opinions (i) from Weil, Gotshal & Manges LLP and Goodman, Phillips & Vineberg, respectively, to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that TELEGLOBE, North Merger Sub Corporation and EXCEL will each be a party to the reorganization within the meaning of Section 368(b) of the Code, (ii) as to EXCEL, from Weil, Gotshal & Manges LLP, that no gain or loss will be recognized for U.S. federal income tax purposes by the holders of shares of EXCEL Common Stock as a result of the Merger (except with respect to any cash received in lieu of fractional shares) and (iii) as to TELEGLOBE, from Goodman, Phillips & Vineberg, that no gain or loss will be recognized by TELEGLOBE, North Merger Sub Corporation or EXCEL as a result of the Merger. See "The Merger--United States Federal Income Tax Consequences."

Accounting Treatment (see page 52)

      We expect that TELEGLOBE will account for the Merger as a "pooling of interests" under U.S. generally accepted accounting principles ("U.S. GAAP"), which means that the book value of the assets, liabilities and stockholders' equity of EXCEL will be carried over to the consolidated balance sheet of TELEGLOBE, and no goodwill will be created for TELEGLOBE. We expect that TELEGLOBE will account for the Merger as a "purchase" under Canadian generally accepted accounting principles ("Canadian GAAP"). The availability of pooling accounting treatment under either U.S. GAAP or Canadian GAAP is not a condition to the closing of the Merger. See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements" for certain effects of and differences between pooling of interests and purchase accounting with respect to the combined company after the Merger.

Termination (see page 43)

      The Merger Agreement may be terminated, and the Merger abandoned, only in a very limited number of circumstances, including, among others, the following:

          (i)     the parties' agreement to terminate the Merger Agreement;

         (ii) by TELEGLOBE or EXCEL if the Merger is not completed by June 14, 1999 (December 31, 1999 if the delay beyond June 14, 1999 is caused solely by the regulatory approval process);

        (iii) by TELEGLOBE or EXCEL if any law or court order permanently prohibits the Merger or required regulatory approvals are not obtained;

         (iv) by TELEGLOBE or EXCEL if the other party materially breaches its obligations or representations or warranties under the Merger Agreement; or

          (v) by TELEGLOBE or EXCEL if any third person becomes the owner of more than 25% of the voting stock of the other.

Termination Fees and Expenses (see page 44)

      The Merger Agreement requires EXCEL to pay TELEGLOBE a termination fee of $120 million in cash, plus out-of-pocket expenses relating to the Merger, if TELEGLOBE terminates the Merger Agreement under the circumstances set forth in clause (v) under "Termination" above.

      The Merger Agreement requires TELEGLOBE to pay EXCEL a termination fee of $120 million in cash, plus out-of-pocket expenses relating to the Merger, if EXCEL terminates the Merger Agreement under the circumstances set forth in clause (v) under "Termination" above.

Stock Option Agreements (see page 59)

      EXCEL and TELEGLOBE each have entered into stock option agreements giving the other the right to acquire up to 19.9% of the other's common shares outstanding as of the date of the Merger Agreement upon a termination of the Merger Agreement by the other under the circumstances set forth in clause (iv) under "Termination" above (if at the time of termination an Acquisition Proposal is pending) or clause (vi) under "Termination" above.

Effects of the Merger on the Rights of EXCEL Stockholders (see page 77)

      As a result of the Merger, you will become a shareholder of TELEGLOBE. TELEGLOBE is governed by Canadian law and by its articles of incorporation and by-laws. Your rights under these provisions differ from your rights as a stockholder of EXCEL. See "Comparison of Stockholders' Rights and Description of TELEGLOBE Common Shares Following the Merger" on page 77.

Interests of Certain Officers, Directors and Stockholders in the Merger (see page 53)

      You should be aware that certain officers, directors and stockholders of EXCEL have certain interests in the Merger that are different from, or in addition to, the interests of stockholders of EXCEL generally. These persons include (i) the directors and officers of EXCEL, who may benefit from certain indemnification and directors' and officers' insurance provisions in the Merger Agreement, (ii) Nicholas A. Merrick, Stephen G. Canton, J. Christopher Dance, Kenneth Hilton, Lester M. Lichter, Craig E. Holmes and Paul D. Fletcher, officers or directors of EXCEL whose existing stock options will, by their terms, become fully exercisable upon completion of the Merger, (iii) certain persons who could be deemed to be affiliates of TELEGLOBE after the Merger, who will receive registration rights for their TELEGLOBE Common Shares received in the Merger, and (iv) BCE Inc. ("BCE"), a significant shareholder of TELEGLOBE and EXCEL which has certain contract rights that will be amended upon completion of the Merger. Please see "The Merger--Interests of Certain Persons in the Merger" on page 53 for more information concerning these persons and these interests.

                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA

EXCEL

      The following tables set forth selected consolidated financial data for EXCEL as of the dates and for the periods indicated, and has been prepared in accordance with U.S. GAAP. The financial data for each of the years ended December 31, 1993, 1994, 1995, 1996 and 1997 are derived from audited financial statements of EXCEL. The financial data for the six months ended June 30, 1997 and 1998 are derived from unaudited consolidated financial statements of EXCEL, which, in the opinion of EXCEL management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the full year. The data set forth below in this table are qualified in their entirety by, and should be read in conjunction with, the Consolidated Financial Statements of EXCEL and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of EXCEL incorporated herein by reference. See "Where You Can Find More Information."


                                                                                         SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                       JUNE 30,
                               --------------------------------------------------------------------------------------
                                         1993      1994      1995       1996       1997(1)     1997      1998
                                        ------    ------    ------     ------      ------     ------    ------
                                                   (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE DATA)

STATEMENT OF OPERATIONS DATA:
Revenues:
  Communications services             $ 24,198 $ 108,819 $ 363,301 $1,090,649  $1,333,101  $ 596,599  $ 950,292
  Marketing services(2)..                6,650    43,339   143,397    260,653     121,251     65,342     33,935
                                      --------  --------  --------  ---------  ----------   --------    -------
Total revenues...........               30,848   152,158   506,698  1,351,302   1,454,352    661,941    984,227
Operating expenses:
  Communication..........               13,761    58,925   209,995    596,598     716,781    322,485    525,020
  Selling, general and administrative   13,351    66,157   217,751    530,295     504,421    220,502    312,903
  Depreciation and amortization            190       346     1,239      6,880      23,676      7,930     25,769
  Non-recurring charges(3)                  --        --        --         --      64,637         --         --
                                      --------  --------  --------  ---------  ----------   --------    -------
Total operating expenses.               27,302   125,428   428,985  1,133,773   1,309,515    550,917    863,692
                                      --------  --------  --------  ---------  ----------   --------    -------

Operating income.........                3,546    26,730    77,713    217,529     144,837    111,024    120,535
                                      --------  --------  --------  ---------  ----------   --------    -------
Interest (expense).......                  (75)     (295)     (593)      (261)     (8,551)       (32)   (18,879)
Other income (expense)...                   24        83    (5,781)    12,647       7,301      4,186        962
                                      --------  --------  --------  ---------  ----------   --------    -------
Income before income taxes               3,495    26,518    71,339    229,915     143,587    115,178    102,618
Provision for income taxes               1,126    10,648    26,893     85,488      55,661     43,083     42,846
                                      --------  --------  --------  ---------  ----------   --------    -------
Income before cumulative effect of
  change in accounting principle         2,369    15,870    44,446    144,427      87,926     72,095     59,772
Cumulative effect of change in
  accounting principle, net
  of income taxes(4).....                   --        --        --         --     (65,214)   (65,214)        --
                                      --------  --------  --------  ---------  ----------   --------    -------
Net income...............             $  2,369  $ 15,870  $ 44,446  $ 144,427  $   22,712   $  6,881    $59,772
                                      ========  ========  ========  =========  ==========   ========    =======
Basic net income per share(4)(5)      $   0.03    $ 0.18  $   0.46  $    1.38  $     0.20   $   0.06    $  0.44
                                      ========  ========  ========  =========  ==========   ========    =======

Diluted net income per common and
  equivalent share:(4)(5)
  Income before cumulative effect of
   change in accounting principle,
   net of income taxes...            $   0.03  $   0.18   $   0.46   $  1.35   $     0.76   $   0.65    $  0.44
  Cumulative effect of change in
   accounting principle, net of
   income taxes..........                   --        --        --         --       (0.56)     (0.59)        --
                                      --------  --------  --------  ---------  ----------   --------    -------
  Diluted net income per
   share.................             $   0.03  $   0.18  $   0.46  $    1.35  $     0.20    $  0.06    $  0.44
                                      ========  ========  ========  =========  ==========   ========    =======
Cash dividends declared per share     $     --  $   0.05  $   0.20  $      --  $       --   $     --    $    --
                                      ========  ========  ========  =========  ==========   ========    =======

(Continued)


                                                                                         SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                       JUNE 30,
                               --------------------------------------------------------------------------------------
                                         1993      1994      1995       1996       1997(1)     1997       1998
                                        ------    ------    ------     ------      ------     ------     ------
                                                   (IN THOUSANDS OF US DOLLARS, EXCEPT MINUTE DATA)

SUPPLEMENTAL OPERATING DATA:
Long distance minutes of usage
  (in millions of minutes)(6)            118.4     544.6   2,101.2    6,271.2     7,902.2    3,303.3    6,178.8

BALANCE SHEET DATA (AT PERIOD END):
Working capital..........               $ (186)  $ 7,134   $ 1,071  $ 209,227   $  31,599   $213,199 $   77,757
Property and equipment, net                662     2,476     8,560     76,912     281,847     99,532    324,714
Total assets.............                9,058    59,412   203,581    579,164   1,637,016    475,707  1,716,165
Long-term obligations, net of
  current maturities.....                  313     3,369       345        100     477,292         70    541,874
Stockholders' equity.....                1,995    13,635    37,708    322,281     752,707    302,170    795,515


--------------------------
(1) On October 14, 1997, EXCEL completed its merger with Telco Communications Group, Inc. ("Telco"). The merger with Telco was accounted for as a purchase; accordingly, the operating results for Telco are included in EXCEL's operating results from October 14, 1997, the effective date of such merger. See Note 3 to the Consolidated Financial Statements incorporated herein by reference.
(2) Revenues from marketing services include the effect of deferring a portion of the cash received during each period and amortizing the deferred revenues over 12 months. See Note 1 to the Consolidated Financial Statements incorporated herein by reference.
(3) Results for 1997 include $64.6 million in non-recurring charges primarily related to the consolidation and integration of Telco. See Note 4 to the Consolidated Financial Statements incorporated herein by reference.
(4) Effective January 1, 1997, EXCEL changed its method of accounting for subscriber acquisition costs. See Note 1 to the Consolidated Financial Statements incorporated herein by reference.
(5) See Note 8 to the Consolidated Financial Statements incorporated herein by reference for an explanation of the number of shares used in computing net income per share.
(6) Long distance minutes of usage represent minutes billable to subscribers during the period.

TELEGLOBE

      The following tables set forth selected consolidated financial data for TELEGLOBE as of the dates and for the periods indicated, and have been prepared in accordance with Canadian GAAP and U.S. GAAP. Dollar amounts are expressed in Canadian dollars, except for convenience translations to U.S. dollars where indicated. See "Financial Statement Presentation and Exchange Rate Information." The financial data for each of the years ended December 31, 1993, 1994, 1995, 1996 and 1997 are derived from audited financial statements of TELEGLOBE. The financial data for the six months ended June 30, 1997 and 1998 are derived from unaudited consolidated financial statements of TELEGLOBE, which, in the opinion of TELEGLOBE management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the full year. The data set forth below are qualified in their entirety by, and should be read in conjunction with, the Consolidated Financial Statements of TELEGLOBE and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of TELEGLOBE, incorporated herein by reference. See "Where You Can Find More Information" and "Financial Statement Presentation and Exchange Rate Information."




                                                                                                              SIX MONTHS ENDED
 CANADIAN GAAP:                           YEAR ENDED DECEMBER 31,                                                  JUNE 30,
                               --------------------------------------------------------------------- -------------------------------
                                1993        1994        1995        1996       1997      1997(1)        1997        1998     1998(1)
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -------
                                     (IN MILLIONS OF CDN$, EXCEPT PER SHARE AND CONVENIENCE TRANSLATION DATA)


STATEMENT OF OPERATIONS
 DATA:
Revenues.......              CDN$1,320.0 CDN$1,364.8 CDN$1,398.3 CDN$1,562.7 CDN$1,987.9    $1,350.8   CDN$897.3 CDN$1,108.3  $753.1
Costs of revenues                  888.3       863.0       831.4       956.7     1,269.7       862.8       571.0       697.8   474.2
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -------
Gross margin...                    431.7       501.8       566.9       606.0       718.2       488.0       326.3       410.5   278.9
Expenses:
  Operating expenses               208.9       238.1       245.4       228.6       306.8       208.5       125.6       180.5   122.6
  Depreciation and
   amortization                    103.9       129.3       164.3       163.4       129.6        88.1        80.2        72.1    49.0
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -------

Total expenses.                    312.8       367.4       409.7       392.0       436.4       296.6       205.8       252.6   171.6
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -------
Income from operations
 before unusual items              118.9       134.4       157.2       214.0       281.8       191.4       120.5      157.9    107.3
Unusual items..                       --        (8.5)        3.6          --       (17.7)      (12.0)         --         --       --
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -------
Income from operations             118.9       125.9       160.8       214.0       264.1       179.4       120.5       157.9   107.3
Financial charges                  (18.0)      (14.3)      (38.2)      (34.4)      (35.4)      (24.1)      (20.4)      (13.5)  (9.2)
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -------
Income from continuing
 operations before
 income taxes..                    100.9       111.6       122.6       179.6       228.7       155.3       100.1       144.4    98.1
Provision for income taxes          42.8        42.8        56.5        72.0       110.3        74.9        43.6        60.0    40.8
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -------
Income from continuing
 operations....                     58.1        68.8        66.1       107.6       118.4        80.4        56.5        84.4    57.3
Income from discontinued
 operations....                     11.0        15.8        23.3         4.9        22.1        15.0         3.7          --      --
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -------
Net income.....                     69.1        84.6        89.4       112.5       140.5        95.4        60.2        84.4    57.3
Preferred dividends                  --          5.4         6.8         6.8         6.8         4.6         3.4         3.4     2.3
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -------
Net income to common
  shareholders.                 CDN$69.1    CDN$79.2    CDN$82.6   CDN$105.7  CDN$ 133.7 $      90.8    CDN$56.8    CDN$81.0 $  55.0
                             =========== =========== =========== =========== =========== =========== =========== =========== =======

Basic net income
 per share(2)..                 CDN$0.62    CDN$0.68    CDN$0.71    CDN$0.90  CDN$ 1.06  $      0.72    CDN$0.47   CDN$0.62  $  0.42

Diluted net income
 per common and
 equivalent shares:(2)
  Income from continuing
   operations before
   unusual items net
   of related taxes           CDN$ 0.51     CDN$0.55     CDN$0.47    CDN$0.80  CDN$0.99   $      0.67    CDN$0.42   CDN$ 0.61 $ 0.41
  Income from continuing
   operations..                    0.51         0.52         0.50        0.80      0.85          0.58        0.42        0.61   0.41
  Net income...                    0.60         0.62         0.65        0.84      1.02          0.69        0.44        0.61   0.41

Cash dividends declared per share:
  Common and first series
   preferred(2)                CDN$0.16      CDN$0.18     CDN$0.20    CDN$0.23 CDN$0.29   $      0.20    CDN$0.14    CDN$0.16 $ 0.11

                                        8

(Continued)


                                                                                                              SIX MONTHS ENDED
     CANADIAN GAAP:                       YEAR ENDED DECEMBER 31,                                                  JUNE 30,
                               --------------------------------------------------------------------- -------------------------------
                                1993        1994        1995        1996       1997      1997(1)        1997        1998     1998(1)
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -------
                                     (IN MILLIONS OF CDN$, EXCEPT PER SHARE AND CONVENIENCE TRANSLATION DATA)


  Second series preferred          2.00        2.00        2.00        2.00        0.67        0.46         0.67         --      --
  Third series preferred            --         1.08        1.35        1.35        1.35        0.92        0.675      0.675   0.459


(Continued)

                                                                                         SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                       JUNE 30,
                             -----------------------------------------------------------------------------------------------
                                  1993      1994        1995          1996       1997       1997         1998      1998(1)
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
                                (IN MILLIONS OF CDN$, EXCEPT MINUTE AND CONVENIENCE TRANSLATION DATA)


SUPPLEMENTAL OPERATING DATA:
TELEPHONE TRAFFIC (IN
  MILLIONS OF MINUTES):(3)
  Outbound Canada.........         761.5       861.2       897.9       914.6     1,112.4       527.7       568.0
  International
   Inbound................         503.4       543.8       603.4       671.3       736.5       350.4       366.8
   Global.................          39.0        63.7       112.5       446.9       951.5       393.8       735.7
                             ----------- ----------- ----------- ----------- ----------- ----------- -----------
  Total international.....         542.4       607.5       715.9     1,118.2       1,688       744.2     1,102.5
                             ----------- ----------- ----------- ----------- ----------- ----------- -----------
  Total telephone traffic.       1,303.9     1,468.7     1,613.8     2,032.8     2,800.4     1,271.9     1,670.5
                             =========== =========== =========== =========== =========== =========== ===========

BALANCE SHEET DATA
(AT PERIOD END):
Working capital..........     CDN$(103.1)  CDN$(57.5)  CDN$255.7   CDN$322.0    CDN$325.0  CDN$459.2   CDN$228.3      $155.1
Property and equipment, net      1,240.3     1,330.7     1,146.4     1,107.6      1,267.0    1,093.1     1,393.7       947.0
Total assets.............        1,768.2     1,934.4     2,080.3     2,310.4      2,584.0    2,455.6     2,672.6     1,816.0
Long-term obligations, net of
  current portion........          669.6       631.9       675.4       717.3        605.5      708.0       613.6       416.9
Stockholders' equity.....          630.9       811.7       873.5       939.2      1,114.5    1,052.0     1,163.6       790.7



                                                                             SIX MONTHS ENDED
                                      YEAR ENDED DECEMBER 31,                     JUNE 30,
                             -----------------------------------------------------------------------
      U.S. GAAP                 1995         1996       1997        1997(1)     1998        1998(1)
                             ----------- ----------- ----------- ----------- ----------- -----------
                               (IN MILLIONS OF CDN$, EXCEPT PER SHARE AND CONVENIENCE TRANSLATION DATA)


STATEMENT OF OPERATIONS DATA:
Revenues..............       CDN$1,346.6 CDN$1,510.3 CDN$1,953.1   $ 1,327.1 CDN$1,090.9  $    741.3
Income from continuing
  operations..........              42.8       126.8       125.1        85.0        67.0        45.5

Net income............              66.1       101.6       147.2   $   100.0        67.0  $     45.5
Basic net income per share(2)       0.45        0.76        1.10   $    0.75        0.49  $     0.33

Diluted income from continuing
  operations per common and
  equivalent share:(2)              0.25        0.91        0.90   $    0.61        0.48  $     0.33

BALANCE SHEET DATA
 (AT PERIOD END):
  Total assets........       CDN$1,895.4  CDN$2,082.0 CDN$2,342.9  $ 1,592.0 CDN$2,393.5  $  1,626.4
  Long-term obligations, net
    of current portion             572.5        567.5        452.5     307.5       451.0       306.5


------------------------
(1) Canadian dollar amounts have been translated into U.S. dollars solely for the convenience of the reader at the rate of CDN$1.00 = $0.6795 as of and for the year ended December 31, 1997 and as of and for the six months ended June 30, 1998 (in each case, at the Noon Buying Rate as of June 30, 1998). The translated amounts should not be construed as representations that the Canadian dollar has been, could have been, or could in the future be, converted into U.S. dollars at these or any other rate of exchange.
(2) Reflects the effect of a two-for-one stock split by way of a stock dividend, effective June 15, 1998.
(3) Telephone traffic represents billable minutes as measured at TELEGLOBE's switch sites.

                           SUMMARY UNAUDITED PRO FORMA
                        CONDENSED COMBINED FINANCIAL DATA

      The following unaudited pro forma balance sheet and income statement data of the combined company have been prepared in accordance with U.S. GAAP and illustrate the effect of the Merger, as accounted for under the pooling of interests method, as if the Merger had occurred on June 30, 1998, for purposes of the pro forma balance sheet data, and at the beginning of the earliest period presented, for purposes of the pro forma income statement data. The pro forma data is provided for information purposes only and is not necessarily indicative of the results of operations or the financial condition that would have been reported by the combined company had the Merger been in effect during those periods or that may be reported in the future. Pro forma combined per share data of EXCEL and TELEGLOBE give effect to the exchange of each share of EXCEL Common Stock for .885 of a TELEGLOBE Common Share.

      The following data should be read in conjunction with, and are qualified in their entirety by, the Consolidated Financial Statements of EXCEL and TELEGLOBE and the related notes thereto incorporated herein by reference and the Unaudited Pro Forma Condensed Combined Financial Statements and the related notes thereto. See "Where You Can Find More Information," "Financial Statement Presentation and Exchange Rate Information" and "Unaudited Pro Forma Condensed Combined Financial Statements."

                                                                                   AS OF OR
                                                                                   FOR THE
                                                                                  SIX MONTHS
                                                           AS OF OR                 ENDED
                                                FOR THE YEAR ENDED DECEMBER 31,    JUNE 30,
                                                -------------------------------    --------
                                                   1995       1996       1997        1998
                                                  ------     ------     ------      ------
                                   (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AND MINUTE DATA)

INCOME STATEMENT DATA:
  Total revenues...................           $1,487,674 $2,458,959 $3,306,386  $1,742,424
  Operating income.................              162,905    341,401    308,092     215,681
  Income from continuing operations               75,608    237,411    136,219     106,282
  Income from continuing operations per share       0.32       1.02       0.52        0.41
  Cash dividends declared per common share          0.18       0.08       0.10        0.06

BALANCE SHEET DATA:
  Working capital..................................................               $235,424
  Property and equipment, net......................................                920,378
  Total assets.....................................................              3,346,859
  Long-term debt and capital lease obligations,
   net of current portion..........................................                849,170
  Stockholders' equity.............................................              1,549,685

SUPPLEMENTAL OPERATING DATA:
  Total telephone traffic
(in millions of minutes)                         3,715.0     8,304.0  10,702.6     7,849.3


                           COMPARATIVE PER SHARE DATA

      The following table sets forth, for the periods indicated, selected pro forma per share amounts for the TELEGLOBE Common Shares after the Merger, pro forma per share equivalent amounts for shares of the EXCEL Common Stock and the corresponding historical per share data for shares of the EXCEL Common Stock and the TELEGLOBE Common Shares, in accordance with U.S. GAAP, after giving effect to the Merger and accounted for under the pooling of interests method. The information presented is based upon, and is qualified in its entirety by, the Consolidated Financial Statements and the related notes thereto of each of EXCEL and TELEGLOBE incorporated herein by reference. See "Financial Statement Presentation and Exchange Rate Information." You should not rely on the pro forma per share data as being indicative of the results of operations or the financial condition that would have been reported by the combined company had the Merger been in effect during those periods or that may be reported in the future. See "Unaudited Pro Forma Condensed Combined Financial Data."


                                                                                   AS OF OR
                                                                                   FOR THE
                                                                                  SIX MONTHS
                                                           AS OF OR                 ENDED
                                                FOR THE YEAR ENDED DECEMBER 31,    JUNE 30,
                                                -------------------------------    --------
                                                   1995       1996       1997        1998
                                                  ------     ------     ------      ------
                                                                (US DOLLARS)

UNAUDITED PRO FORMA COMBINED(1)
  Income from continuing operations per
  share(2)(3)                                      $0.32      $1.02      $0.52       $0.41
  Cash dividends declared per share(3)              0.18       0.08       0.10        0.06
  Book value per share...............                                                 6.18

EXCEL PER SHARE EQUIVALENTS(4)
  Income from continuing operations
   per share(2)(3)...................              $0.28      $0.90      $0.46       $0.36
  Cash dividends declared per share(3)              0.16       0.07       0.09        0.05
  Book value per share...............                                                 5.47

EXCEL HISTORICAL
  Income from continuing operations
   per share........................               $0.46      $1.35      $0.76       $0.44
  Cash dividends declared per share..               0.20         --         --          --
  Book value per share...............                                     6.51        5.88

TELEGLOBE HISTORICAL
  Income from continuing operations per share(3)   $0.18      $0.67      $0.65      $ 0.34
  Cash dividends declared per share(3)              0.14       0.17       0.21        0.11
  Book value per share...............                                     5.75        5.75


-----------------------
(1) The pro forma TELEGLOBE per share equivalents are equal to the Unaudited Pro Forma Combined per share amounts, as the TELEGLOBE Common Shares will remain unchanged after the Merger.
(2) On October 14, 1997, EXCEL acquired Telco in a business combination accounted for as a purchase transaction. The pro forma effects of the transaction with Telco have been included for the year ended December 31, 1997 as if the transaction was consummated as of January 1, 1997. See "Where You Can Find More Information" for the respective purchase accounting adjustments made.
(3) Reflects the effects of a two-for-one stock split by way of a stock dividend, effective June 15, 1998.
(4) The EXCEL Per Share Equivalents were calculated by multiplying the
    Unaudited Pro Forma Combined per share amounts by the Exchange Ratio.

                    COMPARATIVE PER SHARE MARKET INFORMATION

      The EXCEL Common Stock has been listed for trading on the NYSE since May 1996 under the symbol "ECI." The TELEGLOBE Common Shares have been listed for trading on the NYSE since June 1997 and on the ME and the TSE since December 1985, in each case under the symbol "TGO."

      The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of the EXCEL Common Stock and the TELEGLOBE Common Shares as reported on the NYSE Composite Tape (converted to decimals for comparative purposes) and, for TELEGLOBE only, as reported on the ME and the TSE, converted to U.S. dollars using a convenience translation rate based on the Noon Buying Rate as of August 28, 1998 of CDN$1.00 = US$0.6373.


                                             MARKET PRICE PER SHARE
                        --------------------------------------------------------
                            EXCEL                    TELEGLOBE(1)
                        -------------   ----------------------------------------
                            NYSE           NYSE           ME             TSE
                           ------       ---------        -----          -----
                         HIGH    LOW   HIGH    LOW    HIGH    LOW   HIGH    LOW
                        ------   ----  -----   ----   -----   ----  -----   ----
                                              (US DOLLARS)
1996
  First Quarter......... N/A      N/A   N/A     N/A $  6.65  $5.54  $6.65  $5.54
  Second Quarter(2).....$47.00 $25.50   N/A     N/A    6.92   6.09   6.94   6.09
  Third Quarter......... 31.88  19.50   N/A     N/A    8.22   6.90   8.21   6.87
  Fourth Quarter........ 35.50  20.00   N/A     N/A   13.06   7.64  13.06   7.64

1997
  First Quarter.........$21.63 $13.00   N/A    N/A   $13.54 $11.95 $13.59 $11.88
  Second Quarter(3)..... 29.38  12.38 $19.88 $16.25   17.53  12.30  17.53  12.30
  Third Quarter......... 28.88  20.69  20.31  15.88   17.84  13.88  17.84  13.95
  Fourth Quarter........ 28.94  14.13  19.06  15.00   16.73  13.06  16.73  13.06

1998
  First Quarter.........$25.31 $13.00 $23.75 $14.25  $21.18 $12.94 $20.72 $12.94
  Second Quarter........ 27.81  20.25  30.88  21.63   28.93  19.68  29.00  19.71
  Third Quarter
    (through August 28). 24.88  20.06  29.63  24.00   28.68  22.94  28.71  22.94

----------------------
(1) Prices are adjusted to reflect the effects of TELEGLOBE's two-for-one stock split by way of a stock dividend, effective June 15, 1998.
(2)  With respect to EXCEL, from May 10, 1996.
(3)  With respect to TELEGLOBE, from June 12, 1997 on the NYSE.

      On June 12, 1998, the last full day of trading before the public announcement of the proposed Merger, the closing price of the EXCEL Common Stock was $27-9/16 per share as reported on the NYSE Composite Tape and the closing price of the TELEGLOBE Common Shares was $25-13/16 per share (split-adjusted) as reported on the NYSE Composite Tape. See "Dividends and Market Prices." During the twenty consecutive trading days prior to and ending on June 12, 1998, the average closing price of the EXCEL Common Stock as reported on the NYSE Composite Tape was $23.74 per share and the average closing price of the TELEGLOBE Common Shares as reported on the NYSE Composite Tape was $25.64 per share (split-adjusted). On August 28, 1998, the closing price of the EXCEL Common Stock as reported on the NYSE Composite Tape was $21-3/4 per share and the closing price of the TELEGLOBE Common Shares as reported on the NYSE Composite Tape was $26-5/16 per share. You should obtain more recent stock price quotes from other sources of financial information.

                        FINANCIAL STATEMENT PRESENTATION
                          AND EXCHANGE RATE INFORMATION

      Unless otherwise indicated herein, all financial information relating to EXCEL is presented in U.S. dollars and has been prepared in accordance with U.S. GAAP, and all financial information relating to TELEGLOBE is derived from financial statements presented in Canadian dollars and prepared in accordance with Canadian GAAP. Canadian GAAP differs from U.S. GAAP in certain respects. The differences between Canadian GAAP and U.S. GAAP may result in material differences for TELEGLOBE. For an unaudited reconciliation to U.S. GAAP of TELEGLOBE's financial statements for each of the five years ended December 31, 1997 and for the six months ended June 30, 1998, see TELEGLOBE's Annual Information Form included in TELEGLOBE's Annual Report on Form 40-F/A for the year ended December 31, 1997, and TELEGLOBE's Current Report on Form 6-K, each of which is incorporated by reference herein.

      Following the Merger, it is expected that TELEGLOBE will continue to be a "foreign private issuer" under the Exchange Act eligible to file reports under the Exchange Act pursuant to the multi-jurisdictional disclosure system ("MJDS"). The MJDS facilitates cross-border offerings of securities and continuous reporting by specified Canadian issuers. The system permits eligible companies in the U.S. and Canada to offer securities in each other's country using the disclosure documents of their home country. As a corporation governed by the Canada Business Corporations Act ("CBCA") subject to the reporting requirements of the various securities regulatory authorities in Canada, TELEGLOBE is required to prepare and file financial information under Canadian GAAP. Following the Merger, it is expected that a substantial portion of the TELEGLOBE Common Shares will be owned by U.S. residents. It is expected that the Merger will be accounted for as a pooling of interests under U.S. GAAP whereas the Merger is likely to be accounted for as a purchase under Canadian GAAP. For the year ending December 31, 1998, TELEGLOBE anticipates filing with the Securities and Exchange Commission (the "Commission") consolidated U.S. GAAP financial statements in Canadian dollars which will include a U.S.$ conversion using average rates for the most recent three years, as well as consolidated Canadian GAAP financial statements in CDN$. Beginning on January 1, 1999, TELEGLOBE will use the U.S. dollar as its functional currency. Accordingly, for periods ending after December 31, 1998, TELEGLOBE intends to prepare and file with the Commission U.S. GAAP and Canadian GAAP consolidated financial statements prepared in U.S. dollars.

      All dollar amounts set forth in this Information Statement/Prospectus are in U.S. dollars, except where otherwise indicated. Except where defined in headings to a table, references herein to "$," "dollars," "U.S.$," "US$," "U.S. dollars," or "US dollars" are to United States dollars. References herein to "CDN$" are to Canadian dollars.

      The following table sets forth, for each period indicated, the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, the average of such exchange rates on the last day of each month during such period, and the exchange rate at the end of such period, based upon the Noon Buying Rate.



                                                            Six Months Ended
                            Year Ended December 31,             June 30,
                    --------------------------------------
                    1993    1994     1995    1996     1997        1998
                   ------  ------   ------  ------   ------ -----------------


    High........  $0.8046 $0.7632  $0.7527 $0.7513  $0.7487     $0.7105
    Low.........   0.7439  0.7103   0.7023  0.7235   0.6945      0.6784
    Average.....   0.7752  0.7321   0.7283  0.7331   0.7220      0.6949
    Period End..   0.7544  0.7128   0.7323  0.7301   0.7000      0.6795



      On August 28, 1998, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the Noon Buying Rate was $0.6373.

                                 THE COMPANIES

EXCEL

      EXCEL provides long distance telecommunications and paging services to both residential and commercial customers in the United States. EXCEL has developed several marketing channels for its services, including direct sales to residential, commercial and wholesale customers through independent representatives ("IRs"), dealers and internal sales personnel, as well as direct mail marketing of several dial-around products. These multiple distribution channels, which target both residential and commercial customers, are a key element of the EXCEL's business strategy, as they allow EXCEL to balance its network traffic capacity and provide multiple avenues for growth.

      EXCEL operates a nationwide telecommunications network consisting of eight switches, leased transmission lines and sophisticated network management systems designed to optimize traffic routing. This network currently originates traffic in all or some part of 48 states and the District of Columbia and operates as an "open network," meaning that any individual within EXCEL's originating service area whose local exchange carrier ("LEC") provides equal access can access EXCEL's long distance network by dialing either of EXCEL's carrier identification codes ("CIC codes") or by presubscribing to EXCEL as their long distance service provider.

      EXCEL owns approximately 100,000 network miles of DS-3 capacity (under a long-term right-to-use agreement) and also leases additional transmission lines from a variety of facilities-based and resale long distance carriers. EXCEL's contracts with these entities typically have terms ranging from 12 to 60 months. EXCEL supplements its leased "on-network" capacity with "off-net" services from a variety of resale and facilities-based long distance carriers. In addition, EXCEL does not have any on-network international network arrangements and exclusively resells the network capacity of other resale and facilities-based long distance carriers to international destinations.

      EXCEL, a Delaware corporation which was formed in 1988 and commenced operations in 1989, has its principal executive offices at 8750 North Central Expressway, Suite 2000, Dallas, Texas 75231 (telephone number 214-863-8000). Internet users can obtain information about EXCEL and its services at "http://www.excel.com."

TELEGLOBE

      TELEGLOBE is an established and expanding global facilities-based provider of international telecommunications services. TELEGLOBE has an international network linking approximately 240 countries and territories. TELEGLOBE believes that this network is one of the most extensive intercontinental facilities-based networks among North American carriers. The services TELEGLOBE provides include voice, data, Internet and value-added services, primarily on a wholesale basis, to over 250 carriers and over 100 Internet service providers in more than 140 countries. Historically, TELEGLOBE's primary market has been Canada, where it is currently the sole authorized operator of Canadian facilities for Canadian-overseas telecommunication services. TELEGLOBE has expanded its corporate mission to be a leading global provider of a broad range of international communications services to carriers, businesses and consumers throughout the world. In conjunction with the deregulation of the international telecommunications markets, TELEGLOBE will no longer have its Canadian exclusive mandate as of October 1, 1998.

      TELEGLOBE provides telecommunications services worldwide through Teleglobe Communications Corporation, which has principal offices in Montreal, Canada and the Washington, D.C. metropolitan area. Global telecommunications strategy, marketing and product development are managed from Teleglobe Communications Corporation's principal office in the Washington, D.C. area. TELEGLOBE's global development, network, information technology, processing services and support groups, as well as other resources dedicated to the Canadian market, are based at TELEGLOBE's head office in Montreal, Canada.

      TELEGLOBE's other business units are Teleglobe World Mobility, which consists of interests in global mobile satellite voice and data communications systems such as ORBCOMM, and Teleglobe Enterprises. Teleglobe Enterprises consists of Teleglobe Marine Group, which maintains and repairs undersea cables, and Teleglobe Media Enterprises, which develops applications to package, store and deliver digital media content using TELEGLOBE's facilities and management expertise.

      TELEGLOBE is a corporation resulting from the amalgamation on December 31, 1985 of TELEGLOBE (then known as Memotec Data Inc.) and Real Time Datapro Ltd. pursuant to the CBCA. TELEGLOBE has its principal executive offices at 1000, rue de La Gauchetiere ouest, Montreal, Quebec H3B 4X5 (telephone number 514-868-8124). Internet users can obtain information about TELEGLOBE and its services at "http://www.teleglobe.com."

North Merger Sub Corporation

      North Merger Sub Corporation ("Merger Sub") is a Delaware corporation formed by TELEGLOBE in June 1998 solely for the purpose of being merged with and into EXCEL. Merger Sub is wholly owned by TELEGLOBE. The mailing address of Merger Sub's principal executive offices is c/o Teleglobe Inc., 1000, rue de La Gauchetiere ouest, Montreal, Quebec H3B 4X5 (telephone number 514-868-8124).

                                  RISK FACTORS

Fixed Exchange Ratio

      The Merger Agreement does not contain any provisions for adjustment of the Exchange Ratio and does not provide for rights of termination by either party based upon fluctuations in the price of the EXCEL Common Stock or the TELEGLOBE Common Shares. Accordingly, the value of the consideration to be received by holders of EXCEL Common Stock upon the consummation of the Merger is not presently ascertainable and will vary based upon the market price of TELEGLOBE Common Shares at the Effective Time. Such variations may be the result of changes in the business, operations or prospects of TELEGLOBE or EXCEL, market assessments of the likelihood that the Merger will be consummated, the timing thereof and the prospects for the post-Merger operations of the combined company, regulatory considerations, general market and economic conditions and other factors beyond the control of EXCEL or TELEGLOBE. Holders of EXCEL Common Stock are urged to obtain current market quotations for their shares and for TELEGLOBE Common Shares.

Risk of Nonrealization of Synergies and Other Benefits

      The Merger involves the integration of two companies that have previously operated independently. There can be no assurances that the companies will not encounter significant difficulties in integrating their respective operations or that the benefits expected from such integration will be realized. In addition, the achievement of the benefits expected from such integration will require the combined company to incur significant costs in connection with, among other things, network and sales force expansion. The incurrence of such costs, as well as other unexpected costs or delays, in connection with such integration, could have a material adverse effect on the combined company's business, financial condition or results of operations.

      Among the factors considered by the EXCEL Board in connection with its approval of the Merger Agreement were the opportunities for revenue growth and operating cost savings that could result from the Merger. The companies' ability to achieve the benefits expected from the Merger will in part be dependent upon the ability of EXCEL's existing sales force to successfully market TELEGLOBE products and the ability to implement EXCEL's sales techniques in markets worldwide where TELEGLOBE operates or plans to operate. Regulatory constraints, general economic conditions and other factors beyond the companies' control may limit the companies' ability to achieve these benefits. The realization of operating cost savings will be affected by the combined company's ability to integrate each of EXCEL's and TELEGLOBE's networks and to migrate and direct their traffic to such networks from various third party carriers in a timely manner. The companies' ability to integrate the networks and to migrate this traffic in a timely manner will be limited by operational and network infrastructure limitations as well as by the continuing purchase commitment requirements under EXCEL's agreements with third party carriers. Accordingly, there can be no assurance as to whether or in what time frame any revenue growth or anticipated savings will be realized.

End of Canadian Exclusive Mandate

      Since its privatization in 1987, TELEGLOBE's operating subsidiary Teleglobe Canada Inc. has been operating under an exclusive mandate from the Government of Canada to provide Canadian-overseas facilities-based services. TELEGLOBE has historically depended on this exclusive mandate and the Canadian telecommunications market for a significant portion of its revenues and as recently as 1993 had derived approximately 62% of its telephony revenues from outbound traffic originating in Canada. In the first half of 1998, however, outbound traffic originating in Canada accounted for 36% of TELEGLOBE's telephony revenues. As part of a multilateral agreement on trade in basic telecommunication services reached by 69 World Trade Organization countries on February 15, 1997 (the "WTO Agreement"), the Government of Canada has agreed to end Teleglobe Canada Inc.'s exclusive mandate effective October 1, 1998. The Government of Canada announced its intention to create a new licensing regime whereby the Canadian Radio-television and Telecommunications

Commission (the "CRTC") will establish the conditions of operation applicable to all companies offering international telecommunications services. On October 2, 1997, the CRTC requested proposals and comments, among other things, on the regulatory regime that should apply to the provision of international telecommunications services after October 1, 1998. TELEGLOBE expects the terms of the new licensing regime to become publicly available by the end of the third quarter of 1998. There can be no assurance as to the outcome of any regulatory reform of the international telecommunications services regime by the CRTC or as to the combined company's ability to compete under any such reformed regime. The CRTC's regulatory reform may have a material adverse effect on the combined company's business, financial condition and results of operation.

      In addition, in order for the Merger to be consummated, TELEGLOBE must obtain exemptive or other relief from certain foreign ownership restrictions under Canadian law that would be exceeded as a result of the issuance of the TELEGLOBE Common Shares in the Merger or take other action in order to ensure compliance with such restrictions. Legislation has been adopted by the Parliament of Canada that would eliminate these restrictions, but such legislation is not expected to become effective in full prior to October 1, 1998. See "The Merger--Canadian Foreign Ownership Considerations."

International Licensing and Regulatory Risks

      The combined company's business will be subject to the authority of regulatory bodies of the countries in which it will operate. Regulations established by such regulatory bodies may impose impediments on the combined company's operations, and there can be no assurance that such restrictions will not be unduly burdensome. The combined company's business also may be adversely affected by regulatory changes resulting from judicial decisions or adoption of treaties, legislation or regulation by the national authorities where the combined company will operate or seek to operate.

U.S. Regulatory Change

      The operations of the combined company will continue to be affected by the ongoing events associated with the U.S. 1996 Telecommunications Act. Such events include access charge reform which could change existing transmission costs for both the combined company and other long distance companies, the entry by the Regional Bell Operating Companies into the long distance marketplace, and the ability of long distance companies like TELEGLOBE to begin marketing local telephone services. In conjunction with upcoming expected local competition, incumbent local phone companies are not likely to provide billing services for customers presubscribed to competitive local phone companies. This would force the combined company to either bill directly, enter into a billing and collection agreement with new local phone companies or seek other alternatives.

      In addition, the FCC has mandated that all telecommunications companies must migrate from their existing five-digit CIC codes (10+XXX) to seven-digit CIC codes (10+10+XXX). This will require a change in the dialing patterns of the dial-around customers of the combined company in order for such customers to utilize the combined company's services. There can be no assurance that such change will not adversely affect such customers' usage of the combined company's dial-around services.

Competition

      The telecommunications industry is changing rapidly due to, among other things, deregulation, privatization, consolidation, technological improvements, expansion of infrastructure, the globalization of the worlds' economies, and the expansion of free trade. These changes are creating new international competitors as well as new competitive infrastructure and services. There can be no assurance that the combined company will be able to compete effectively under, or adjust its contemplated plan of development to meet, changing market conditions, or that the combined company will be able to implement its strategy or that its strategy will be successful in this rapidly evolving industry.

      The telecommunications industry includes a variety of entities, many of which have substantially greater financial, technological and other resources than the combined company will have. Many of these competitors are also the incumbent service providers in key global markets and may offer other products and services which the combined company will not provide. There can be no assurance that the combined company will be able to compete successfully in this industry or against such competitors.

      EXCEL has observed increased competition in all its distribution channels as well as an increase in the number of promotional, discounted calling plans available to all long distance consumers, particularly relating to residential customers. The impact to EXCEL has included (i) a decline in EXCEL's residential revenue per minute as EXCEL has responded to competitive pressures with lower priced products, and (ii) a sequential decline in dial around revenues.

Dependence on Third-Party Carriers

      On certain routes, an important portion of the combined company's traffic will be carried through transmission lines leased by the combined company. Historically, when there has been excess transmission capacity, lease rates have declined and short term leases have been advantageous. Recently, capacity has been somewhat constrained in certain regions of the world and the decline in lease rates has slowed. As a result, longer term leases may become more attractive. The combined company could suffer competitive disadvantages if it entered into leases with inappropriate durations, leases based on per-minute charges for high volume routes or leases with fixed monthly rates for low volume routes. The combined company will also be vulnerable to service interruptions and poor transmission quality from leased lines. In addition, on certain of the combined company's routes, the combined company will be dependent on certain carrier vendors to deliver its traffic. Furthermore, a significant portion of EXCEL's traffic is carried by third-party carriers. There can be no assurance that the combined company's relationship with such carrier vendors will not deteriorate or terminate.

Tax Risks Associated with Foreign Operations

      Distributions of earnings by way of dividends and other payments, including interest, received from TELEGLOBE's subsidiaries and affiliates may be subject to withholding taxes imposed by the jurisdictions in which such entities are formed or operating, which may reduce the amount of after-tax cash TELEGLOBE can receive from such entities. The ability to claim foreign tax credits for such withholding taxes is, however, subject to numerous limitations, and TELEGLOBE may incur incremental tax costs as a result of these limitations or if TELEGLOBE is not in a tax-paying position in Canada. TELEGLOBE may also be required to include in its income for tax purposes its proportionate share of certain earnings of those foreign corporate subsidiaries that are classified as "controlled foreign affiliates" without regard to whether distributions have been actually received from such subsidiaries.

Rapid Expansion and Growth

      As the combined company's business develops and expands, it will need to implement enhanced operational and financial systems and will likely require additional management, operational and financial resources. There can be no assurance that the combined company will successfully implement and maintain such operational and financial systems or successfully obtain, integrate and utilize the management, operational and financial resources necessary to manage a developing and expanding business in an evolving and increasingly competitive industry. Failure to implement such systems successfully or use such resources effectively could have a material adverse effect on the combined company's business, financial condition or results of operations.

Dependence on Key Personnel

      Following the Merger, the combined company's business will be managed by a number of key personnel. Kenny A. Troutt, who will continue to be the President and Chief Executive Officer of EXCEL after the Merger, is the founder of EXCEL and has made significant contributions to EXCEL's growth. Any loss of his services could have a significant impact on the combined company's business and its future operations. Charles Sirois will continue to be Chairman and Chief Executive Officer of TELEGLOBE and Paolo Guidi will continue in his position as President and Chief Executive Officer of Teleglobe Communications Corporation. Any loss of their services could have a significant impact on the combined company's business and future operations. As the combined company's business develops and expands, its future success also will depend greatly on its continued ability to attract and retain highly skilled and qualified personnel. There can be no assurance that key personnel will continue to be employed by the combined company or that it will be able to attract and retain qualified personnel in the future. Failure by the combined company to retain or attract such key personnel could have a material adverse effect on the combined company's business, financial condition or results of operations.

Shares Eligible for Future Sale

      Future sales of substantial amounts of the TELEGLOBE Common Shares, or the perception that such sales may occur, could adversely affect the value of the TELEGLOBE Common Shares to be issued in the Merger and could impair TELEGLOBE's ability to raise additional capital in the future through the sale of equity securities. The authorized share capital of TELEGLOBE consists of an unlimited number of common shares, an unlimited number of Class A non-voting shares and an unlimited number of preferred shares. Following the Merger, Troutt Partners, Ltd., The Troutt Family Trust and Austex Enterprises, Ltd., who will collectively own approximately 62,877,420 TELEGLOBE Common Shares (representing approximately 25.5% of the outstanding TELEGLOBE Common Shares after giving effect to the Merger based upon TELEGLOBE and EXCEL outstanding shares as of August 28, 1998), will have the right pursuant to a registration rights agreement to be entered into with the TELEGLOBE, to require TELEGLOBE to register the resale of their shares, subject to certain limited exceptions and other limitations. See "Other Agreements--Registration Rights Agreement."

Influence by Certain Shareholders

      Upon completion of the Merger, Telesystem Telecom Ltd., BCE and a related group comprised of Troutt Partners Ltd. and The Troutt Family Trust will beneficially own approximately 9.2%, 17.0% and 22.8%, respectively, of the TELEGLOBE Common Shares (based on share calculations as of August 28, 1998). Accordingly, these shareholders, although unrelated, would have the ability to influence the outcome of elections and other matters presented for approval by TELEGLOBE's shareholders. Such concentration of ownership could, if such shareholders acted together, have the effect of preventing a change in control of TELEGLOBE or otherwise limiting the price investors may be willing to pay in the future for the TELEGLOBE Common Shares.

      Between the date of the Merger Agreement and July 14, 1998, BCE acquired from certain existing stockholders of EXCEL an aggregate of 11,000,000 shares of EXCEL Common Stock (representing approximately 8.3% of the issued and outstanding shares of EXCEL Common Stock as of August 28, 1998).

      In addition, pursuant to an agreement with TELEGLOBE to be amended as of the Effective Time (the "BCE Agreement"), BCE has certain rights (i) to designate for nomination to the TELEGLOBE Board a number of directors which represents the proportion of the total number of the TELEGLOBE Common Shares outstanding that are held by BCE and (ii) to maintain up to a 20% equity interest in TELEGLOBE (which right is exercisable in connection with any public or private offering by TELEGLOBE of any TELEGLOBE Common Shares or securities convertible into such shares at the same price such shares are publicly or privately offered by TELEGLOBE). Upon consummation of the Merger, BCE may exercise this right and acquire TELEGLOBE Common Shares representing up to an additional 3% of the TELEGLOBE Common Shares outstanding (after giving effect to the Merger and any such acquisition of shares). The BCE Agreement also provides that TELEGLOBE will not knowingly take or encourage any action which will or could have the result of any person, including any affiliate of such person, other than BCE and its affiliates, owning or exercising direction or control over shares carrying more than one third of the votes attaching to all shares of TELEGLOBE capital stock then outstanding. See "The Merger--Interests of Certain Persons in the Merger--BCE."

Enforceability of Civil Liabilities

      TELEGLOBE is a Canadian corporation with its principal place of business in Montreal, Quebec, Canada. A majority of TELEGLOBE's directors and officers, and certain experts named herein are residents of Canada and/or are organized under the laws of Canada or a province thereof and all or a substantial portion of the assets of such persons and of TELEGLOBE are located outside the United States. Consequently, it may be difficult for United States investors to effect service within the United States upon TELEGLOBE, its directors or officers, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. In addition, investors should not assume that courts in Canada (i) would enforce judgments of U.S. courts obtained in actions against TELEGLOBE or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (ii) would enforce, in original actions, liabilities against TELEGLOBE or such persons predicated upon the U.S. federal securities laws or any state securities or blue sky laws. TELEGLOBE has appointed CT Corporation System of New York, New York, as agent for service of process, in any action in any U.S. federal or state court brought against it under the securities laws of the United States arising out of the registration of its common shares pursuant to the registration statement of which this Information Statement/Prospectus forms a part.

Certain Stockholder Litigation

      Several stockholders of EXCEL have filed four separate lawsuits in the Delaware Court of Chancery challenging the Merger: Adolph D. Schulz (C.A. No. 16448), Ronald K. Drucker (C.A. 16452), William Saxton (C.A. No. 16456), and Richard T. Rosso and Edward Rosso (C.A. No. 16483NC). In each action, the named defendants include EXCEL directors or officers Stephen G. Canton, J. Christopher Dance, Nicholas A. Merrick, T. Allan McArtor, Ronald A. McDougall, Kenny A. Troutt, Stephen R. Smith, and EXCEL. The actions brought by Drucker, Saxton, and the Rossos also name TELEGLOBE as a defendant.

      All four complaints allege that the directors of EXCEL breached their fiduciary duties to EXCEL's stockholders in approving the Merger. The complaints filed by Drucker, Saxton, and the Rossos also allege that TELEGLOBE knowingly aided and abetted the alleged breaches of fiduciary duty committed by EXCEL's directors. The plaintiffs in each action seek injunctive relief to prohibit the defendants from completing the Merger, or to rescind it if it is consummated. The plaintiffs also seek compensatory damages from the defendants in an amount to be determined at trial. EXCEL and TELEGLOBE believe that these suits are without merit with respect to each of them, respectively, and they intend to defend these suits vigorously.

Regulation and Management of EXCEL's Independent Representatives

      EXCEL's network marketing system is or may be subject to or affected by extensive government regulation, including, without limitation, foreign, federal and state regulation of the offer and sale of business franchises, business opportunities and securities. Although EXCEL believes that its network marketing system is in substantial compliance with the laws and regulations relating to direct selling activities in all markets in which it currently operates, there can be no assurance that legislation and regulations adopted in particular jurisdictions in the future will not adversely affect EXCEL's operations, or that EXCEL's marketing practices will be accepted in the jurisdictions in which the combined company plans to operate. In addition, as the combined company begins to expand its distribution channels internationally, EXCEL's network marketing system will be subject to extensive foreign government regulation.

      As the companies presently anticipate that after the Merger TELEGLOBE will implement some of EXCEL's marketing techniques in connection with the sales and marketing of TELEGLOBE's products, including the use of IRs for direct sales, TELEGLOBE may be subject to or affected by the same government regulation that applies to EXCEL's network marketing system.

Interests of Management

      Certain members of EXCEL management and certain stockholders of EXCEL have interests in the Merger that are in addition to the interests of EXCEL stockholders generally. These persons include (i) the directors and officers of EXCEL, who may benefit from certain indemnification and directors' and officers' insurance provisions in the Merger Agreement, (ii) Nicholas A. Merrick, Stephen
G. Canton, J. Christopher Dance, Kenneth Hilton, Lester M. Lichter, Craig E. Holmes and Paul D. Fletcher, officers and directors of EXCEL whose existing stock options will, by their terms, become fully exercisable upon completion of the Merger, (iii) certain persons who could be deemed to be affiliates of TELEGLOBE after the Merger, who will receive registration rights for their TELEGLOBE Common Shares received in the Merger, and (iv) BCE, a significant shareholder of TELEGLOBE and EXCEL which has certain contract rights that will be amended upon completion of the Merger. See "The Merger--Interests of Certain Persons in the Merger."

                                   THE MERGER

      We are furnishing this Information Statement/Prospectus to you in connection with the Merger of Merger Sub with and into EXCEL, with EXCEL surviving the Merger as a wholly owned subsidiary of TELEGLOBE. The Merger will be carried out as provided in the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this Information Statement/Prospectus.

      This Information Statement/Prospectus has been sent to you because you are a holder of EXCEL Common Stock. The record date for the determination of your status as a holder of EXCEL Common Stock was June 14, 1998.

      In the Merger, each outstanding share of EXCEL Common Stock will be converted into the right to receive .885 of a TELEGLOBE Common Share. If the number of TELEGLOBE Common Shares that you would be entitled to receive under the Exchange Ratio results in a fraction of one TELEGLOBE Common Share, TELEGLOBE instead will pay for such fractional share in cash rather than give you a fractional interest. The total aggregate amount of consideration to be received by EXCEL's stockholders in the Merger, based on the per share closing price on the NYSE Composite Tape of the TELEGLOBE Common Shares on August 28, 1998 and the total number of issued and outstanding shares of EXCEL Common Stock on such date, is approximately $3.1 billion.

      This Information Statement/Prospectus is to inform you of the Merger and constitutes the notice of corporate action without a meeting required by Section 228 of the Delaware General Corporation Law (the "DGCL"). YOUR VOTE IS NOT REQUIRED FOR THE MERGER because Troutt Partners, Ltd., The Troutt Family Trust and Austex Enterprises, Ltd. (collectively, the "Majority EXCEL Stockholders") executed and delivered to EXCEL, on June 14, 1998, a written consent in lieu of a meeting of stockholders approving and adopting the Merger Agreement. The Majority EXCEL Stockholders then held of record, in the aggregate, 71,047,933 shares of EXCEL Common Stock (entitled to one vote per share), representing a majority of the outstanding shares of EXCEL Common Stock entitled to consider and vote on the Merger Agreement. As a result, so long as the Merger Agreement is not amended in a manner that would require the approval of the stockholders of EXCEL under the DGCL, no further approval of stockholders of EXCEL is necessary to effect the Merger. THE MERGER WILL BECOME EFFECTIVE NO EARLIER THAN 20 BUSINESS DAYS AFTER THIS INFORMATION STATEMENT/PROSPECTUS IS MAILED TO STOCKHOLDERS OF EXCEL, BUT ONLY AFTER SATISFACTION OR WAIVER (AS PERMITTED) OF THE CONDITIONS TO THE MERGER CONTAINED IN THE MERGER AGREEMENT.

      This Information Statement/Prospectus also constitutes a prospectus of TELEGLOBE, which is a part of the Registration Statement on Form F-4 filed by TELEGLOBE with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), in order to register in the United States the TELEGLOBE Common Shares to be issued to EXCEL stockholders in the Merger. It is a condition to the closing (the "Closing") of the Merger that the TELEGLOBE Common Shares issuable to EXCEL's stockholders in the Merger be approved for listing on the NYSE, subject to official notice of issuance, and on the ME and the TSE, subject to customary requirements.

Background

      For the past year, EXCEL, through its subsidiary Telco, has entered into various arm's-length business arrangements with TELEGLOBE in the ordinary course of business. These arrangements include the provision to EXCEL by TELEGLOBE for resale by EXCEL of international termination services.

      In February 1998, John J. McLaine, the former President and Chief Operating Officer of EXCEL, and Paolo Guidi, the President and Chief Executive Officer of Teleglobe Communications Corporation and Teleglobe

Canada Inc., had telephone discussions during which they discussed generally the business and operations of EXCEL and TELEGLOBE and whether there might exist other commercial relationships that the two companies could pursue in addition to the resale by EXCEL of international termination services. Both Mr. McLaine and Mr. Guidi agreed that further talks would be worthwhile after each reviewed the commercial needs of their respective companies.

      On April 14, 1998, Kenny A. Troutt, Chief Executive Officer and Chairman of the Board of EXCEL, Nicholas A. Merrick, Executive Vice President and Chief Financial Officer of EXCEL, Charles Sirois, Chief Executive Officer and Chairman of the Board of TELEGLOBE, Mr. Guidi and Claude Seguin, Executive Vice President, Finance and Chief Financial Officer of TELEGLOBE, met in New York and discussed possible strategic alternatives for EXCEL and TELEGLOBE. These alternatives included the possibility of entering into more significant resale agreements, a traffic sharing alliance and preferred carrier arrangements.

      On April 21, 1998, EXCEL and TELEGLOBE entered into a confidentiality agreement with respect to information they might wish to exchange with respect to their businesses.

      On April 25 and 26, 1998, Mr. Sirois and Mr. Troutt met in Dallas, Texas, to discuss a range of potential strategic relationships between EXCEL and TELEGLOBE, which included those strategic alliances discussed on April 14, 1998 and a joint venture or a merger of equals transaction.

      On May 19, 1998, Mr. Merrick, J. Christopher Dance, Executive Vice President, General Counsel and Secretary of EXCEL, Craig E. Holmes, Vice President and Chief Accounting Officer of EXCEL, and Todd B. Siegler, Assistant General Counsel of EXCEL, met in Dallas, Texas, with Mr. Seguin, Francois Laurin, Vice President, Finance and Corporate Controller of TELEGLOBE, Andre Bourbonnais, Vice President, Legal Affairs and Corporate Secretary of TELEGLOBE, Jean-Paul Tardif, Director, Financial Planning and Projects of TELEGLOBE, and Francois Gauvin, Director, Corporate, International and Taxation Affairs of TELEGLOBE. At this meeting, EXCEL and TELEGLOBE engaged in further general discussions concerning a possible strategic relationship, continuing to evaluate the merits of more significant resale agreements, a traffic sharing alliance, preferred carrier arrangements, a joint venture and a merger of equals transaction. In addition, the parties had general discussions regarding certain tax, accounting, legal and regulatory issues related to each of such alternatives. Both companies agreed that it would be advisable to have further discussions with regard to a strategic relationship, particularly a merger of equals transaction.

      On May 22, 1998, at the annual meeting of the EXCEL Board, Mr. Troutt discussed with the EXCEL Board, among other things, a possible strategic transaction with TELEGLOBE. Mr. Troutt gave an overview of TELEGLOBE's business and the status of discussions with TELEGLOBE regarding such a possible strategic transaction. Mr. Troutt reviewed each of the possible relationships with TELEGLOBE and discussed with the EXCEL Board his recommendation that management should further explore the possibility of a merger of equals transaction with TELEGLOBE, as such a transaction could afford substantial benefits for stockholders and customers through operating efficiencies and additional growth opportunities.

      On May 26 and 27, 1998, EXCEL management, TELEGLOBE management, representatives of Lehman Brothers, the financial advisors of EXCEL, Ian Fisher of Ian Fisher & Co Inc, the financial advisor to TELEGLOBE, a representative of Swidler & Berlin, Chartered, U.S. regulatory counsel to EXCEL, and a representative of Simpson Thacher & Bartlett, U.S. corporate counsel to TELEGLOBE, met in Montreal, Quebec to discuss and review in depth the business operations, regulatory environment, strategy, network operations, marketing and financial information of TELEGLOBE.

      On May 26, 1998, Mr. Troutt, Mr. Sirois, Mr. Merrick, Mr. Seguin, Mr. Dance and Mr. Bourbonnais met separately in Montreal, Quebec to discuss more specifically the terms of a possible merger of equals transaction.

      On May 28 and 29, 1998, TELEGLOBE management, EXCEL management, representatives of Lehman Brothers, Ian Fisher, representatives of Weil, Gotshal & Manges LLP, U.S. corporate counsel to EXCEL, and representatives of Simpson Thacher & Bartlett, met in Dallas, Texas, to discuss and review in depth the business operations, regulatory environment, strategy, network operations, marketing and financial information and projections of EXCEL.

      From May 28, 1998 through June 4, 1998, representatives of EXCEL and representatives of TELEGLOBE conducted a due diligence investigation of financial, regulatory and legal issues concerning TELEGLOBE and EXCEL, respectively.

      On June 1, 1998, a draft of the Merger Agreement was circulated to TELEGLOBE and EXCEL and each party's legal and financial advisors.

      On June 4 and 5, 1998, EXCEL management, TELEGLOBE management and representatives of Weil, Gotshal & Manges LLP, Simpson Thacher & Bartlett, Osler, Hoskin & Harcourt, Canadian regulatory and Canadian corporate counsel to EXCEL, Martineau Walker, Canadian corporate counsel to TELEGLOBE, and Lehman Brothers met in New York to discuss the terms and conditions of the draft Merger Agreement.

      On June 6, 1998, Mr. Seguin, Mr. Tardif, Mr. Fisher and Mr. Michel Cayouette, Vice President, Finance and Strategic Planning of Teleglobe International Corporation, presented TELEGLOBE's financial projections to EXCEL management by conference call.

      On June 8, 1998, Mr. Troutt convened a special meeting of the EXCEL Board to discuss the status of the discussions with TELEGLOBE. Present at the invitation of the EXCEL Board, either in person or via teleconference, were Mr. Holmes, Mr. Siegler, representatives from Lehman Brothers, and representatives of Weil, Gotshal & Manges LLP. At the meeting, the EXCEL Board was briefed by Weil, Gotshal & Manges LLP regarding the EXCEL Board's fiduciary duties and other matters of Delaware corporate law. Lehman Brothers then reviewed with the EXCEL Board the preliminary analysis of TELEGLOBE prepared by Lehman Brothers (copies of which had been previously delivered to each of the directors). Lehman Brothers' presentation included: strategic considerations for the proposed transaction; an overview of TELEGLOBE's business, management, ownership, industry position, financial performance, research overview, equity market performance and related considerations; the potential synergies between TELEGLOBE and EXCEL; and other significant issues regarding a business combination of TELEGLOBE and EXCEL. Mr. Dance reviewed the status of the legal due diligence review of TELEGLOBE and the material terms of the Merger Agreement.

      On June 8, 1998, due diligence binders prepared by Osler, Hoskin & Harcourt, Swidler & Berlin, Chartered, and Weil, Gotshal & Manges LLP were delivered to each member of the EXCEL Board.

      On June 9, 1998, TELEGLOBE management and EXCEL management met in Dallas, Texas to discuss and review in more detail financial information and projections of EXCEL.

      On June 10, 1998, a special meeting of the TELEGLOBE Board was convened to discuss the terms of the proposed Merger and the status of the negotiations with EXCEL, but no corporate action was taken at such time.

      From June 10 through June 14, 1998, EXCEL management, TELEGLOBE management and each of EXCEL's and TELEGLOBE's financial and legal advisors negotiated and reviewed the various terms and conditions of the Merger Agreement, the Voting Agreements, the Stock Option Agreements, the Registration Rights Agreement and related documents. See "Other Agreements--Voting Agreements," "--Stock Option Agreements" and "--Registration Rights Agreement."

      On June 11, 1998, Mr. Merrick, Mr. Holmes, Mr. Seguin, Mr. Tardif and Mr. Fisher discussed the parameters within which the exchange ratio for the Merger would be negotiated.

      After the close of business on June 12, 1998, Mr. Troutt and Mr. Sirois negotiated the Exchange Ratio for approval of the respective Boards of Directors of EXCEL and TELEGLOBE.

      On the morning of June 13, 1998, Mr. Troutt convened a special meeting of the EXCEL Board to discuss the status of negotiations with TELEGLOBE concerning the Merger. Present at the invitation of the EXCEL Board, either in person or via teleconference, were Mr. Holmes, Mr. Siegler, representatives from Lehman Brothers and representatives of Weil, Gotshal & Manges LLP. At the meeting, Mr. Dance and representatives of Weil, Gotshal & Manges LLP briefed the EXCEL Board on (i) the status of the negotiations concerning the Merger Agreement, (ii) the key terms and conditions of the Merger Agreement, the Voting Agreements, the Stock Option Agreements, the Registration Rights Agreement and related documents and (iii) the issues raised in connection with the due diligence investigation of TELEGLOBE. During this discussion, the EXCEL Board discussed, among other things, the following terms of the proposed transaction: (i) the proposed Exchange Ratio, (ii) management of and board representation at the combined company, (iii) accounting treatment for the transaction, (iv) the requisite shareholder approval and the likelihood of the shareholders of EXCEL and TELEGLOBE acting by written consent, (v) the proposed amendment to TELEGLOBE's by-laws or articles of incorporation to adopt corporate governance and related provisions, (vi) certain tax considerations, (vii) representations and warranties, (viii) regulatory approvals and the likelihood of obtaining them,
(ix) no-shop provisions, (x) director and officer indemnification and insurance,
(xi) conditions to closing the transaction, (xii) termination events and fees and (xii) other key terms and provisions. Mr. Troutt then led the EXCEL Board in an in-depth discussion of the reasons for the transaction, various alternative strategic combinations with parties other than TELEGLOBE previously considered by EXCEL (including possible commercial alliances or joint ventures with several industry participants for the purpose of improving operating efficiencies and exploring growth opportunities), the Exchange Ratio, EXCEL's results to date for the second quarter of 1998 and the fact that such results were below the consensus analysts expectations, and the reasons for agreeing that the holders of a majority of EXCEL Common Stock and TELEGLOBE Common Shares would sign written consents and the Voting Agreements and for entering into the Stock Option Agreements. Lehman Brothers continued the presentation of its analysis that began at the June 8, 1998 Board Meeting of EXCEL (updated copies of which had been previously delivered to each of the directors), which included a review of (i) Lehman Brothers' financial analysis of TELEGLOBE, EXCEL and the combined company, (ii) the pro forma combined analysis of EXCEL and TELEGLOBE, (iii) the key terms of the Merger Agreement, (iv) financial and operating information regarding EXCEL and TELEGLOBE, (v) financial projections for EXCEL, TELEGLOBE and the combined company and (vi) other financial considerations. The EXCEL Board meeting was adjourned with the plan to reconvene the meeting the next morning.

      On June 14, 1998, Mr. Troutt reconvened the prior day's meeting of the EXCEL Board to continue to discuss the proposed Merger. Present at the invitation of the EXCEL Board, either in person or via teleconference, were Mr. Holmes, Mr. Siegler, representatives from Lehman Brothers and representatives of Weil, Gotshal & Manges LLP. At the meeting, representatives of Weil, Gotshal & Manges LLP reviewed with the EXCEL Board the status of the Merger Agreement negotiations and the negotiations concerning the Voting Agreements, the Stock Option Agreements and the Registration Rights Agreement. Mr. Dance and Mr. Siegler discussed with the EXCEL Board the legal due diligence review of TELEGLOBE. Mr. Merrick and Mr. Holmes discussed with the EXCEL Board the financial due diligence review of TELEGLOBE. Lehman Brothers delivered its opinion to the EXCEL Board (both orally and in writing) that, as of such date, from a financial point of view, the Exchange Ratio was fair to the stockholders of EXCEL. After these presentations on the final details of the proposed transaction and after deliberation with respect thereto, the EXCEL Board unanimously determined that the Merger Agreement was fair to and in the best interests of EXCEL and EXCEL's stockholders and authorized the officers of EXCEL to execute the Merger Agreement and the related agreements.

      On June 14, 1998, a special meeting of the TELEGLOBE Board was convened to discuss the final terms of the proposed Merger. Present at the invitation of the TELEGLOBE Board, either in person or via teleconference, were Mr. Seguin, Mr. Bourbonnais, Mr. Laurin, Mr. Tardif, Mr. Fisher, representatives of Simpson Thacher & Bartlett, representatives of Martineau Walker and representatives of Bear, Stearns & Co. Inc. The TELEGLOBE Board unanimously determined that the Merger Agreement was fair to and in the best interests of TELEGLOBE and TELEGLOBE's shareholders and authorized the officers of TELEGLOBE to execute the Merger Agreement and the related agreements.

      On June 14, 1998, following conclusion of the respective meetings of the TELEGLOBE and EXCEL Boards of Directors, the Merger Agreement, the Voting Agreements and the Stock Option Agreements were executed. Following execution of these agreements, the controlling EXCEL stockholders and the controlling TELEGLOBE shareholders executed written consents in favor of the Merger Agreement and the Merger was publicly announced.

EXCEL's and TELEGLOBE's Reasons for the Merger

      The EXCEL and TELEGLOBE Boards believe that the Merger will create one of the largest and most diverse facilities-based communications companies in North America, with network infrastructure and customers spread throughout the world. The combined company will have pro forma consolidated revenues of approximately $3.5 billion, EBITDA of approximately $571 million (excluding transaction costs) and approximately 15.7 billion minutes of use, based on results for the six months ended June 30, 1998 annualized. The EXCEL and TELEGLOBE Boards further believe that the Merger will provide opportunities to achieve substantial benefits for the respective stockholders and customers of each company through the more efficient utilization and the growth opportunities created by the combination of the respective companies' assets and management. The combined company, operating in the combined markets with the combined assets, financial resources, management and technical expertise of both EXCEL and TELEGLOBE, is expected to be better able to capitalize on growth opportunities in the communications industry, both in North America and around the world. In addition, the combined company should be better positioned to compete effectively in the rapidly changing communications industry than either EXCEL or TELEGLOBE on a stand-alone basis.

Factors Considered by the EXCEL Board

      EXCEL's Board believes that the Merger provides EXCEL with a strategic opportunity to expand its business in a number of important ways and that EXCEL's competitive position and overall performance will benefit from TELEGLOBE's business, technological and financial resources. The EXCEL Board agreed with the view of EXCEL management that EXCEL needed to align with a global telecommunications company in order to position itself for an anticipated expansion in demand for worldwide data transmission services and capacity. The EXCEL Board also believes that the Exchange Ratio provides fair value for the EXCEL shares, and the combined enterprise will be well positioned to take advantage of new opportunities and to meet competitive challenges in the communications industry.

      EXCEL and TELEGLOBE agreed that the Exchange Ratio for the Merger should reflect the going-concern equity values of the companies. The negotiations led to management of the two companies agreeing also to use as a component in establishing the Exchange Ratio the average trading prices of the stock of the two companies during the period from the announcement of first quarter earnings (April 29, 1998 for EXCEL and May 14, 1998 for TELEGLOBE) until June 12, 1998, the last trading day prior to the announcement of the Merger. However, during the two-week period leading up to the signing of the Merger Agreement, there were substantial increases in EXCEL's stock price and a CNBC report in early June identifying EXCEL as a possible merger target, numerous speculative communications available publicly over the Internet and, shortly before the signing of the Merger Agreement, a Reuters news article on the same subject.

      Based on the foregoing, in negotiating the Exchange Ratio, management of EXCEL and TELEGLOBE discounted EXCEL's stock prices during the period in which the stock price was affected by market speculation. The EXCEL Board carefully considered this discounting, together with the various other factors discussed below, as well as Lehman Brothers' analysis of the Exchange Ratio, the comparison of the two companies' stock prices and EXCEL management's report that second quarter earnings would fall short of the consensus analysts expectations (as was announced by EXCEL at the time of the announcement of the Merger). On this basis, the EXCEL Board determined that it was appropriate for management to agree to discount the "spikes" in EXCEL's stock price in negotiating the Exchange Ratio. EXCEL's average per share closing price on the NYSE for the period from April 29, 1998 through May 29, 1998, the last trading day before the period of increases in EXCEL's trading price, was $22.73. Using TELEGLOBE's average per share closing price on the NYSE for the period from May 14, 1998 through June 12, 1998 of $25.56 (split-adjusted), each share of EXCEL Common Stock, if exchanged based on such price, would be exchanged for TELEGLOBE Common Shares having a market value of $22.62. Based in part on this comparison and in part on the strategic benefits of the combination and other factors described below, the Board of Directors of EXCEL concluded that the Exchange Ratio constituted fair consideration for EXCEL's stockholders.

      As the Exchange Ratio is fixed, it is not possible to determine the value of the TELEGLOBE Common Shares that EXCEL's stockholders will receive in exchange for their shares of EXCEL Common Stock. The actual value will be based on the market price of the TELEGLOBE Common Shares at the Effective Time. See "Risk Factors - Fixed Exchange Ratio." EXCEL's per share closing price on the NYSE was $21-3/4 on August 28, 1998 (the most recent practicable date prior to the date of this Information Statement/Prospectus) and $27-9/16 on June 12, 1998 (the last full trading day prior to the announcement of the Merger). EXCEL's average per share closing price on the NYSE for the twenty consecutive trading days prior to and including June 12, 1998 was $23.74. Using the TELEGLOBE per share closing price (split-adjusted) on the NYSE of $26-5/16 on August 28, 1998 and of $25-13/16 on June 12, 1998, each share of EXCEL Common Stock, if exchanged based on such prices, would be exchanged for TELEGLOBE Common Shares having a market value of $23.29 and $22.84, respectively. Using TELEGLOBE's average per share closing price (split-adjusted) on the NYSE for the twenty consecutive trading days prior to and including June 12, 1998 of $25.64, each share of EXCEL common stock, if exchanged based on such price, would be exchanged for TELEGLOBE Common Shares having a market value of $22.69.

      Information and Factors Considered by the EXCEL Board. In reaching its determination to approve and recommend the Merger, the EXCEL Board considered, among other things, (i) information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of each company, and EXCEL's projected future financial performance as a separate entity and on a combined basis with TELEGLOBE, (ii) current industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increasing competition in the communications industry (and the corresponding decrease in the number of suitable strategic merger partners);
(iii) the importance of market position, significant scale and scope and financial resources to EXCEL's ability to compete effectively in the changing environment in the global communications market; (iv) the fact that the Merger was structured as a merger of equals and the contemplated role of EXCEL's officers and directors in the combined company; (v) the risks associated with achieving the operating cost savings and revenue growth expected as a result of consummating the Merger; (vi) the terms of the Merger Agreement and related documentation; (vii) the current and historical market prices of the common stock of each company; (viii) the opinion of EXCEL's financial advisor described below as to the fairness, from a financial point of view, of the Exchange Ratio (which was determined through arm's-length negotiations between EXCEL and TELEGLOBE companies); (ix) the likelihood of obtaining required regulatory approvals; (x) the changing regulatory environment in the domestic telecommunications industry; (xi) the challenges of combining the business of two major corporations of this size and the attendant risk of diverting management resources from other strategic opportunities and from operational matters for an extended period of time; and (xii) the availability of alternative strategic transactions; (xiii) the impact of the Merger on the customers and employees of each company. In reaching its decision to approve the Merger and to recommend the Merger to its stockholders, the EXCEL Board did not assign any relative or specific weights to the various factors considered and individual directors may have given different weights to different factors.

      The following are the primary strategic advantages of the Merger that were considered by the EXCEL Board in reaching its determination to recommend the Merger.

      Acceleration of Strategic Initiatives. The Merger is intended to allow both companies to forego certain investments anticipated in the future and to employ that capital for the development of new growth opportunities. Both companies had intended to make significant investments in order to develop certain strategic assets already owned by the other. For TELEGLOBE, this consisted primarily of developing retail distribution channels catering to residential and commercial customers, including the necessary investments in customer care and billing in order to support these types of customers. For EXCEL, this consisted primarily of preliminary plans to develop both an international telecommunications transmission network as well as a data network within the United States. The Merger should allow the combined company to exploit these assets much sooner than either company could have on its own.

      The EXCEL Board believes that EXCEL's ability to accelerate its entry both into international telecommunications services as a facilities-based provider and into data services is very important as these markets are among the fastest growing revenue channels in the telecommunications industry. The EXCEL Board also determined that it is imperative that EXCEL offer these services in order to remain competitive with other large telecommunication companies and that it would take EXCEL considerable time and expense to replicate these assets on a stand-alone basis.

      Leveraging TELEGLOBE's Global Network and Operating Licenses and EXCEL's Distribution Channels. The EXCEL Board believes that TELEGLOBE's global network and operating licenses in eighteen countries can be leveraged in order to provide a platform for the expansion of EXCEL's distribution channels, particularly its relationship marketing distribution channel, into new geographic markets. This expansion would target retail market growth to both residential and commercial customers in Europe, Asia, Latin America and Canada. The EXCEL Board also believes that TELEGLOBE's name recognition, relationships with foreign PTTs (Post Telegraph and Telephone Companies, which are Government owned or controlled monopolies that usually provide domestic as well as international services) and 48 years of operating experience in the international telecommunications market as a wholesale provider will greatly enhance the combined companies' ability to enter these foreign markets as a retail provider.

      Introduction of TELEGLOBE's Products and Services to EXCEL's Existing Customers. The combined company intends to offer certain of TELEGLOBE's existing products and services to EXCEL's existing customer base, thereby increasing and enhancing its product offering. These products include more competitively-priced international long distance services, operator services, calling cards, Internet connectivity and other international business services. The EXCEL Board believes that the ability to offer a wide array of competitively priced products to retail customers on a bundled basis, particularly international and data/Internet products combined with voice products, is becoming increasingly important in the retail telecommunications market.

      Integration of TELEGLOBE's Global and EXCEL's U.S. Network. The combined company intends to integrate EXCEL's U.S. and TELEGLOBE's global networks in order to reduce termination costs currently being paid to third party networks. Both companies currently utilize third party networks for terminating transmission services that the other can provide. The companies have established a transition planning committee and have begun the process of integrating their networks and exchanging vendor services, all on an arm's-length basis.

      The EXCEL Board established a strategy in 1997 that included increased network ownership designed to reduce its per minute transmission costs and to enhance its quality of service. The Telco merger was the first step in the process and the Merger is intended to serve as the next step. EXCEL's customers have increasingly sophisticated telecommunication requirements that can no longer be adequately serviced on a predominantly reseller basis. The EXCEL Board believes that each company's use of the network infrastructure of the other could maximize revenue and profit opportunities for the combined company.

Opinion of the Financial Advisor to the EXCEL Board

      Lehman Brothers served as financial advisor to EXCEL in connection with the Merger and, in that capacity, delivered an oral opinion to the EXCEL Board on June 13, 1998, subsequently confirmed in a written opinion to the EXCEL Board dated June 14, 1998 (the "Lehman Brothers Opinion") to the effect that, as of the date of the Lehman Brothers Opinion and based on and subject to the assumptions, limitations and qualifications set forth therein, from a financial point of view, the Exchange Ratio was fair to the stockholders of EXCEL. In its presentation to the EXCEL Board, Lehman Brothers based its analyses on the facts as they existed on and could be evaluated as of the time of such presentation. In rendering the Lehman Brothers Opinion, Lehman Brothers based its conclusion upon the Exchange Ratio.

      The full text of the Lehman Brothers Opinion is attached as Appendix B to this Information Statement/Prospectus and is incorporated herein by reference. EXCEL stockholders may read the Lehman Brothers Opinion in its entirety for assumptions made, procedures followed and other matters considered by Lehman Brothers. The summary of the Lehman Brothers Opinion set forth in this Information Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

      No limitations were imposed by EXCEL on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. Lehman Brothers was not requested to and did not make any recommendation to the EXCEL Board as to the form or amount of the consideration to be received by the holders of EXCEL Common Stock in the Merger, which was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to EXCEL or TELEGLOBE, but rather made its determination as to the fairness, from a financial point of view, of the Exchange Ratio to the stockholders of EXCEL on the basis of the financial and comparative analysis described below. Lehman Brothers' opinion is for the use and benefit of the EXCEL Board and was rendered to the EXCEL Board in connection with its consideration of the Merger. Lehman Brothers' opinion was not intended to be and did not constitute a recommendation to any holder of EXCEL Common Stock as to how such stockholder should have voted with respect to the Merger. Lehman Brothers was not requested to opine as to, and its opinion does not address, EXCEL's underlying business decision to proceed with or effect the Merger.

      In arriving at its opinion, Lehman Brothers reviewed and analyzed: (i) the Merger Agreement and the specific terms of the Merger, including with respect to the governance of TELEGLOBE following the consummation of the Merger, (ii) such publicly available information concerning EXCEL and TELEGLOBE that Lehman Brothers believed to be relevant to its analysis, (iii) non-public financial and operating information with respect to the business, operations and prospects of EXCEL furnished to Lehman Brothers by EXCEL (including, without limitation, the anticipated financial results of EXCEL for the quarter ended June 30, 1998, certain of which were publicly disclosed concurrently with the announcement of the Merger), (iv) financial and operating information with respect to the business, operations and prospects of TELEGLOBE furnished to Lehman Brothers by TELEGLOBE and EXCEL, (v) a trading history of the EXCEL Common Stock from May 10, 1996 (the date of EXCEL's initial public offering) to June 11, 1998 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (vi) a trading history of the TELEGLOBE Common Shares from June 1, 1995 to June 11, 1998 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (vii) a comparison of the historical financial results and present financial condition of EXCEL with those of other companies that Lehman Brothers deemed relevant,
(viii) a comparison of
the historical financial results and present financial condition of TELEGLOBE with those of other companies that Lehman Brothers deemed relevant, (ix) third-party research analysts' quarterly and annual earnings estimates and recommendations for EXCEL and for TELEGLOBE, including a comparison of analysts' estimates of the earnings of EXCEL with the current projections of management of EXCEL for the second quarter of 1998 and subsequent quarters, (x) the potential market performance of the EXCEL Common Stock in the absence of the Merger, (xi) the potential pro forma financial effects of the Merger on EXCEL and TELEGLOBE, including the strategic benefits, revenue enhancements, cost savings and other synergies expected by the managements of EXCEL and TELEGLOBE to result from a combination of the businesses of EXCEL and TELEGLOBE, (xii) the terms of certain other transactions that Lehman Brothers deemed relevant, and (xiii) the results of prior efforts to solicit indications of interest from third parties with respect to a business combination or other strategic transaction with EXCEL. In addition, Lehman Brothers had discussions with the managements of EXCEL and TELEGLOBE concerning their respective businesses, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

      In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of EXCEL and TELEGLOBE that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. EXCEL management provided to Lehman Brothers projections of its estimates of the future performance of EXCEL for the period from January 1, 1998 to December 31, 2002, without giving effect to the Merger. Based on these projections and with the consent of EXCEL, Lehman Brothers extrapolated estimates for the one year period ending on December 31, 2003 for purposes of its analyses, which, together with the projections provided by the management of EXCEL, are referred to herein as the "EXCEL Management Case." Upon advice of EXCEL, Lehman Brothers assumed that the projections provided by EXCEL management had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of EXCEL as to the future financial performance of EXCEL. However, given that EXCEL's recent financial performance had fallen short of management's projections, Lehman Brothers also prepared and considered more conservative projections for the period of January 1, 1998 to December 31, 2003 (the "EXCEL Alternative Case") based upon the possibility that EXCEL would underperform EXCEL management's projections in the future. The EXCEL Alternative Case contained more conservative assumptions than the EXCEL Management Case with respect to, among other things, revenue growth rates and operating profit margins. Lehman Brothers discussed the EXCEL Alternative Case with EXCEL management, and EXCEL management consented to the use of such projections, in addition to the EXCEL Management Case, in performing Lehman Brothers' analysis.

      With respect to the financial projections of TELEGLOBE without giving effect to the Merger, TELEGLOBE management provided to Lehman Brothers projections of the financial performance of TELEGLOBE for the period from January 1, 1998 to December 31, 2001. Based on these projections and with the consent of TELEGLOBE, Lehman Brothers extrapolated estimates for the two year period ending on December 31, 2003 for purposes of its analysis which, together with the projections provided by the management of TELEGLOBE, are referred to herein as the "TELEGLOBE Management Case." Upon advice of EXCEL and TELEGLOBE, Lehman Brothers assumed that the projections provided by management of TELEGLOBE had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of TELEGLOBE as to the future financial performance of TELEGLOBE without giving effect to the Merger and that TELEGLOBE would perform substantially in accordance with such projections.

      With respect to the financial projections of TELEGLOBE following the consummation of the Merger, including the strategic benefits, revenue enhancements, cost savings and other synergies expected by the managements of EXCEL and TELEGLOBE to result from a combination of the businesses of EXCEL and TELEGLOBE, such projections were prepared by combining the EXCEL Management Case projections or the EXCEL Alternative Case projections, as the case may be, with the TELEGLOBE Management Case projections, and incorporating such strategic benefits, revenue enhancements, cost savings and other synergies. Upon advice of EXCEL and TELEGLOBE, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of EXCEL and TELEGLOBE as to the future financial performance of TELEGLOBE following the consummation of the Merger and that TELEGLOBE would perform substantially in accordance with such projections post-Merger.

      In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of the properties and facilities of EXCEL and TELEGLOBE and did not make or obtain any evaluations or appraisals of the assets or liabilities of EXCEL or TELEGLOBE. Upon advice of EXCEL, Lehman Brothers assumed that the Merger would qualify as a tax-free transaction to the stockholders of EXCEL. The analyses described below assume that the Merger would be accounted for as a pooling of interests. The Lehman Brothers Opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

      In connection with its presentation to the EXCEL Board and the preparation of its fairness opinion, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any specific weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to the industry performance, general business and economic conditions and other matters, many of which are beyond the control of EXCEL and TELEGLOBE. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

      Historical Stock Trading Analysis and Exchange Ratio Analysis. Lehman Brothers analyzed the historical trading prices for the EXCEL Common Stock from May 10, 1996 (the date of EXCEL's initial public offering) to June 11, 1998 and the historical trading prices for the TELEGLOBE Common Shares from June 1, 1995 to June 11, 1998. Lehman Brothers also analyzed the indexed historical trading prices for the EXCEL Common Stock and the TELEGLOBE Common Shares from May 10, 1996 to June 11, 1998 to an index comprised of fONOROLA, Inc. and Call-Net Enterprises, Inc., an index comprised of Esprit Telecom Group plc, IDT Corporation, Pacific Gateway Exchange, Inc., Primus Telecommunications Group, Inc., Telegroup, Inc. and Viatel, Inc., and an index comprised of Frontier Corporation, IXC Communications, Inc., Qwest Communications International, Inc. and Tel-Save Holdings, Inc. Lehman Brothers considered the potential impact on the market price of EXCEL Common Stock of the announcement of the earnings of EXCEL for the second quarter of 1998 without the concurrent announcement of the Merger. Lehman Brothers also analyzed the exchange ratios that would be derived from the market prices for EXCEL and TELEGLOBE over the one year period from June 11, 1997 through June 11, 1998.

      Comparable Company Analysis. Using publicly available information, Lehman Brothers compared the financial performance and stock market valuation of EXCEL with the following domestic long distance telecommunications companies: Frontier Corporation, IXC Communications, Inc., Qwest Communications International, Inc. (pro forma for the LCI International, Inc. acquisition) and Tel-Save Holdings, Inc. (the "EXCEL Comparable Public Companies"). Estimates for the EXCEL Comparable Public Companies were based upon research analysts' estimates. The median multiples for the equity market value to projected 1998 and 1999 earnings were 33.9x and 16.2x, respectively, for the EXCEL Comparable Public Companies versus 22.3x projected 1998 earnings and 13.4x projected 1999 earnings for EXCEL using the EXCEL Management Case. Among other multiples, Lehman Brothers also calculated the median multiples for the EXCEL Comparable Public Companies for the equity market value plus net indebtedness, preferred stock and minority interests ("Firm Value") to latest twelve months ("LTM") revenues and the Firm Value to projected 1998 and 1999 revenues. The median multiples of the EXCEL Comparable Public Companies were 3.8x, 2.7x, and 2.2x for LTM revenue, projected 1998 revenue, and projected 1999 revenue, respectively, versus 2.1x, 1.9x, and 1.5x for LTM revenue, projected 1998 revenue, and projected 1999 revenue, respectively, for EXCEL.

      Using publicly available information, Lehman Brothers also compared the financial performance and stock market valuation of TELEGLOBE with the following Canadian and international long distance telecommunications companies: Call-Net Enterprises, Inc., Esprit Telecom Group plc, fONOROLA, Inc., IDT Corporation, Pacific Gateway Exchange, Inc., Primus Telecommunications Group, Inc., RSL Communications, Ltd., Startec Global Communications Corporation, STAR Telecommunications, Inc., Telegroup, Inc., and Viatel, Inc. (the "TELEGLOBE Comparable Public Companies"). Estimates for the TELEGLOBE Comparable Public Companies were based upon research analysts' estimates. The median multiples for the equity market value to projected 1998 and 1999 earnings were 38.3x and 25.0x, respectively, for the TELEGLOBE Comparable Public Companies versus 30.9x projected 1998 earnings and 23.5x projected 1999 earnings for TELEGLOBE using the TELEGLOBE Management Case. Among other multiples, Lehman Brothers also calculated the median multiples for the TELEGLOBE Comparable Public Companies for the Firm Value to LTM revenues, projected 1998 revenues and projected 1999 revenues. The median multiples of the TELEGLOBE Comparable Public Companies were 2.4x, 1.8x, and 1.3x for LTM revenue, projected 1998 revenue, and projected 1999 revenue, respectively, versus 2.5x, 2.3x, and 1.8x for LTM revenue, projected 1998 revenue, and projected 1999 revenue, respectively, for TELEGLOBE under the TELEGLOBE Management Case.

      Discounted Cash Flow Analyses of EXCEL and TELEGLOBE. Lehman Brothers calculated the present value of the future streams of after-tax cash flows that EXCEL and TELEGLOBE could be expected to produce over a five-year period ending on December 31, 2003. Using the EXCEL Management Case projections, the EXCEL Alternative Case projections, or the TELEGLOBE Management Case projections, respectively, the after-tax cash flows for the five-year period beginning on January 1, 1999 and ending on December 31, 2003 were calculated as unlevered after-tax earnings plus depreciation and amortization less net changes in non-cash, non-debt working capital and capital expenditures. Lehman Brothers calculated terminal values for EXCEL and TELEGLOBE in 2003 by applying to projected operating earnings before net interest expense, taxes, depreciation and amortization ("EBITDA") a range of multiples. The cash flow streams and terminal values were then discounted to present values using a range of discount rates, which were chosen based on assumptions regarding factors such as the inflation rates, interest rates, the inherent business risk and the cost of capital for EXCEL and TELEGLOBE, respectively.

      Based on these assumptions and discounting all cash flows to January 1, 1999, Lehman Brothers calculated equity values based upon the EXCEL Management Case and the EXCEL Alternative Case of $21.39 to $27.26 and $16.56 to $21.33, respectively, per EXCEL share, and calculated equity values based upon the TELEGLOBE Management Case of $41.09 to $48.29 per TELEGLOBE share (split-adjusted). Based on the discounted cash flow analyses of EXCEL and TELEGLOBE, the Exchange Ratio exceeded the implied exchange ratio derived from the discounted cash flow analysis of the EXCEL Management Case relative to the discounted cash flow analysis of the TELEGLOBE Management Case, and exceeded the implied exchange ratio derived from the discounted cash flow analysis of the EXCEL Alternative Case relative to the discounted cash flow analysis of the TELEGLOBE Management Case.

      Discounted Cash Flow Analysis of TELEGLOBE Post-Merger. Lehman Brothers calculated the present value of the future streams of after-tax cash flows that TELEGLOBE could be expected to produce over a five-year period ending on December 31, 2003 after giving effect to the Merger. The analysis utilized the EXCEL Management Case projections, the EXCEL Alternative Case projections and the TELEGLOBE

Management Case projections, and assumed, among other items, the strategic benefits, revenue enhancements, cost savings and other synergies anticipated to result from the Merger. The after-tax cash flows for the five-year period beginning on January 1, 1999 and ending on December 31, 2003 were calculated as unlevered after-tax earnings plus depreciation and amortization less net changes in non-cash, non-debt working capital and capital expenditures. Lehman Brothers calculated terminal values for TELEGLOBE in 2003 by applying to projected EBITDA a range of multiples based on a blended average of the terminal multiples for EXCEL and TELEGLOBE. The cash flow streams and terminal values were then discounted to present values using a range of discount rates, which were chosen based on assumptions regarding factors such as the inflation rates, interest rates, the inherent business risk in TELEGLOBE's business post-Merger, and the assumed cost of capital to TELEGLOBE post-Merger.

      Lehman Brothers performed a discounted cash flow analysis (discounting all cash flows to January 1, 1999) and calculated a TELEGLOBE post-Merger per share equity value based upon the EXCEL Management Case and the TELEGLOBE Management Case of $39.94 per post-Merger TELEGLOBE share (split-adjusted). Lehman Brothers then applied the Exchange Ratio to the post-Merger TELEGLOBE share price, and determined that, based on this analysis and all of its assumptions, a holder of EXCEL Common Stock would receive $35.37 of implied value for each share of EXCEL Common Stock which implied value exceeded the discounted cash flow analysis equity value per share of EXCEL Common Stock under both the EXCEL Management Case and the EXCEL Alternative Case, and also exceeded the market price per share of EXCEL Common Stock as of June 11, 1998. Lehman Brothers performed a discounted cash flow analysis (discounting all cash flows to January 1, 1999) and calculated a TELEGLOBE post-Merger per share equity value based upon the EXCEL Alternative Case and the TELEGLOBE Management Case of $36.58 per post-Merger TELEGLOBE share (split-adjusted). Lehman Brothers then applied the Exchange Ratio to the post-Merger TELEGLOBE share price, and determined that based on this analysis and all of its assumptions, a holder of EXCEL Common Stock would receive $32.40 of implied value for each share of EXCEL Common Stock which implied value exceeded the discounted cash flow analysis equity value per share of EXCEL Common Stock under both the EXCEL Management Case and the EXCEL Alternative Case, and also exceeded the market price per share of EXCEL Common Stock as of June 11, 1998.

      Pro Forma Ownership Analysis. Lehman Brothers analyzed the relative ownership of TELEGLOBE shareholders after the Merger (based upon the Exchange Ratio) on a fully diluted basis by present holders of EXCEL Common Stock and present holders of TELEGLOBE Common Shares, employing certain assumptions as to the exercise of options by the holders of EXCEL options and TELEGLOBE options. This analysis indicated that holders of EXCEL Common Stock and holders of TELEGLOBE Common Shares would own 48.6% and 51.4%, respectively, of TELEGLOBE after the Merger on a fully diluted basis.

      Contribution Analysis. Lehman Brothers analyzed, among other items, the contribution to combined estimated revenues and EBITDA before strategic benefits, revenue enhancements, cost savings and other synergies expected by the managements of EXCEL and TELEGLOBE to result from a combination of the businesses of EXCEL and TELEGLOBE for the LTM, the latest publicly disclosed three months figure annualized, and for the projected years 1998 through 2003 (the "Relative Contribution Period"). Based on the EXCEL Management Case projections and the TELEGLOBE Management Case projections, this analysis indicated that in the Relative Contribution Period, EXCEL was projected to contribute from 50.6% to 57.9%, and TELEGLOBE was projected to contribute from 42.1% to 49.4%, of estimated revenues before strategic benefits, revenue enhancements, and other synergies. This analysis also indicated that in the Relative Contribution Period, EXCEL was projected to contribute from 46.1% to 59.8%, and TELEGLOBE was projected to contribute from 40.2% to 53.9%, of estimated EBITDA before strategic benefits, revenue enhancements, cost savings and other synergies. Based on the EXCEL Alternative Case projections and the TELEGLOBE Management Case projections, this analysis indicated that in the Relative Contribution Period, EXCEL was projected to contribute from 47.0% to 57.4%, and TELEGLOBE was projected to contribute from 42.6% to 53.0%, of estimated revenues before strategic benefits, revenue enhancements, and other synergies. This analysis also indicated that in the Relative Contribution Period, EXCEL was projected to contribute from 41.0% to 55.6%, and TELEGLOBE was projected to contribute from

44.4% to 59.0%, of estimated EBITDA before strategic benefits, revenue enhancements, cost savings and other synergies.

      Lehman Brothers also analyzed the relative contribution to the equity value of TELEGLOBE post-Merger, on a discounted cash flow basis, of the equity values of EXCEL and TELEGLOBE. The discounted cash flow equity value of TELEGLOBE post-Merger was assumed to be the sum of the discounted cash flow equity values of EXCEL and TELEGLOBE. Using the EXCEL Management Case projections and the TELEGLOBE Management Case projections, and excluding any of the strategic benefits, revenue enhancements, cost savings and other synergies expected by the managements of EXCEL and TELEGLOBE to result from a combination of the businesses of EXCEL and TELEGLOBE, EXCEL and TELEGLOBE contributed 36.3% and 63.7%, respectively, of the discounted cash flow equity value of TELEGLOBE post-Merger. Using the EXCEL Alternative Case projections and the TELEGLOBE Management Case projections, and excluding any of the strategic benefits, revenue enhancements, cost savings and other synergies expected by the managements of EXCEL and TELEGLOBE to result from a combination of the businesses of EXCEL and TELEGLOBE, EXCEL and TELEGLOBE contributed 30.7% and 69.3%, respectively, of the discounted cash flow equity value of TELEGLOBE post-Merger.

      Pro Forma Merger Analysis. Lehman Brothers analyzed, among other items, the estimated pro forma financial results for TELEGLOBE assuming consummation of the Merger as of December 31, 1998 and including the strategic benefits, revenue enhancements, cost savings and other synergies anticipated to result from the Merger. Lehman Brothers compared EXCEL's and TELEGLOBE's estimated earnings per share ("EPS") for 1999, 2001 and 2003 on a stand-alone basis with EXCEL's and TELEGLOBE's allocated EPS of TELEGLOBE post-Merger for 1999, 2001 and 2003. Based on the EXCEL Management Case projections for 1999, 2001 and 2003 and the TELEGLOBE Management Case projections for 1999, 2001 and 2003, Lehman Brothers noted that the Merger would result in EPS dilution for current holders of EXCEL Common Stock of 18.5% in 1999, 4.1% in 2001 and EPS accretion of 3.1% in 2003, and EPS accretion for current holders of TELEGLOBE Common Shares of 62.5% in 1999, 29.8% in 2001 and 16.6% in 2003. Based on the EXCEL Alternative Case projections for 1999, 2001 and 2003 and the TELEGLOBE Management Case projections for 1999, 2001 and 2003, Lehman Brothers noted that the Merger would result in EPS dilution for current holders of EXCEL Common Stock of 10.9% in 1999, EPS accretion of 7.0% in 2001 and 18.6% in 2003, and EPS accretion for current holders of TELEGLOBE Common Shares of 47.8% in 1999, 18.7% in 2001 and 5.1% in 2003.

      Has/Gets Analysis. Lehman Brothers calculated, among other items, the effect that the Merger would have on the projected revenue, EBITDA, operating earnings before net interest expense and taxes ("EBIT"), net income, EPS and cash EPS (EPS prior to goodwill amortization) of EXCEL and TELEGLOBE on a stand-alone basis before the Merger and as compared to the projected revenue, EBITDA, EBIT, net income, EPS and cash EPS of TELEGLOBE after the Merger. This analysis was based on the assumptions described above, including the realization of the strategic benefits, revenue enhancements, cost savings and other synergies anticipated to result from the Merger.

      The analysis indicated that assuming the Exchange Ratio, the EXCEL Management Case projections and the TELEGLOBE Management Case projections, the Merger would result in a decrease in 1999 for EXCEL in projected revenue, EBITDA, EBIT, net income, EPS and cash EPS ranging from 14.0% to 20.1% and an increase in 1999 for TELEGLOBE in projected revenue, EBITDA, EBIT, net income, EPS and cash EPS ranging from 25.5% to 66.6%. The analysis indicated that assuming the Exchange Ratio, the EXCEL Management Case projections and the TELEGLOBE Management Case projections, the Merger would result in a change in 2001 for EXCEL in projected revenue, EBITDA, EBIT, net income, EPS and cash EPS ranging from a decrease of 11.3% to an increase of 3.8% and an increase in 2001 for TELEGLOBE in projected revenue, EBITDA, EBIT, net income, EPS and cash EPS ranging from 15.3% to 31.9%. The analysis indicated that assuming the Exchange Ratio, the EXCEL Alternative Case projections and the TELEGLOBE Management Case projections, the Merger would result in a decrease in 1999 for EXCEL in projected revenue, EBITDA, EBIT, net income, EPS and cash

EPS ranging from 6.8% to 13.2% and an increase in 1999 for TELEGLOBE in projected revenue, EBITDA, EBIT, net income, EPS and cash EPS ranging from 18.9% to 52.1%. The analysis indicated that assuming the Exchange Ratio, the EXCEL Alternative Case projections and the TELEGLOBE Management Case projections, the Merger would result in a change in 2001 for EXCEL in projected revenue, EBITDA, EBIT, net income, EPS and cash EPS ranging from a decrease of 6.0% to an increase of 13.5% and an increase in 2001 for TELEGLOBE in projected revenue, EBITDA, EBIT, net income, EPS and cash EPS ranging from 7.4% to 20.9%.

      Analysis at Various Combined Company Trading Prices. Lehman Brothers analyzed, among other items, the range of multiples of potential Firm Value for TELEGLOBE post-Merger as a multiple of projected revenue and EBITDA for TELEGLOBE post-Merger and the range of multiples of potential pro forma share prices to projected EPS for TELEGLOBE post-Merger. For the purposes of this analysis, Lehman Brothers assumed the realization of the strategic benefits, revenue enhancements, cost savings and other synergies anticipated to result from the Merger and certain other assumptions such as the Exchange Ratio. Based on the foregoing and per-share prices for the combined company ranging from $23 to $35 per post-Merger TELEGLOBE share (split-adjusted), this analysis indicated that (i) the Firm Value of the combined company as a multiple of projected 1999 revenue ranged from 1.4x to 2.1x and of projected 1999 EBITDA ranged from 7.3x to 10.9x and (ii) the potential pro forma share prices of the combined company as a multiple of projected 1999 EPS ranged from 14.4x to 21.9x. Lehman Brothers then compared these multiples to those of the following telecommunications companies: AT&T Corporation, British Telecommunications plc, WorldCom, Inc./MCI Communications Corporation, Cable & Wireless plc, Frontier Corporation, Qwest Communications International, Inc. (pro forma for the LCI International, Inc. acquisition), an index comprised of RSL Communications, Ltd., STAR Telecommunications, Inc., and Pacific Gateway Exchange, Inc., and an index comprised of fONOROLA, Inc. and Call-Net Enterprises, Inc. (collectively, the "post-Merger Comparable Public Companies"). The median multiples for the Firm Value to projected 1999 revenue and EBITDA were 2.2x and 8.7x, respectively, for the post-Merger Comparable Public Companies. The median multiple for the current share price to projected 1999 EPS was 21.0x for the post-Merger Comparable Public Companies.

      Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The EXCEL Board selected Lehman Brothers because of its expertise, reputation and familiarity with EXCEL in particular and the telecommunications industry in general and because its investment banking professionals have substantial experience in transactions similar to the Merger.

      As compensation for its services in connection with the Merger, EXCEL has agreed to pay Lehman Brothers the following fees: (a) $500,000 upon delivery of its opinion to the Board of Directors of EXCEL, (b) $100,000 for any bring down opinion to the Board of Directors of EXCEL, (c) $4,500,000 less any amounts paid to Lehman Brothers pursuant to (a) and (b), at the closing of a transaction with TELEGLOBE. In addition, EXCEL has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Lehman Brothers and certain related persons for certain liabilities that may arise out of its engagement by EXCEL and the rendering of its opinion. Lehman Brothers has performed various investment banking services for EXCEL in the past and has received customary fees for such services.

      In the ordinary course of its business, Lehman Brothers may actively trade in EXCEL Common Stock and TELEGLOBE Common Shares for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Terms of the Merger

      THE DESCRIPTION OF THE MERGER AGREEMENT SET FORTH BELOW IS QUALIFIED BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS INFORMATION STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY THIS REFERENCE.

      The Merger. The Merger Agreement provides, among other things, for a merger of equals transaction in which Merger Sub will merge with and into EXCEL, with EXCEL surviving the Merger as a wholly owned subsidiary of TELEGLOBE (the "Surviving Corporation"). The Merger will become effective at such time as the Certificate of Merger for the Merger is filed with the Secretary of State of the State of Delaware (or at such later time as may be specified in the Certificate of Merger) (the "Effective Time"). The Effective Time is expected to occur as soon as practicable after the last of the conditions precedent to the Merger set forth in the Merger Agreement has been satisfied or waived. See "--Conditions; Waivers."

      Certificate of Incorporation and By-Laws of Surviving Corporation. The Merger Agreement provides that the certificate of incorporation of EXCEL as in effect immediately prior to the Effective Time will become the certificate of incorporation of the Surviving Corporation, as amended to reduce the authorized number of shares of EXCEL Common Stock to an amount equal to the sum of the actual number of such shares outstanding immediately prior to the Effective Time plus 1,000 shares, and to eliminate a class of authorized preferred stock. The By-Laws of Merger Sub as in effect immediately prior to the Effective Time will become the by-laws of the Surviving Corporation.

      Certificate of Incorporation and By-laws of TELEGLOBE. As contemplated by the Merger Agreement, on August 10, 1998, TELEGLOBE's shareholders approved an amendment to TELEGLOBE's articles of incorporation which will become effective at the Effective Time and which includes (i) provisions requiring supermajority approval for certain actions by the TELEGLOBE Board and (ii) provisions concerning the composition of the Board of Directors of TELEGLOBE after the Merger (the "TELEGLOBE Articles Amendment"). See "--Other Covenants" and "--Interests of Certain Persons in the Merger--Certain Other Matters."

      Officers and Directors of the Surviving Corporation. The officers of EXCEL immediately prior to the Effective Time will become the officers of the Surviving Corporation, until their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. The directors of Merger Sub immediately prior to the Effective Time (which will be comprised of an equal number of representatives designated by TELEGLOBE and EXCEL) will become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified. See "Directors and Management of TELEGLOBE Following the Merger."

      Effect on EXCEL Common Stock. At the Effective Time, each share of EXCEL Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.885 of a TELEGLOBE Common Share, rounded down to the nearest whole number (together with any cash payable in lieu of fractional TELEGLOBE Common Shares as described below under "--Fractional Shares."

      At the Effective Time, each option to purchase or right to receive EXCEL Common Stock (an "EXCEL Stock Option") issued pursuant to EXCEL's stock or stock option plans (the "EXCEL Stock Plans") and outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by TELEGLOBE and will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such EXCEL Stock Option immediately prior to the Effective Time (taking into account any acceleration of vesting as a result of the Merger), that number of TELEGLOBE Common Shares which the holder of such EXCEL Stock Option would have been entitled to receive pursuant to the Merger if such holder had exercised such EXCEL Stock Option in full immediately prior to the Effective Time (rounded up to the nearest whole number), at an exercise price per share equal to (y) the exercise price per share for the shares of EXCEL Common Stock purchasable pursuant to such EXCEL Stock Option divided by (z) the Exchange Ratio (a "Converted Option"). The Merger Agreement provides that TELEGLOBE will prepare and file with the Commission a registration statement on Form S-8 under the Securities Act or on any other appropriate form with respect to the TELEGLOBE Common Shares subject to EXCEL Stock Options issued or issuable under such EXCEL Stock Plans and will use its best efforts to have such registration statement declared effective immediately following the Effective Time and to maintain the effectiveness of such registration statement or registration statements covering such EXCEL Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such EXCEL Stock Options remain outstanding.

      Fractional Shares. Each holder of shares of EXCEL Common Stock exchanged pursuant to the Merger who or which would otherwise have been entitled to receive a fraction of a TELEGLOBE Common Share will be entitled to receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a TELEGLOBE Common Share and (ii) the average closing price of the TELEGLOBE Common Shares on the NYSE, as reported on the NYSE Composite Tape for the ten trading days prior to and ending on the trading day immediately preceding the date on which the Effective Time occurs (the "Closing Date"). As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent will notify TELEGLOBE, TELEGLOBE will deposit such amount with the Exchange Agent and the Exchange Agent will forward such cash payments to such holders of fractional interests.

Exchange of Certificates in the Merger

      Subject to the terms and conditions of the Merger Agreement, at or prior to the Effective Time, TELEGLOBE will appoint an exchange agent reasonably acceptable to EXCEL to effect the exchange of certificates representing shares of EXCEL Common Stock for certificates representing shares of TELEGLOBE Common Shares (the "Exchange Agent"). As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of a certificate representing shares of EXCEL Common Stock issued and outstanding immediately prior to the Effective Time (each, a "Certificate") a letter of transmittal and instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, the holder of such Certificate will be entitled to receive the TELEGLOBE Common Shares and cash payment in lieu of fractional shares as described above under "--Effect on EXCEL Common Stock" and "--Fractional Shares," together with any unpaid dividends and other distributions to which such holder is entitled, and the Certificate so surrendered will be canceled. WE REQUEST THAT YOU NOT SURRENDER YOUR CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS. No interest will be paid or will accrue on the Merger Consideration. Holders of unexchanged shares of EXCEL Common Stock will not be entitled to receive any dividends or other distributions payable by TELEGLOBE, or cash in lieu of fractional shares, until their Certificates are surrendered. Upon surrender, however, subject to applicable laws, such holders will receive accumulated dividends and distributions, without interest, together with cash in lieu of fractional shares to which they may be entitled.

Listing of the TELEGLOBE Common Shares

      TELEGLOBE has agreed to use its best efforts to cause the TELEGLOBE Common Shares to be issued in the Merger and the TELEGLOBE Common Shares to be reserved for issuance upon exercise of the Converted Options to be approved for listing on the NYSE, subject to official notice of issuance, and on the ME and the TSE, subject to customary requirements. Such authorizations for listing are conditions to the obligations of TELEGLOBE, Merger Sub and EXCEL to consummate the Merger. See "--Conditions; Waivers."

Representations and Warranties

      The Merger Agreement includes representations and warranties by each of EXCEL and TELEGLOBE as to (i) corporate organization, standing and power, (ii) capital structure, (iii) authority to enter into the contemplated transactions and the absence of conflicts between such transactions and its organizational documents, other material contracts and applicable laws, orders and regulatory requirements, (iv) certain third party consents required in connection with the consummation of the Merger, (v) possession and validity of permits, (vi) reports filed with the Commission (and the Canadian securities authorities in the case of TELEGLOBE) and financial statements, (vii) information supplied in connection with the Registration Statement of TELEGLOBE on Form F-4 of which this Information Statement/Prospectus forms a part (the "Form F-4"); (viii) the absence of certain changes or events with respect to their respective businesses, condition, assets, liabilities or results of operations since December 31, 1997, (ix) Board approvals, (x) the stockholder votes required for the contemplated transactions, (xi) brokers or finders, (xii) fairness opinions,
(xiii) the absence of undisclosed liabilities, (xiv) taxes, (xv) real property and intellectual property, (xvi) material contracts, (xvii) litigation, (xviii) environmental matters, (xix) employee benefit plans, (xx) compliance with laws,
(xxi) accounting and tax matters, (xxii) labor matters, (xxiii) insurance,
(xxiv) the absence of any pending Acquisition Proposals (as defined under "--No Solicitation"), (xxv) inapplicability of anti-takeover laws or devices, (xxvi) year 2000 matters, (xxvii) pooling-of-interests accounting treatment and (xxviii) regulatory matters.

      The Merger Agreement also includes joint and several representations and warranties by each of TELEGLOBE and Merger Sub with respect to Merger Sub as to
(i) corporate organization, standing and power, (ii) capital structure, (iii) authority to enter into the contemplated transactions, (iv) the absence of conflicts between such transactions and organizational documents, other material contracts and applicable laws, orders and regulatory requirements and (v) the absence of any business activities except for the purpose of consummating the contemplated transactions.

Businesses of EXCEL and TELEGLOBE Pending the Merger

      EXCEL and TELEGLOBE have agreed that, among other things, prior to the Effective Time or earlier termination of the Merger Agreement, except as permitted by the Merger Agreement or as otherwise agreed by either such party in writing, each of EXCEL and TELEGLOBE will, and will cause each of its respective subsidiaries to, carry on their businesses in the usual, regular and ordinary course in all material respects, and will use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers, regulators, distributors, creditors, lessors, employees and others having business dealings with them to the end that their ongoing businesses will not be impaired in any material respect at the Effective Time.

      Without limiting the foregoing, the Merger Agreement places restrictions on each of EXCEL and TELEGLOBE and their respective subsidiaries with respect to
(i) changes in the fundamental nature of their businesses or entry into material new lines of business outside the communications industry, (ii) capital expenditures, (iii) dividends, changes in share capital or repurchases or redemptions of capital stock, (iv) issuances of securities, (v) changes in organizational documents, (vi) acquisitions other than for cash and acquisitions for cash in existing or related lines of business where the fair market value exceeds U.S. $100 million in the aggregate, (vii) dispositions or encumbrances of material assets where the fair market value exceeds U.S. $100 million in the aggregate, (viii) investments, incurrence of indebtedness and settlement of litigation, (ix) actions which would reasonably be expected to prevent or impede accounting for the Merger as a pooling-of-interests or which would cause the representations regarding the tax-free reorganization treatment of the Merger to be untrue, (x) actions reasonably expected to result in any of the conditions to the contemplated transactions not being satisfied, (xi) changes in accounting methods or income tax elections, (xii) changes in employee benefit plans, benefits or grants and (xiii) actions which would cause a breach of any material contract which would reasonably be expected to have a Material Adverse Effect (as defined in the next paragraph) on the breaching party.

      Under the Merger Agreement, "Material Adverse Effect" means, with respect to any entity, a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or liabilities of such entity and its subsidiaries taken as a whole.

Transition Arrangements

      In accordance with the Merger Agreement, TELEGLOBE and EXCEL have appointed four officers, including their respective chief financial officers, to serve on a committee responsible for coordinating all aspects of transition planning and implementation relating to the Merger. The committee is charged with (i) examining various alternatives regarding the manner in which to best organize and manage the businesses of TELEGLOBE and EXCEL after the Effective Time, and (ii) coordinating policies and strategies with respect to regulatory authorities and other bodies governing the combined company.

      TELEGLOBE and EXCEL have also begun transitioning EXCEL international traffic onto the TELEGLOBE network, and transitioning TELEGLOBE U.S. traffic onto the EXCEL network, in each case on an arm's-length basis.

Other Covenants

      The Merger Agreement contains certain other covenants of the parties, including covenants relating to (i) the preparation and distribution of this Information Statement/Prospectus and the preparation of the Form F-4, (ii) the execution of the Voting Agreements, (iii) the recommendations by the EXCEL Board to its stockholders for approval of the Merger Agreement and the Merger and by the TELEGLOBE Board to its shareholders for approval of the issuance of the TELEGLOBE Common Shares pursuant to the Merger and for approval of the TELEGLOBE Articles Amendment (or, if such amendment had not been approved by TELEGLOBE's shareholders as occurred on August 10, 1998, an amendment to the by-laws of TELEGLOBE containing the same provisions (the "TELEGLOBE By-Law Amendment"),
(iv) TELEGLOBE's obligation to call a special meeting of its shareholders within 60 days of the date of the Merger Agreement for the purpose of obtaining shareholder approval of the TELEGLOBE Articles Amendment (and, if such approval had not been obtained, to call a special meeting of its shareholders for the purpose of obtaining shareholder approval of the TELEGLOBE By-Law Amendment),
(v) the obligation of the TELEGLOBE Board to take all action necessary to cause the TELEGLOBE Board following the Merger to be constituted as set forth in the TELEGLOBE Articles Amendment and to appoint Kenny A. Troutt as Vice-Chairman, President and Chief Operating Officer of TELEGLOBE (in addition to retaining his positions as Chairman, President and Chief Executive Officer of EXCEL), (vi) access to information, (vii) the parties' obligations to use their respective best efforts and cooperation to satisfy the conditions to Closing and otherwise regarding certain filings with governmental and other agencies and organizations, (viii) the obligations of TELEGLOBE to cause the Surviving Corporation to maintain indemnification and insurance coverage for its directors and officers at least equivalent to the coverage in effect on the date of the Merger Agreement (subject to the limitation that in no event will the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums paid at the date of the Merger Agreement, but the Surviving Corporation will be required to obtain the maximum coverage that may be purchased in light of such limitation), (ix) public announcements, (x) accountant's letters, (xi) the listing on the NYSE, subject to official notice of issuance, and on the TSE and ME, subject to customary requirements, of the TELEGLOBE Common Shares to be issued or issuable pursuant to the Merger, (xii) cooperation with respect to stockholder litigation regarding the contemplated transactions, (xiii) restrictions on TELEGLOBE's disposition, during the two-year period beginning on the Closing Date, of any shares of capital stock of the Surviving Corporation or all or a substantial portion of the assets of the Surviving Corporation, other than certain permitted dispositions, (xiv) compliance by EXCEL with Section 228(d) of the DGCL and (xv) execution of the Registration Rights Agreement.

No Solicitation

      Each of TELEGLOBE and EXCEL has agreed that it will not, directly or indirectly or through any officer, director, employee, stockholder, financial advisor, agent or other representative (including any investment banker, attorney or accountant retained by such party or by any of such party's subsidiaries or stockholders) (i) solicit, initiate, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, (x) a breach of the Merger Agreement, the Voting Agreements or the Stock Option Agreements, or otherwise interfere in any material respect with the completion of the Merger or (y) a proposal or offer by a third party to acquire more than 10% of the outstanding shares of EXCEL Common Stock or TELEGLOBE Common Shares or acquire control of EXCEL's or TELEGLOBE's assets or businesses representing more than 10% of the fair market value of all such assets or businesses, in each case taken as a whole (an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person relating to, or otherwise facilitate any effort or attempt to make or implement, any Acquisition Proposal, or (iii) agree to or recommend to its stockholders or shareholders, as applicable, any Acquisition Proposal. Each of EXCEL and TELEGLOBE also agreed (i) to immediately terminate any existing activities, discussions or negotiations with respect to any Acquisition Proposal and (ii) not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who or which has made or who or which may reasonably be considered likely to make an Acquisition Proposal. Each of TELEGLOBE and EXCEL further agreed to notify the other party immediately after receipt of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal.

Conditions; Waivers

      Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of EXCEL, TELEGLOBE and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions: (i) EXCEL shall have obtained all required stockholder approvals (which already have been obtained by virtue of the written consents delivered by the Majority EXCEL Stockholders), (ii) no laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, (iii) the waiting period (and any extension thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have been terminated or shall have expired (TELEGLOBE and EXCEL received notice of early termination of the waiting period for their filings under the HSR Act for the Merger on July 14, 1998), the waiting period prescribed under the Competition Act (Canada) shall have expired (which occurred on July 24, 1998), and the Director of Investigation and Research under the Competition Act (Canada) shall have advised TELEGLOBE in writing that the Director has determined not to make an application for an order under Section 92 thereof in respect of the Merger and no order shall have been issued by the Canadian Competition Tribunal in connection with same, and all other consents under applicable regulatory requirements (such other consents, together with the approvals under the HSR Act and the Competition Act (Canada) collectively, the "Required Consents") shall have been granted and be in full force and effect; provided, however, that a Required Consent will not be deemed to have been obtained if in connection with the grant thereof or in another proceeding there has been an imposition by any governmental entity of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental entity, which could reasonably be expected to have a Material Adverse Effect on either of EXCEL or TELEGLOBE (either with or without including TELEGLOBE's ownership of EXCEL and its subsidiaries after the Merger),
(iv) the TELEGLOBE Common Shares to be issued in the Merger and to be reserved for issuance in connection with the Merger Agreement shall have been approved for listing on the NYSE (subject to official notice of issuance) and the TSE and the ME (subject to customary requirements) and (v) the Form F-4 shall have been declared effective by the Commission under the Securities Act and no stop order suspending the effectiveness of the Form F-4 shall have been issued by the Commission and no proceedings for that purpose shall have been initiated or threatened by the Commission that shall have not been withdrawn.

      Additional Conditions to the Obligations of TELEGLOBE and Merger Sub. The respective obligations of TELEGLOBE and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:
(a) each of the representations and warranties of EXCEL in the Merger Agreement shall be true and correct in all material respects as of the Closing Date and TELEGLOBE shall have received a certificate of the chief executive officer and the chief financial officer of EXCEL to such effect, (b) EXCEL shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under the Merger Agreement on or prior to the Closing Date and TELEGLOBE shall have received a certificate of the chief executive officer and the chief financial officer of EXCEL to such effect, (c) TELEGLOBE shall have received an opinion of its counsel to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) TELEGLOBE, Merger Sub and EXCEL will each be a party to the reorganization within the meaning of Section 368(b) of the Code and (iii) no gain or loss will be recognized by TELEGLOBE, Merger Sub or EXCEL as a result of the Merger, (d) since the date of the Merger Agreement, there shall not have occurred any event or circumstance that shall have caused, or shall be reasonably likely to cause, a material adverse change in the business, condition (financial or otherwise), assets, liabilities or results of operations of EXCEL and its subsidiaries, taken as a whole (without taking into account the Merger), other than any change relating to (i) the economy, foreign exchange rates or securities markets in general or (ii) the telecommunications industry, if, in any of (i) or (ii) the effect on EXCEL and its subsidiaries, taken as a whole, is not either (A) particularized or unique to EXCEL and its subsidiaries, taken as a whole, or (B) disproportionate relative to the effect on TELEGLOBE and its subsidiaries, taken as a whole (without taking into account the Merger), or relative to the effect on the competitors of EXCEL and its subsidiaries, taken as a whole, (e) there shall not have been a material breach of the EXCEL Consent and Voting Agreement by any of the stockholders of EXCEL party thereto, (f) EXCEL or its subsidiaries shall have obtained in writing certain third-party consents required for the contemplated transactions and the same shall be in full force and effect at the Closing.

      Additional Conditions to the Obligations of EXCEL. The obligations of EXCEL to effect the Merger are subject to the satisfaction or waiver of the following additional conditions: (a) each of the representations and warranties of TELEGLOBE and Merger Sub in the Merger Agreement shall be true and correct in all material respects as of the Closing Date and EXCEL shall have received a certificate of the chief executive officer and the chief financial officer of TELEGLOBE to such effect, (b) TELEGLOBE shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under the Merger Agreement on or prior to the Closing Date and EXCEL shall have received a certificate of the chief executive officer and the chief financial officer of TELEGLOBE to such effect, (c) EXCEL shall have received an opinion of its counsel to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code, (ii) TELEGLOBE, Merger Sub and EXCEL will each be a party to the reorganization within the meaning of Section 368(b) of the Code and
(iii) no gain or loss will be recognized by the stockholders of EXCEL as a result of the Merger (except with respect to any cash received in lieu of fractional TELEGLOBE Common Shares), (d) since the date of the Merger Agreement, there shall not have occurred any event or circumstance that shall have caused, or shall be reasonably likely to cause, a material adverse change in the business, condition (financial or otherwise), assets, liabilities or results of operations of TELEGLOBE and its subsidiaries, taken as a whole (without taking into account the Merger), other than any change relating to (i) the economy, foreign exchange rates or securities markets in general or (ii) the telecommunications industry, if, in any of (i) or (ii) the effect on TELEGLOBE and its subsidiaries, taken as a whole without giving effect to the Merger, is not either (A) particularized or unique to TELEGLOBE and its subsidiaries taken as a whole, or (B) disproportionate relative to the effect on EXCEL and its subsidiaries, taken as a whole, or relative to the effect on the competitors of TELEGLOBE and its subsidiaries, taken as a whole (without taking into account the Merger), (e) there shall not have been a material breach of any of the TELEGLOBE Consent and Voting

Agreements by any of the shareholders of TELEGLOBE party thereto, (f) a ruling shall have been received from the IRS to the effect that the Merger satisfies the conditions of Section 367 of the Code and the treasury regulations promulgated thereunder ("Treasury Regulations") which permit tax-free reorganization treatment for the Merger, (g) TELEGLOBE or its subsidiaries shall have obtained in writing certain third-party consents required for the contemplated transactions and the same shall be in full force and effect at the Closing, (h) the Registration Rights Agreement shall have been executed and delivered by TELEGLOBE, and either (i) the TELEGLOBE Articles Amendment shall have been approved by TELEGLOBE's shareholders or (ii) the TELEGLOBE By-Law Amendment shall have been approved by TELEGLOBE's shareholders (which condition was met on August 10, 1998 when TELEGLOBE's shareholders approved the TELEGLOBE Articles Amendment, which amendment will become effective in accordance with the CBCA at the Effective Time.

      EXCEL and TELEGLOBE presently anticipate that the conditions to the Merger set forth in the Merger Agreement will be satisfied in time to permit the completion of the Merger early in the fourth quarter of this year.

Amendment; Termination

      No amendment shall be made to the Merger Agreement which by law or in accordance with the rules of any relevant stock exchange requires further approval by the stockholders of EXCEL or the shareholders of TELEGLOBE without the further approval of such stockholders or shareholders, as applicable. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      The Merger Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Boards of Directors of TELEGLOBE and EXCEL by mutual written consent.

      In addition, the Merger Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of either TELEGLOBE or EXCEL if:

            (a) the Effective Time shall not have occurred on or before June 14, 1999 (the "Termination Date"), except that the right to terminate the Merger Agreement at such time will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has to any extent been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date, and that if on the Termination Date the conditions to the Closing relating to obtaining the Required Consents have not been fulfilled but are capable of being fulfilled, but all other conditions to the Closing have been fulfilled or are capable of being fulfilled, then the Termination Date automatically will be extended to December 31, 1999;

            (b) any governmental entity (i) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, in the case of each of (i) and (ii), which is necessary to fulfill the conditions to the Closing relating to obtaining the Required Consents and such action or inaction shall have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement under this provision will not be available to any party whose failure to comply with its covenant to use its best efforts to cause the satisfaction of the conditions to the Closing and otherwise cooperate with respect to governmental filings under the Merger Agreement has to any extent been the cause of such action or inaction; or

            (c) (i) the other shall have materially breached or failed to comply with any of its obligations under the Merger Agreement or (ii) any representation or warranty made by the other that is qualified as to materiality or Material Adverse Effect shall have been incorrect when made or any representation or warranty not so qualified shall have been incorrect in any material respect when made or in either case shall have since ceased to be true and correct or true and correct in all material respects, as the case may be, and such breach, failure or misrepresentation has not been cured within 30 days after notice thereof and the continuance of such breach, failure or misrepresentation would have a Material Adverse Effect on EXCEL or TELEGLOBE (whether before or after giving effect to the Merger).

      The Merger Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the EXCEL Board if: (a) neither the TELEGLOBE Articles Amendment nor the TELEGLOBE By-Law Amendment has been approved by TELEGLOBE's shareholders upon the taking of a vote at a duly held meeting of shareholders on or prior to the 150th day following the date of the Merger Agreement (the TELEGLOBE Articles Amendment was approved by TELEGLOBE's shareholders on August 10, 1998); or (b) if any person or group shall have become the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange Act) of securities representing more than 25% of the outstanding voting stock of TELEGLOBE, other than any such person or group who or which satisfies such criteria as of the date of the Merger Agreement (a "TELEGLOBE Competing Share Transaction").

      The Merger Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the TELEGLOBE Board if any person or group shall have become the beneficial owner of securities representing more than 25% of the outstanding voting stock of EXCEL, other than any such person or group that satisfies such criteria as of the date of the Merger Agreement (an "EXCEL Competing Share Transaction").

      The right to terminate the Merger Agreement under the foregoing termination provisions will not be available to any party (a) that is in material breach of its obligations under the Merger Agreement or (b) whose failure to fulfill its obligations or to comply with its covenants under the Merger Agreement has been the cause of, or resulted in, the failure to satisfy any conditions to the obligations of any party to the Merger Agreement.

Termination Fees; Expenses

      Termination Fees Payable by EXCEL. The Merger Agreement obligates EXCEL to pay to TELEGLOBE $120 million in cash (the "Termination Fee") plus TELEGLOBE's expenses relating to the Merger if TELEGLOBE terminates the Merger Agreement upon the occurrence of an EXCEL Competing Share Transaction. Also see "Other Agreements--Stock Option Agreements."

      Termination Fees Payable by TELEGLOBE. The Merger Agreement obligates TELEGLOBE to pay to EXCEL the Termination Fee plus EXCEL'S expenses relating to the Merger if EXCEL terminates the Merger Agreement (i) upon the occurrence of a TELEGLOBE Competing Share Transaction or (ii) as a result of TELEGLOBE's failure to obtain shareholder approval for the TELEGLOBE Articles Amendment or the TELEGLOBE By-Law Amendment by the 150th day following the date of the Merger Agreement (the TELEGLOBE Articles Amendment was approved by TELEGLOBE's shareholders on August 10, 1998) if at the time of the shareholders' meeting called for such purpose an Acquisition Proposal is pending (provided that for purposes of determining whether TELEGLOBE is obligated to pay EXCEL the Termination Fee under this provision of the Merger Agreement the definition of "Acquisition Proposal" is modified by replacing the number 10% therein with 25%). See "--No Solicitation" and "Other Agreements--Stock Option Agreements."

      Expenses. Except as provided above, each of TELEGLOBE and EXCEL will bear its own expenses incurred in connection with the contemplated transactions whether or not the Merger is consummated, except that (i) if the Merger is consummated, the Surviving Corporation will pay (or cause to be paid), any and all property or transfer taxes imposed on EXCEL or its subsidiaries, (ii) expenses incurred in connection with the filing, printing and mailing of this Information Statement/Prospectus will be shared equally by TELEGLOBE and EXCEL and (iii) the filing fees under the HSR Act and the Competition Act (Canada) will be shared equally by TELEGLOBE and EXCEL.

      Stock Option Agreements. In addition, upon a termination of the Merger Agreement in circumstances when the Termination Fee is payable, the party receiving the fee will have the right to acquire up to 19.9% of the other party's shares (calculated based on shares outstanding as of June 14, 1998). See "Other Agreements--Stock Option Agreements."

United States Federal Income Tax Consequences

      The following discussion is a general summary of the material U.S. federal income tax consequences of the Merger and of holding TELEGLOBE Common Shares and is based on the Code, the final, proposed and temporary Treasury Regulations, administrative rulings and interpretations and judicial decisions, in each case as in effect as of the date hereof. All of the foregoing are subject to change at any time, possibly with retroactive effect and to differing interpretations. Except as specifically provided below, the following discussion is limited to the U.S. federal income tax consequences relevant to a holder of EXCEL Common Stock that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized under the laws of the United States, or any political subdivision thereof, (iii) an estate otherwise subject to U.S. federal income taxation on its worldwide income or
(iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (each a "U.S. Holder"). A Non-U.S. Holder is any stockholder other than a U.S. Holder. The discussion set forth below does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of shares of EXCEL Common Stock in light of such holder's particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, such as Non-U.S. Holders, banks, other financial institutions, insurance companies, dealers in securities, tax-exempt entities, persons who holds EXCEL Common Stock or TELEGLOBE Common Shares as part of a "straddle," "hedge" or "conversion transaction" or holders who acquired their EXCEL Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons who hold, directly, constructively or by attribution, 5% or more of either the total voting power or total value of the capital stock of TELEGLOBE immediately after the Merger, or 10% or more of the total voting power of the capital stock of TELEGLOBE at any time, taxpayers whose functional currency is not the U.S. dollar, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion assumes that the holders of EXCEL Common Stock hold their shares of stock as capital assets within the meaning of Section 1221 of the Code.

      It is a condition to the obligations of EXCEL and TELEGLOBE to consummate the Merger that each of EXCEL and TELEGLOBE shall have received opinions, dated the Closing Date, (i) from Weil, Gotshal & Manges LLP and Goodman, Phillips & Vineberg, respectively, to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that TELEGLOBE, Merger Sub and EXCEL will each be a party to the reorganization within the meaning of Section 368(b) of the Code, (ii) as to EXCEL, from Weil, Gotshal & Manges LLP, that no gain or loss will be recognized by the holders of EXCEL Common Stock as a result of the Merger (except with respect to any cash received in lieu of fractional shares) and
(iii) as to TELEGLOBE, from Goodman, Phillips & Vineberg, that no gain or loss will be recognized by TELEGLOBE, Merger Sub or EXCEL as a result of the Merger. The opinions of Weil, Gotshal & Manges LLP and Goodman, Phillips & Vineberg will be based on facts existing on the date hereof and at the Effective Time, will assume the absence of changes in existing facts and will rely on representations and covenants made by EXCEL, TELEGLOBE, Merger Sub and others and the IRS ruling referred to below.

      Section 367 of the Code and the Treasury Regulations promulgated thereunder impose additional requirements for tax-free reorganization treatment on transactions where, as is the case in the Merger, stock of a U.S. corporation is acquired by a foreign corporation. In general, for an exchange of EXCEL Common Stock for TELEGLOBE Common Shares by a U.S. person in the Merger to qualify for tax-free reorganization treatment (in addition to meeting the requirements of Section 368 of the Code), the reporting requirements of Treasury Regulation Section 1.367(a)-3(c)(6) must be satisfied and each of the following conditions must be met: (i) fifty percent or less of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the "U.S. transferors" (as defined in the Treasury Regulations) in the transaction;
(ii) fifty percent or less of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by U.S. persons that are either officers or directors or "five-percent shareholders" (as defined therein and computed taking into account direct, indirect and constructive ownership) of the U.S. corporation; (iii) either (A) the U.S. person is not a "five-percent shareholder" (computed taking into account direct, indirect and constructive ownership) of the transferee foreign corporation or (B) the U.S. person is a "five-percent shareholder" of the transferee foreign corporation and enters into an agreement with the IRS to recognize gain under certain circumstances; and
(iv) a specified active trade or business test is satisfied.

      With respect to requirement (iii) above, Kenny A. Troutt and his affiliates (collectively the "Troutt Stockholders") are the only U.S. Holders of EXCEL Common Stock that will become "five-percent shareholders" of TELEGLOBE upon the consummation of the Merger. The Troutt Stockholders have agreed to enter into the requisite agreements with the IRS to ensure that requirement
(iii) above is met.

      EXCEL has filed a request with the IRS, based upon factual representations made by EXCEL and TELEGLOBE, for a ruling to the effect that the Merger satisfies the conditions of Section 367 of the Code and the Treasury Regulations promulgated thereunder which permit tax-free reorganization treatment for the Merger. The receipt of such ruling is a condition to the obligation of EXCEL to consummate the Merger.

      Tax Implications of the Merger to U.S. Holders of EXCEL Common Stock. As will be set forth in the opinion of Weil, Gotshal & Manges LLP referred to above, no gain or loss will be recognized for U.S. federal income tax purposes by holders of EXCEL Common Stock as a result of the Merger (except with respect to any cash received in lieu of fractional shares).

      Cash received in lieu of fractional share interests will be treated as received in exchange for a fractional share of TELEGLOBE Common Shares. Gain or loss recognized on such exchange will be measured by the difference between the amount of cash received and the portion of the tax basis in the shares of the EXCEL Common Stock surrendered that is allocable to such fractional share. Such gain or loss will be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

      Further, in the opinion of Weil, Gotshal & Manges LLP, the aggregate tax basis of TELEGLOBE Common Shares received as a result of the Merger will be the same as the holder's aggregate tax basis in the EXCEL Common Stock surrendered in the Merger, decreased by the basis allocable to fractional shares for which cash is received in the Merger. The holding period of the TELEGLOBE Common Shares held by a former holder of EXCEL Common Stock as a result of the Merger will include the period during which such holder held the EXCEL Common Stock surrendered.

      Tax Implications of Holding TELEGLOBE Common Shares. A U.S. Holder of TELEGLOBE Common Shares will be required to include in gross income as foreign source dividend income the amount of any distributions (including constructive distributions) paid on the TELEGLOBE Common Shares (including any foreign taxes withheld from the amount received) on the date such distribution is received to the extent such distributions are paid out of TELEGLOBE's current or accumulated earnings and profits. (Distributions in excess of such earnings and profits will be applied against and will reduce the U.S. Holder's basis in the TELEGLOBE Common Shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of the TELEGLOBE Common Shares.) Dividends paid on the TELEGLOBE Common Shares generally will not qualify for the dividends-received deduction available to corporations. Dividends paid in foreign currency will be includible in the income of the U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate on the day the dividends are received. If the Canadian dollars received as a dividend are not converted into U.S.

dollars on the date of receipt, a U.S. Holder will have a basis in Canadian dollars equal to its U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition will be treated as ordinary income or loss.

      Generally, a U.S. Holder will have the option of claiming the amount of Canadian tax withheld at source on the distribution of dividends on the TELEGLOBE Common Shares as either a deduction from adjusted gross income or as a dollar-for-dollar credit against the U.S. Holder's U.S. federal income tax liability. If the U.S. Holder elects to claim a credit for such Canadian taxes, the election will be binding for all foreign taxes paid or accrued by the U.S. Holder for such taxable year. Individuals who claim the standard deduction rather than itemized deductions may not claim a deduction for foreign taxes withheld, but may claim such amount as a credit against the individual's U.S. federal income tax liability. The foreign tax credit in any taxable year may not offset more than 90% of a U.S. Holder's liability for U.S. individual or corporate alternative minimum tax.

      The amount of foreign income taxes for which a U.S. Holder may claim a refund in any year is subject to complex limitations and restrictions that must be determined on an individual basis by each U.S. Holder. These rules which limit foreign tax credits allowable with respect to specific classes of income to the U.S. federal income taxes otherwise payable with respect to each class of income. The total amount of allowable foreign tax credits in any year generally cannot exceed regular U.S. tax liability for the year attributable to certain foreign source income. However, this limitation on the use of foreign tax credits generally will not apply to electing individual U.S Holders whose creditable foreign taxes during the year do not exceed $300 ($600 for joint filers) if such individual's gross income for the tax year from non-U.S. sources consists solely of certain "passive income." Dividends paid by TELEGLOBE generally will be foreign source "passive income" for U.S. foreign tax credit purposes. As a result of recently enacted legislation, a U.S. Holder will not be allowed a foreign withholding tax credit for foreign withholding taxes imposed on dividends paid on TELEGLOBE Common Shares if such U.S. Holder (i) has held TELEGLOBE Common Shares for less than a specified minimum period during which it is not protected from risk of loss or (ii) is obligated to make certain payments related to such dividends (whether pursuant to a short sale or otherwise) with respect to a substantially similar or related property. Under recent IRS guidance, a U.S. Holder will not be allowed a foreign tax credit for foreign withholding taxes imposed on dividends paid on the TELEGLOBE Common Shares if such U.S. Holder holds its TELEGLOBE Common Shares in arrangements in which its expected economic profit is insubstantial compared to the foreign tax credit claim.

      For U.S. federal income tax purposes, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other disposition of TELEGLOBE Common Shares in an amount equal to the difference between the U.S. dollar value of the amount realized on such sale, exchange or other disposition and such U.S. Holder's basis in such shares. Any such gain or loss will be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation depending on the holding period of such capital assets. Pending legislation could eliminate any required holding period beyond one year. The deductibility of capital losses is subject to limitations. Any gain generally will be treated as U.S. source income for U.S. foreign tax credit purposes. (Under current law, the source of a loss on the sale, exchange or other disposition of such TELEGLOBE Common Shares is unclear.) A U.S. Holder that receives foreign currency upon the disposition of TELEGLOBE Common Shares and converts the currency into dollars subsequent to receipt will generally have foreign exchange gain or loss based on any appreciation or depreciation of the value of the foreign currency against the U.S. dollar.

      U.S. HOLDERS OF EXCEL COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM FROM THE MERGER AND FROM HOLDING TELEGLOBE COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

Canadian Federal Income Tax Consequences

      The following is a general summary of the material Canadian federal income tax considerations generally applicable to holding TELEGLOBE Common Shares acquired in the Merger by a U.S. Holder who, for the purposes of the Income Tax Act (Canada) (the "ITA") and the Canada-United States Income Tax Convention (the "Convention"), as applicable and at all relevant times, (i) is resident in the United States and not resident in Canada, (ii) holds TELEGLOBE Common Shares as capital property, (iii) does not have a "permanent establishment" or "fixed base" in Canada (as defined in the Convention), and (iv) deals at arm's length with TELEGLOBE. Special rules, which are not discussed in this summary, may apply to "financial institutions" (as defined in the ITA) and to non-resident insurers carrying on an insurance business in Canada and elsewhere. A limited liability company may not be, and a partnership will not be, a U.S. Holder to which this summary applies.

      This summary is based on the current provisions of the ITA and the regulations thereunder and the Convention, all specific proposals to amend the ITA or the regulations thereunder announced by or on behalf of the Canadian Minister of Finance prior to the date hereof and the current published administrative practices of Revenue Canada. This summary does not otherwise take into account or anticipate any changes in law or administrative practice nor does it take into account income tax laws or considerations of any province or territory of Canada or any jurisdiction other than Canada, which may differ from the federal income tax consequences described herein. This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular holder of TELEGLOBE Common Shares.

      Dividends. Under the ITA and the Convention, dividends paid or credited, or deemed to be paid or credited, on the TELEGLOBE Common Shares to a U.S. Holder who owns less than 10% of TELEGLOBE's voting shares will be subject to Canadian withholding tax at the rate of 15% of the gross amount of such dividends or deemed dividends. If a U.S. Holder is a corporation and owns 10% or more of TELEGLOBE's voting shares, the rate is reduced from 15% to 5%.

      Under the Convention, dividends paid to certain religious, scientific, charitable and similar tax exempt organizations and certain pension organizations that are resident and exempt from tax in the United States and that have complied with certain administrative procedures are exempt from this Canadian withholding tax.

      Disposition of TELEGLOBE Common Shares. A capital gain realized by a U.S. Holder on a disposition or deemed disposition of TELEGLOBE Common Shares will not be subject to tax under the ITA unless such TELEGLOBE Common Shares constitute taxable Canadian property within the meaning of the ITA at the time of the disposition or deemed disposition. In general, the TELEGLOBE Common Shares will not be "taxable Canadian property" to a U.S. Holder unless they are not listed on a prescribed stock exchange (which includes the NYSE, the ME and the TSE) or at any time within the five-year period immediately preceding the disposition the U.S. Holder, persons with whom the U.S. Holder did not deal at arm's length, or the U.S. Holder together with such persons owned or had an interest in or a right to acquire more than 25% of any class or series of TELEGLOBE's shares. A deemed disposition of TELEGLOBE Common Shares will arise on the death of a U.S.
Holder.

      If the TELEGLOBE Common Shares are taxable Canadian property to a U.S. Holder, any capital gain realized on a disposition or deemed disposition of such TELEGLOBE Common Shares will generally be exempt from tax under the ITA by virtue of the Convention if the value of the TELEGLOBE Common Shares at the time of the disposition or deemed disposition is not derived principally from real property (as defined by the Convention) situated in Canada. TELEGLOBE is of the view that the TELEGLOBE Common Shares do not now derive their value principally from real property situated in Canada; however, the determination as to whether Canadian tax would be applicable on a disposition or deemed disposition of TELEGLOBE Common Shares must be made at the time of the disposition or deemed disposition.

Regulatory Approvals

      In order to complete the Merger, the companies must receive authorization from various U.S., state and Canadian governmental agencies. It is possible that the FCC or one or more other U.S. or Canadian governmental entities may fail to provide the requested approvals or may seek, as a condition of approval, various regulatory concessions. Receipt of all necessary regulatory approvals and consents (other than immaterial approvals and consents) by each of EXCEL and TELEGLOBE is a condition to the obligations of both EXCEL and TELEGLOBE to consummate the Merger, and either party may deem that this condition has not been satisfied if any U.S. or Canadian regulatory body conditions its approval upon concessions or satisfaction of conditions which could reasonably be expected to have a Material Adverse Effect on EXCEL or TELEGLOBE. There can be no assurance that the required regulatory approvals and consents will be obtained within the time frame contemplated by the Merger Agreement or on terms that are satisfactory to the parties.

      Antitrust. The Merger is subject to the requirements of the HSR Act and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission (the "FTC") and the requisite waiting period has expired or has been terminated. The required information and materials were filed with the Antitrust Division and the FTC effective on July 2, 1998, and early termination of the waiting period was granted on July 14, 1998. Notwithstanding expiration of the waiting periods, at any time before or after the Effective Time, the FTC, the Department of Justice or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the consummation of the Merger or seeking the divestiture by TELEGLOBE of all or part of the stock or assets of EXCEL, or of other businesses conducted by TELEGLOBE. The Merger also is subject to antitrust review under state law in each of the states in which EXCEL or TELEGLOBE provides service.

      The Merger is also subject to the requirements of the Competition Act (Canada) (the "Competition Act") and the regulations thereunder, which provide that certain transactions may not be consummated until (i) the required information and materials are furnished to the Director of Investigation and Research (the "Director") and the applicable waiting period has expired or (ii) the Director has issued an Advance Ruling Certificate ("ARC") pursuant to
Section 102 of the Competition Act advising the parties that he does not have sufficient grounds on which to apply to the Competition Tribunal for an order under Section 92 of the statute in respect of the Merger.

      On July 12, 1998, the parties requested that the Director issue an ARC in respect of the Merger. On July 17, 1998, the parties filed a short form pre-merger notification pursuant to Part IX of the Competition Act. This short-form pre-merger notification was certified complete on July 24, 1998 and, as a result, the parties are entitled to close the Merger. Under the Competition Act, a merger is subject to review by the Director for a period of three years after it has been substantially completed. Accordingly, unless an ARC is issued in respect of the Merger, the Director will be able to review the Merger for a period of three years after the Merger has been substantially completed.

      Injunctions. The obligations of TELEGLOBE and EXCEL to consummate the Merger are subject to the condition that there be no preliminary or permanent injunction or law or other order of any court or governmental or regulatory authority of competent jurisdiction, including any state governmental or state regulatory authorities, prohibiting consummation of the Merger or permitting such consummation only subject to any condition or restriction that has or would have a Material Adverse Effect on EXCEL (or an effect on TELEGLOBE and its subsidiaries that, if such effect applied to EXCEL and its subsidiaries, would constitute a Material Adverse Effect on EXCEL).

      Other State and Federal Regulatory Approvals. The Merger is subject to certain other state and federal regulatory approvals. Twenty-one requests for approval have been filed and EXCEL has received approval for the Merger from ten state commissions governing telecommunications services (the "State Commissions") as of

September 1, 1998. Although the Merger does not appear to require approval of the State Commissions in the remaining states where EXCEL and/or TELEGLOBE have authority or where applications to expand EXCEL's or TELEGLOBE's existing regulatory authority are currently pending, notice of the Merger has been filed with each of those State Commissions. The governing legal standard varies from state to state, but approval of the Merger generally requires a showing that it is consistent with the public interest, convenience and necessity. As part of that evaluation, the State Commissions may examine the impact of the Merger on competition, and its effect on the customers and employees of EXCEL, TELEGLOBE and the local telephone company or incumbent local exchange carrier. Although there can be no guarantee of the timing of the receipt of any necessary approvals, the companies generally expect to receive such approvals within one to three months in those states in which an application is not opposed.

      Subsidiaries of both EXCEL and TELEGLOBE hold authority from the FCC under
Section 214 of the Communications Act of 1934, as amended, to provide international services, including facilities-based and resold switched international long distance services, among other services. As a result, the Merger will require the prior approval of the FCC. On July 17, 1998, EXCEL and TELEGLOBE filed an application with the FCC seeking approval of the transfer of control to TELEGLOBE of the international operating authorizations by certain EXCEL subsidiaries and the continued classification of the company and its subsidiaries as a non-dominant carrier on all international routes. In evaluating the application, the FCC will consider whether TELEGLOBE is qualified to control such licenses and authorizations and whether the public interest, convenience and necessity will be served by such transfer of control.

      The parties believe that under current United States policy as articulated by the FCC, there are no foreign ownership considerations which would cause the FCC to deny or specially condition the application for transfer of control of the EXCEL international authorizations to TELEGLOBE. TELEGLOBE's U.S. affiliate has already secured a full complement of international authorizations in its own right. The FCC has also determined that no special operational or other conditions need apply to TELEGLOBE's affiliates' operations in the United States, and the facts underlying this determination are unchanged by the Merger. On August 5, 1998, the FCC placed the EXCEL and TELEGLOBE application on public notice for "streamlined" treatment, which will expedite action on the application. Under this procedure, a party would have had to oppose formally the application by August 26, 1998. In the absence of such an opposition, or of FCC action on its own motion by September 2, 1998, the application will be deemed granted on September 9, 1998. It is the understanding of EXCEL and TELEGLOBE that no opposition to the application was filed, and that the FCC will continue to grant the application streamlined treatment.

      The companies do not believe that the Merger constitutes a transfer of control of the international authorizations held by TELEGLOBE and accordingly do not plan to file an application with the FCC otherwise required for a transfer of control.

      In April 1998, the United States Trade Representative ("USTR") issued a determination that it views current Canadian policy which restricts the routing of Canadian originating international traffic via the United States to be contrary to Canada's trade commitments. The USTR at that time stated that it would initiate dispute settlement proceedings against Canada at the World Trade Organization in Geneva if the issue was not resolved by August 1, 1998; however, as of August 28, 1998, no dispute resolution proceeding has commenced, notwithstanding that the routing restrictions have not been resolved. If such dispute resolution were to be commenced, it would not have a direct bearing upon the FCC's consideration of the TELEGLOBE and EXCEL transfer of control application, but could result in delay in the event that the USTR requests the FCC to delay consideration pending the outcome of the dispute resolution.

      Foreign Regulatory Approvals. TELEGLOBE has determined that no regulatory approvals are required prior to conclusion of the Merger in countries other than the United States and Canada. TELEGLOBE affiliates may, in some instances, be required to provide a post-consummation notice to regulatory authorities which have previously granted operating authority.

      In order for the Merger to be consummated, TELEGLOBE and its operating subsidiary Teleglobe Canada Inc. must (i) obtain exemption from the application of Canadian ownership and control requirements under the Telecommunications Act (Canada) (the "Telecom Act"), and (ii) gain relief by way of legislative repeal from foreign ownership restrictions currently contained in the Teleglobe Canada Reorganization and Divestiture Act (Canada) (the "TCRDA"). "Bill C-17," which embodies the needed amendments to both the Telecom Act and the TCRDA, has been passed by Canada's Parliament and received Royal Assent by the Governor General on May 12, 1998. To become effective, the Federal Cabinet of Ministers needs to approve an Order in Council which will fix the date on which the various provisions of Bill C-17 will come into force. TELEGLOBE expects the Cabinet to take such action in September 1998 and that those portions of the legislation amending the Telecom Act and relating to the TCRDA may become law on or prior to October 1, 1998. However, there can be no assurance that all relevant portions of Bill C-17 will be proclaimed into law within the time frame contemplated by the Merger Agreement.

Canadian Foreign Ownership Considerations

      Canada has also established foreign ownership restrictions and policies under the Broadcasting Act (Canada) and the Radiocommunications Act (Canada). TELEGLOBE currently holds a controlling interest in Look Communications Inc., which holds licenses from the CRTC under the Broadcasting Act, and ORBCOMM Canada Inc., which holds a radio spectrum license from the Canadian federal department of Industry Canada under the Radiocommunications Act. In order for Look Communications Inc. and ORBCOMM Canada Inc. to remain in compliance with Canadian foreign ownership restrictions, TELEGLOBE may be required, among other things, to restructure the ownership of these assets in order to effect the Merger. There can be no assurance that the required regulatory approvals and consents to such a restructuring will be obtained within the time frame contemplated by the Merger Agreement.

Resale of TELEGLOBE Common Shares Issued in the Merger; Affiliates

      The TELEGLOBE Common Shares to be issued to EXCEL stockholders in connection with the Merger will be freely transferable under the Securities Act, except for TELEGLOBE Common Shares issued to any person deemed to be an affiliate of EXCEL for purposes of Rule 145 under the Securities Act (an "Affiliate") at the time of the execution and delivery of the written consents of the Majority EXCEL Stockholders. Affiliates may not sell TELEGLOBE Common Shares acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Pursuant to the Merger Agreement, EXCEL has delivered to TELEGLOBE a letter identifying all persons who at the time of the execution and delivery of the written consents of the Majority EXCEL Stockholders may be deemed to be Affiliates of EXCEL. EXCEL has further agreed to use all reasonable efforts to cause each person who is so identified as an Affiliate in such letter to deliver to TELEGLOBE on or prior to the Effective Time a written agreement that such Affiliate will not sell, pledge, transfer or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any TELEGLOBE Common Shares or EXCEL Common Stock from the 30th day prior to the Effective Time to such time as results covering at least 30 days of combined operations of TELEGLOBE and EXCEL have been published by TELEGLOBE in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 40-F or 6-K, or any other public filing or announcement which includes the combined results of operations, except for transfers or other dispositions that, in the reasonable opinion of TELEGLOBE's independent public accountants will not prevent TELEGLOBE from accounting for the Merger as a pooling-of-interests under U.S. GAAP, taking into account the actions of TELEGLOBE, EXCEL and their other stockholders and affiliates. See "--Accounting Treatment."

      TELEGLOBE has applied for orders and rulings from the various securities commissions and regulatory authorities in the provinces of Canada, where required, to the effect that the TELEGLOBE Common Shares to be issued to EXCEL stockholders in connection with the Merger will be exempt from the registration and prospectus requirements of applicable securities legislation and to permit the resale of such shares by a former holder of EXCEL Common Stock issued in the Merger, other than a holder who is a "control person," provided that no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale and no extraordinary commission or consideration is paid in respect thereof. Applicable Canadian securities legislation establishes a rebuttable presumption that a person or company is a "control person" in relation to an issuer where the person or company alone or in combination with others holds more than 20% of the outstanding voting securities of the issuer.

Stock Exchanges

      The ME and the TSE have accepted notices filed by TELEGLOBE in respect of TELEGLOBE Common Shares to be issued under the Merger Agreement and which may be issued under the TELEGLOBE Stock Option Agreement. Application to the ME and the TSE have been made to approve, and the ME and TSE, have conditionally approved, the listing and posting for trading of TELEGLOBE Common Shares to be issued under the Merger Agreement and which may be issued under the TELEGLOBE Stock Option Agreement and the TELEGLOBE Common Shares which may be issued upon the exercise of the EXCEL Stock Options, subject to compliance with their respective customary requirements. TELEGLOBE has applied to the NYSE for the listing, subject to official notice of issuance, of the TELEGLOBE Common Shares to be issued in the Merger, as well as any TELEGLOBE Common Shares which may be issued upon the exercise of any Converted Options.

Delisting and Deregistration of EXCEL Common Stock; Cessation of EXCEL Periodic Reporting

      If the Merger is consummated, the EXCEL Common Stock will cease to be listed on the NYSE. In such event, EXCEL intends to apply to the Commission for the deregistration of such securities. Upon such deregistration, EXCEL will no longer be required to make separate periodic filings with the Commission under the Exchange Act.

Accounting Treatment

      TELEGLOBE and EXCEL intend to account for the Merger using the pooling of interests method of accounting in accordance with U.S. GAAP. In order to account for the Merger as a pooling of interests, the combining companies must meet certain specified criteria, including, among others, that no Affiliate of TELEGLOBE may dispose of any TELEGLOBE Common Shares during the period beginning 30 days prior to the Closing of the Merger and ending upon the date of publication of financial statements of TELEGLOBE covering operations of TELEGLOBE for at least 30 days following the Closing of the Merger.

      Under the pooling of interests method of accounting under U.S. GAAP, the recorded assets and liabilities of EXCEL will be carried forward to TELEGLOBE at their recorded amounts, income of TELEGLOBE for the fiscal year in which the Closing of the Merger occurs will include income of EXCEL for such fiscal year and reported income of the separate companies for prior periods will be combined and restated as income of TELEGLOBE. No recognition of purchase price in excess of the carrying value of the net assets of EXCEL is required of TELEGLOBE.

      The occurrence of certain events may preclude accounting for the Merger as a pooling of interests. These events generally are not within the control of TELEGLOBE or EXCEL. The availability of pooling of interests accounting is not a condition of the Merger.

      It is expected that, under Canadian GAAP, the Merger will be accounted for as a purchase. The differences between pooling and purchase accounting may be material. See "Unaudited Pro Forma Condensed Combined Financial Statements" (and the notes thereto) for a discussion of these differences.

Interests of Certain Persons in the Merger

      General. Certain officers, directors and stockholders of EXCEL and certain shareholders of TELEGLOBE have certain interests in the Merger that are different from, or in addition to, the interests of stockholders of EXCEL and TELEGLOBE generally, as described below.

      Indemnification and Insurance. In connection with the Merger, TELEGLOBE is required to cause EXCEL to provide EXCEL's directors and officers with certain indemnification and liability insurance coverage, the terms of which are summarized herein under the caption "--Other Covenants."

      Stock Options of EXCEL. The Merger Agreement provides that, at the Effective Time, each option granted by EXCEL to purchase shares of EXCEL Common Stock which is outstanding and unexercised shall be assumed by TELEGLOBE and converted into an option to purchase TELEGLOBE Common Shares in such amount and at such exercise price as is described under "--Terms of the Merger--Effect on EXCEL Common Stock" and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time.

      Pursuant to the existing terms of certain option grants by EXCEL, the Merger will result in such options, whether or not fully vested, becoming fully exercisable. Any such option not exercised will be assumed and converted into an immediately exercisable option to purchase TELEGLOBE Common Shares on the terms described above.

      The following table sets forth information with respect to the number of vested options and the acceleration of exercisability of options as a result of the Merger (based on options outstanding as of August 28, 1998) for (i) each of the Executive Officers named in EXCEL's proxy statement for the 1998 annual meeting of its stockholders, and (ii) all Executive Officers as a group.



                                                                                    NUMBER OF
                                   NUMBER OF          WEIGHTED          VALUE OF    TELEGLOBE
                                    EXCEL         AVERAGE EXERCISE     ALL EXCEL     OPTIONS
                    NUMBER OF      OPTIONS            PRICE PER         OPTIONS     EXERCISABLE
                      VESTED     WHICH BECOME       SHARE OF VESTE     EXERCISABLE  AFTER GIVING
                       EXCEL    EXERCISABLE AT       AND UNVESTED     AT EFFECTIVE  EFFECT TO
                      OPTIONS   THE EFFECTIVE TIME  EXCEL OPTIONS(2)   TIME(1)(2)   THE MERGER
                     ---------  ------------------  ----------------   ----------   -------------


Nicholas A. Merrick       --        200,000            $  23.63       $   --            177,000
Nicholas A. Merrick    252,625         --              $   4.96       $ 4,241,574       223,573
Nicholas A. Merrick     75,950         --              $  12.84       $   676,715        67,216

Stephen G. Canton        --         500,000            $  23.63       $   --            442,500
Stephen G. Canton      806,970         --              $   4.96       $13,549,026       714,168

J. Christopher Dance    78,000      297,000            $   4.55       $ 6,450,000       331,875

Kenneth Hilton.           --        100,000            $  24.00       $     --           88,500
Kenneth Hilton.           --         50,000            $  20.88       $    43,500        44,250

Lester M. Lichter         --        100,000            $  24.00       $      --          88,500
Lester M. Lichter         --        100,000            $  20.88       $    87,000        88,500

Craig E. Holmes         49,300      207,900            $   4.55       $ 4,423,840       227,622

Paul D. Fletcher         3,334        6,666            $  12.00       $    97,500         8,850
Paul D. Fletcher         6,000        9,000            $  15.00       $   101,250        13,275
Paul D. Fletcher           --        25,000            $  20.88       $    21,750        22,125

Kenny A. Troutt            --          --                  --               --             --

Stephen R. Smith           --          --                  --               --             --

T. Allan McArtor        6,667          --              $  23.00       $     --            5,900

Ronald A. McDougall    13,333          --              $  21.25       $     6,667        11,800
Ronald A. McDougall     1,304          --              $  19.13       $     3,416         1,154
Ronald A. McDougall     1,446          --              $  12.50       $    13,376         1,280
                     --------     ---------                                            --------

    Total......     1,294,929     1,595,566                                           2,558,088(3)
                    =========     =========                                           =========


-------------------------
(1) Value is based upon the closing sale price for EXCEL Common Stock on the NYSE on August 28, 1998 ($21-3/4), less the weighted average exercise price per share of vested and unvested EXCEL Options. More recent stock prices should be obtained from other sources of financial information.
(2) Weighted average exercise price per share and the value of vested and unvested EXCEL options will differ based on the value of TELEGLOBE Common Shares received at the Exchange Ratio.
(3) These options are individually and in the aggregate less than 1% of the total number of TELEGLOBE Common Shares and options outstanding after giving effect to the Merger (258,944,785, based on TELEGLOBE and EXCEL shares and options outstanding as of August 28, 1998 of 132,946,356 and 142,371,106, respectively).

      Employment Agreement with Kenny A. Troutt. On January 1, 1996, EXCEL entered into an employment agreement with Kenny A. Troutt. In the event Mr. Troutt is terminated without cause, he will be entitled to receive any amount that would have been due to him through the scheduled termination of the agreement or, if such a termination occurs within one year after a change of control (as defined in the agreement), the greater of such amount and two times the base salary for the year during which such termination occurs ("Severance Payment"). Furthermore, if Mr. Troutt terminates his employment within one year after a change of control that is followed by either a material increase or decrease in his duties from those that were required of him prior to the change of control or the imposition of duties that are inconsistent with his executive status, he will be entitled to the Severance Payment. It is expected that the consummation of this Merger will result in a change of control for purposes of this employment agreement. On June 14, 1998, Mr. Troutt and TELEGLOBE executed a letter agreement whereby Mr. Troutt agreed that his appointment to the positions of, and the assignment to him of the duties associated with, Vice Chairman, President and Chief Operating Officer of TELEGLOBE upon consummation of the Merger will not constitute a material increase or decrease in his duties from those required prior to the change of control. The initial term of Mr. Troutt's employment agreement expires on December 31, 2000, but may automatically be renewed for successive one year periods unless terminated by written notice from EXCEL or Mr. Troutt given at least 30 days prior to the expiration of the initial term or any successive one year term. For illustrative purposes only, if Mr. Troutt's employment was terminated effective August 28, 1998, and such termination was without cause within one year after a change of control, Mr. Troutt would be entitled to a Severance Payment equal to $3.875 million.

      Registration Rights Agreement. In connection with the Merger, certain stockholders of EXCEL, including the entities through which Mr. Troutt holds his shares of EXCEL Common Stock, will enter into a Registration Rights Agreement with TELEGLOBE with respect to the registration of the resale of TELEGLOBE Common Shares owned by such stockholders, the terms of which agreement are summarized herein under the caption "Other Agreements--Registration Rights Agreement."

      BCE. Pursuant to the BCE Agreement, BCE has certain rights (i) to designate for nomination to the TELEGLOBE Board a number of directors which represents the proportion of the total number of the TELEGLOBE Common Shares outstanding that are held by BCE and (ii) to maintain up to a 20% equity interest in TELEGLOBE (which right is exercisable in connection with any public or private offering by TELEGLOBE of any TELEGLOBE Common Shares or securities convertible into such shares at the same price such shares are publicly or privately offered by TELEGLOBE). Upon consummation of the Merger, BCE may exercise this right to acquire TELEGLOBE Common Shares representing up to an additional 3% of the TELEGLOBE Common Shares outstanding (after giving effect to the Merger and any such acquisition). The BCE Agreement also provides that TELEGLOBE will not knowingly take or encourage any action which will or could have the result of any person, including any affiliate of such person, other than BCE and its affiliates, owning or exercising direction or control over shares carrying more than one third of the votes attaching to all shares of TELEGLOBE then outstanding.

      Certain Other Matters. In accordance with the Merger Agreement, TELEGLOBE convened a meeting of its shareholders on August 10, 1998 for the purpose of taking a vote to approve the TELEGLOBE Articles Amendment to incorporate certain provisions requiring supermajority approval for certain actions by, and concerning the composition of, the TELEGLOBE Board after the Merger. At the meeting, TELEGLOBE's shareholders approved the TELEGLOBE Articles Amendment.

      The TELEGLOBE Articles Amendment provides that:

            (a) at the Effective Time, the TELEGLOBE Board will consist of fifteen members, of which (i) seven members will be designated for nomination by TELEGLOBE (or by a majority of TELEGLOBE's then designees with respect to any vacancy after the Effective Time) ("TELEGLOBE Directors")), (ii) seven members will be designated for nomination by EXCEL (or by a majority of EXCEL's then designees with respect to any vacancy after the Effective Time) ("EXCEL Directors")) and (iii) one member will be designated for nomination jointly by the TELEGLOBE Directors and the EXCEL Directors;

            (b) in connection with any meeting of TELEGLOBE's shareholders for the election of directors held during the period (the "Time Period") from the Effective Time until December 31 of the fifth complete calendar year after the calendar year in which the Effective Time occurs, (i) the EXCEL Directors will be entitled to nominate five directors (or such greater number to ensure that the nominees for EXCEL Directors represent at least 34% of the total number of directors comprising the entire Board of Directors (disregarding any vacancies) to stand for election at such meeting, (ii) the TELEGLOBE Directors will be entitled to nominate five directors (or such greater number equal to or, subject to the 34% requirement in clause (i) above, greater than the number of directors nominated pursuant to such clause (i) above) to stand for election at any such meeting and (iii) the TELEGLOBE Directors and the EXCEL Directors will be entitled to jointly nominate three directors to stand for election at any such meeting;

            (c) vacancies among the TELEGLOBE Directors and the EXCEL Directors during the Time Period may be filled only by nomination of the then remaining TELEGLOBE Directors or EXCEL Directors, as applicable;

            (d) there will be no more than two members of the TELEGLOBE Board who are employed by TELEGLOBE or its affiliates, one of whom will be the chief executive officer of TELEGLOBE and the other of whom will be the chief executive officer of EXCEL; and

            (e) during the Time Period, any sale, disposition, transfer or pledge of any shares of any U.S. subsidiary of TELEGLOBE which has a net book value of more than U.S. $400 million, or any sale, disposition, lease, transfer or mortgage of all or a substantial portion of the assets of any such subsidiary, or any merger, consolidation, amalgamation, combination, liquidation or dissolution involving any such subsidiary shall, in addition to any other approval, require the approval by the affirmative vote of a least 66-2/3% of the entire Board of Directors of TELEGLOBE (disregarding any vacancies).

      In addition, the Merger Agreement requires that TELEGLOBE take all necessary action (i) so that the TELEGLOBE Board is constituted, at the Effective Time, as set forth in the TELEGLOBE Articles Amendment, with the members appointed in accordance therewith to serve until the next annual meeting of its shareholders at which directors are elected, and (ii) to appoint Kenny A. Troutt as Vice-Chairman, President and Chief Operating Officer of TELEGLOBE at the Effective Time (in addition to retaining his positions as Chairman, Chief Executive Officer and President of EXCEL after the Merger). Also see "Comparison of Stockholders' Rights and Description of TELEGLOBE Common Shares Following the Merger."

EXCEL Directors Who Will Become TELEGLOBE Directors After the Merger

      At the Effective Time, Kenny A. Troutt, Stephen R. Smith, T. Allan McArtor and Ronald A. McDougall, each of whom currently is a director of EXCEL, and three additional individuals to be designated by EXCEL who have not yet been selected, will become directors of TELEGLOBE.

EXCEL Directors After the Merger

      Pursuant to the Merger Agreement, the directors of EXCEL immediately prior to the Effective Time other than Kenny A. Troutt and Stephen R. Smith will resign and Charles Sirois and one other representative to be appointed by TELEGLOBE will become directors of EXCEL as of the Effective Time. As EXCEL will be a wholly owned subsidiary of TELEGLOBE after the Merger, EXCEL and TELEGLOBE have determined to reduce the size of the EXCEL Board after the Merger and, in light of the Merger being a merger of equals, initially apportion the board seats equally between EXCEL and TELEGLOBE representatives.

Certain Stockholder Litigation

      Several stockholders of EXCEL have filed four separate lawsuits in the Delaware Court of Chancery challenging the Merger: Adolph D. Schulz (C.A. No. 16448), Ronald K. Drucker (C.A. 16452), William Saxton (C.A. No. 16456), and Richard T. Rosso and Edward Rosso (C.A. No. 16483NC). In each action, the named defendants include EXCEL directors or officers Stephen G. Canton, J. Christopher Dance, Nicholas A. Merrick, T. Allan McArtor, Ronald A. McDougall, Kenny Troutt, Stephen Smith, and EXCEL. The actions brought by Drucker, Saxton, and the Rossos also name TELEGLOBE as a defendant.

      All four complaints allege that the directors of EXCEL breached their fiduciary duties to EXCEL's stockholders in approving the Merger. The complaints filed by Drucker, Saxton, and the Rossos also allege that TELEGLOBE knowingly aided and abetted the alleged breaches of fiduciary duty committed by EXCEL's directors. The plaintiffs in each action seek injunctive relief to prohibit the defendants from completing the Merger, or to rescind it if it is consummated. The plaintiffs also seek compensatory damages from the defendants in an amount to be determined at trial.

      EXCEL and TELEGLOBE believe that these suits are without merit with respect to each of them, respectively, and they intend to defend these suits vigorously.

No Appraisal Rights

      Under Delaware law, stockholders in a public company generally are not entitled to appraisal rights in a merger if the shares of their company are listed on a national securities exchange on the record date for the stockholder action approving the merger and if the consideration they receive in the merger consists only of shares of a company listed on a national securities exchange and cash in lieu of fractional shares. Accordingly, holders of EXCEL Common Stock are not entitled to appraisal rights in connection with the Merger because the EXCEL Common Stock is listed on the NYSE and the consideration to be received by EXCEL stockholders in the Merger consists of TELEGLOBE Common Shares, which also are listed on the NYSE, and cash in lieu of fractional shares.

                                OTHER AGREEMENTS

      THE DESCRIPTIONS OF THE VOTING AGREEMENTS, THE STOCK OPTION AGREEMENTS AND THE REGISTRATION RIGHTS AGREEMENT SET FORTH BELOW ARE QUALIFIED BY REFERENCE TO THE COMPLETE TEXT OF SUCH AGREEMENTS, COPIES OF WHICH ARE APPENDICES HERETO AND ARE INCORPORATED HEREIN BY THIS REFERENCE.

Voting Agreements

      EXCEL Consent and Voting Agreement. As an inducement to TELEGLOBE to enter into (and cause Merger Sub to enter into) the Merger Agreement, and in reliance on certain representations and warranties of TELEGLOBE contained in the Merger Agreement, each of the Majority EXCEL Stockholders entered into the EXCEL Consent and Voting Agreement, dated as of June 14, 1998, with TELEGLOBE (the "EXCEL Consent and Voting Agreement"). As of June 14, 1998, the Majority EXCEL Stockholders together owned 71,047,933 shares of EXCEL Common Stock representing 53.71% of the then outstanding shares of EXCEL Common Stock.

      Pursuant to the EXCEL Consent and Voting Agreement, each Majority EXCEL Stockholder executed an irrevocable written consent in lieu of a meeting of stockholders approving the Merger Agreement. As a result, no further vote or action by EXCEL's stockholders is necessary to approve the Merger. In addition, each Majority EXCEL Stockholder agreed that, during the term of the EXCEL Consent and Voting Agreement, if requested by TELEGLOBE, it would vote its shares of EXCEL Common Stock in favor of approving the Merger Agreement at any meeting of stockholders of the Company, however called, or provide a written consent in favor of the same in lieu of voting at a meeting of the stockholders.

      In furtherance of the foregoing, each Majority EXCEL Stockholder granted to TELEGLOBE an irrevocable proxy, and appointed certain officers of TELEGLOBE as its attorneys-in-fact, to vote its shares of EXCEL Common Stock in favor of approving the Merger Agreement.

      If the Merger Agreement is terminated in accordance with its terms, the EXCEL Consent and Voting Agreement will terminate and be of no further force or effect. Upon such termination, except for the rights that any party to the EXCEL Consent and Voting Agreement may have in respect of any breach by any other party under the EXCEL Consent and Voting Agreement, none of the parties will have any further obligation or liability under the EXCEL Consent and Voting Agreement; provided, however, (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration, (y) the conditions to Closing contained in the Merger Agreement or (z) the termination and amendment provisions of the Merger Agreement, or (B) the waiver on or prior to the Closing Date by TELEGLOBE and/or EXCEL of any material condition precedent set forth in the Merger Agreement, will require the written consent of the Majority EXCEL Stockholders, failing which the EXCEL Consent and Voting Agreement may be terminated in writing by any Majority EXCEL Stockholder who has not consented to such amendment or such waiver (as to such stockholder only). In any event, if the Effective Time shall not have occurred on or before December 31, 1999, the EXCEL Consent and Voting Agreement may be terminated in writing by any Majority EXCEL Stockholder as to such stockholder only.

      TELEGLOBE Consent and Voting Agreement. As an inducement to EXCEL to enter into the Merger Agreement, and in reliance on certain representations and warranties of EXCEL contained in the Merger Agreement, (i) BCE, the beneficial owner of 32,200,372 (split-adjusted) TELEGLOBE Common Shares (representing approximately 24.9% of the TELEGLOBE Common Shares outstanding as of June 14,
1998), (ii) Telesystem Telecom Ltd. ("Telesystem"), the beneficial owner of 22,629,966 TELEGLOBE Common Shares (representing approximately 17.5% of the TELEGLOBE Common Shares outstanding as of June 14, 1998), (iii) Capital Communications CDPQ Inc. ("Capital"), the beneficial owner of 8,056,848 TELEGLOBE Common Shares (representing approximately 6.2% of the TELEGLOBE Common Shares outstanding as of June 14, 1998), and (iv) Funds No. 650 and 724 ("Funds" and, together with BCE, Telesystem and Capital, the "Majority TELEGLOBE Shareholders"), the beneficial owner of 4,962,800 TELEGLOBE Common Shares (representing approximately 3.8% of the TELEGLOBE Common Shares outstanding as of June 14, 1998), each entered into a separate, but substantially similar, TELEGLOBE Consent and Voting Agreement with EXCEL dated as of June 14, 1998 (collectively, the "TELEGLOBE Consent and Voting Agreements" and, together with the EXCEL Consent and Voting Agreement, the "Voting Agreements"). The TELEGLOBE Majority Shareholders beneficially owned an aggregate of 67,849,986 TELEGLOBE Common Shares representing 52.5% of the TELEGLOBE Common Shares outstanding as of June 14, 1998.

      Pursuant to the TELEGLOBE Consent and Voting Agreements, each Majority TELEGLOBE Shareholder executed an irrevocable written consent in lieu of a meeting of shareholders of TELEGLOBE approving the issuance of the TELEGLOBE Common Shares pursuant to the Merger. In addition, each TELEGLOBE Majority Shareholder agreed that, during the term of the TELEGLOBE Consent and Voting Agreement to which such shareholder is a party, if requested by EXCEL, such shareholder would vote its TELEGLOBE Common Shares in favor of the issuance of the TELEGLOBE Common Shares pursuant to the Merger and in favor of the TELEGLOBE Articles Amendment and the TELEGLOBE By-Law Amendment, as the case may be, at any meeting of TELEGLOBE's shareholders, however called, or provide a written consent in favor of the same in lieu of voting at a meeting of the shareholders, as the case may be.

      In furtherance of the foregoing, BCE and Telesystem (but not Capital or Funds), each granted an irrevocable proxy, and appointed certain officers of EXCEL its attorneys-in-fact, to vote its TELEGLOBE Common Shares in favor of the issuance of the TELEGLOBE Common Shares pursuant to the Merger and in favor of the TELEGLOBE Articles Amendment and the TELEGLOBE By-Law Amendment, as the case may be.

      If the Merger Agreement is terminated in accordance with its terms, the TELEGLOBE Consent and Voting Agreements will terminate and be of no further force or effect. Upon such termination, except for the rights that any party to a TELEGLOBE Consent and Voting Agreement may have in respect of any breach by any other party under such TELEGLOBE Consent and Voting Agreement, none of the parties to such TELEGLOBE Consent and Voting Agreement will have any further obligation or liability under such TELEGLOBE Consent and Voting Agreement; provided, however, (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration, (y) the conditions to Closing contained in the Merger Agreement or (z) the termination and amendment provisions of the Merger Agreement or (B) the waiver on or prior to the Closing Date by TELEGLOBE of any material condition precedent set forth in the Merger Agreement, will require the written consent of the Majority TELEGLOBE Shareholder party to such TELEGLOBE Consent and Voting Agreement, failing which such TELEGLOBE Consent and Voting Agreement may be terminated in writing by such Majority TELEGLOBE Stockholder. In any event, the TELEGLOBE Consent and Voting Agreements to which Telesystem and Funds each are parties may be terminated in writing by such parties and such agreements shall be of no further force or effect if the Effective Time shall not have occurred on or before December 31, 1999 (June 14, 1999 in the cases of the TELEGLOBE Consent and Voting Agreements to which BCE and Capital are parties).

Stock Option Agreements

      EXCEL Stock Option Agreement. As an inducement to TELEGLOBE to enter into the Merger Agreement, EXCEL entered into the EXCEL Stock Option Agreement with TELEGLOBE, dated as of June 14, 1998 (the "EXCEL Stock Option Agreement"). Under the EXCEL Stock Option Agreement, EXCEL granted to TELEGLOBE an irrevocable option (the "EXCEL Option") to purchase up to 26,300,000 shares of EXCEL Common Stock (representing 19.9% of the outstanding EXCEL Common Stock as of June 14,
1998) at a price of $27.563 per share. In certain circumstances, EXCEL may elect to receive a cash payment in lieu of purchasing the TELEGLOBE Common Shares subject to the EXCEL Option. Such cash payment will be equal to the difference between the exercise price per share for the shares subject to the EXCEL Option and the higher of

(i) the highest price per share (including brokerage commissions, transfer taxes and soliciting dealer's fees) paid by any person pursuant to an Acquisition Proposal and (ii) the average of the closing prices for the shares as reported on the NYSE Composite Tape for the ten trading days ending on and including the fifth trading day prior to the date that EXCEL gives TELEGLOBE notice of its election to receive such cash payment. In the event of any change in the number of issued and outstanding shares of the EXCEL Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or any other change in the corporate or capital structure of EXCEL, the number of shares of EXCEL Common Stock that may be purchased pursuant to the EXCEL Option will be adjusted to restore TELEGLOBE's economic and other rights arising from the EXCEL Stock Option Agreement. The EXCEL Option will become exercisable upon the termination of the Merger Agreement in circumstances when the Termination Fee is payable by EXCEL to TELEGLOBE thereunder or in the event that the Merger Agreement is terminated by TELEGLOBE upon the material breach of the Merger Agreement by EXCEL (without cure within thirty days after notice thereof) or in the event of an incorrect representation or warranty of EXCEL if an Acquisition Proposal is pending at the time of the termination. Also see "The Merger--No Solicitation," "--Amendment; Termination" and "--Termination Fees; Expenses."

      The EXCEL Option and the rights and obligations of the parties under the EXCEL Stock Option Agreement will terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in circumstances when TELEGLOBE is not entitled to receive the Termination Fee thereunder, (iii) the date on which TELEGLOBE realizes a total profit equal to the "Profit Limit" as set forth in the EXCEL Stock Option Agreement and (iv) thirty days after the first anniversary of the date on which the Merger Agreement is terminated. The term Profit Limit as used in the EXCEL Stock Option Agreement is generally defined as U.S. $120 million, after taking into account the Termination Fee paid by TELEGLOBE to EXCEL and the net cash received from a sale of the shares acquired pursuant to the exercise of the EXCEL Option.

      Beginning on June 14, 1999 and during the 30 days thereafter, EXCEL may repurchase all, but not less than all, of any shares of stock acquired by TELEGLOBE pursuant to the exercise of the EXCEL Option. The repurchase price will be the greater of the price paid for such shares and the average closing price per share on the NYSE for the ten trading days ending on or prior to the date that written notice of exercise of the repurchase right is given.

      TELEGLOBE Stock Option Agreement. As an inducement to EXCEL to enter into the Merger Agreement, TELEGLOBE entered into the TELEGLOBE Stock Option Agreement with EXCEL, dated as of June 14, 1998 (the "TELEGLOBE Stock Option Agreement" and, together with the EXCEL Stock Option Agreement, the "Stock Option Agreements"). Under the TELEGLOBE Stock Option Agreement, TELEGLOBE granted to EXCEL an irrevocable option (the "TELEGLOBE Option") to purchase up to 25,700,000 TELEGLOBE Common Shares (representing 19.9% of the outstanding TELEGLOBE Common Shares as of June 14, 1998) at a price of $25.812 per share. In certain circumstances, TELEGLOBE may elect to receive a cash payment in lieu of purchasing the EXCEL Common Stock subject to the TELEGLOBE Option. Such cash payment will be equal to the difference between the exercise price per share for the shares subject to the TELEGLOBE Option and the higher of (i) the highest price per share (including brokerage commissions, transfer taxes and soliciting dealer's fees) paid by any person pursuant to an Acquisition Proposal and (ii) the average of the closing prices for the shares as reported on the NYSE Composite Tape for the ten trading days ending on and including the fifth trading day prior to the date that TELEGLOBE gives EXCEL notice of its election to receive such cash payment. In the event of any change in the number of issued and outstanding TELEGLOBE Common Shares by reason of any stock dividend, stock split, split-up, recapitalization, merger or any other change in the corporate or capital structure of TELEGLOBE, the number of TELEGLOBE Common Shares that may be purchased pursuant to the TELEGLOBE Option will be adjusted to restore EXCEL's economic and other rights arising from the TELEGLOBE Stock Option Agreement. The TELEGLOBE Option will become exercisable upon the termination of the Merger Agreement in circumstances when the Termination Fee is payable by TELEGLOBE to EXCEL thereunder or in the event that the Merger Agreement is terminated by EXCEL upon the material breach of the Merger Agreement by TELEGLOBE (without cure within thirty days after notice thereof) or in the event of an incorrect representation or warranty of TELEGLOBE if an Acquisition Proposal is pending at the time of the termination. Also see "The Merger--No Solicitation," "--Amendment; Termination" and "--Termination Fees; Expenses."

      The TELEGLOBE Option and the rights and obligations of the parties under the TELEGLOBE Stock Option Agreement will terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in circumstances when EXCEL is not entitled to receive the Termination Fee, (iii) the date on which EXCEL realizes a total profit equal to the Profit Limit as set forth in the TELEGLOBE Stock Option Agreement (which is substantially the same as set forth in the EXCEL Stock Option Agreement), and (iv) 30 days after the first anniversary of the date on which the Merger Agreement is terminated.

      Beginning on June 14, 1999 and during the 30 days thereafter, TELEGLOBE may repurchase all, but not less than all, of any shares of stock acquired by EXCEL pursuant to the exercise of the TELEGLOBE Option. The repurchase price will be the greater of the price paid for such shares and the weighted average of the closing prices per share on the NYSE, TSE and ME for the ten trading days ending on or prior to the date that written notice of exercise of the repurchase right is given.

Registration Rights Agreement

      TELEGLOBE has agreed to enter into a Registration Rights Agreement (the "Registration Rights Agreement") as of the Effective Time with certain shareholders of EXCEL who or which are "Rule 145 Affiliates." Pursuant to the Registration Rights Agreement, commencing with the Effective Time and ending on the last day of the fifth calendar year following the calendar year in which the Effective Time occurs, the shareholders party to the Registration Rights Agreement will have the right to request (a "demand") that TELEGLOBE register for sale under the Securities Act (and, if reasonably required by the managing underwriter(s), file a prospectus under applicable Canadian securities laws) all or part of the TELEGLOBE Common Shares received by such shareholders pursuant to the Merger and owned at the time of the demand, as well as certain other securities referred to in the Registration Rights Agreement. Each demand must cover at least U.S. $50,000,000 in TELEGLOBE Common Shares (based on the closing price for such shares on the NYSE Composite Tape for the last trading day immediately preceding the date of the demand) and only five demands may be made during the term of the Registration Rights Agreement. In addition, a demand for registration is not permitted within 60 days following the effective date of any registration statement for equity securities of TELEGLOBE (other than any registration statement on Form F-4, Form S-4, Form S-8 or any successor or equivalent form). The right of any shareholder party to the Registration Rights Agreement to make a demand terminates as to such shareholder at such time as such shareholder has received an aggregate of U.S. $750,000,000 in proceeds from the sale of securities under the Registration Rights Agreement. For purposes of the foregoing sentence, The Troutt Family Trust and Troutt Partners, Ltd. are considered as one shareholder. TELEGLOBE is obligated to pay all expenses of any demand registration, other than transfer taxes and discounts, commissions or fees of underwriters, selling brokers and dealers.

      TELEGLOBE is not obligated to register any securities under the Registration Rights Agreement on a "shelf" registration statement pursuant to Rule 415 under the Securities Act or otherwise to register securities on a continuous or delayed basis. Shareholders party to the Registration Rights Agreement will not have "piggyback" registration rights.

      The Registration Rights Agreement provides that TELEGLOBE may include in any demand registration other securities for sale for the account of any person (including TELEGLOBE), subject to certain rights of the shareholders party to the Registration Rights Agreement that apply if the managing underwriter(s) determine that registration of such additional securities would impair or interfere in any material respect with the marketing and sale of the securities originally proposed to be offered pursuant to the demand registration. In no event will any such shareholders be obligated to reduce the number of securities to be included in such offering in order to accommodate the addition of any other person (including TELEGLOBE).

      TELEGLOBE may defer the filing or effectiveness of any demand registration statement for a period of up to 135 days if (i) TELEGLOBE is working on an underwritten public offering of its common shares and is advised by the managing underwriter(s) that such offering would be adversely affected in any material respect by the filing of the demand registration statement or (ii) the general counsel of TELEGLOBE determines in good faith that the filing of a demand registration statement would impair or interfere in any material respect with any proposed financing, any other offer or sale of securities by TELEGLOBE, any acquisition, any corporate reorganization or any other significant transaction involving TELEGLOBE, or would require TELEGLOBE to make public disclosure of information which would have a material adverse effect on TELEGLOBE.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1998 and Unaudited Pro Forma Condensed Combined Statements of Income for each of the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998 illustrate the effect of the Merger as if the Merger had occurred on June 30, 1998 for purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet and as of the beginning of the earliest period presented for purposes of the Unaudited Pro Forma Condensed Combined Statements of Income.

      Pursuant to the terms of the Merger Agreement, each share of EXCEL Common Stock will be converted into the right to receive .885 of a TELEGLOBE Common Share. For more information regarding the Merger, see "The Merger."

      It is currently expected that the Merger will be accounted for as a pooling of interests under U.S. GAAP and, accordingly, the Unaudited Pro Forma Condensed Combined Financial Statements that follow are presented on the basis of pooling accounting. See "Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements." The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the financial statements of EXCEL and TELEGLOBE, and the related notes thereto, which are incorporated herein by reference. See "Where You Can Find More Information" and "Financial Statement Presentation and Exchange Rate Information."

      As a result of the Merger, the combined company will incur certain transaction costs for professional fees, registration fees and regulatory costs, currently estimated at $17 million (pre-tax). Upon completion of the Merger, the combined company will attempt to reorganize and restructure its management and operations to eliminate duplicate facilities, abandon certain projects and to take advantage of available synergies. The companies will incur certain costs related to these reorganization and restructuring activities which are not yet quantifiable, since the transition plans have not been fully formulated. The costs of such activities may result in a charge to expense which is not reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.

      In addition, TELEGLOBE's operating subsidiary Teleglobe Canada Inc. has been operating under an exclusive mandate from the Government of Canada to provide Canadian-overseas facilities-based services since its privatization in 1987. As part of the WTO Agreement, the Government of Canada has agreed to end Teleglobe Canada Inc.'s exclusive mandate effective October 1, 1998. The Government of Canada announced its intention to create a new licensing regime pursuant to which the CRTC will establish the conditions of operations applicable to all companies offering international telecommunications services. On October 2, 1997, the CRTC requested proposals and comments on, among other things, the regulatory regime that should apply to the provision of international telecommunications services after October 1, 1998. TELEGLOBE expects the terms of the new licensing regime to become publicly available by the end of September 1998. The outcome of any regulatory reform of the international telecommunications services regime by the CRTC could have a significant impact on the combined company's operating environment and, therefore, on the recoverability of Teleglobe Canada Inc.'s investment in assets, which could result in a charge not reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.

      The Unaudited Pro Forma Condensed Combined Financial Statements are presented for comparative purposes only and do not give effect to any potential cost savings and synergies that could result from the Merger. The pro forma data are not intended to be indicative of actual results of operations or the financial condition that would have been reported by the combined company had the Merger been in effect during those periods or that may be reported in the future.

                                             TELEGLOBE INC.

                                PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                             AS OF JUNE 30, 1998
                                               (UNAUDITED)


                                             HISTORICAL    HISTORICAL    PRO FORMA    PRO FORMA
                                                EXCEL      TELEGLOBE    ADJUSTMENTS   COMBINED
                                             -----------   ----------   -----------   ---------
                                                         (IN THOUSANDS OF US DOLLARS)


                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............      $    18,197  $   183,374   $        --   $ 201,571
  Accounts receivable, net.............          324,070      396,505            --     720,575
  Income tax receivable, net...........           35,864           --            --      35,864
  Deferred income tax asset............           19,985           --            --      19,985
  Other current assets.................           18,283       67,208            --      85,491
                                             -----------   ----------   -----------   ---------
   Total current assets................          416,399      647,087            --   1,063,486
                                             -----------   ----------   -----------   ---------
Investments............................               --      260,723            --     260,723
Property and equipment, net............          324,714      595,664            --     920,378
Goodwill...............................          931,490       66,250            --     997,740
Other assets...........................           43,562       60,970            --     104,532
                                             -----------   ----------   -----------   ---------
   Total assets........................      $ 1,716,165  $ 1,630,694   $        --  $3,346,859
                                             ===========   ==========   ===========  ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities   $   337,894   $  474,551  $         --  $  812,445
  Income taxes payable.................              --         9,462            --       9,462
  Current portion of long-term debt and
  capital lease obligations............              748        5,407            --       6,155
                                             -----------   ----------   -----------   ---------
   Total current liabilities...........          338,642      489,420            --     828,062
                                             -----------   ----------   -----------   ---------
Long-term debt and capital lease obligations,
  net of current portion...............          541,874      307,296            --     849,170
Deferred management services fees and other
  long-term liabilities................           32,552       22,481            --      55,033
Non-controlling interest...............               --       13,395            --      13,395
Deferred income taxes payable..........            7,582       43,932            --      51,514

STOCKHOLDERS' EQUITY:
Preferred stock........................               --       85,161            --      85,161
Common stock...........................              133      433,868       530,575(4)  964,576
Additional paid-in capital.............          543,083           --      (543,083)         --
Unrealized gain on securities available
for sale...............................               31           --            --          31
Treasury stock.........................          (12,508)          --        12,508(5)       --
Retained earnings......................          264,776      235,141            --     499,917
                                             -----------   ----------   -----------   ---------
   Total stockholders' equity..........          795,515      754,170          --     1,549,685
                                             -----------   ----------   -----------   ---------
   Total liabilities and stockholders'
   equity                                    $ 1,716,165   $1,630,694  $  --         $3,346,859
                                             ===========   ==========   ===========  ==========



See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                        TELEGLOBE INC.

                                PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                        FOR SIX MONTHS ENDED
                                          AS OF JUNE 30, 1998
                                            (UNAUDITED)



                                             HISTORICAL    HISTORICAL    PRO FORMA    PRO FORMA
                                                EXCEL      TELEGLOBE    ADJUSTMENTS   COMBINED
                                             -----------   ----------   -----------   -----------
                                               (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE DATA)


Revenues:
  Communication services...............      $   950,292   $  758,197   $        --    $ 1,708,489
  Marketing services...................           33,935           --            --         33,935
                                             -----------   ----------   -----------    -----------
Total revenues.........................          984,227      758,197            --      1,742,424

Operating expenses:
  Communication and network............          525,020      530,004            --      1,055,024
  Selling, general and administrative..          312,903       93,131            --        406,034
  Depreciation and amortization........           25,769       39,916            --         65,685
                                             -----------   ----------   -----------    -----------
Total operating expenses...............          863,692      663,051            --      1,526,743
                                             -----------   ----------   -----------    -----------

Operating income.......................          120,535       95,146            --        215,681
Interest expense.......................          (18,879)     (10,549)           --        (29,428)
Other income (expense).................              962        2,983            --          3,945
                                             -----------   ----------   -----------    -----------
Income before income taxes.............          102,618       87,580            --        190,198
Provision for income taxes.............           42,846       41,070            --         83,916
                                             -----------   ----------   -----------    -----------
Income from continuing operations......      $    59,772   $   46,510   $        --    $   106,282
                                             ===========   ==========   ===========    ===========

Weighted average shares and share equivalents
  outstanding(3).......................          135,250      131,161       (15,554)       250,857

Diluted income from continuing operations
  per share............................      $     0.44    $     0.34   $        --    $      0.41



See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                            TELEGLOBE INC.

                                PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                        FOR THE YEAR ENDED
                                          DECEMBER 31, 1997
                                            (UNAUDITED)


                                             HISTORICAL    HISTORICAL    PRO FORMA     PRO FORMA
                                                EXCEL      TELEGLOBE   ADJUSTMENTS(2)   COMBINED
                                             -----------   ----------  --------------  -----------
                                              (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE DATA)

Revenues:
  Communication services...............      $ 1,333,101   $1,408,846  $      443,188  $ 3,185,135
  Marketing services...................          121,251           --              --      121,251
                                             -----------   ----------  --------------  -----------
Total revenues.........................        1,454,352    1,408,846         443,188    3,306,386

Operating expenses:
  Communication........................          716,781      995,331         255,697    1,967,809
  Selling, general and administrative..          504,421      150,361         169,398      824,180
  Depreciation and amortization........           23,676       78,993          26,430      129,099
  Non-recurring charges................           64,637           --              --       64,637
                                             -----------   ----------  --------------  -----------
Total operating expenses...............        1,309,515    1,224,685         451,525    2,985,725
                                             -----------   ----------  --------------  -----------

Income (loss) from operations before
unusual items:                                   144,837     184,161           (8,337)     320,661
Unusual items..........................               --      12,569               --       12,569
                                             -----------   ----------  --------------  -----------
Operating income (loss)................          144,837     171,592           (8,337)     308,092
Interest expense.......................           (8,551)    (20,458)         (46,182)     (75,191)
Other income (expense).................            7,301      17,063             (319)      24,045
                                             -----------   ----------  --------------  -----------
Income (loss) before income taxes......          143,587     168,197          (54,838)     256,946
Provision for income taxes.............           55,661      78,057          (12,991)     120,727
                                             -----------   ----------  --------------  -----------
Income (loss) from continuing operations(1)  $    87,926     $90,140   $      (41,847) $   136,219
                                             ===========   ==========  ==============  ===========

Weighted average shares and share equivalents
  outstanding(3).......................          115,547     130,980            5,717      252,244

Diluted income from continuing operations
per share                                    $      0.76    $   0.65                         $0.52


See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                           TELEGLOBE INC.

                                PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                        FOR THE YEAR ENDED
                                          DECEMBER 31, 1997
                                            (UNAUDITED)


                                             HISTORICAL    HISTORICAL    PRO FORMA      PRO FORMA
                                                EXCEL      TELEGLOBE   ADJUSTMENTS(6)   COMBINED
                                             -----------   ----------  --------------  -----------
                                              (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE DATA)


Revenues:
  Communication services...............      $ 1,090,649   $1,107,657  $           --  $ 2,198,306
  Marketing services...................          260,653           --              --      260,653
                                             -----------   ----------  --------------  -----------
Total revenues.........................        1,351,302    1,107,657              --    2,458,959

Operating expenses:
  Communication........................          596,598      772,965              --    1,369,563
  Selling, general and administrative..          530,295      105,040              --      635,335
  Depreciation and amortization........            6,880      105,780              --      112,660
                                             -----------   ----------  --------------  -----------
Total operating expenses...............        1,133,773      983,785              --    2,117,558
                                             -----------   ----------  --------------  -----------

Operating income.......................          217,529      123,872              --      341,401
Interest expense.......................             (261)     (13,704)             --      (13,965)
Other income (expense).................           12,647       13,752              --       26,399
                                             -----------   ----------  --------------  -----------
Income before income taxes.............          229,915      123,920              --      353,835
Provision for income taxes.............           85,488       30,936              --      116,424
                                             -----------   ----------  --------------  -----------
Income from continuing operations......         $144,427   $   92,984  $           --  $   237,411
                                             ===========   ==========  ==============  ===========

Weighted average shares and share equivalents
  outstanding(3).......................          107,247      131,065          (5,442)     232,870

Diluted income from continuing operations
  per share............................      $      1.35    $    0.67  $           --  $      1.02



See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.



                                        TELEGLOBE INC.

                                PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                        FOR THE YEAR ENDED
                                          DECEMBER 31, 1997
                                            (UNAUDITED)

                                             HISTORICAL    HISTORICAL    PRO FORMA      PRO FORMA
                                                EXCEL      TELEGLOBE     ADJUSTMENTS   COMBINED
                                             -----------   ----------  --------------  -----------
                                              (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE DATA)

Revenues:
  Communication services...............     $    363,301   $  980,976  $           --  $ 1,344,277
  Marketing services...................          143,397           --              --      143,397
                                             -----------   ----------  --------------  -----------
Total revenues.........................          506,698      980,976              --    1,487,674

Operating expenses:
  Communication........................          209,995      675,516              --      885,511
  Selling, general and administrative..          217,751      115,359              --      333,110
  Depreciation and amortization........            1,239      104,909              --      106,148
                                             -----------   ----------  --------------  -----------
Total operating expenses...............          428,985      895,784              --    1,324,769
                                             -----------   ----------  --------------  -----------

Operating income.......................           77,713       85,192              --      162,905
Interest expense.......................             (593)     (11,920)             --      (12,513)
Other income (expense).................           (5,781)        (851)             --       (6,632)
                                             -----------   ----------  --------------  -----------
Income before income taxes.............           71,339       72,421              --      143,760
Provision for income taxes.............           26,893       41,259              --       68,152
                                             -----------   ----------  --------------  -----------
Income from continuing operations......     $     44,446   $   31,162  $           --  $    75,608
                                            ============   ==========  ==============  ===========

Weighted average shares and share equivalents
  outstanding(3).......................           97,321      116,755         (11,192)     202,884

Diluted income from continuing operations
  per share............................     $       0.46   $     0.18   $          --  $      0.32


See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      The Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Income are presented as if the Merger had been effective for all periods presented. Under the terms of the Merger Agreement, TELEGLOBE shareholders will retain their shares and each share of EXCEL Common Stock will be exchanged for .885 of a TELEGLOBE Common Share, after giving effect to TELEGLOBE's previously announced two-for-one stock split for its shareholders of record on June 15, 1998.

      The Unaudited Pro Forma Condensed Combined Financial Statements are based on the historical consolidated financial statements of EXCEL and TELEGLOBE giving effect to the Merger under the pooling of interests method of accounting. It is expected that the Merger will be accounted for as a "pooling of interests" in accordance with U.S. GAAP. However, it is likely that the Merger will be accounted for as a "purchase" under Canadian GAAP. Accordingly, for Canadian GAAP presentation purposes, TELEGLOBE will reflect a goodwill balance which is approximately $2.7 billion greater than that reflected in statements prepared in accordance with U.S. GAAP. The annual impact on operating income to reflect the forty-year amortization of such additional goodwill is expected to be, for Canadian GAAP presentation purposes only, approximately $68.6 million. In addition, any financial statements of TELEGLOBE presented in Canadian GAAP will include EXCEL's financial results beginning on the date on which the Effective Time of the Merger occurs. Certain other differences exist between U.S. GAAP and Canadian GAAP. See "Financial Statement Presentation and Exchange Rate Information."

      The historical information as of and for the years ended December 31, 1995, 1996 and 1997 was derived from audited financial statements of EXCEL and TELEGLOBE. The historical information as of and for the six months ended June 30, 1998 was derived from unaudited financial statements of EXCEL and TELEGLOBE, which, in the opinion of EXCEL and TELEGLOBE management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. TELEGLOBE historical financial statements differ from TELEGLOBE historical financial information presented in reports or other documents incorporated by reference in this Information Statement/Prospectus as the historical financial statements included in the Unaudited Pro Forma Condensed Combined Financial Statements have been translated to U.S. dollars and are presented in accordance with U.S. GAAP. The financial statements were translated using the average exchange rate for the period for the statements of income and the period end exchange rate for the balance sheet. The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to be indicative of the combined historical or future results of operations or the financial condition that would have been reported by the combined company had the Merger been in effect during those periods or that may be reported in the future. See "Financial Statement Presentation and Exchange Rate Information."

      The Merger is expected to result in significant cost savings and revenue-enhancement opportunities. The expected cost savings, revenue-enhancement opportunities and transaction costs have not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Income. Transaction costs, including fees for advisors, attorneys and other consultants and incremental direct costs of completing the Merger, are estimated to be approximately $17.0 million and will be charged to expense upon completion of the Merger.

(1) Effective January 1, 1997, EXCEL changed its method of accounting for subscriber acquisition costs. Previously, EXCEL had deferred the portions of commissions paid to IRs that directly related to the acquisition of long distance and paging subscribers. Beginning January 1, 1997, EXCEL began fully expensing subscriber acquisition costs in the period incurred in order to present its operating results in a manner more consistent with other telecommunications companies against which its results are compared.

(2) On October 14, 1997, EXCEL acquired Telco in a business combination accounted for as a purchase transaction. The pro forma adjustments included herewithin for the year ended December 31, 1997 represent the historical operating results of Telco from January 1, 1997 through October 14, 1997 combined with appropriate adjustments which give effect to incremental goodwill amortization and interest expense incurred in connection with the Telco merger. The pro forma adjustments also include non-recurring costs incurred as a result of the Telco merger, which were required to be expensed prior to closing. These included payments to Telco executives under the change in control provisions of their employment contracts, legal fees, investment banking fees and other merger related costs recorded in the third quarter of 1997. See "Where You Can Find More Information" for the respective purchase accounting adjustments made.

(3) Pro forma per share data are based on the number of common shares of the combined company common stock and per share equivalents that would have been outstanding had the Merger occurred on the earliest date presented. Weighted shares outstanding for TELEGLOBE have been retroactively adjusted for all periods presented to reflect the two-for-one stock split effective as of June 15, 1998. For purposes of per share calculations, income from continuing operations is net of preferred stock dividends declared.

(4) Pursuant to the Merger Agreement, each share of EXCEL Common Stock will be converted into the right to receive .885 of a TELEGLOBE Common Share. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the cancellation of 132,264,641 shares of EXCEL Common Stock outstanding at June 30, 1998 in exchange for 117,054,207 TELEGLOBE Common Shares.

(5) All EXCEL treasury shares will be cancelled upon consummation of the Merger in accordance with the Merger Agreement.

(6) In 1996, preferred shares of TELEGLOBE that were anti-dilutive for TELEGLOBE on a stand-alone basis became dilutive on a pro forma basis and are therefore included in the weighted average share count.


                           DIVIDENDS AND MARKET PRICES

EXCEL

      The EXCEL Common Stock has been traded on the NYSE under the symbol "ECI" since May 1996. The table below sets forth for the periods indicated the high and low sale prices per share of the EXCEL Common Stock on the NYSE (as reported in published financial sources). EXCEL has not declared any cash dividends on the EXCEL Common Stock since it became a publicly traded company. EXCEL does not expect to pay any cash dividends with respect to the EXCEL Common Stock in the foreseeable future. On June 12, 1998, the last full trading day prior to announcement of the execution of the Merger Agreement, the closing price of the EXCEL Common Stock as reported on the NYSE Composite Tape was $27-9/16 per share. During the twenty consecutive trading days prior to and including June 12, 1998, the average closing price of the EXCEL Common Stock as reported on the NYSE Composite Tape was $23.74 per share. On August 28, 1998, the most recent available date prior to printing this Information Statement/Prospectus, the closing price of the EXCEL Common Stock as reported on the NYSE Composite Tape was $21-3/4 per share. We urge EXCEL stockholders to obtain current market quotations.

                                                    EXCEL COMMON STOCK
                                             ---------------------------------
                                                                      CASH
                                                                    DIVIDENDS
                                              HIGH         LOW      PER SHARE
                                             -------      -----    -----------
                                                     (IN US DOLLARS)
1996
  Second Quarter (since May 1996)............ $ 47        $25-1/2       --
  Third Quarter..............................  31-7/8      19-1/2       --
  Fourth Quarter.............................  35-1/2        20         --

1997
  First Quarter.............................. $21-5/8     $ 13          --
  Second Quarter.............................  29-3/8      12-3/8       --
  Third Quarter..............................  28-7/8     20-11/16      --
  Fourth Quarter............................. 28-15/16     14-1/8       --

1998
  First Quarter.............................. $25-5/16    $ 13          --
  Second Quarter.............................  27-13/16    20-1/4       --
  Third Quarter (through August 28)..........   24-7/8    20-1/16       --

TELEGLOBE

      The TELEGLOBE Common Shares are listed and traded on the NYSE, the ME and the TSE under the symbol "TGO." The table below sets forth for the periods indicated the high and low sale prices per TELEGLOBE Common Share on the NYSE and on the ME and TSE (as reported in published financial sources) and the cash dividends declared per TELEGLOBE Common Share. All figures reported in this table reflect the two-for-one stock split by way of stock dividend that became effective on June 15, 1998. All dollar amounts in this table are expressed in U.S. dollars, which, in the case of prices on the ME and TSE, have been converted to U.S.$ using a convenience translation rate based on the Noon Buying Rate as of August 28, 1998 of CDN$1.00 = US$0.6373.



                                                 TELEGLOBE COMMON SHARES
                                   -------------------------------------------------------
                                                                                    CASH
                                        NYSE            ME             TS        DIVIDENDS
                                    ------------   -------------  --------------
                                    HIGH    LOW    HIGH     LOW    HIGH     LOW  PER SHARE
                                   ------  -----   ------  -----  ------   ----- ---------
                                                 (IN US DOLLARS)

1996
  First Quarter...............     N/A     N/A     $ 6.65  $5.54  $ 6.65  $ 5.54  $  0.032
  Second Quarter..............     N/A     N/A       6.92   6.09    6.94    6.09     0.038
  Third Quarter...............     N/A     N/A       8.22   6.90    8.21    6.87     0.038
  Fourth Quarter..............     N/A     N/A      13.06   7.64   13.06    7.64     0.038

1997
  First Quarter...............     N/A     N/A     $13.54  $11.95 $13.59  $11.88  $  0.038
  Second Quarter..............     $ 19.88 $ 16.25  17.53   12.30  17.53   12.30     0.048
  Third Quarter...............       20.31   15.88  17.84   13.88  17.84   13.95     0.048
  Fourth Quarter..............       19.06   15.00  16.73   13.06  16.73   13.06     0.048

1998
  First Quarter...............     $ 23.75 $ 14.25 $21.18  $12.94 $20.72  $12.94  $  0.048
  Second Quarter..............       30.88   21.63  28.93   19.68  29.00   19.71     0.054
  Third Quarter
(through August 28)                  29.63   24.00  28.68   22.94  28.71   22.94        --




      TELEGLOBE's Common Shares began trading on the NYSE on June 12, 1997 and have been trading on the ME and the TSE since December 1985. On June 12, 1998, the last full trading day prior to announcement of the execution of the Merger Agreement, the closing price of the TELEGLOBE Common Shares as reported on the NYSE Composite Tape was $25-13/16 per share (split-adjusted). During the twenty consecutive trading days prior to and including June 12, 1998, the average closing price of the TELEGLOBE Common Shares as reported on the NYSE Composite Tape was $25.64 per share (split-adjusted). On August 28, 1998, the most recent available date prior to printing this Information Statement/Prospectus, the closing price of the TELEGLOBE Common Shares as reported on the NYSE Composite Tape was $26-5/16 per share. EXCEL stockholders are urged to obtain current market quotations.

      TELEGLOBE's policy is to pay quarterly dividends of CDN$0.085 per share on the TELEGLOBE Common Shares (approximately U.S.$0.054 based on the Noon Buying Rate as of August 28, 1998). TELEGLOBE has paid cash dividends during the last five financial years on the TELEGLOBE Common Shares, its First Series Preferred shares (until June 14, 1998, when all such shares then outstanding were converted into TELEGLOBE Common Shares) and its Second Series Preferred Shares (until May 1997 when all such shares then outstanding were either converted into TELEGLOBE Common Shares or redeemed by TELEGLOBE) and during the last three quarters of 1994 and the last three fiscal years on its Third Series Preferred Shares.

                               SECURITY OWNERSHIP

      It is anticipated that, after giving effect to the Merger, approximately 246,594,138 TELEGLOBE Common Shares will be issued and outstanding (based on 132,480,864 issued and outstanding shares of EXCEL Common Stock as of August 28, 1998 to be exchanged in the Merger at the Exchange Ratio for 117,245,565 TELEGLOBE Common Shares and based on 129,348,573 issued and outstanding TELEGLOBE Common Shares as of August 28, 1998).

      To the knowledge of the senior officers and directors of TELEGLOBE, after giving effect to the Merger, the following will be the only persons or companies who beneficially will own or exercise control or direction over shares carrying more than 5% of the voting rights attached to all shares of TELEGLOBE capital stock:


                                                                              PERCENTAGE OF
                                                    PERCENTAGE OF           OUTSTANDING VOTING
                                 APPROXIMATE      OUTSTANDING VOTING       SHARES REPRESENTED BY
                                  NUMBER OF     SHARES REPRESENTED BY      THE SHARES SO OWNED
                                VOTING SHARES    THE SHARES SO OWNED,     CONTROLLED OR DIRECTED
NAME OF SHAREHOLDER            (COMMON SHARES)  CONTROLLED OR DIRECTED    (FULLY DILUTED)(1)
-------------------            ---------------  ----------------------    ----------------------

BCE.............................. 41,935,372            17.0%                    16.2%
Telesystem Telecom Ltd.(2)....... 22,629,966             9.2%                     8.7%
The Troutt Family Trust..........  9,451,800             3.8%                     3.7%
Troutt Partners, Ltd............. 46,905,000            19.0%                    18.1%

All directors, executive officers
and their affiliates,
as a group....................... 87,662,912            35.5%                    36.0%

-------------------
(1) Based on 258,944,785 fully-diluted TELEGLOBE Common Shares, after giving effect to the exercise of all outstanding options into 12,350,647 TELEGLOBE Common Shares.
(2) Telesystem Telecom Ltd. is an indirect subsidiary of Telesystem Ltd., which is controlled by Charles Sirois, the Chairman and Chief Executive Officer of TELEGLOBE.

                      DIRECTORS AND MANAGEMENT OF TELEGLOBE
                              FOLLOWING THE MERGER


      The Merger Agreement provides that at or prior to the Effective Time, the Board of Directors of TELEGLOBE will take certain actions with respect to the composition of the Board of Directors and certain management positions of TELEGLOBE. See "The Merger--Certain Other Matters."

Statement of TELEGLOBE Corporate Governance Practices

      Background. The Board of Directors of TELEGLOBE considers good corporate governance to be important to the effective operations of TELEGLOBE. TELEGLOBE's Board of Directors formed, at its meeting of August 1, 1995, a Corporate Governance Committee. This Committee provides guidance and recommendations regarding the compliance of TELEGLOBE's practices with the guidelines adopted by the ME and TSE ("Guidelines") and oversees disclosure obligations related thereto. The Corporate Governance Committee is composed of four outside and unrelated directors.

      Role and Responsibilities of the Board. The TELEGLOBE Board oversees the conduct and supervises the management of the business and affairs of TELEGLOBE pursuant to the powers vested in it by the CBCA and in accordance with the requirements of the CBCA. The TELEGLOBE Board holds regular meetings on a quarterly basis as well as additional meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

      Before the start of every fiscal year, the TELEGLOBE Board receives and approves an annual budget and corporate strategic objectives submitted by the Chief Executive Officer.

      In addition to those matters requiring the TELEGLOBE Board's approval pursuant to Canadian law or the TELEGLOBE Articles and By-Laws, the TELEGLOBE Board decides on significant matters such as those related to the annual budget, strategic investments, appointments of senior executives as well as capital and operating expenditures exceeding a predetermined amount. Responsibilities and authority for other matters have been delegated to management by a resolution of the TELEGLOBE Board.

TELEGLOBE Board After the Merger

      Board. At the Effective Time, the TELEGLOBE Board will consist of fifteen members, of which (i) seven members will be TELEGLOBE Directors, (ii) seven members will be EXCEL Directors and (iii) one member will be designated for nomination jointly by the TELEGLOBE Directors and the EXCEL Directors. Thereafter, in connection with any meeting of TELEGLOBE's shareholders for the election of directors held during the Time Period, (i) the EXCEL Directors will be entitled to nominate five directors (or such greater number to ensure that the nominees for EXCEL Directors represent at least 34% of the total number of directors comprising the entire Board of Directors (disregarding any vacancies) to stand for election at such meeting, (ii) the TELEGLOBE Directors will be entitled to nominate five directors (or such greater number equal to or, subject to the 34% requirement in clause (i) above, greater than the number of directors nominated pursuant to such clause (i) above) to stand for election at any such meeting and (iii) the TELEGLOBE Directors and the EXCEL Directors will be entitled to jointly nominate three directors to stand for election at any such meeting. Vacancies among the TELEGLOBE Directors and the EXCEL Directors during the Time Period may be filled only by nomination of the then remaining TELEGLOBE Directors or EXCEL Directors, as applicable. In addition, there will be no more than two members of the Board of Directors who are employed by TELEGLOBE or its affiliates, one of whom will be the chief executive officer of TELEGLOBE and the other of whom will be the chief executive officer of EXCEL. The members of the TELEGLOBE Board at the Effective Time will be Charles Sirois, six additional individuals to be designated by TELEGLOBE who have not yet been selected (including two or three individuals to be appointed by BCE pursuant to the BCE Agreement), Kenny A. Troutt, Stephen R. Smith, T. Allan McArtor, Ronald A. McDougall, three individuals to be designated by EXCEL who have not yet been selected, and one additional individual to be jointly designated by EXCEL and TELEGLOBE who has not yet been selected. See "The Merger--Interests of Certain Persons in the Merger--Certain Other Matters."

      Committees. The Audit Committee has a specific mandate to review and report to the Board on the following matters: (i) annual and interim consolidated financial statements; (ii) presentation of financial information, accounting practices and financial controls and procedures; (iii) internal audit activities; (iv) risks (other than financial risks) inherent to TELEGLOBE's business and risk management program; (v) adequacy of TELEGLOBE's processes to ensure the security of its assets and senior executives; and (vi) adequacy of its internal processes to ensure the transition to the year 2000. The Audit Committee meets regularly with the TELEGLOBE executive responsible for finances and its external auditors. The Audit Committee consists of four directors, three of whom are unrelated.

      The Finance Committee reviews TELEGLOBE's financial strategies and financing requirements. It is made up of four outside directors, three of whom are unrelated. As part of its mandate, the Finance Committee reviews and advises the TELEGLOBE Board on the work of the investor relations group. TELEGLOBE has an investor relations group, supervised by the treasurer of TELEGLOBE, which responds to inquiries from investors, both individual and institutional. As a complement to the work of the investor relations group, TELEGLOBE has a communications program to ensure appropriate dissemination to all shareholders of the material information respecting the business and financial situation of TELEGLOBE. Annual meetings allow shareholders to ask questions directly to the Chief Executive Officer as well as to other senior executive officers.

      The four outside and unrelated directors who make up the Corporate Governance Committee also serve as a Related Party Transactions Review Committee and, together with the Chief Executive Officer, as a Nominating Committee. The mandate of the Corporate Governance Committee is to develop and monitor the TELEGLOBE Board's approach to corporate governance, to annually recommend the members proposed for election to the TELEGLOBE Board as well as the membership and chairs of the committees of the TELEGLOBE Board, to develop a process to periodically review the functioning of the TELEGLOBE Board and conduct a periodic review of the powers, mandates and performance of committees, to review annually the compensation of the directors, and finally, to review and approve any material transaction with a "related party" having a significant impact on the business and affairs of TELEGLOBE.

      The Human Resources Committee is mandated to review and make recommendations to the TELEGLOBE Board in connection with the appointment and remuneration of senior officers of TELEGLOBE and of its subsidiaries, including the Chief Executive Officer. In addition, the Human Resources Committee, which consists of four directors, two of whom are unrelated, makes recommendations to the TELEGLOBE Board with respect to the options to be granted under TELEGLOBE's executive stock option plan. Finally, the Human Resources Committee reviews the design and competitiveness of TELEGLOBE's total compensation plans and is responsible for overseeing the establishment and management of retirement plans and for ensuring appropriate and effective retirement fund investment policies.

      The TELEGLOBE Board's Expectations of Management. The TELEGLOBE Board expects management of TELEGLOBE to meet the following objectives: (i) report in a comprehensive, accurate and timely fashion on the business and affairs of TELEGLOBE generally, and on any specific matters that it considers of significant material consequence for TELEGLOBE and its shareholders; (ii) take timely action and make all appropriate decisions required by TELEGLOBE's activities in accordance with all applicable requirements or obligations and within the framework of the corporate policies in effect, with a view to enhancing shareholder value; (iii) conduct a comprehensive annual budget process and monitor closely TELEGLOBE's financial performance in conjunction with the annual budget approved by the TELEGLOBE Board; and (iv) review on an on-going basis

TELEGLOBE's strategies and their implementation taking into account changes to TELEGLOBE's business environment.

Officers of TELEGLOBE After the Merger

      TELEGLOBE will remain the parent and the public company following the Merger. Charles Sirois will continue in his position of Chairman of the Board and Chief Executive Officer of TELEGLOBE and Paolo Guidi will continue in his position as President and Chief Executive Officer of Teleglobe Communications Corporation. After the Merger, EXCEL will operate as a wholly owned subsidiary of TELEGLOBE. Pursuant to the Merger Agreement, the officers of EXCEL will remain the officers of the Surviving Corporation after the Merger until they resign or are removed or otherwise cease to be officers. Under the Merger Agreement, TELEGLOBE has agreed to cause Kenny A. Troutt, Chairman of the Board, President and Chief Executive Officer of EXCEL, to be appointed Vice-Chairman, President and Chief Operating Officer of TELEGLOBE as of the Effective Time.

              COMPARISON OF STOCKHOLDERS' RIGHTS AND DESCRIPTION OF
                  TELEGLOBE COMMON SHARES FOLLOWING THE MERGER

      At the Effective Time, the stockholders of EXCEL, whose rights are currently governed by the DGCL and the EXCEL Certificate of Incorporation and EXCEL By-Laws, will become shareholders of TELEGLOBE, and their rights will be governed by the CBCA and TELEGLOBE's articles of incorporation (the "TELEGLOBE Articles") and by-laws (the "TELEGLOBE By-Laws") as in effect at the Effective Time. The following are summaries of certain material differences between the rights of EXCEL stockholders and TELEGLOBE shareholders.

      THE FOLLOWING DISCUSSION IS QUALIFIED BY REFERENCE TO THE COMPLETE TEXT OF THE CBCA, THE TELEGLOBE ARTICLES AND THE TELEGLOBE BY-LAWS, THE DGCL AND THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF EXCEL (THE "EXCEL CHARTER" AND THE "EXCEL BY-LAWS," RESPECTIVELY). FOR INFORMATION AS TO HOW YOU CAN OBTAIN COPIES OF THE TELEGLOBE ARTICLES, THE TELEGLOBE BY-LAWS, THE EXCEL CHARTER AND THE EXCEL BY-LAWS, SEE "WHERE YOU CAN FIND MORE INFORMATION."

Classes and Series of Capital Stock

      EXCEL. The EXCEL Charter authorizes EXCEL to issue 500,000,000 shares of EXCEL Common Stock and 10,000,000 shares of EXCEL preferred stock par value $.001 per share. As of June 14, 1998, 132,259,389 shares of EXCEL Common Stock were outstanding and no shares of EXCEL preferred stock were issued and outstanding.

      TELEGLOBE. The authorized share capital of TELEGLOBE consists of an unlimited number of Common Shares without nominal or par value, an unlimited number of Class A non-voting shares without nominal or par value (the "Non-Voting Shares") and an unlimited number of preferred shares issuable in series without nominal or par value (the "Preferred Shares") of which 129,306,908 Common Shares and 5,000,000 Third Series Preferred Shares were issued and outstanding as of June 14, 1998.

      The following is a summary of the attributes of the different classes and series of shares in the share capital of TELEGLOBE and is given subject to the more detailed provisions of the TELEGLOBE Articles.

TELEGLOBE Common Shares and Non-Voting Shares

      The TELEGLOBE Common Shares entitle the holder thereof to one vote per share in all instances except in the case of a separate vote of holders of the Non-Voting Shares, or the Preferred Shares of TELEGLOBE or any series of them. The holders of Non-Voting Shares are not entitled to vote at any meeting of shareholders other than as provided by law. The TELEGLOBE articles of incorporation limit the rights of the holders of Non-Voting Shares to a class vote. The TELEGLOBE Common Shares and the Non-Voting Shares, subject to the priority of the holders of Preferred Shares, entitle their respective holders to receive dividends and to share the balance of the property of TELEGLOBE upon dissolution of TELEGLOBE on a pari passu basis.

TELEGLOBE Preferred Shares

      Priority. The class provisions of the Preferred Shares provide that each series of Preferred Shares ranks pari passu with every other series of Preferred Shares and in priority to the TELEGLOBE Common Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of TELEGLOBE or other distribution of its assets.

      Voting Rights. The holders of Preferred Shares are not entitled to vote at any meetings of the shareholders of TELEGLOBE other than as provided by law. However, the TELEGLOBE Board may, for series of Preferred Shares created after May 28, 1993, provide that the shares of such series will become voting shares if a certain number of successive dividends are not paid to their holders.

      In addition to the provisions attaching to the Preferred Shares, the Third Series Preferred Shares have attached thereto, among others, provisions to the following effect:

      Dividends. The holders of Third Series Preferred Shares are entitled to receive fixed cumulative preferential cash dividends, when and as declared by the TELEGLOBE Board, at a rate of 5.4% per annum, paid in equal quarterly installments on the first day of February, May, August and November in each year.

      Conversion Privilege. On April 1, 2001 and thereafter, the Third Series Preferred Shares will be convertible at the option of TELEGLOBE, in whole or in part at any time, into a number of TELEGLOBE Common Shares determined by dividing CDN$25.00 plus an amount equal to all accrued and unpaid dividends thereon, calculated to the date of conversion by the greater of CDN$3.00 and 95% of the weighted average trading price of the TELEGLOBE Common Shares on the fourth day immediately prior to the date specified for conversion. On and after May 1, 2001, subject to the preemptive right of TELEGLOBE to redeem for cash or to find substitute purchasers at CDN$25.00 per share, the shares are convertible at the option of the holder into TELEGLOBE Common Shares based on the same formula used for redemption. At any time, TELEGLOBE may offer holders of Third Series Preferred Shares the right to convert into a further series of Preferred Shares on a one-for-one basis. The provisions attaching to the Third Series Preferred Shares provide for the adjustment of the conversion basis in certain events.

      Redemption. On April 1, 2001 and thereafter, the Third Series Preferred Shares will be redeemable at the option of TELEGLOBE, subject to the provisions of applicable law and the restrictions referred to below under "--Restrictions on Dividends and Retirement of Shares," in whole at any time or in part from time to time at a price of CDN$25.00 per share plus, in each case, all accrued and unpaid dividends thereon, calculated to the date of redemption.

      Purchase for Cancellation. TELEGLOBE may at any time purchase for cancellation any or all of the Third Series Preferred Shares in the open market, subject to the provisions of applicable law and the restrictions referred to below under "--Restrictions on Dividends and Retirement of Shares," at the lowest price or prices at which, in the opinion of the Board of Directors, the shares are obtainable. Any Third Series Preferred Shares purchased by TELEGLOBE shall be cancelled and shall not be reissued.

      Liquidation Rights. In the event of the liquidation, dissolution or winding-up of TELEGLOBE or other distribution of its assets among its shareholders for the purpose of winding-up its affairs, before any payment or distribution to the holders of the TELEGLOBE Common Shares and of Non-Voting Shares, the holders of Third Series Preferred Shares will be entitled to receive on the date of such distribution, the amount of CDN$25.00 per share, and all accrued and unpaid dividends thereon calculated to such date. After such payments to the holders of the Third Series Preferred Shares, they shall not be entitled to share in any further distribution of property of TELEGLOBE.

      Restrictions on Dividends and Retirement of Shares. Unless all dividends accrued up to and including the most recent applicable dividend payment dates shall have been declared and paid or made available for payment on the Third Series Preferred Shares, TELEGLOBE will not, without prior approval of the holders of the Third Series Preferred Shares:

      (a) pay any dividends on the TELEGLOBE Common Shares or the Non-Voting Shares (other than stock dividends);

      (b) redeem, purchase, otherwise retire or make any capital distribution on or in respect of Common Shares, Non-Voting Shares (except out of the net cash proceeds of a substantially concurrent issue of shares of TELEGLOBE ranking junior to or on a parity with the Preferred Shares or any series thereof);

      (c) redeem, purchase or otherwise retire less than all of the Third Series Preferred Shares then outstanding (except in connection with the exercise of any retraction privilege attaching thereto); or

      (d) redeem, purchase or otherwise retire (except in connection with the exercise of any retraction privilege or mandatory redemption obligation attaching thereto) any Common Shares or Non-Voting Shares.

      Modifications. TELEGLOBE may not, without the authorization of the holders of the Third Series Preferred Shares, amend any provision attaching to the Third Series Preferred Shares as a series or create shares ranking in priority to the Third Series Preferred Shares. The approval of any amendment to the provisions attaching to the Third Series Preferred Shares as a series and any other approval to be given by the holders of the Third Series Preferred Shares may be given by a resolution carried by the affirmative vote of not less than 66-2/3% of the votes cast at a meeting of the holders of the Third Series Preferred Shares.

Annual Meeting of Stockholders

      EXCEL. Under the DGCL, if the annual meeting for the election of directors is not held on the designated date, the directors are required to cause such meeting to be held as soon thereafter as may be convenient. If they fail to do so for a period of thirty days after the designated date, or if no date has been designated for a period of thirteen months after the latest to occur of the organization of the corporation, its last annual meeting or after the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon application of any stockholder or director. The shares of stock represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purposes of such meeting, notwithstanding any provision of the certificate of incorporation or by-laws to the contrary. However, the DGCL does not provide for a stockholder to call such meeting other than by application to the Court of Chancery.

      TELEGLOBE. Under the CBCA, the directors of TELEGLOBE must call an annual meeting of shareholders not later than fifteen months after holding the last preceding annual meeting of TELEGLOBE shareholders. If an annual meeting is not called at the required time by the directors, it may be called by the holders of not less than 5% of the issued and voting shares of TELEGLOBE, under the CBCA power of shareholders to requisition a meeting, as set out under the caption "--Special Meetings of Stockholders" below. If for any reason it is impracticable to call such a meeting or to conduct such a meeting in the manner prescribed by the TELEGLOBE By-Laws or the CBCA, any director or shareholder entitled to vote at such a meeting or the Director appointed under section 260 of the CBCA may apply to a court for an order calling such a meeting.

Special Meetings of Stockholders

      EXCEL. Under the DGCL, special meetings of stockholders may be called only by the board of directors or such other persons as may be authorized by the certificate of incorporation or by-laws. The EXCEL By-Laws provide that a special meeting of stockholders may be called by the EXCEL Board or by the Chairman of the Board, Chief Executive Officer or President.

      TELEGLOBE. Under the CBCA, special meetings of shareholders may be called by the board of directors. In addition, the holders of not less than 5% of the issued and voting shares of TELEGLOBE may request that the directors call a meeting of shareholders for any purpose. If the directors do not call a meeting within 21 days after receiving the requisition, any shareholders who requested the directors to call the meeting may call the meeting.

Quorum of Stockholders

      EXCEL. Under the DGCL, a quorum consists of a majority of shares entitled to vote present in person or represented by proxy unless the certificate of incorporation or by-laws provide otherwise, but in no event may a quorum at any stockholders' meeting be less than one-third (33-1/3%) of the issued and outstanding stock of EXCEL entitled to vote at such meeting, present in person or by proxy.

      TELEGLOBE. Under the CBCA, unless the TELEGLOBE By-Laws otherwise provide, a quorum of shareholders is present at a meeting, if the holders of a majority of the shares entitled to vote at that meeting are present in person or represented by proxy. The TELEGLOBE By-Laws provide that a quorum at any meeting of shareholders shall be shareholders present in person and personally holding or representing by proxy not less than ten percent (10%) of the issued and outstanding shares of TELEGLOBE entitled to vote at the meeting.

Stockholder Action Without a Meeting

      EXCEL. Under the DGCL, unless the certificate of incorporation provides otherwise, any action required by the DGCL to be taken at any annual or special meeting of the stockholders of a corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The EXCEL Charter does not alter these provisions of the DGCL.

      TELEGLOBE. Under the CBCA, shareholder action without a meeting may be taken by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting.

Notice of Stockholder Proposals

      EXCEL. Under the EXCEL By-Laws, for business to be properly brought before a meeting by a stockholder, notice must generally be received by the company not less than sixty days prior to the meeting and must contain certain specified information concerning the matter to be brought before the meeting and concerning the stockholder submitting the proposal.

      TELEGLOBE. Under the CBCA, shareholder proposals may be submitted only at annual meetings of shareholders; a shareholder entitled to vote at an annual meeting of shareholders may submit to TELEGLOBE notice of any matter that the shareholder proposes to raise at the meeting provided that the proposal is submitted to TELEGLOBE at least ninety days before the anniversary date of TELEGLOBE's previous annual meeting of shareholders.

      TELEGLOBE expects to hold its next annual meeting of shareholders in the second quarter of 1999.

      Any TELEGLOBE shareholder who intends to submit a proposal for inclusion in the management proxy material for the 1999 annual meeting of TELEGLOBE must submit such proposal to the Secretary of TELEGLOBE by February 12, 1999.

Access to Corporate Records and Financial Statements

      EXCEL. Under the DGCL, on written demand under oath, any stockholder may, in person or by attorney or other agents for any proper purpose, inspect, during usual business hours, the corporation's stock ledger, a list of stockholders and its other books and records, and may make copies and extracts therefrom.

      TELEGLOBE. Under the CBCA, a corporation is required to make available to its shareholders and creditors, their agent and legal representatives, certain prescribed books and records during usual business hours of the corporation. Such persons may, free of charge, take extracts from these prescribed books and records and, in the case of a corporation having outstanding securities which were issued as part of a distribution to the public, such as TELEGLOBE, any other person may take extracts from these books and records upon payment of a reasonable fee. As well, in the case of a corporation, such as TELEGLOBE, shareholders and creditors, their agents and legal representatives, and any other person, upon payment of a reasonable fee and sending to the corporation of an affidavit, may require a corporation to furnish a list of shareholders. In addition, directors of a corporation are entitled to examine certain additional records, documents and instruments of the corporation.

Charter Amendments

      EXCEL. Under the DGCL, unless its certificate of incorporation or by-laws otherwise provide, amendments to a corporation's certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon and, if such amendments would affect certain rights of holders of a particular class of stock, the approval of a majority of the outstanding stock of such class. The EXCEL Charter and EXCEL By-laws do not alter the provisions of the DGCL.

      TELEGLOBE. Under the CBCA, any amendment to a corporation's articles of incorporation generally requires approval by special resolution, which is a resolution passed by a majority of not less than two-thirds of the votes cast by shareholders of all voting shareholders entitled to vote on the resolution and, if such amendment affects certain rights of holders of a particular class of shares, a separate special resolution of those holders approved by the same vote as to such particular class.

By-law Amendments

      EXCEL. Under the DGCL, the power to adopt, amend or repeal by-laws is vested in the voting stockholders. The corporation may, however, in its certificate of incorporation, confer the power to adopt, amend or repeal by-laws upon the directors. The conferring of this power to the directors does not divest the stockholders of the power, nor limit their power to adopt, amend or repeal by-laws. The EXCEL Charter expressly grants the EXCEL Board the power to adopt, amend and repeal the EXCEL By-laws.

      TELEGLOBE. The board of directors of TELEGLOBE may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of TELEGLOBE. The directors are required to submit a by-law, or an amendment or a repeal of a by-law, to the shareholders at the next meeting of shareholders of TELEGLOBE and the shareholders may, by ordinary resolution (a resolution passed by a majority of votes cast), confirm, reject or amend the by-law, amendment or repeal. A by-law, or an amendment or a repeal of a by-law, is effective from the date of the resolution of the directors until it is confirmed, confirmed as amended or rejected by the shareholders of TELEGLOBE or until it ceases to be effective. A shareholder entitled to vote at an annual meeting of shareholders of TELEGLOBE may make a proposal to make, amend or repeal a by-law.

Sale or Lease of Assets

      EXCEL. Under the DGCL, the EXCEL Board may by resolution sell, lease or exchange all or substantially all the corporation's property and assets, when and as authorized by a resolution adopted by the holders of a majority of the outstanding stock.

      TELEGLOBE. Under the CBCA, the sale, lease or exchange of all or substantially all the property of a corporation other than in the ordinary course of business requires, in addition to a resolution of the TELEGLOBE Board, the general approval of the shareholders by special resolution, which is a resolution by a majority of not less than two-thirds of the votes cast by the shareholders, each share carrying the right to vote whether or not it otherwise carries the right to vote. A separate special resolution is also required from the holders of each class of shares which is particularly affected by the transaction.

      Under the TELEGLOBE Articles as modified by the TELEGLOBE Articles Amendment, any sale, disposition, transfer or pledge of any shares of a U.S. subsidiary (having a net book value of more than U.S.$400 million) or any sale, disposition, lease, transfer or mortgage of all or a substantial portion of the assets of such a subsidiary or any merger, consolidation, amalgamation, combination, liquidation or dissolution involving any such subsidiary will, in addition to any other approval, require approval by an affirmative vote of at least 66-2/3% of the entire board of directors (disregarding vacancies) of TELEGLOBE. This provision will remain in effect until December 31 of the fifth complete calendar year after the calendar year in which the Effective Time occurs and may be amended, modified or repealed in any manner provided for under applicable law if accompanied by an affirmative vote of at least 66-2/3% of the entire board of directors (disregarding vacancies) of TELEGLOBE.

Preemptive Rights

      EXCEL. The DGCL provides that security holders of a corporation only have such preemptive rights as may be provided in the corporation's certificate of incorporation. The EXCEL Charter does not provide for preemptive rights.

      TELEGLOBE. The CBCA provides that shareholders may have a preemptive right if the corporation's articles so provide. The TELEGLOBE Articles do not provide for preemptive rights but the BCE Agreement states that BCE has the right to maintain a 20% equity interest in TELEGLOBE (with certain exceptions). See "The Merger--Interests of Certain Persons in the Merger--BCE."

Dividends and Distributions

      EXCEL. Under the DGCL, subject to any restriction contained in a corporation's certificate of incorporation, the board of directors may declare, and the corporation may pay, dividends or other distributions upon the shares of its capital stock either (i) out of "surplus" or (ii) in the event that there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, unless net assets (total assets in excess of total liabilities) are less than the capital of all outstanding preferred stock. "Surplus" is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors (which amount cannot be less than the aggregate par value of all issued shares of capital stock). The EXCEL Charter does not supplement or alter the provisions of the DGCL.

      TELEGLOBE. Under the CBCA, TELEGLOBE may declare or pay a dividend unless there are reasonable grounds for believing that TELEGLOBE is, or would after the payment be, unable to pay its liabilities as they become due or the realizable value of TELEGLOBE's assets would thereby be less than the aggregate of TELEGLOBE's liabilities and stated capital of all classes of shares of TELEGLOBE.

Appraisal and Dissent Rights

      EXCEL. Stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholder's vote is required are, in certain instances, entitled to appraisal rights requiring the surviving corporation to purchase the dissenting shares at fair value. There are, however, no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock, at the record date for the determination of stockholders entitled to notice of and to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation converts such shares into anything other than (a) stock of the surviving corporation, (b) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD, or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) some combination of the above. Holders of EXCEL Common Stock are not entitled to appraisal rights in connection with the Merger.

      The EXCEL Charter and the EXCEL By-laws do not contain any additional provisions relating to dissenters' rights of appraisal.

      TELEGLOBE. The CBCA provides that shareholders of a CBCA corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. Such matters include (i) any amalgamation with another corporation (other than with certain affiliated corporations), (ii) an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares, (iii) an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on, (iv) a continuance under the laws of another jurisdiction, (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business, (vi) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation, or (vii) certain amendments to the articles of a corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization (as defined in the CBCA) or by a court order made in connection with an action for an oppression remedy. Under the CBCA, a shareholder may, in addition to or instead of exercising dissent rights, seek an oppression remedy (see below) for any act or omission of a corporation which is oppressive, unfairly prejudicial to or that unfairly disregards a shareholder's interest.

Stock Repurchases

      EXCEL. Under the DGCL, a corporation may not purchase or redeem its own shares of capital stock when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation. However, a corporation may purchase or redeem out of capital any of its own preferred shares if such shares will be retired upon the acquisition thereof and the capital of the corporation will be thereby reduced.

      TELEGLOBE. Under the CBCA, TELEGLOBE may purchase or otherwise acquire shares issued by TELEGLOBE unless there are reasonable grounds for believing that TELEGLOBE is, or would after the purchase be, unable to pay its liabilities as they become due or the realizable value of TELEGLOBE's assets would after the purchase be less than the aggregate of TELEGLOBE's liabilities and stated capital of all classes of shares. Canadian securities laws restrict the ability of a public corporation, such as TELEGLOBE, to selectively repurchase its securities. Open market purchases of securities by TELEGLOBE (i.e., normal course issuer bids) may be effected provided that such purchases do not exceed prescribed annual (5%) and/or monthly limits (2%). Otherwise, issuer bid purchases must be made pursuant to an offer extended on identical terms to all holders of the subject securities.

Number and Qualification of Directors

      EXCEL. The DGCL provides that the minimum number of directors is one. The number of directors is fixed by or in the manner provided in the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors may only be made by amendment to the certificate of incorporation.

      The EXCEL By-laws provide that the number of directors initially constituting the entire EXCEL Board shall be two, or such larger or lesser number (but not less than one) as may be fixed from time to time by action of the stockholders or the EXCEL Board. The EXCEL By-laws provide that none of the directors must be stockholders of EXCEL, residents of the State of Delaware or citizens of the United States. Each director, however, must be at least eighteen years of age.

      TELEGLOBE. Under the CBCA, the board of directors of TELEGLOBE must have not fewer than three members, at least two of whom are not officers or employees of TELEGLOBE or its affiliates. Under the TELEGLOBE Articles as modified by the TELEGLOBE Articles Amendment, the minimum number of directors is seven and the maximum number of directors is twenty-five. A majority of directors of TELEGLOBE must be resident Canadians under the CBCA and, except in limited circumstances, directors may not transact business at a meeting of directors (or a committee of directors) at which a majority of the directors present are not resident Canadians under the CBCA.

      Under the TELEGLOBE Articles as modified by the TELEGLOBE Articles Amendment, at the Effective Time, the TELEGLOBE Board will be comprised of fifteen members, seven of whom will be TELEGLOBE Directors (as defined below), seven of whom will be EXCEL Directors and one of whom will be jointly appointed. Under the BCE Agreement, BCE is entitled to nominate a number of nominees for election to the board of directors of TELEGLOBE proportionate to BCE's ownership of TELEGLOBE Common Shares. The BCE Agreement also provides that BCE shall not exercise its voting rights in respect of the election of directors except in favor of its nominees. Directors nominated by BCE will constitute TELEGLOBE Directors (and not EXCEL Directors).

      Under the TELEGLOBE Articles as modified by the TELEGLOBE Articles Amendment, during the Time Period, TELEGLOBE Directors and EXCEL Directors shall, in connection with any meeting of shareholders of TELEGLOBE involving an election of directors, be entitled to nominate a certain number of individuals in the following manner:

      (a) the EXCEL Directors will be entitled to nominate five qualified individuals (or such greater number as shall be necessary to ensure that the nominees for EXCEL Directors represent at least 34% of the total number of directors comprising the board of directors of TELEGLOBE) to stand for election at any such meeting;

      (b) the TELEGLOBE Directors shall be entitled to nominate five qualified individuals (or such greater number equal to or, subject to the 34% requirement in paragraph (a) above, greater than the number of individuals nominated pursuant to such paragraph (a) above) to stand for election at any such meeting; and

      (c) the TELEGLOBE Directors and EXCEL Directors shall be entitled to jointly nominate three qualified individuals to stand for election at any such meeting.

      For this purpose, a TELEGLOBE Director means any person serving as a director of TELEGLOBE who was designated by the board of directors of TELEGLOBE prior to the Effective Time of the Merger, any successor thereto or any person nominated to fill a vacancy in the board of directors among the TELEGLOBE Directors. An EXCEL Director means any person serving as a director of TELEGLOBE who was designated by the board of directors of EXCEL prior to the Effective Time of the Merger, any successor thereto or any person nominated to fill a vacancy among the EXCEL Directors.

      After the Time Period, the TELEGLOBE Board will not be subject to any specific provisions in the TELEGLOBE Articles relating to its composition.

      Management's representation on the TELEGLOBE Board will be limited to two executive officers of TELEGLOBE and its affiliates, one of whom will be the Chief Executive Officer of TELEGLOBE and the other of whom will be the Chief Executive Officer of EXCEL.

Filling Vacancies on the Board of Directors

      EXCEL. The DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless otherwise provided in the certificate of incorporation or by-laws. If the certificate of incorporation directs that a particular class is to elect such director, however, such vacancy may be filled only by a majority of the other directors elected by such class then in office, or by a sole remaining director so elected. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board (as constituted immediately prior to such increase), the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of the total number of shares outstanding and having the right to vote for such directors, order an election to be held to fill any such vacancy or newly created directorship or to replace the directors chosen by the directors then in office. The EXCEL Charter does not alter these provisions of the DGCL.

      TELEGLOBE. A quorum of directors may fill a vacancy among the directors except a vacancy resulting from an increase in the minimum number of directors of TELEGLOBE or from a failure to elect the minimum number of directors required by the TELEGLOBE Articles. Under the TELEGLOBE Articles as modified by the TELEGLOBE Articles Amendment, any vacancy in the board of directors among the TELEGLOBE Directors or among the EXCEL Directors shall only be filled by the board of directors with a qualified individual nominated by the remaining TELEGLOBE Directors or remaining EXCEL Directors, as the case may be. For this purpose, a TELEGLOBE Director means any person serving as a director of TELEGLOBE who was designated by the board of directors of TELEGLOBE prior to the Effective Time of the Merger to continue as a director of TELEGLOBE, any successor thereto or any person nominated to fill a vacancy in the board of directors among the TELEGLOBE Directors. An EXCEL Director means any person serving as a director of TELEGLOBE who was designated by the board of directors of EXCEL prior to the Effective Time of the Merger to become a director of TELEGLOBE, any successor thereto or any person nominated to fill a vacancy among the EXCEL Directors.

Removal of Directors

      EXCEL. Under the DGCL, directors may be removed with or without cause by a majority of the stockholders entitled to vote at an election of directors, except (i) unless the certificate of incorporation otherwise provides, if the board of directors is classified, removal may be for cause only or (ii) where a corporation has cumulative voting, if less than the entire board of directors is removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

      The EXCEL Board is not classified and the stockholders of EXCEL do not have the right to cumulate their votes in the election of directors. Directors are elected by a plurality vote of all of the votes cast at the annual meeting of stockholders. The EXCEL Charter does not alter the provisions of the DGCL concerning removal for cause only.

      TELEGLOBE. Under the CBCA, the shareholders of TELEGLOBE may by ordinary resolution at a special meeting remove any director or directors from office.

Transactions with Directors

      EXCEL. The DGCL provides that no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity of which one or more of its directors or officers are directors or officers, or in which one or more of its directors or officers have a financial interest, is void or voidable if (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or a committee thereof, which authorizes the contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by the stockholders or (iii) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

      A corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of a subsidiary, including directors who are also officers or employees of the corporation or a subsidiary, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

      TELEGLOBE. The CBCA provides that a material contract between TELEGLOBE and one or more of its directors or officers, or between TELEGLOBE and another person of which a director or officer of TELEGLOBE is a director or officer or in which he or she has a material interest, is neither void nor voidable by reason only of that relationship or by reason only that a director with an interest in the contract is present at or is counted to determine the presence of a quorum at a meeting of directors or committee of directors that authorized the contract, if the director or office disclosed his interest and the contract was approved by the directors or the shareholders and the contract was reasonable and fair to TELEGLOBE at the time the contract was approved.

      Under the CBCA, TELEGLOBE may not give financial assistance by way of loan, guarantee or otherwise to any director, officer or employee of the corporation or of an affiliated corporation or to an associate of any such person where there are reasonable grounds for believing that TELEGLOBE is, or would be after giving the financial assistance, unable to pay its liabilities as they become due or that the realizable value of TELEGLOBE's assets, excluding the amount of a financial assistance in the form of a loan or in the form of assets pledged to secure a guarantee, after giving the financial assistance, would be less than the aggregate of TELEGLOBE's liability and stated capital of all classes.

Director and Officer Liability and Indemnification

      EXCEL. The DGCL allows a Delaware corporation to include a provision in its certificate of incorporation limiting or eliminating the liability of directors for monetary damages for a breach of their fiduciary duty, provided such directors acted in good faith. However, limitation of liability for (i) breaches of duty of loyalty, (ii) acts or omissions involving intentional misconduct or knowing violations of law, (iii) the payment of unlawful dividends, stock repurchases or redemptions or (iv) any transaction in which the director received an improper personal benefit, is not allowed. Statutory authority is granted to Delaware corporations to indemnify directors, officers and agents, and mandates indemnification under limited circumstances. Indemnification against expenses incurred by an officer, director or agent in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that a person has been successful on the merits. Advancement of such expenses is permissive only and such person must repay such expenses if it is ultimately determined that such person is not entitled to indemnification.

      The DGCL also permits a corporation to indemnify a director, officer or agent for fines, judgments or settlements, as well as expenses in the context of third-party actions, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, or in the case of a criminal action, had no reasonable cause to believe his conduct was unlawful. Indemnification in the context of derivative actions is restricted to expenses only. Further, if an officer, director or agent is adjudged liable to the corporation, expenses are not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. Determinations regarding permissive indemnification are to be made by the majority vote of disinterested directors (even if less than a quorum), or, if there are no such directors, or if such directors so direct, by independent legal counsel or by the stockholders.

      The DGCL grants express authority to a Delaware corporation to purchase and maintain insurance for director and officer liability. Such insurance may be purchased for any officer, director or agent, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

      The EXCEL Charter provides that, to the full extent permitted by law, a director shall not be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director, and provides that neither amendment nor repeal, nor the adoption of any provision inconsistent with, the provisions relating to limitation on director liability shall adversely affect any right or protection in respect of any matter, or any cause of action, suit or claim that, but for the limitation on liability, would accrue or arise prior to such amendment, repeal or adoption.

      The EXCEL Charter also provides that the corporation shall indemnify any person who is or was a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling EXCEL pursuant to the foregoing provisions, EXCEL has been informed that in the opinion to the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      TELEGLOBE. Directors of corporations governed by the CBCA have fiduciary obligations to the corporation. Pursuant to these fiduciary obligations, the directors must act in accordance with the so-called duties of "care" and "loyalty." The duty of care requires that the directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty is the duty to act in good faith in a manner which the directors reasonably believe to be in the best interests of the corporation.

      Under the CBCA, a corporation may not, in its articles, limit the liability of its directors for breaches of their fiduciary duties. However, the corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an "Indemnifiable Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or such body corporate, if (i) such person acted honestly and in good faith with a view to the best interests of the corporation and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful. An Indemnifiable Person is entitled to such indemnity from the corporation if such person was substantially successful on the merits of his or her defense of the action or proceeding and fulfilled the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfills the conditions set out in (i) and (ii) above. TELEGLOBE has provided for indemnification of directors and officers to the fullest extent authorized by the CBCA.

Oppression Remedy

      EXCEL.  The DGCL does not provide for an oppression remedy.

      TELEGLOBE. The CBCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined below) that, (i) any act or omission of the corporation or of its affiliates effects a result, (ii) the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted in a manner, or (iii) the powers of the directors of the corporation or any of its affiliates are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer of the corporation. A complainant includes (a) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates, (b) a present or former officer or director of the corporation or any of its affiliates, (c) the director appointed under Section 260 of the CBCA, and (d) any other person who in the discretion of the court is a proper person to make such application.

      Because of the breadth of the conduct which can be complained of and the scope of the court's remedial powers, the oppression remedy is very flexible and is sometimes relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation. Under the CBCA, it is not necessary to prove that the directors of a corporation acted in bad faith in order to seek an oppression remedy. Furthermore, the court may order the corporation to pay the interim costs of a complainant seeking an oppression remedy, including legal fees and disbursements, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action).

Derivative Action

      EXCEL. Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

      TELEGLOBE. Under the CBCA, a complainant may apply to the court (as defined in the CBCA) for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. Under the CBCA, no action may be brought and no intervention in an action may be made unless the court is satisfied that (i) the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court and if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action, (ii) the complainant is acting in good faith, and (iii) it appears to be in the interest of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

      Under the CBCA, the court in a derivative action may make any order it thinks fit. Additionally, under the CBCA, a court may order a corporation or its subsidiary to pay the complainant's interim costs, including reasonable legal fees. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, it is not required to give security for costs in a derivative action.

Anti-Takeover Laws

      EXCEL. Section 203 of the DGCL ("Section 203") restricts the ability of an "interested stockholder" to merge with or enter into other business combinations with a corporation for a period of three years after becoming an "interested stockholder." A person is deemed to be an "interested stockholder" upon acquiring 15% or more of the outstanding voting stock of the target corporation. However, Section 203 does not apply if (i) prior to the date the person became an interested stockholder, the board of directors of the target corporation approves either the combination or the transaction which results in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors, officers and certain employee stock plans) or (iii) the combination is approved by the corporation's board of directors and the holders of two-thirds of the corporation's voting stock at an annual or special meeting of the stockholders and not by written consent, excluding shares owned by the interested stockholder.

      Section 203 applies to Delaware corporations, the stock of which is (i) listed on a national securities exchange, (ii) designated as a national market system security on an interdealer quotation system by the NASD or (iii) held of record by more than 2,000 stockholders. However, Section 203 does not apply in certain cases, including (i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by
Section 203, (ii) the corporation, by action of its board of directors, adopted within ninety days following the enactment of Section 203 an amendment to its by-laws expressly electing not to be governed by the statute, (iii) the corporation, by action of a majority of its stockholders, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by the statute or (iv) the stockholder becomes an interested stockholder inadvertently and divests itself of sufficient shares so that the stockholder ceases to be an interested stockholder, provided that the stockholder would not have been an interested stockholder (but for the inadvertent acquisition) at any time within the three-year period immediately prior to a business combination between the corporation and such stockholder.

      A Delaware corporation may elect, by amendment to its certificate of incorporation, not to be governed by Section 203. EXCEL has not made such an election.

      TELEGLOBE. The CBCA does not contain a comparable provision to Section 203 with respect to business combinations. However, policies of certain Canadian securities regulatory authorities, including the Commission des valeurs mobilieres du Quebec ("CVMQ") contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. "Related Party" is defined in the CVMQ Policy Statement Q-27 ("Policy Statement Q-27") and includes directors, senior officers and holders of at least 10% of the voting securities of the issuer.

      Policy Statement Q-27 requires more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material. Policy Statement Q-27 also requires, subject to certain exceptions, that the minority shareholders of the issuer separately approve the transaction, by either a simple majority or two-thirds of the votes cast, depending on the circumstances.

      Under the BCE Agreement, TELEGLOBE is prohibited from taking any action which would result in any person, other than BCE, owing or exercising direction or control over shares carrying more than one-third of the votes attaching to all voting securities of TELEGLOBE.

Voluntary Dissolution

      EXCEL. The DGCL provides that, unless the board of directors approves a proposal to dissolve a corporation, the dissolution must be consented to in writing by stockholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it need only be approved by a majority of the outstanding stock of the corporation entitled to vote thereon.

      TELEGLOBE. Under the CBCA, the directors may propose, or a shareholder who is entitled to vote at an annual meeting of shareholders of TELEGLOBE may make a proposal for, the voluntary liquidation and dissolution of TELEGLOBE. A voluntary dissolution of TELEGLOBE would require approval by special resolution of the holders of each class of shares, whether or not they are otherwise entitled to vote, of TELEGLOBE. A special resolution is a resolution passed at a meeting by not less than two-thirds of the votes cast by the shareholders entitled to vote on the resolution.

Vote on Extraordinary Corporate Transactions

      EXCEL. Under the DGCL, mergers or consolidations require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon unless otherwise required by its certificate of incorporation. Approval is not required: (i) by the holders of a corporation surviving a merger where (a) the merger requires the issuance of common stock, if any, not exceeding 20% of such corporation's shares outstanding immediately prior to the merger, (b) each share of stock of such corporation outstanding prior to the merger is to be an identical share of stock of the surviving corporation following the merger and (c) the merger agreement does not amend in any respect the survivor's certificate of incorporation and (ii) for either the acquired or surviving corporation where the corporation surviving the merger is a 90% parent of the other corporation.

      TELEGLOBE. Under the CBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances, sales of substantially all the assets of a corporation other than in the ordinary course of business, amendments to the articles of incorporation and other extraordinary corporate actions such as liquidations or dissolutions require authorization by special resolutions or by the written consent of each shareholder entitled to vote.

                                 LEGAL OPINIONS

      The legality of the TELEGLOBE Common Shares to be issued in connection with the Merger is being passed upon for TELEGLOBE by Martineau Walker, a general partnership, Montreal, Quebec, Canada.

      Certain of the tax consequences of the Merger will be passed upon at the Effective Time, as a condition to the Merger, by Weil, Gotshal & Manges LLP, on behalf of EXCEL, and Goodman, Phillips & Vineberg, on behalf of TELEGLOBE. See "The Merger--United States Federal Income Tax Consequences."


                                    EXPERTS

      The financial statements of EXCEL as of December 31, 1995, 1996 and 1997 and for the years then ended have been audited by Arthur Andersen LLP, independent auditors, as stated in their report, which is incorporated by reference in this Information Statement/Prospectus, and have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of TELEGLOBE as of December 31, 1995, 1996 and 1997 and for the years then ended have been audited by Raymond Chabot Grant Thornton, independent auditors, as stated in their report, which is incorporated by reference in this Information Statement/Prospectus, and have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

      TELEGLOBE and EXCEL file annual, quarterly and special reports, proxy statements and other information with the Commission. In addition, TELEGLOBE files such reports with the Canadian securities authorities (the "CSAs"). You may read and copy any reports, statements or other information that the companies file with the Commission at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Commission filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Commission at "http://www.sec.gov." You are also invited to read and copy any reports, statements or other information that TELEGLOBE files with the CSAs at the respective CSAs public reference rooms. The CVMQ public reference room is located in Montreal, Quebec. These TELEGLOBE filings are also electronically available to the public from Canadian System for Electronic Document Analysis and Retrieval ("SEDAR"), the Canadian equivalent of the Commission's electronic document gathering and retrieval system. Reports, proxy statements and other information should also be available for inspection at the offices of the NYSE for EXCEL and TELEGLOBE. In addition, after the Merger TELEGLOBE will continue to furnish to its shareholders the same periodic reports that are currently furnished to TELEGLOBE shareholders as required by, and in compliance with, Canadian law, including Annual Reports (which include audited annual consolidated financial statements), unaudited quarterly consolidated financial statements (unless notified by any TELEGLOBE shareholders of their desire not to receive these reports) and proxy statements and related materials for annual and special meetings of shareholders. In addition, you will be able to request TELEGLOBE's Annual Information Form.

      TELEGLOBE filed a Registration Statement on Form F-4 to register with the Commission the TELEGLOBE Common Shares to be issued to EXCEL stockholders in the Merger. This Information Statement/Prospectus is a part of the Form F-4 and constitutes a prospectus of TELEGLOBE. As allowed by Commission rules, this Information Statement/Prospectus does not contain all the information you can find in TELEGLOBE's Registration Statement or the exhibits thereto.

      The Commission allows EXCEL and TELEGLOBE to "incorporate by reference" information into this Information Statement/Prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered part of this Information Statement/Prospectus, except for any information superseded by information contained directly in this Information Statement/Prospectus or in later filed documents incorporated by reference in this Information Statement/Prospectus.

      This Information Statement/Prospectus incorporates by reference the documents set forth below that EXCEL and TELEGLOBE have previously filed with the Commission. These documents contain important information about EXCEL and TELEGLOBE and their finances. Some of these filings have been amended by later filings, which are also listed.

EXCEL Commission Filings (File No. 001-13433)

      (a)   Annual Report on Form 10-K for the year ended December 31, 1997;

      (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

      (c)   Current Reports on Form 8-K, dated April 13, 1998 and June 14, 1998.

TELEGLOBE Commission Filings (File No. 001-14664)

      (a) Annual Report on Form 40-F, as amended by Form 40-F/A, for the year ended December 31, 1997; and

      (b) Reports on Form 6-K dated May 20, 1998, June 24, 1998 and September 3, 1998.

      EXCEL ALSO INCORPORATES BY REFERENCE ADDITIONAL DOCUMENTS THAT MAY BE FILED WITH THE COMMISSION BETWEEN THE DATE OF THIS INFORMATION STATEMENT/PROSPECTUS AND THE CONSUMMATION OF THE MERGER OR THE TERMINATION OF THE MERGER AGREEMENT. THESE INCLUDE PERIODIC REPORTS, SUCH AS ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K.

      TELEGLOBE ALSO INCORPORATES BY REFERENCE ADDITIONAL DOCUMENTS THAT MAY BE FILED WITH THE COMMISSION BETWEEN THE DATE OF THIS INFORMATION
STATEMENT/PROSPECTUS AND THE CONSUMMATION OF THE MERGER OR THE TERMINATION OF THE MERGER AGREEMENT. THESE INCLUDE ANNUAL REPORTS ON FORM 40-F AND REPORTS ON FORM 6-K.

      Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Information Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement/Prospectus. The making of a modifying of superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.

      TELEGLOBE has supplied all information contained or incorporated by reference in this Information Statement/Prospectus relating to TELEGLOBE, and EXCEL has supplied all such information relating to EXCEL and to any of the Majority EXCEL Stockholders.

      If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Commission, the CVMQ or the Commission's Internet web site (Free Edgar) or SEDAR as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this Information Statement/Prospectus, the exhibit will also be available without charge. Stockholders may obtain documents incorporated by reference in this Information Statement/Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:


      EXCEL Communications, Inc.                     Teleglobe Inc.
     8750 North Central Expressway          1000, rue de La Gauchetiere ouest
              Suite 2000                    Montreal, Quebec, Canada H3B 4X5
          Dallas, Texas 75231                        (514) 868-8124
            (214) 863-8000


      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT/PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS INFORMATION STATEMENT/PROSPECTUS. THIS INFORMATION STATEMENT/PROSPECTUS IS DATED SEPTEMBER __, 1998. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS INFORMATION STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF TELEGLOBE COMMON SHARES IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY.

                             INDEX OF DEFINED TERMS


TERM                                                                   PAGE(S)
----                                                                   -------

Acquisition Proposal........................................................41
Affiliate...................................................................51
ARC.........................................................................49
BCE......................................................................... 5
BCE Agreement...............................................................20
Bill C-17...................................................................51
Canadian GAAP................................................................4
Capital.....................................................................58
CBCA........................................................................14
Certificate.................................................................38
CIC codes...................................................................15
Closing.....................................................................23
Closing Date................................................................38
Code.........................................................................4
Commission..................................................................14
Competition Act.............................................................49
Convention..................................................................48
Converted Option............................................................38
CRTC........................................................................18
CSAs........................................................................91
CVMQ........................................................................90
demand......................................................................61
DGCL........................................................................23
Director....................................................................49
EBIT........................................................................35
EBITDA......................................................................33
Effective Time..............................................................37
EPS.........................................................................35
EXCEL........................................................................i
EXCEL Alternative Case......................................................31
EXCEL Board .................................................................1
EXCEL By-Laws...............................................................77
EXCEL Charter...............................................................77
EXCEL Common Stock...........................................................1
EXCEL Comparable Public Companies...........................................32
EXCEL Competing Share Transaction...........................................44
EXCEL Consent and Voting Agreement..........................................58
EXCEL Directors.............................................................55
EXCEL Management Case.......................................................31
EXCEL Option................................................................59
EXCEL Stock Option..........................................................37
EXCEL Stock Option Agreement................................................59
EXCEL Stock Plans...........................................................37
Exchange Agent..............................................................38
Exchange Ratio..............................................................ii
FCC..........................................................................3

TERM                                                                   PAGE(S)
----                                                                   -------

Firm Value..................................................................33
Form F-4....................................................................39
FTC.........................................................................49
Funds.......................................................................59
Guidelines..................................................................74
HSR Act.....................................................................41
Indemnifiable Person........................................................88
IRS..........................................................................3
IRs.........................................................................15
ITA.........................................................................48
LEC.........................................................................15
Lehman Brothers Opinion.....................................................30
LTM.........................................................................33
Majority EXCEL Stockholders.................................................23
Majority TELEGLOBE Shareholders.............................................59
Material Adverse Effect.....................................................40
ME...........................................................................3
Merger......................................................................ii
Merger Agreement.............................................................3
Merger Sub..................................................................16
MJDS........................................................................14
NASD........................................................................83
Non-Voting Shares...........................................................77
Noon-Buying Rate.............................................................1
NYSE.........................................................................3
Policy Statement Q-27.......................................................90
Post-Merger Comparable Public Companies.....................................36
Preferred Shares............................................................77
Registration Rights Agreement...............................................61
Related Party...............................................................90
Relative Contribution Period................................................34
Required Consents...........................................................41
Rule 145 Affiliates.........................................................61
Section 203.................................................................89
Securities Act..............................................................23
SEDAR.......................................................................91
Severance Payment...........................................................55
State Commissions...........................................................49
Stock Option Agreements.....................................................60
Surviving Corporation.......................................................37
Surplus.....................................................................82
TCRDA.......................................................................51
Telco........................................................................7
Telecom Act.................................................................51
TELEGLOBE....................................................................i
TELEGLOBE Articles..........................................................77
TELEGLOBE Articles Amendment................................................37
TELEGLOBE By-Law Amendment..................................................40
TELEGLOBE By-Laws...........................................................77
TELEGLOBE Common Shares......................................................1
TELEGLOBE Comparable Public Companies.......................................33

TERM                                                                   PAGE(S)
----                                                                   -------

TELEGLOBE Competing Share Transaction.......................................44
TELEGLOBE Consent and Voting Agreements.....................................59
TELEGLOBE Directors.........................................................55
TELEGLOBE Management Case...................................................31
TELEGLOBE Option............................................................60
TELEGLOBE Stock Option Agreement............................................60
Telesystem..................................................................58
Termination Date............................................................43
Termination Fee.............................................................44
Time Period.................................................................56
Treasury Regulations........................................................43
Troutt Stockholders.........................................................46
TSE..........................................................................3
U.S. GAAP....................................................................4
U.S. Holder.................................................................45
USTR........................................................................50
Voting Agreements...........................................................59
WTO Agreement...............................................................17

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under the Canada Business Corporation Act, the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a stockholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Registrant or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may he made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

      In accordance with the Canada Business Corporation Act, the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Registrant or any such body corporate) and the heirs, executors, administrators and legal representatives of such person, from and against all costs, charges and expenses whatsoever, including all amounts paid to settle an action or satisfy a judgment sustained or reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been director or officer of the Registrant or such body corporate if he acted honestly and in good faith with a view to the best interest of the Registrant and in the case of a criminal or administrative action or proceeding that is enforce by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      A policy of directors and officers' liability insurance is maintained by the Registrant which insures directors and officers of the Registrant and its subsidiaries for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant, including liabilities arising under the Securities Act of 1933, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Canada Business Corporation Act.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion to the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) The following exhibits are filed herewith or incorporated herein by reference:

2.1 Agreement and Plan of Merger, dated as of June 14, 1998, among Teleglobe Inc., North Merger Sub Corporation and EXCEL Communications, Inc. (filed as Appendix A to this Information Statement/Prospectus which forms a part of this Registration Statement).

2.2 EXCEL Consent and Voting Agreement, dated as of June 14, 1998, by and among Teleglobe Inc. and the other signatories thereto (filed as Appendix D to this Information Statement/Prospectus which forms a part of this Registration Statement).

2.3 TELEGLOBE Consent and Voting Agreement, dated as of June 14, 1998, by and among EXCEL Communications, Inc. and Funds Nos. 650 and 724, by its manager, Mackenzie Financial Corporation (filed as Appendix E to this Information Statement/Prospectus which forms a part of this Registration Statement).

2.4 TELEGLOBE Consent and Voting Agreement, dated as of June 14, 1998, by and among EXCEL Communications, Inc. and Capital Communications CDPQ Inc. (filed as Appendix F to this Information Statement/Prospectus which forms a part of this Registration Statement).

2.5 TELEGLOBE Consent and Voting Agreement, dated as of June 14, 1998, by and among EXCEL Communications, Inc. and BCE Inc. (filed as Appendix G to this Information Statement/Prospectus which forms a part of this Registration Statement).

2.6 TELEGLOBE Consent and Voting Agreement, dated as of June 14, 1998 by and among EXCEL Communications, Inc. and Telesystem Telecom Ltd. (filed as Appendix H to this Information Statement/Prospectus which forms a part of this Registration Statement).

2.7 EXCEL Stock Option Agreement, dated as of June 14, 1998, between Teleglobe Inc. and EXCEL Communications, Inc. (filed as Appendix I to this Information Statement/Prospectus which forms a part of this Registration Statement).

2.8 TELEGLOBE Stock Option Agreement, dated as of June 14, 1998, between EXCEL Communications, Inc. and Teleglobe Inc. (filed as Appendix J to this Information Statement/Prospectus which forms a part of this Registration Statement).

3.1   Teleglobe Inc. Restated Articles of Incorporation, as amended.

5.1   Opinion of Martineau Walker as to legality of TELEGLOBE Common Shares.

8.1   Opinion of Weil, Gotshal & Manges LLP as to tax matters.*

8.2   Opinion of Goodman, Phillips & Vineberg as to tax matters.*

23.1  Consent of Raymond Chabot Grant Thornton.

23.2  Consent of Arthur Andersen LLP.

23.3  Consent of Martineau Walker (included in Exhibit 5.1).

23.4  Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8.1).*

23.5  Consent of Goodman, Phillips & Vineberg (included in Exhibit 8.2).*

23.6  Consent of Lehman Brothers.

24.1  Power of Attorney executed by the TELEGLOBE Directors.

99.1 Opinion of Lehman Brothers (filed as Appendix B to this Information Statement/Prospectus which forms a part of this Registration Statement).


---------------
*  To be filed by amendment.

99.2  By-Laws of North Merger Sub Corporation.

99.3 Form of Registration Rights Agreement among Teleglobe Inc. and the signatories thereto (filed as Appendix K to this Information Statement/Prospectus which forms a part of this Registration Statement).


ITEM 22. UNDERTAKINGS.

1. The undersigned Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (b) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment if effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4. The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the information statement/prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertakings in clause (i) hereinabove include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning the transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Quebec, on September 3, 1998.

                                          TELEGLOBE INC.


                                          By:  /s/ Andre Bourbonnais
                                               ---------------------------------
                                               Name: Andre Bourbonnais
                                               Vice President, Legal Affairs and
                                               Corporate Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Capacity
---------                           --------


Principal Executive Officer:


  /s/ Charles Sirois
-------------------------------
Charles Sirois                      Chairman and Chief Executive Officer



Principal Financial Officer:


  /s/ Claude Seguin
-------------------------------
Claude Seguin                       Executive Vice-President and
                                    Chief Financial Officer



Principal Accounting Officer:


  /s/ Francois Laurin
-------------------------------
Francois Laurin                     Vice-President, Finance and
                                    Corporate Controller

Directors

J. Brian Aune

Derek H. Burney*

J.V. Raymond Cyr*

Bruno Ducharme

George A. Fierheller*

Pierre MacDonald*

C. Edward Medland*

Jean C. Monty*

Carmand Normand*

Charles Sirois

H. Arnold Steinberg*

Peter G. White*

Lynton R. Wilson*



*By:   /s/ Andre Bourbonnais
      -----------------------
    Name:
    (Attorney-in-Fact)

September 3, 1998

                                                                 APPENDIX A


                                                                 EXECUTION COPY














                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 14, 1998

                                      AMONG

                                 TELEGLOBE INC.

                          NORTH MERGER SUB CORPORATION
                                       and

                           EXCEL COMMUNICATIONS, INC.

                                TABLE OF CONTENTS

                                    ARTICLE I

                                                    THE MERGER...............A 3
         1.1  The Merger.....................................................A 3
         1.2  Closing........................................................A 3
         1.3  Effective Time.................................................A 3
         1.4  Effects of the Merger..........................................A 3
         1.5  Certificate of Incorporation...................................A 4
         1.6  By-Laws of Surviving Corporation...............................A 4
         1.7  Officers and Directors of Surviving Corporation................A 4
         1.8  Effect on Capital Stock........................................A 5
         1.9  Teleglobe Articles Amendment; Teleglobe By-Law Amendment.......A 6

                                   ARTICLE II

                                             EXCHANGE OF CERTIFICATES........A 6
         2.1  Exchange Fund..................................................A 6
         2.2  Exchange Procedures............................................A 7
         2.3  Distributions with Respect to Unexchanged Shares...............A 7
         2.4  No Further Ownership Rights in Excel Common Stock .............A 8
         2.5  No Fractional Teleglobe Common Shares..........................A 8
         2.6  Termination of Exchange Fund...................................A 8
         2.7  No Liability...................................................A 9
         2.8  Investment of the Exchange Fund................................A 9
         2.9  Lost Certificates..............................................A 9
         2.10 Withholding Rights.............................................A 9
         2.11 Further Assurances.............................................A 9
         2.12 Stock Transfer Books..........................................A 10

                                   ARTICLE III

                                          REPRESENTATIONS AND WARRANTIES....A 10
         3.1  Representations and Warranties of Excel.......................A 10
                  (a)  Organization, Standing and Power.....................A 10
                  (b)  Subsidiaries.........................................A 10
                  (c)  Capital Structure....................................A 11
                  (d)  Authority; No Conflicts..............................A 12
                  (e)  Reports and Financial Statements.....................A 14
                  (f)  Information Supplied.................................A 14
                  (g)  Absence of Certain Changes or Events.................A 15
                  (h)  Board Approval.......................................A 15
                  (i)  Vote Required........................................A 15
                  (j)  Brokers or Finders...................................A 15
                  (k)  Opinion of Excel Fairness Opinion Banker.............A 16
                  (l)  No Undisclosed Liabilities...........................A 16

                  (m)    Taxes..............................................A 16
                  (n)    Properties.........................................A 17
                  (o)    Intellectual Property..............................A 17
                  (p)    Agreements, Contracts and Commitments..............A 18
                  (q)    Litigation.........................................A 18
                  (r)    Environmental Matters..............................A 18
                  (s)    Employee Benefit Plans.............................A 19
                  (t)    Compliance With Laws...............................A 20
                  (u)    Accounting and Tax Matters.........................A 21
                  (v)    Labor Matters......................................A 21
                  (w)    Insurance..........................................A 21
                  (x)    No Existing Discussions............................A 22
                  (y)    Anti-Takeover Laws; Stockholder Rights Plan........A 22
                  (z)    DGCL Section 203...................................A 22
                  (aa)   Year 2000..........................................A 22
                  (ab)   Pooling Letters....................................A 22
                  (ac)   Certain Regulatory Matters.........................A 23
         3.2  Representations and Warranties of Teleglobe...................A 23
                  (a)  Organization, Standing and Power.....................A 24
                  (b)  Subsidiaries.........................................A 24
                  (c)  Capital Structure....................................A 24
                  (d)  Authority; No Conflicts..............................A 25
                  (e)  Reports and Financial Statements.....................A 27
                  (f)  Information Supplied.................................A 27
                  (g)  Absence of Certain Changes or Events.................A 28
                  (h)  Board Approval.......................................A 28
                  (i)  Vote Required........................................A 28
                  (j)  Brokers or Finders...................................A 29
                  (k)  Opinion of Teleglobe Fairness Opinion Banker.........A 29
                  (l)  No Undisclosed Liabilities...........................A 29
                  (m)  Taxes................................................A29
                  (n)  Properties...........................................A 30
                  (o)  Intellectual Property................................A 30
                  (p)  Agreements, Contracts and Commitments................A 31
                  (q)  Litigation...........................................A 31
                  (r)  Environmental Matters................................A 31
                  (s)  US Employee Benefit Plans............................A 32
                  (t)  Canadian Employee Benefit Plans......................A 33
                  (u)  Compliance With Laws.................................A 34
                  (v)  Accounting and Tax Matters...........................A 34
                  (w)  Labor Matters........................................A 34
                  (x)  Insurance............................................A 35
                  (y)  No Existing Discussions..............................A 35
                  (z)  Anti-Takeover Laws; Shareholder Rights Plan..........A 35
                  (aa) Year 2000............................................A 35
                  (ab) Pooling Letters......................................A 36
                  (ac) Certain Regulatory Matters...........................A 36

                  (ad) No Plan or Intention to Dispose of Surviving
                       Corporation..........................................A 37
         3.3  Representations and Warranties of Teleglobe and Merger Sub....A 37
                  (a)  Organization and Corporate Power.....................A 37
                  (b)  Capital Structure....................................A 37
                  (c)  Corporate Authorization..............................A 37
                  (d)  Non-Contravention....................................A 38
                  (e)  No Business Activities...............................A 38

                                   ARTICLE IV

                                  COVENANTS RELATING TO CONDUCT OF BUSINESS.A 38
         4.1  Covenants of Excel............................................A 38
                  (a)  Ordinary Course......................................A 38
                  (b)  Dividends; Changes in Share Capital..................A 39
                  (c)  Issuance of Securities...............................A 39
                  (d)  Governing Documents..................................A 39
                  (e)  No Acquisitions......................................A 39
                  (f)  No Dispositions......................................A 39
                  (g)  Investments; Indebtedness............................A 40
                  (h)  Pooling-of-Interests; Tax-Free Qualification.........A 40
                  (i)  Other Actions........................................A 40
                  (j)  Accounting Methods; Income Tax Elections.............A 40
                  (k)  Excel Employee Plans.................................A 40
         4.2  Covenants of Teleglobe........................................A 41
                  (a)  Ordinary Course......................................A 41
                  (b)  Dividends; Changes in Share Capital..................A 41
                  (c)  Issuance of Securities...............................A 42
                  (d)  Governing Documents..................................A 42
                  (e)  No Acquisitions......................................A 42
                  (f)  No Dispositions......................................A 42
                  (g)  Investments; Indebtedness............................A 42
                  (h)  Pooling-of-Interests; Tax-Free Qualification.........A 43
                  (i)  Other Actions........................................A 43
                  (j)  Accounting Methods; Income Tax Elections.............A 43
                  (k)  Teleglobe Employee Plans.............................A 43
         4.3  Advice of Changes; Governmental Filings.......................A 44
         4.4  Transition Planning...........................................A 44
         4.5  Control of Other Party's Business.............................A 44
         4.6  Network Transition............................................A 44

                                    ARTICLE V

                                               ADDITIONAL AGREEMENTS........A 45
         5.1  Preparation of Proxy Statement; Stockholders Approval.........A 45
         5.2  Teleglobe Board of Directors; Officers........................A 46
         5.3  Access to Information.........................................A 47
         5.4  Best Efforts..................................................A 47

         5.5  Acquisition Proposals.........................................A 49
         5.6  Fees and Expenses.............................................A 50
         5.7  Directors' and Officers' Indemnification and Insurance........A 50
         5.8  Public Announcements..........................................A 51
         5.9  Accountants' Letters..........................................A 51
         5.10 Listing of Teleglobe Common Shares............................A 51
         5.11 Rule 145 Affiliates of Teleglobe and Excel; Pooling Letters...A 51
         5.12 Stockholder Litigation........................................A 52
         5.13 Restriction on Certain Dispositions...........................A 52
         5.14 Compliance with Section 228 of the DGCL.......................A 53
         5.15 Registration Rights Agreement.................................A 53



                                   ARTICLE VI

                                               CONDITIONS PRECEDENT.........A 53
         6.1  Conditions to Each Party's Obligation to Effect the Merger....A 53
                  (a)  Stockholder Approval.................................A 53
                  (b)  No Injunctions or Restraints, Illegality.............A 54
                  (c)  HSR Act; Competition Act (Canada); Required Consents.A 54
                  (d)  NYSE, TSE and ME Listings............................A 54
                  (e)  Effectiveness of the Form F-4........................A 54
         6.2  Additional Conditions to Obligations of Teleglobe and
               Merger Sub...................................................A 54
                  (a)  Representations and Warranties.......................A 54
                  (b)  Performance of Obligations of Excel..................A 55
                  (c)  Tax Opinion..........................................A 55
                  (d)  No Material Adverse Change...........................A 55
                  (e)  Excel Consent and Voting Agreement...................A 55
                  (f)  Third-Party Consents.................................A 55
         6.3  Additional Conditions to Obligations of Excel.................A 55
                  (a)  Representations and Warranties.......................A 55
                  (b)  Performance of Obligations of Teleglobe..............A 56
                  (c)  Tax Opinion..........................................A 56
                  (d)  No Material Adverse Change...........................A 56
                  (e)   Teleglobe Consent and Voting Agreements.............A 56
                  (f)  IRS Ruling...........................................A 56
                  (g)  Third-Party Consents.................................A 57

                                   ARTICLE VII

                                             TERMINATION AND AMENDMENT......A 57
         7.1  Termination...................................................A 57
         7.2  Effect of Termination.........................................A 58
         7.3  Payment by Excel..............................................A 59
         7.4  Payment by Teleglobe..........................................A 59
         7.5  Amendment.....................................................A 60

         7.6  Extension; Waiver.............................................A 60

                                  ARTICLE VIII

                                                GENERAL PROVISIONS......... A 60
         8.1  Survival of Representations, Warranties and Covenants.........A 60
         8.2  Notices.......................................................A 61
         8.3  Interpretation................................................A 62
         8.4  Counterparts..................................................A 62
         8.5  Entire Agreement; No Third Party Beneficiaries................A 62
         8.6  Governing Law.................................................A 63
         8.7  Severability..................................................A 63
         8.8  Assignment....................................................A 63
         8.9  Submission to Jurisdiction; Waivers...........................A 63
         8.10 Enforcement...................................................A 64
         8.11 Definitions...................................................A 64
         8.12 Waiver of Jury Trial..........................................A 65

Exhibits

Exhibit A         Excel Consent and Voting Agreement
Exhibit B         Teleglobe Consent and Voting Agreements
Exhibit C         Excel Stock Option Agreement
Exhibit D         Teleglobe Stock Option Agreement
Exhibit E         Registration Rights Agreement
Exhibit F         Teleglobe Articles Amendment; Teleglobe By-Law Amendment
Exhibit G         Teleglobe Tax Certificate
Exhibit H         Excel Tax Certificate
Exhibit I         Excel Affiliates Letter
Exhibit J         Teleglobe Affiliates Letter

                  AGREEMENT AND PLAN OF MERGER, dated as of June 14, 1998 (this "Agreement"), among TELEGLOBE INC., a corporation governed by the Canada Business Corporations Act (the "CBCA") ("Teleglobe"), NORTH MERGER SUB CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of Teleglobe ("Merger Sub"), and EXCEL COMMUNICATIONS, INC., a Delaware corporation ("Excel"). Certain capitalized terms used herein but not defined when used have the meanings assigned to such terms in Section 8.11.


                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Teleglobe and Excel deem it advisable and in the best interests of each corporation and of their respective shareholders that Teleglobe and Excel combine their respective businesses, stockholders, managements, employees and other constituencies in a merger of equals in order to advance the long-term business interests of Teleglobe and Excel;

                  WHEREAS, the combination of Teleglobe and Excel shall be effected by the terms of this Agreement through a merger as described below;

                  WHEREAS, in furtherance thereof, the respective Boards of Directors of Teleglobe, Merger Sub and Excel have approved the merger of Merger Sub with and into Excel (the "Merger"), with Excel to be the surviving corporation in such Merger (the "Surviving Corporation"), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $.001 per share, of Excel ("Excel Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), will be converted into the right to receive common shares, without par value, of Teleglobe (all such shares to be issued in the Merger, "Teleglobe Common Shares") based upon the Exchange Ratio (as defined in
Section 1.8(a));

                  WHEREAS, the Board of Directors of Teleglobe deems it advisable and in the best interest of Teleglobe and Excel to amend and restate as of the Effective Time either Teleglobe's Articles of Incorporation (the "Teleglobe Articles Amendment") or Teleglobe's by-laws (the "Teleglobe By-Law Amendment") to incorporate certain governance provisions in respect of certain actions by and the composition of the Board of Directors of Teleglobe;

                  WHEREAS, Teleglobe will receive at the Effective Time full equity ownership of the outstanding stock of the Surviving Corporation through the simultaneous conversion at the Effective Time of the issued and outstanding common stock of Merger Sub into common stock of the Surviving Corporation and cancellation of Excel Common Stock;

                  WHEREAS, the holders of shares of Excel Common Stock immediately prior to the Effective Time have the right to receive Teleglobe Common Shares in the Merger and, in consideration of Teleglobe's agreeing to deliver such Teleglobe Common Shares to the Exchange Agent (as defined in Section 2.1), as set forth in Section 2.1, and in exchange for their issuance, Teleglobe is entitled to subscribe and will subscribe to a number of shares of common stock, par value $.001 per share, of the Surviving Corporation ("Surviving

Corporation Common Stock") equivalent to the number of shares of Excel Common Stock outstanding immediately prior to the Effective Time (the "Surviving Corporation Shares"), as set forth in Section 1.8(f);

                  WHEREAS, Teleglobe, Merger Sub and Excel desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby;

                  WHEREAS, Teleglobe, Merger Sub and Excel intend that the Merger be accounted for as a pooling-of-interests for financial statements purposes under generally accepted accounting principles in the United States of America ("US GAAP") and under generally accepted accounting principles in Canada ("Canadian GAAP");

                  WHEREAS, Teleglobe, Merger Sub and Excel intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder;

                  WHEREAS, Teleglobe and Merger Sub have required, as a condition to their willingness to enter into this Agreement, that certain stockholders of Excel contemporaneously enter into the consent and voting agreement (the "Excel Consent and Voting Agreement") attached hereto as Exhibit A and execute and deliver the Excel Stockholders Consent (as defined herein) immediately following the execution and delivery of this Agreement;

                  WHEREAS, Excel has required, as a condition to its willingness to enter into this Agreement, that certain shareholders of Teleglobe contemporaneously enter into consent and voting agreements in the forms attached hereto as Exhibit B (the "Teleglobe Consent and Voting Agreements" and, together with the Excel Consent and Voting Agreement, the "Voting Agreements") and execute and deliver the Teleglobe Shareholders Consents (as defined herein) immediately following the execution and delivery of this Agreement;

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Teleglobe's and Excel's willingness to enter into this Agreement, Teleglobe and Excel have entered into
(i) a stock option agreement dated as of the date of this Agreement and attached hereto as Exhibit C (the "Excel Stock Option Agreement"), pursuant to which Excel granted Teleglobe an option to purchase shares of Excel Common Stock under certain circumstances, and (ii) a stock option agreement dated as of the date of this Agreement and attached hereto as Exhibit D (the "Teleglobe Stock Option Agreement" and, together with the Excel Stock Option Agreement, the "Stock Option Agreements"), pursuant to which Teleglobe granted Excel an option to purchase common shares of Teleglobe capital stock under certain circumstances; and

                  WHEREAS, in connection with the Merger, Teleglobe desires to grant to certain of Excel's affiliates (as defined for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) at the time of execution of the

Excel Stockholders Consent (including those persons identified on the signature pages thereof) certain registration rights pursuant to a Registration Rights Agreement to be entered into and delivered at the Closing in the form attached hereto as Exhibit E (the "Registration Rights Agreement");


                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into Excel at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Excel shall continue as the Surviving Corporation under the name "Excel Communications, Inc."

                  1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on the fifth Business Day after the satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to satisfaction or waiver of such conditions) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

                  1.3 Effective Time. As soon as practicable following the Closing, the parties shall (i) file a certificate of merger (the "Delaware Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Delaware Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Teleglobe and Excel shall agree and be specified in the Delaware Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

                  1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Excel and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Excel and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  1.5 Certificate of Incorporation of Surviving Corporation. The certificate of incorporation of Excel, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law (as defined in Section 3.1(d)(ii)), except that Article Fourth of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:

                  "The total number of shares of stock which the Corporation shall have authority to issue is [insert actual number of shares of Excel Common Stock outstanding at the Effective Time plus 1,000] shares of common stock, par value $0.001 per share ("Common Stock").

                           (a) Each share of Common Stock of the Corporation
                  shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

                           (b) The holders of shares of Common Stock shall be
                  entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

                           (c) In the event of any voluntary or involuntary
                  liquidation, dissolution or winding-up of the Corporation, the holders of shares of Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of share of Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or part of the assets of the Corporation."

                  1.6 By-Laws of Surviving Corporation. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  1.7 Officers and Directors of Surviving Corporation. The officers of Excel as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected or appointed and qualified, as the case may be. The directors of

Merger Sub as of the Effective Time (which shall be comprised of an equal number of representatives designated by Teleglobe and Excel) shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected or appointed and qualified.

                  1.8 Effect on Capital Stock. (a) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of Excel Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.885 (the "Exchange Ratio") of a common share of Teleglobe capital stock (which together with any cash in lieu of fractional Teleglobe Common Shares shall be the "Merger Consideration"). It is understood and agreed by the parties that on June 15, 1998, Teleglobe will pay a dividend (the "Teleglobe Stock Dividend") of one common share of Teleglobe capital stock in respect of each outstanding common share of Teleglobe capital stock and of one First Series Preferred Share of Teleglobe capital stock in respect of each outstanding First Series Preferred Share of Teleglobe capital stock to shareholders of record on such date, and that the Exchange Ratio has been calculated after giving effect to such dividend.

                  (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Excel Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder (other than Teleglobe, Merger Sub and Excel) of a certificate which, immediately prior to the Effective Time, represented any such shares of Excel Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of Excel Common Stock, except the right to receive the applicable Merger Consideration in accordance with Article II upon the surrender of such Certificate.

                  (c) Each share of Excel Common Stock issued and owned or held by Teleglobe, Merger Sub or Excel at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no Teleglobe Common Shares or other consideration shall be delivered in exchange therefor.

                  (d) Each share of common stock, par value $.001 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one validly issued fully paid and nonassessable share of Surviving Corporation Common Stock as of the Effective Time, and the Surviving Corporation shall become a wholly owned Subsidiary of Teleglobe.

                  (e) At the Effective Time, each outstanding option to purchase or right to receive Excel Common Stock (an "Excel Stock Option") issued pursuant to the (a) Excel Communications, Inc. Employee Ownership Plan, (b) Excelcom, Inc. 1995 Stock Option Plan, (c) Excelcom, Inc. 1997 Director Stock Option Plan,
(d) Excelcom, Inc. Director Stock Option Plan with Ronald A. McDougall, (e) Telco Communications Group, Inc. Amended and Restated 1994 Stock Option Plan,
(f) Excel Communications, Inc. 1997 Stock Option Plan and (g) Excel Communications, Inc. 1997 Director Stock Option Plan (collectively, the "Excel Stock Plans"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Excel Stock Option (taking into account any acceleration of vesting as a result of the Merger), that number of common shares of Teleglobe capital stock which the holder of such Excel Stock Option would have been entitled to receive pursuant to the Merger if such holder had exercised such Excel Stock Option in full immediately prior to the Effective Time (rounded up to the nearest whole number), at an exercise price per share equal to (y) the exercise price per share for the shares of Excel Common Stock purchasable pursuant to such Excel Stock Option divided by (z) the Exchange Ratio (a "Converted Option"). Teleglobe shall take such actions as are necessary for the assumption of the Excel Stock Options pursuant to this Section 1.8(e), including the reservation, issuance and listing of common shares of Teleglobe capital stock as are necessary to effectuate the transactions contemplated by this Section 1.8(e). Teleglobe shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 or other appropriate form with respect to common shares of Teleglobe capital stock subject to Excel Stock Options issued under such Excel Stock Plans and shall use its best efforts to have such registration statement declared effective immediately following the Effective Time and to maintain the effectiveness of such registration statement or registration statements covering such Excel Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Excel Stock Options remain outstanding.

                  (f) In exchange for and in consideration of the issuance of the Teleglobe Common Shares, Teleglobe will be entitled to subscribe and undertakes and agrees to subscribe, at the Effective Time, for the Surviving Corporation Common Stock. The Surviving Corporation Common Stock will at the Effective Time have been duly authorized and, when issued to Teleglobe pursuant to this Agreement, will be validly issued and outstanding as fully paid and non-assessable.

                  (g) At the Effective Time, the Registration Rights Agreement dated as of October 14, 1997, between Excel and the stockholders of Excel named on the signature pages thereto shall, by virtue of the Merger, become applicable to the common shares of Teleglobe capital stock on the same terms and conditions applicable to the Excel Common Stock and Teleglobe shall assume the obligations of Excel with respect thereto.

                  1.9 Teleglobe Articles Amendment; Teleglobe By-Law Amendment. Subject to the receipt of the Required Articles Amendment Vote or the Required By-Law Amendment Vote (each as defined in Section 3.2(i)), the articles of incorporation or the by-laws of Teleglobe, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to include the provisions set forth in Exhibit F.


                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

                  2.1 Exchange Fund. Prior to the Effective Time, Teleglobe shall appoint a commercial bank or trust company reasonably acceptable to Excel having net capital of not less than $100,000,000, to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the

Effective Time, Teleglobe shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Excel Common Stock, certificates representing the Teleglobe Common Shares issuable pursuant to Section 1.8(a) in exchange for outstanding shares of Excel Common Stock. Teleglobe agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to Section 2.3. Any cash and certificates representing Teleglobe Common Shares deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund." At the Effective Time, the Surviving Corporation shall deposit with the Exchange Agent, in trust for the benefit of Teleglobe, a certificate representing the Surviving Corporation Shares issuable pursuant to Section 1.8(f).

                  2.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time, Teleglobe shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon due delivery of the Certificates and other required documents to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Teleglobe may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing one or more Teleglobe Common Shares representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to
Section 1.8(a) (after taking into account all shares of Excel Common Stock then held by such holder) and (B) a check in the amount (after giving effect to any required tax withholdings) equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional Teleglobe Common Shares pursuant to Section 2.5 and any unpaid dividends and other distributions to which such holder is entitled pursuant to
Section 2.3, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5. In the event of a transfer of ownership of Excel Common Stock which is not registered in the transfer records of Excel, one or more certificates evidencing, in the aggregate, the proper number of Teleglobe Common Shares and a check in the proper amount of cash in lieu of any fractional Teleglobe Common Shares pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3 may be issued with respect to such Excel Common Stock to such a transferee if the Certificate representing such shares of Excel Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and the ownership of such shares of Excel Common Stock by such transferee and to evidence that any applicable stock transfer taxes have been paid.

                  2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to common shares of Teleglobe capital stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Teleglobe Common Shares that such holder would be entitled to receive upon surrender of such Certificate pursuant to the Merger and no cash payment in lieu of fractional Teleglobe Common Shares shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable Law, following surrender of any such Certificate, there shall be paid to such holder, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional Teleglobe Common Shares to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Teleglobe Common Shares, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Teleglobe Common Shares. For purposes of dividends or other distributions in respect of common shares of Teleglobe capital stock, all Teleglobe Common Shares to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

                  2.4 No Further Ownership Rights in Excel Common Stock . All Teleglobe Common Shares issued and cash paid upon conversion of shares of Excel Common Stock in accordance with the terms of Article I and this Article II (including any stock dividends or cash paid pursuant to Section 2.3 or cash paid pursuant to Section 2.5) shall be issued or paid in full satisfaction of all rights pertaining to the shares of Excel Common Stock.

                  2.5 No Fractional Teleglobe Common Shares. (a) No certificates or scrip or Teleglobe Common Shares representing fractional Teleglobe Common Shares shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Teleglobe or a holder of Teleglobe Common Shares.

                  (b) Notwithstanding any other provision of this Agreement, each holder of shares of Excel Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Teleglobe Common Share (after taking into account all Certificates delivered by such holder) shall be entitled to receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a Teleglobe Common Share and (ii) the average closing price of the Teleglobe Common Shares on the New York Stock Exchange, Inc. (the "NYSE"), as reported on the NYSE Composite Tape for the ten trading days prior to and ending on the trading day immediately preceding the Closing Date (the "Average Price"). As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Teleglobe, and Teleglobe shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

                  2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to Teleglobe or otherwise on the instruction of Teleglobe, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Teleglobe for the Merger Consideration with respect to the shares of Excel Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, including any cash in lieu of fractional Teleglobe Common Shares to which such holders are entitled pursuant to Section 2.5, and any dividends or distributions with respect to Teleglobe Common Shares to which such holders are entitled pursuant to Section 2.3, in each case, without any interest thereon. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Excel Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1(d)(iii)) shall, to the extent permitted by Law, become the property of Teleglobe free and clear of any claims or interest of any Person previously entitled thereto.

                  2.7 No Liability. None of Teleglobe, Merger Sub, Excel, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or any cash in respect of dividends or other distributions from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  2.8 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Teleglobe on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Teleglobe.

                  2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and if required by Teleglobe, the posting by such Person of a bond in such reasonable amount as Teleglobe may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Excel Common Stock formerly represented thereby (including any cash in lieu of fractional Teleglobe Common Shares), and any unpaid dividends and distributions on Teleglobe Common Shares deliverable in respect thereof, pursuant to this Agreement.

                  2.10 Withholding Rights. Each of the Surviving Corporation and Teleglobe shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Excel Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any other provision of applicable Law. To the extent that amounts are so withheld by the Surviving Corporation or Teleglobe, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Excel Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Teleglobe, as the case may be.

                  2.11 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Excel or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Excel or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in Teleglobe or in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Teleglobe or the Surviving Corporation as a result of, or in connection with, the Merger.

                  2.12 Stock Transfer Books. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of Excel shall be closed and there shall be no further registration of transfers of shares of Excel Common Stock thereafter on the records of Excel. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Excel Common Stock formerly represented thereby, except as otherwise provided herein or by applicable Law. Subject to Sections
2.6 and 2.7, on or after the Effective Time, any Certificates presented to the Exchange Agent or Teleglobe for any reason shall be converted into the Merger Consideration with respect to the shares of Excel Common Stock formerly represented thereby (including any cash in lieu of fractional Teleglobe Common Shares to which the holders thereof are entitled pursuant to Section 2.5) and shall represent the right to receive dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  3.1 Representations and Warranties of Excel. Excel represents and warrants to Teleglobe and Merger Sub that the statements contained in this
Section 3.1 are true and correct except as set forth herein and in the disclosure schedule delivered by Excel to Teleglobe (the "Excel Disclosure Schedule"). The Excel Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement and the section of the disclosure schedule corresponding to any numbered and lettered paragraph shall qualify other paragraphs in this Agreement only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs. Inclusion of information in the Excel Disclosure Schedule shall not be construed as an admission that such information is material to the operations or financial condition of Excel and its Subsidiaries.

                  (a) Organization, Standing and Power. Each of Excel and each of its Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on Excel. The copies of the certificate of incorporation and by-laws of Excel which were previously furnished to Teleglobe are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (b) Subsidiaries. Excel does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the Subsidiaries and other entities set forth in the Excel Disclosure Documents (as defined in Section 3.1(e)), which are all the Subsidiaries of Excel that are "Significant Subsidiaries" as such term is defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as set forth in the Excel Disclosure Documents filed prior to the date of this Agreement, neither Excel nor any of its Subsidiaries is subject to any obligation or requirement to provide a material amount of funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such entity that is not directly or indirectly wholly owned by Excel. Except as would not, either individually or in the aggregate, have a Material Adverse Effect on Excel, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) owned by Excel of each of Excel's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned directly or indirectly by Excel free and clear of all liens, pledges, security interests, claims or other encumbrances of any kind whatsoever (including voting, transfer or similar rights such as rights of first offer or rights of first refusal).

                  (c) Capital Structure. (i) As of the date hereof, the authorized capital stock of Excel consisted of (A) 500,000,000 shares of Excel Common Stock, of which, at the close of business on June 14, 1998, 132,259,389 shares were outstanding and 2,045,250 shares were reserved for issuance pursuant to options or rights under the Excel Stock Plans (as defined in Section 1.8(e)) and (B) 10,000,000 shares of preferred stock, par value $.001 per share, of which at the close of business on June 14, 1998, no shares were outstanding. All issued and outstanding shares of the capital stock of Excel are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of June 14, 1998 no options, warrants or other rights to acquire capital stock from Excel other than options to acquire 9,459,032 shares of Common Stock. No Subsidiaries of Excel own any shares of Excel Common Stock.

                  (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Excel having the right to vote on any matters on which shareholders may vote ("Excel Voting Debt") are issued or outstanding.

                  (iii) Except as otherwise set forth in this Section 3.1(c), there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Excel or any of its Subsidiaries is a party or by which any of them is bound obligating Excel or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Excel or any of its Subsidiaries or obligating Excel or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of Excel or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Excel or any of its Subsidiaries. There are no agreements or arrangements pursuant to which Excel is or could be required to register shares of Excel Common Stock or other securities under the Securities Act, or other agreements or arrangements with or among any securityholders of Excel with respect to securities of Excel. There are no voting, sale, transfer or other similar agreements to which Excel or any of its Subsidiaries is a party with respect to the capital stock of Excel or its Subsidiaries or any other securities of Excel or its Subsidiaries which are convertible or exchangeable into or exercisable for shares of the capital stock of Excel or its Subsidiaries.

                  (d) Authority; No Conflicts. (i) Excel has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or may become a party and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Excel Vote (as defined in Section 3.1(i)). The execution and delivery by Excel of this Agreement and the other Transaction Documents to which it is or may become a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Excel, subject in the case of the consummation of the Merger to the approval and adoption of this Agreement by the Required Excel Vote. This Agreement has been, and the other Transaction Documents to which Excel is or may become a party have been or will be when executed by Excel, duly executed and delivered by Excel, and each constitutes or will constitute a valid and binding agreement of Excel, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (ii) The execution and delivery by Excel of this Agreement and the other Transaction Documents to which it is or may become a party do not and will not, and the consummation by Excel of the Merger and the other transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to (A) any provision of the certificate of incorporation or by-laws of Excel or any Subsidiary of Excel or (B) except as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Excel or prevent or materially delay the performance of this Agreement by Excel and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, commitment, contract or instrument (any of the foregoing a "Contract"), Permit or Federal or national, state or provincial, municipal or local law, rule, regulation, statute, ordinance, decree, order, permit, authorization, opinion, judgment or other legislation, whether of the U.S., Canada or another foreign jurisdiction ("Laws"), applicable to Excel or any Subsidiary of Excel or their respective properties or assets. For purposes of this agreement, "Permit" shall mean any franchise, concession, grant, authorization, license, permit, easement, variance, exception, consent, certificate, approval, clearance or order of any Governmental Entity required by Law, including any Environmental Law.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, national, state, provincial, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or any other governmental or quasi-governmental authority, whether of the U.S., Canada or another foreign jurisdiction (a "Governmental Entity"), is required by or with respect to Excel or any Subsidiary of Excel in connection with the execution and delivery by Excel of this Agreement and the other Transaction Documents to which it may be a party or the consummation by Excel of the Merger and the other transactions contemplated hereby or thereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Competition Act (Canada), (B) the Communications Act of 1934, as amended (the "Communications Act"), and any rules, regulations, orders, practices and policies promulgated by the U.S. Federal Communications Commission (the "FCC") (such rules the "Federal Communications Laws"), (C) state securities or "blue sky" laws (the "Blue Sky Laws"), (D) the Securities Act, (E) the Exchange Act, (F) the Canadian Securities Laws, (G) the DGCL with respect to the filing of the Delaware Certificate of Merger, (H) the laws, rules, regulations, orders, practices and policies of any state legislature or public utility or service commission ("PUCs"), foreign (including multi-national) telecommunications regulatory agencies or similar state or foreign regulatory bodies, (I) rules and regulations of the NYSE, (J) antitrust or other competition Laws of other jurisdictions and (K) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Excel or prevent or materially delay the performance of this Agreement by Excel. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (J) are hereinafter referred to as the "Required Consents." Neither the execution and delivery by Excel of this Agreement and the other Transaction Documents to which Excel is a party nor the consummation and performance by Excel of the Merger and the other transactions contemplated hereby or thereby will result in a violation of (a) the Federal Communications Laws, (b) the laws, rules, regulations, orders, practices or policies of any state legislature or PUC, foreign (including multi-national) telecommunications regulatory agency or similar state or foreign regulatory body or (c) any order, writ, judgment, injunction, decree or award of the FCC, any entity listed in clause (b) above, or any court of competent jurisdiction binding upon Excel, other than any violation which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Excel.

                  (iv) Each of Excel and its Subsidiaries is in possession of all Permits from appropriate Governmental Entities necessary for Excel or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses as they are now being conducted (the "Excel Permits"), and all such Excel Permits are valid and in full force and effect, except where the failure to have, or the suspension, cancellation or restriction of, any of the Excel Permits does not and would not, individually or in the aggregate, (a) have or be reasonably likely to have a Material Adverse Effect on Excel or (b) prevent or materially delay the performance of this Agreement by Excel. No suspension, cancellation or restriction of any of the Excel Permits is pending or, to the actual knowledge of the executive officers of Excel, threatened, except where the failure to have, or the suspension or cancellation of, any of Excel Permits does not and would not, individually or in the aggregate, (x) have or be reasonably likely to have a Material Adverse Effect on Excel or (y) prevent or materially delay the performance of this Agreement by Excel. Neither Excel nor any of its Subsidiaries is in conflict with, or in default, breach or violation of, any Excel Permits, except for such conflicts, defaults, breaches or violations that do not and would not, individually or in the aggregate, (A) have or be reasonably likely to have a Material Adverse Effect on Excel or (B) prevent or materially delay the performance of this Agreement by Excel.

                  (e) Reports and Financial Statements. Excel has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1996 (collectively, including all exhibits thereto and any registration statement filed with the SEC since such date, the "Excel Disclosure Documents"). No Subsidiary of Excel is required to file any form, report or other document with the SEC. None of the Excel Disclosure Documents filed since January 1, 1998 (the "Recent Excel Disclosure Documents"), as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Excel Disclosure Documents presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Excel and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with US GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount (and except for the absence of footnotes in the case of such interim financial statements). All of the Recent Excel Disclosure Documents, as of their respective dates (and as of the date of any amendment to the respective Recent Excel Disclosure Documents), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  (f) Information Supplied. (i) None of the information supplied or to be supplied by Excel for inclusion in, or incorporated by reference from the Excel Disclosure Documents in, (A) the Form F-4 (as defined in Section 5.1) will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Information Statement/Proxy Statement/Prospectus (as defined in Section 5.1) will, on the date it is first mailed to the stockholders of Excel or the shareholders of Teleglobe or at the time of the Excel Stockholders Meeting, if any, or the Teleglobe Shareholders Meeting (each as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form F-4 and the Joint Information Statement/Proxy Statement/ Prospectus will comply as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

                  (ii) Notwithstanding the foregoing provisions of this Section 3.1(f), no representation or warranty is made by Excel with respect to statements made or incorporated by reference in the Form F-4 or the Joint Information Statement/Proxy Statement/Prospectus based on information supplied by Teleglobe for inclusion or incorporation by reference therein.

                  (iii) If at any time prior to the Effective Time any event relating to Excel or any of its Affiliates, officers or directors should be discovered by Excel which should be set forth in an amendment to the Form F-4 or a supplement to the Joint Information Statement/ Proxy Statement/Prospectus, Excel shall promptly inform Teleglobe.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Excel Disclosure Documents filed prior to the date of this Agreement, since December 31, 1997, Excel and its Subsidiaries have in all material respects conducted their business in the ordinary course consistent with past practice, and there has not been any change in the business, condition (financial or otherwise), assets, liabilities or results of operations of Excel or any of its Subsidiaries or any event involving Excel or any of its Subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Excel.

                  (h) Board Approval. The Board of Directors of Excel, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified (the "Excel Board Approval"), has (i) determined that this Agreement and the other Transaction Documents to which Excel is a party and the transactions contemplated hereby and thereby, including the Merger, are in the best interests of Excel and its stockholders, (ii) approved this Agreement and the other Transaction Documents to which Excel is a party and the transactions contemplated hereby and thereby, including the Merger, and (iii) recommended that the stockholders of Excel approve this Agreement and the Merger.

                  (i) Vote Required. The affirmative approval, by vote or written consent, of the holders of a majority of the outstanding shares of Excel Common Stock to approve the Merger (the "Required Excel Vote") is the only vote of the holders of any class or series of Excel capital stock necessary to approve and adopt this Agreement and approve the Merger and no other vote of the stockholders of Excel is required to approve the other transactions contemplated hereby or by any other Transaction Documents to which it is or may be a party.

                  (j) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Excel, except Lehman Brothers Inc. (the "Excel Fairness Opinion Banker") or Paine Webber Incorporated, whose fees and expenses will be paid by Excel in accordance with Excel's agreements with such firms based upon arrangements made by or on behalf of Excel and previously disclosed to Teleglobe.

                  (k) Opinion of Excel Fairness Opinion Banker. Excel has received the opinion of the Excel Fairness Opinion Banker, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Excel Common Stock (the "Excel Fairness Opinion"), a copy of which opinion has been made available to Teleglobe.

                  (l) No Undisclosed Liabilities. Except as disclosed in the Excel Disclosure Documents filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 31, 1997 in the ordinary course of business consistent with past practices, Excel and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with US GAAP), and whether due or to become due, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Excel.

                  (m)      Taxes.

                           (i)   Except for such matters that would not,
individually or in the aggregate, have a Material Adverse Effect on Excel: (A) Excel and each of its Subsidiaries have (x) timely filed all Federal, national, state and local tax returns and reports, whether U.S. or foreign, required to be filed by them prior to the date of this Agreement (taking into account extensions), (y) timely paid or accrued all Taxes due and payable thereon, and
(z) timely paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings); (B) no tax return of Excel or any of its Subsidiaries contains a disclosure statement under Section 6662(d)(2)(B)(ii)(l) of the Code or any similar provision of applicable Law; (C) neither Excel nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return, other than with respect to the fiscal year ended December 31, 1997; (D) Excel has delivered to Teleglobe correct and complete copies of all Federal tax returns, examination reports and statements of deficiencies assessed against or agreed to by Excel or any of its Subsidiaries for the past three taxable years of Excel; (E) with respect to any period for which tax returns are not yet due (including extensions), or for which Taxes are not yet due and owing, Excel and each of its Subsidiaries has made due and sufficient current accruals for such Taxes in the financial statements included in the Recent Excel Disclosure Documents; (F) neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted in writing to Excel any claim for Taxes, or to the actual knowledge of the executive officers of Excel, is threatening to assert any claims for Taxes; (G) Excel and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected; (H) neither Excel nor any of its Subsidiaries has made an election under Section 341(f) of the Code; (I) neither Excel nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Sections 162(m) or 280G of the Code or that will be subject to excise tax under Section 4999 of the Code; (J) neither Excel nor any of its Subsidiaries (x) has been a member of an affiliated group within the meaning of
Section 1504(a) of the Code (or any similar group defined under a similar provision of applicable Law) other than an affiliated group the common parent of which is Excel and (y) has any liability under Treasury

Regulations Section 1.1502-6 (or any similar provision of applicable Law), as a transferee or successor, by contract or otherwise for Taxes of any affiliated group of which Excel is not the common parent; (K) there are no liens for Taxes upon the assets of Excel or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings); (L) neither Excel nor any of its Subsidiaries is the subject of any currently ongoing Tax audit, other than in the ordinary course of business consistent with past practice; (M) there are no pending requests for waivers of the time to assess any Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves; and (N) neither Excel nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (ii)  For the purposes of this Agreement, a "Tax"
or, collectively, "Taxes," means any and all material Federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental, customs duty, capital stock, severance, disability, production and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (n)      Properties.

                           (i)   Section 3.1(n)(i) of the Excel Disclosure
Schedule contains a true and complete list of all real property leased by Excel or its Subsidiaries pursuant to leases providing for the occupancy of facilities in excess of 20,000 square feet (collectively "Material Leases"). Each of Excel and its Subsidiaries is not in default under any of such leases, except where the existence of such defaults, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Excel.

                           (ii)  The Excel Disclosure Schedule contains a true
and complete list of all real property that Excel or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Excel: (x) Excel or one of its Subsidiaries has good and marketable title to such property, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (y) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

                  (o) Intellectual Property. To the actual knowledge of the executive officers of Excel, Excel and its Subsidiaries own, or are licensed or otherwise possess the rights to use, all intellectual property, including patents, inventions, discoveries, technology, know-how, copyrights and copyrightable works (including computer software, databases, code and related systems, files and applications), trademarks, service marks, trade names, trade dress, Internet domain names, trade secrets, confidential information, specifications and designs that are necessary to conduct the business of Excel and its Subsidiaries in all material respects as currently conducted (the "Excel Intellectual Property"). All of the Excel Intellectual Property necessary to conduct the business of Excel as currently conducted in all material respects is subsisting and unexpired, has not been abandoned, does not infringe or otherwise impair the intellectual property rights of any third party, is not subject to any lien or other encumbrance, and does not require the consent of any other Person to be used by the Surviving Corporation upon the consummation of the transactions contemplated by this Agreement (except for any such consent already obtained). No action, suit or proceeding is pending, or to the actual knowledge of the executive officers of Excel, threatened by any third party or Governmental Entity that seeks to limit, cancel or question the validity of, or Excel's rights to, any Excel Intellectual Property. Excel has taken reasonable steps to protect, maintain and safeguard the Excel Intellectual Property, including any Excel Intellectual Property for which improper or unauthorized disclosure would impair its value or validity. To the actual knowledge of the executive officers of Excel, no other Person is infringing or otherwise impairing any of the Excel Intellectual Property.

                  (p) Agreements, Contracts and Commitments. Neither Excel nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material Contract to which it is a party ("Excel Material Contracts"), other than any breaches which, individually or in the aggregate, would have a Material Adverse Effect on Excel. Each Excel Material Contract that has not expired by its terms is in full force and effect.

                  (q) Litigation. Except as disclosed in the Excel Disclosure Documents filed prior to the date hereof, as of the date hereof, there are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the actual knowledge of the executive officers of Excel, threatened, nor any outstanding orders, decrees or judgments issued, against Excel or any of its Subsidiaries (or any Employee Plan or Benefit Arrangement), or any property of Excel or any such Subsidiary (including Excel Intellectual Property), before any arbitrator of any kind or in or before or by any Governmental Entity, except actions, suits, investigations, proceedings, orders, decrees or judgments, which, individually and in the aggregate, do not and are not reasonably likely to (a) have a Material Adverse Effect on Excel or
(b) prevent or materially delay the performance of this Agreement by Excel.

                  (r)      Environmental Matters.

                           (i)   Except for such matters that, individually or
in the aggregate, are not reasonably likely to have a Material Adverse Effect on
Excel: (a) Excel and its Subsidiaries comply and within all applicable statutes of limitations periods have complied with all applicable Environmental Laws (as defined in Section 3.1(r)(iv)) and all applicable Permits under applicable Environmental Laws; (b) Hazardous Substances (as defined in Section 3.1(r)(v)) are not present at any of the properties (including soils, groundwater, surface water, buildings or other structures) owned or operated by Excel or any of its Subsidiaries in violation of or at concentrations that would require remediation under any

Environmental Law; (c) neither Excel nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (d) neither Excel nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance in violation or otherwise in excess of levels of concentration permitted by any Environmental Laws; (e) neither Excel nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Excel or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (f) neither Excel nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (g) there are no circumstances or conditions involving Excel or any of its Subsidiaries that would reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Excel or any of its Subsidiaries pursuant to any Environmental Law; and (h) to the actual knowledge of the executive officers of Excel and its Subsidiaries, the foregoing representations and warranties also apply to any liability that Excel or any of its Subsidiaries retained or assumed either contractually or by operation of law.

                           (ii)  To the actual knowledge of the executive
officers of Excel, (A) no underground storage tanks are or have been located on any real property owned, operated or leased by Excel or its Subsidiaries, except for those that are maintained in material compliance with Environmental Laws and
(B) no real property owned, operated or leased by Excel or its Subsidiaries has been used or is used as a landfill or waste disposal site.

                           (iii) Excel has made available to Teleglobe copies
of all environmentally related audits, assessments, studies, reports, analyses, and results of investigations of any real property currently or formerly owned, operated or leased by Excel or its Subsidiaries that are in the possession, custody or control of Excel.

                           (iv)  As used herein, the term "Environmental Law"
means any Law or agency requirement relating to: (x) the protection, investigation or restoration of the environment, health and safety of workers or natural resources, (y) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (z) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

                           (v)   As used herein, the term "Hazardous Substance"
means: (x) any substance that is listed, classified or regulated pursuant to or that could result in liability under any Environmental Law; (y) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (z) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

                  (s)      Employee Benefit Plans.

                           (i)   Excel has listed in Section 3.1(s) of the Excel
Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement

Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Excel or any trade or business (whether or not incorporated) which is a member or which is under common control with Excel within the meaning of Section 414 of the Code, or any Subsidiary of Excel (together, the "Excel Employee Plans").

                           (ii)  With respect to each Excel Employee Plan, Excel
has made available to Teleglobe, a true and correct copy of (w) the most recent annual report (Form 5500) filed with the IRS, (x) such Excel Employee Plan, (y) each trust agreement and group annuity contract, if any, relating to such Excel Employee Plan and (z) the most recent actuarial report or valuation relating to an Excel Employee Plan subject to Title IV of ERISA.

                           (iii) With respect to the Excel Employee Plans,
individually and in the aggregate, such plans are being administered in accordance with their terms and applicable Laws and no event has occurred, and to the actual knowledge of the executive officers of Excel, there exists no condition or set of circumstances in connection with which Excel could be subject to any liability which would have a Material Adverse Effect on Excel under ERISA, the Code or any other applicable Law.

                           (iv) With respect to the Excel Employee Plans,
individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued under the terms of such plans and applicable Laws and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with US GAAP, on the financial statements of Excel contained in the Excel Disclosure Documents, except for any such funded or unfunded benefit obligations which are not reasonably likely to have a Material Adverse Effect on Excel.

                           (v)  Except as disclosed in Excel Disclosure
Documents filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Excel nor any of its Subsidiaries is a party to any oral or written (x) agreement with any officer or other key employee of Excel or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Excel of the nature contemplated by this Agreement, (y) agreement with any officer of Excel providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum or (z) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (t) Compliance With Laws. (i) Excel has complied with, is not in violation of, and has not received any written notices of violation with respect to, any Law applicable to Excel or any of its Subsidiaries or by which any property, asset or operation of

Excel or any of its Subsidiaries is bound or affected with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Excel.

                  (ii) Excel's marketing and direct sales programs, including Excel's multi-level marketing program, have in all material respects been conducted in accordance with all applicable Laws and there is not any action, suit, proceeding, inquiry, arbitration or litigation pending or, to the actual knowledge of the executive officers of Excel, threatened in connection with such programs which, individually or in the aggregate, would have a Material Adverse Effect on Excel.

                  (iii) No action, suit, proceeding, inquiry, arbitration or litigation is pending against Excel or, to the actual knowledge of the executive officers of Excel, threatened by any Governmental Entity or individual regarding "slamming" (i.e., changing customers' long-distance services without authorization) or "cramming" (i.e., charging customers for services they have not requested), which, individually or in the aggregate, would have a Material Adverse Effect on Excel.

                  (u) Accounting and Tax Matters. Neither Excel nor any of its Subsidiaries has taken or agreed to take any action which (i) would reasonably be expected to prevent Teleglobe from accounting for the business combination to be effected by the Merger as a pooling of interests under US GAAP or Canadian GAAP or (ii) would cause any representation contained in the certificates relating to the tax-free reorganization treatment attached hereto as Exhibits G and H to be untrue.

                  (v) Labor Matters. Neither Excel nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, any application for certification or recognition by any union or organization respecting any of the employees of Excel or its Subsidiaries, nor is Excel or any of its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices and, to the actual knowledge of the executive officers of Excel, there are no campaigns being conducted to solicit cards from employees of Excel or its Subsidiaries to authorize representation by any labor organization. As of the date hereof, neither Excel nor any of its Subsidiaries is the subject of any material proceeding asserting that Excel or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the actual knowledge of the executive officers of Excel, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Excel or any of its Subsidiaries nor has there been one in the past five years.

                  (w) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies and directors and officers liability insurance policies maintained by Excel or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Excel and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Excel.

                  (x) No Existing Discussions. As of the date hereof, Excel is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.5).

                  (y) Anti-Takeover Laws; Stockholder Rights Plan. Except for
Section 203 of the DGCL, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable, by reason of Excel's being a party to the Merger, this Agreement or any of the other Transaction Documents to which it is a party or the transactions contemplated hereby or thereby or by reason of the execution by Excel's stockholders party thereto of the Excel Consent and Voting Agreement and the transactions contemplated thereby and neither Excel nor any of its Subsidiaries is a party to any "stockholder rights" plan or any similar anti-takeover plan or device.

                  (z) DGCL Section 203. Prior to the time this Agreement was executed, the Board of Directors of Excel has taken all action necessary, if any, to exempt under or make not subject to Section 203 of the DGCL: (i) the execution of this Agreement, the Excel Consent and Voting Agreement and the Excel Stock Option Agreement, (ii) the Merger and (iii) the other transactions contemplated hereby and by the other Transaction Documents.

                  (aa) Year 2000. Excel has developed and is in the process of implementing a plan which it believes in good faith is sufficient to ensure that in all material respects all hardware, software, firmware, systems, files, applications, interfaces, databases and other computer-related materials ("Software") that it owns, possesses and/or uses is or will be designed to be used prior to, during and after the calendar year 2000 A.D., and will operate in all material respects during each such time period, either on a stand-alone basis, or by interacting or interoperating with third-party Software, without material error relating to the processing, calculating, comparing, sequencing or other use of date data, including (i) any material error relating to or resulting from date data which represents or references more than one century ("Century-Based Data"); (ii) any abnormal ending or provision of materially invalid or incorrect results as a result of any Century-Based Data; or (iii) any material error relating to century recognition or calculations accommodating Century-Based Data, values or formulae, and the implementation of such plan is expected in good faith to be completed in a timely manner. Excel has performed all necessary due diligence and is in the process of performing tests and implementing modifications to all Software that it owns, possesses and/or uses to design an appropriate plan and to ensure the accuracy of this representation and warranty.

                  (ab) Pooling Letters. Excel has received two letters from Arthur Andersen LLP, each addressed to Excel, regarding its concurrence with Excel's management's conclusions as to the appropriateness of pooling of interests accounting under US GAAP (under Accounting Principles Board Opinion No. 16) and under Canadian GAAP (under

Section 1580 of The Canadian Institute of Chartered Accountants Handbook), respectively, for the Merger, as contemplated to be effected as of the date of the letters.

                  (ac) Certain Regulatory Matters.

                  (i) Except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or investigations pending or, to the actual knowledge of the executive officers of Excel, threatened, before any Governmental Entity directed specifically at Excel or, in the case of matters of general applicability to the telecommunications industry, in which Excel is identified for possible disparate treatment or whose outcome may have a disparate impact on Excel, in which any of the following matters are being considered which are reasonably likely to have a Material Adverse Effect on Excel, nor has Excel or any of its Subsidiaries received written notice or inquiry from any Governmental Entity, indicating that any of such matters should be considered or may become the object of consideration or investigation specifically regarding Excel which are reasonably likely to have a Material Adverse Effect on Excel or, in the case of matters of general applicability to the telecommunications industry, in which Excel is identified for possible disparate treatment or whose outcome may have a disparate impact on Excel; (u) increases in access charges, universal service contributions or the like; (v) traffic routing restrictions or restrictions on use of facilities; (w) reduction or restriction of rates charged to customers;
(x) reduction of earnings; (y) refunds or other forfeitures of amounts previously charged to customers; or (z) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any Governmental Entity.

                  (ii) Neither Excel nor any of its Subsidiaries has any outstanding commitments made in the context of a matter or proceeding related specifically to Excel or, in the case of matters of general applicability to the telecommunications industry, in which Excel is identified for possible disparate treatment or whose outcome may have a disparate impact on Excel (and no such obligations have been imposed upon Excel and remain outstanding), regarding; (u) increases in access charges, universal service contributions or the like; (v) traffic routing restrictions or restrictions on use of facilities; (w) reduction or restriction of rates charged to customers; (x) reduction of earnings; (y) refunds or other forfeitures of amounts previously charged to customers; or (z) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any Governmental Entity, in each case which are reasonably likely to have a Material Adverse Effect on Excel.

                  (iii) Other than in the context of a reorganization involving pro forma transfer of authorizations, Excel has not transferred, sold any interest in or otherwise taken action to reduce its control over any Federal or state regulatory licenses, certificates, approvals or other authorizations under which it operates, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which Excel is a party or by which Excel is bound, or impinge the rights of any third party.

                  3.2 Representations and Warranties of Teleglobe. Teleglobe represents and warrants to Excel that the statements contained in this Section
3.2 are true and correct except as set forth herein and in the disclosure schedule delivered by Teleglobe to Excel (the

"Teleglobe Disclosure Schedule"). The Teleglobe Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement and the section of the disclosure schedule corresponding to any numbered and lettered paragraph shall qualify other paragraphs in this Agreement only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs. Inclusion of information in the Teleglobe Disclosure Schedule shall not be construed as an admission that such information is material to the operations or financial condition of Teleglobe and its Subsidiaries.

                  (a) Organization, Standing and Power. Each of Teleglobe and each of its Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on Teleglobe. The copies of the certificate of incorporation and by-laws, or comparable documents, of Teleglobe which were previously furnished to Excel are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (b) Subsidiaries. Teleglobe does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the Subsidiaries and other entities set forth in the Teleglobe Disclosure Documents (as defined in Section 3.2(e)), which are all the Subsidiaries of Teleglobe that are required to be disclosed pursuant to item 1 of Part II of Schedule IX of the Regulation Respecting Securities enacted under the Securities Act (Quebec). Except as set forth in the Teleglobe Disclosure Documents filed prior to the date of this Agreement, neither Teleglobe nor any of its Subsidiaries is subject to any obligation or requirement to provide a material amount of funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such entity that is not directly or indirectly wholly owned by Teleglobe. Except as would not, either individually or in the aggregate, have a Material Adverse Effect on Teleglobe, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) owned by Teleglobe of each of Teleglobe's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned directly or indirectly by Teleglobe free and clear of all liens, pledges, security interests, claims or other encumbrances of any kind whatsoever (including voting, transfer or similar rights such as rights of first offer or rights of first refusal).

                  (c) Capital Structure. (i) As of the date hereof, the authorized capital stock of Teleglobe consisted of (A) an unlimited number of common shares of Teleglobe capital stock, of which, at the close of business on June 14, 1998 (after giving effect to the Teleglobe Stock Dividend), 129,306,908 shares were outstanding and 7,106,364 shares were reserved for issuance pursuant to options or rights under Teleglobe's Executive Stock Option Plan (the "Teleglobe Option Plan") and (B) an unlimited number of Class A non-voting shares and preferred shares, all without par value, of which, at the close of business on June 14, 1998 (after giving effect to the Teleglobe Stock Dividend), 5,000,000 Third Series Preferred Shares were outstanding. All issued and outstanding shares of the capital stock of Teleglobe are duly authorized, validly issued, fully paid and nonassessable and no class of capital stock is entitled to preemptive rights. There were outstanding as of June 14, 1998 no options, warrants or other rights to acquire capital stock from Teleglobe other than options or rights to acquire 3,577,706 common shares of Teleglobe capital stock.

                  (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Teleglobe having the right to vote on any matters on which shareholders may vote ("Teleglobe Voting Debt") are issued or outstanding.

                  (iii) Except as otherwise set forth in this Section 3.2(c), there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Teleglobe or any of its Subsidiaries is a party or by which any of them is bound obligating Teleglobe or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Teleglobe or any of its Subsidiaries or obligating Teleglobe or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of Teleglobe or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Teleglobe or any of its Subsidiaries. There are no agreements or arrangements pursuant to which Teleglobe is or could be required to register or qualify common shares of Teleglobe capital stock or other securities under the Securities Act or any Canadian Securities Laws, or other agreements or arrangements with or among any securityholders of Teleglobe with respect to securities of Teleglobe. There are no voting, sale, transfer or other similar agreements to which Teleglobe or any of its Subsidiaries is a party with respect to the capital stock of Teleglobe or Teleglobe's Subsidiaries or any other securities of Teleglobe or Teleglobe's Subsidiaries which are convertible or exchangeable into or exercisable for shares of the capital stock of Teleglobe or Teleglobe's Subsidiaries.

                  (d) Authority; No Conflicts. (i) Teleglobe has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or may become a party and, subject to the approval by the Required Articles Amendment Vote or the Required By-Law Amendment Vote of the Teleglobe Articles Amendment or the Teleglobe By-Law Amendment, respectively, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is or may become a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Teleglobe, subject in the case of the Teleglobe Articles Amendment or the Teleglobe By-Law Amendment, as the case may be, to the approval by the Required Articles Amendment Vote or the Required By-Law Amendment Vote, as the case may be. This Agreement has been, and the other Transaction Documents to which Teleglobe is or may become a party have been or will be when executed by Teleglobe, duly executed and delivered by Teleglobe, and each constitutes or will constitute a valid and binding agreement of Teleglobe, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (ii) The execution and delivery by Teleglobe of this Agreement and the other Transaction Documents to which it is or may become a party do not and will not, and the consummation by Teleglobe and Merger Sub of the Merger and the other transactions contemplated hereby or thereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws or similar constitutive documents of Teleglobe or any Subsidiary of Teleglobe, or (B) except as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Teleglobe or prevent or materially delay the performance of this Agreement by Teleglobe and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any Contract, Law or Permit applicable to Teleglobe or any Subsidiary of Teleglobe or their respective properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Teleglobe or any Subsidiary of Teleglobe in connection with the execution and delivery by Teleglobe of this Agreement and the other Transaction Documents to which Teleglobe may be a party or the consummation by Teleglobe of the Merger and the other transactions contemplated hereby or thereby, except for the Required Consents, if applicable, and those required under or in relation to the Telecommunications Act (Canada), the Radiocommunication Act (Canada) or the Telegraphs Act (Canada), the Montreal Exchange (the "ME") and The Toronto Stock Exchange (the "TSE" and, together with the ME and the NYSE, the "Exchanges") and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain are not individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Teleglobe or prevent or materially delay the performance of this Agreement by Teleglobe. Neither the execution and delivery by Teleglobe of this Agreement, and the other Transaction Documents to which Teleglobe is a party nor the consummation and performance by Teleglobe of the Merger and the other transactions contemplated hereby or thereby will result in a violation of (a) the Federal Communications Laws, (b) the laws, rules, regulations, orders, practices or policies of any state legislature or PUC, foreign (including multi-national) telecommunications regulatory agency or similar state or foreign regulatory body, or (c) any order, writ, judgment, injunction, decree or award of the FCC, any entity listed in clause (b) above, or any court of competent jurisdiction binding upon Teleglobe, other than any violation which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Teleglobe.

                  (iv) Each of Teleglobe and its Subsidiaries is in possession of all Permits from appropriate Governmental Entities necessary for Teleglobe or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses as they are now being conducted (the "Teleglobe Permits"), and all such Teleglobe Permits are valid and in full force and effect, except where the failure to have, or the suspension, cancellation or restriction of, any of the Teleglobe Permits does not and would not, individually or in the aggregate, (a) have or be reasonably likely to have a Material Adverse Effect on Teleglobe or (b) prevent or materially delay the performance of this Agreement by Teleglobe. No suspension, cancellation or restriction of any of the Teleglobe Permits is pending or, to the actual knowledge of the executive officers of Teleglobe, threatened, except where the failure to have, or the suspension or cancellation of, any of Teleglobe Permits does not and would not, individually or in the aggregate, (x) have or be reasonably likely to have a Material Adverse Effect on Teleglobe or (y) prevent or materially delay the performance of this Agreement by Teleglobe. Neither Teleglobe nor any of its Subsidiaries is in conflict with, or in default, breach or violation of any Teleglobe Permits, except for such conflicts, defaults, breaches or violations that do not and would not, individually or in the aggregate, (A) have or be reasonably likely to have a Material Adverse Effect on Teleglobe or (B) prevent or materially delay the performance of this Agreement by Teleglobe.

                  (e) Reports and Financial Statements. Teleglobe has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Canadian securities regulatory authorities (the "CSA") and, to the extent applicable, the SEC since January 1, 1996 (collectively, including all exhibits thereto and any registration statement filed since such date, the "Teleglobe Disclosure Documents"). No Subsidiary of Teleglobe is required to file any form, report or other document with the CSA or the SEC. None of the Teleglobe Disclosure Documents filed since January 1, 1998 (the "Recent Teleglobe Disclosure Documents"), as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Teleglobe Disclosure Documents presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Teleglobe and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with Canadian GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount (and except for the absence of footnotes in the case of such interim financial statements). All of the Recent Teleglobe Disclosure Documents, as of their respective dates (and as of the date of any amendment to the respective Recent Teleglobe Disclosure Documents), complied as to form in all material respects with the applicable requirements of the Canadian Securities Laws and, to the extent applicable, to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  (f) Information Supplied. (i) None of the information supplied or to be supplied by Teleglobe for inclusion in, or incorporated by reference in, (A) the Form F-4 will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Information Statement/Proxy Statement/Prospectus will, on the date it is first mailed to the stockholders of Excel or the shareholders of Teleglobe or at the time of the Excel Stockholders Meeting, if any, or the Teleglobe Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form F-4 and the Joint Information Statement/Proxy Statement/Prospectus will comply as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder and with the applicable requirements of the Canadian Securities Laws.

                  (ii) Notwithstanding the foregoing provisions of this Section 3.2(f), no representation or warranty is made by Teleglobe with respect to statements made or incorporated by reference in the Form F-4 or the Joint Information Statement/Proxy Statement/Prospectus based on information supplied by Excel for inclusion or incorporation by reference therein.

                  (iii) If at any time prior to the Effective Time any event relating to Teleglobe or any of its Affiliates, officers or directors should be discovered by Teleglobe which should be set forth in an amendment to the Form F-4 or a supplement to the Joint Information Statement/ Proxy
Statement/Prospectus, Teleglobe shall promptly inform Excel.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Teleglobe Disclosure Documents filed prior to the date of this Agreement, since December 31, 1997, Teleglobe and its Subsidiaries have in all material respects conducted their business in the ordinary course consistent with past practice, and there has not been any change in the business, condition (financial or otherwise), assets, liabilities or results of operations of Teleglobe or any of its Subsidiaries or any event involving Teleglobe or any of its Subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Teleglobe.

                  (h) Board Approval. The Board of Directors of Teleglobe, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified (the "Teleglobe Board Approval"), has (i) determined that this Agreement, and the other Transaction Documents to which Teleglobe is a party and the transactions contemplated hereby and thereby, including the Share Issuance, the Teleglobe Articles Amendment and the Teleglobe By-Law Amendment, are in the best interests of Teleglobe and its shareholders, (ii) approved this Agreement and the other Transaction Documents to which Teleglobe is a party and the transactions contemplated hereby and thereby, including the Share Issuance, the Teleglobe Articles Amendment and the Teleglobe By-Law Amendment, and (iii) recommended that the shareholders of Teleglobe approve the Share Issuance, the Teleglobe Articles Amendment and the Teleglobe By-Law Amendment.

                  (i) Vote Required. No vote of the holders of any class of Teleglobe capital stock is required to approve the Share Issuance under applicable Canadian law or the rules of the Exchanges. The affirmative vote of holders of common shares of Teleglobe capital stock representing (i) two thirds of the total votes cast at a meeting of the holders of outstanding common shares of Teleglobe capital stock (such vote, the "Required Articles Amendment Vote") and (ii) a majority of the total votes cast at a meeting of the holders of outstanding common shares of Teleglobe capital stock (such vote, the "Required By-Law Amendment Vote") is the only vote of the holders of any class or series of Teleglobe capital stock necessary to approve the Teleglobe Articles Amendment and the Teleglobe By-Law

Amendment, respectively, and no other vote of the holders of any class of capital stock of Teleglobe is required to approve the other transactions contemplated hereby or by any other Transaction Documents to which it is or may be a party.

                  (j) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Teleglobe, except Bear, Stearns & Co. Inc. (the "Teleglobe Fairness Opinion Banker") and Ian Fisher & Co Inc, each of whose fees and expenses will be paid by Teleglobe in accordance with Teleglobe's agreements with such firms based upon arrangements made by or on behalf of Teleglobe and previously disclosed to Excel.

                  (k) Opinion of Teleglobe Fairness Opinion Banker. Teleglobe has received the opinion of the Teleglobe Fairness Opinion Banker dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of common shares of Teleglobe capital stock (the "Teleglobe Fairness Opinion"), a copy of which opinion has been made available to Excel.

                  (l) No Undisclosed Liabilities. Except as disclosed in the Teleglobe Disclosure Documents filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 31, 1997 in the ordinary course of business consistent with past practices, Teleglobe and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with Canadian GAAP), and whether due or to become due, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Teleglobe.

                  (m) Taxes.

                           (i)  Except for such matters that would not,
individually or in the aggregate, have a Material Adverse Effect on Teleglobe:
(A) Teleglobe and each of its Subsidiaries have (x) timely filed all Federal, national, state, provincial and local tax returns and reports, whether of the U.S., Canada or another foreign jurisdiction, required to be filed by them prior to the date of this Agreement (taking into account extensions), (y) timely paid or accrued all Taxes due and payable thereon, and (z) timely paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings); (B) no tax return of Teleglobe or any of its Subsidiaries contains a disclosure statement under Section 6662(d)(2)(B)(ii)(l) of the Code or any similar provision of applicable Law; (C) neither Teleglobe nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return, other than with respect to the fiscal year ended December 31, 1997;
(D) Teleglobe has delivered to Excel correct and complete copies of all Federal tax returns, examination reports and statements of deficiencies assessed against or agreed to by Teleglobe or any of its Subsidiaries for the past three taxable years of Teleglobe; (E) with respect to any period for which tax returns are not yet due (including extensions), or for which Taxes are not yet due and owing, Teleglobe and each of its Subsidiaries has made due and sufficient current accruals for such Taxes in the financial statements included in the Recent Teleglobe

Disclosure Documents; (F) neither the IRS nor any other taxing authority has asserted in writing to Teleglobe any claim for Taxes, or to the actual knowledge of the executive officers of Teleglobe, is threatening to assert any claims for Taxes; (G) Teleglobe and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected; (H) neither Teleglobe nor any of its Subsidiaries has made an election under Section 341(f) of the Code; (I) neither Teleglobe nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Sections 162(m) or 280G of the Code or that will be subject to excise tax under Section 4999 of the Code; (J) neither Teleglobe nor any of its Subsidiaries (x) has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of applicable Law) other than an affiliated group the common parent of which is Teleglobe and (y) has any liability under Treasury Regulations Section 1.1502-6 (or any similar provision of applicable Law), as a transferee or successor, by contract or otherwise for Taxes of any affiliated group of which Teleglobe is not the common parent; (K) there are no liens for Taxes upon the assets of Teleglobe or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings); (L) neither Teleglobe nor any of its Subsidiaries is the subject of any currently ongoing Tax audit, other than in the ordinary course of business consistent with past practice; (M) there are no pending requests for waivers of the time to assess any Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves; and (N) neither Teleglobe nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (n) Properties.

                           (i)  Section 3.2(n)(i) of the Teleglobe Disclosure
Schedule contains a true and complete list of all real property leased by Teleglobe or its Subsidiaries pursuant to Material Leases. Each of Teleglobe and its Subsidiaries is not in default under any of such leases, except where the existence of such defaults, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Teleglobe.

                           (ii) The Teleglobe Disclosure Schedule contains a
true and complete list of all real property that Teleglobe or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Teleglobe: (x) Teleglobe or the identified Subsidiary has good and marketable title to such property, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (y) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

                  (o) Intellectual Property. To the actual knowledge of the executive officers of Teleglobe, Teleglobe and its Subsidiaries own, or are licensed or otherwise possess the rights to use, all intellectual property, including patents, inventions, discoveries, technology, know-how, copyrights and copyrightable works (including computer software, databases, code and related systems, files and applications), trademarks, service marks, trade names, trade dress, Internet domain names, trade secrets, confidential information, specifications and designs that are necessary to conduct the business of Teleglobe and its Subsidiaries in all material respects as currently conducted (the "Teleglobe Intellectual Property"). All of the Teleglobe Intellectual Property necessary to conduct the business of Teleglobe as currently conducted in all material respects is subsisting and unexpired, has not been abandoned, does not infringe or otherwise impair the intellectual property rights of any third party, is not subject to any lien or other encumbrance, and does not require the consent of any other Person to be used by Teleglobe upon the consummation of the transactions contemplated by this Agreement (except for any such consent already obtained). No action, suit or proceeding is pending, or to the actual knowledge of the executive officers of Teleglobe, threatened by any third party or any Governmental Entity that seeks to limit, cancel or question the validity of, or Teleglobe's rights to, any Teleglobe Intellectual Property. Teleglobe has taken reasonable steps to protect, maintain and safeguard the Teleglobe Intellectual Property, including any Teleglobe Intellectual Property for which improper or unauthorized disclosure would impair its value or validity. To the actual knowledge of the executive officers of Teleglobe, no other Person is infringing or otherwise impairing any of the Teleglobe Intellectual Property.

                  (p) Agreements, Contracts and Commitments. Neither Teleglobe nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material Contract to which it is a party ("Teleglobe Material Contracts"), other than any breaches which, individually or in the aggregate, would have a Material Adverse Effect on Teleglobe. Each Teleglobe Material Contract that has not expired by its terms is in full force and effect.

                  (q) Litigation. Except as disclosed in the Teleglobe Disclosure Documents filed prior to the date hereof, there are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the actual knowledge of the executive officers of Teleglobe, threatened, nor any orders, decrees or judgments issued, against Teleglobe or any of its Subsidiaries (or any Teleglobe Employee Plan), or any property of Teleglobe or any such Subsidiary (including Teleglobe Intellectual Property), before any arbitrator of any kind or in or before or by any Governmental Entity, except actions, suits, investigations, proceedings orders, decrees or judgments which, individually or in the aggregate, do not and are not reasonably likely to
(a) have a Material Adverse Effect on Teleglobe or (b) prevent or materially delay the performance of this Agreement by Teleglobe.

                  (r) Environmental Matters.

                           (i)  Except for such matters that, individually or in
the aggregate, are not reasonably likely to have a Material Adverse Effect on
Teleglobe: (a) Teleglobe and its Subsidiaries comply and within all applicable statutes of limitations periods have complied with all applicable Environmental Laws and all applicable Permits under applicable Environmental Laws; (b) Hazardous Substances are not present at any of the properties (including soils, groundwater, surface water, buildings or other structures) owned or operated by Teleglobe or any of its Subsidiaries in violation of or at concentrations that would require remediation under any Environmental Law; (c) neither Teleglobe nor its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (d) neither Teleglobe nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance in violation or otherwise in excess of levels of concentration permitted by any Environmental Laws; (e) neither Teleglobe nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Teleglobe or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (f) neither Teleglobe nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (g) there are no circumstances or conditions involving Teleglobe or any of its Subsidiaries that would reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Teleglobe or any of its Subsidiaries pursuant to any Environmental Law and (h) to the actual knowledge of the executive officers of Teleglobe and its Subsidiaries, the foregoing representations and warranties also apply to any liability that Teleglobe or any of its Subsidiaries retained or assumed either contractually or by operation of law.

                           (ii) To the actual knowledge of the executive
officers of Teleglobe, (A) no underground storage tanks are or have been located on any real property owned, operated or leased by Teleglobe or its Subsidiaries, except for those that are maintained in material compliance with Environmental Laws and (B) no real property owned, operated or leased by Teleglobe or its Subsidiaries has been used or is used as a landfill or waste disposal site.

                         (iii)  Teleglobe has made available to Excel copies of
all environmentally related audits, assessments, studies, reports, analyses and results of investigations of any real property currently or formerly owned, operated or leased by Teleglobe or its Subsidiaries that are in the possession, custody or control of Teleglobe.

                  (s) US Employee Benefit Plans.

                           (i)  Teleglobe has listed in Section 3.2(s) of the
Teleglobe Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar US employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former US employee of Teleglobe or any trade or business (whether or not incorporated) which is a member or which is under common control with Teleglobe within the meaning of Section 414 of the Code, or any Subsidiary of Teleglobe (together, the "US Teleglobe Employee Plans").

                           (ii) With respect to each US Teleglobe Employee Plan,
Teleglobe has made available to Excel, a true and correct copy of (w) the most recent annual report (Form 5500) filed with the IRS, (x) such US Teleglobe Employee Plan, (y) each trust agreement and group annuity contract, if any, relating to such US Teleglobe Employee Plan and (z) the most recent actuarial report or valuation relating to a US Teleglobe Employee Plan subject to Title IV of ERISA.

                          (iii) With respect to the US Teleglobe Employee
Plans, individually and in the aggregate, such plans are being administered in accordance with their terms and applicable Laws and no event has occurred, and to the actual knowledge of the executive officers of Teleglobe, there exists no condition or set of circumstances in connection with which Teleglobe could be subject to any liability which would have a Material Adverse Effect on Teleglobe under ERISA, the Code or any other applicable Law.

                           (iv) With respect to the US Teleglobe Employee Plans,
individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with Canadian GAAP, on the financial statements of Teleglobe contained in the Teleglobe Disclosure Documents, except for any such funded or unfunded benefit obligations which are not reasonably likely to have a Material Adverse Effect on Teleglobe.

                           (v)  Except as disclosed in Teleglobe Disclosure
Documents filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Teleglobe nor any of its Subsidiaries is a party to any oral or written (x) agreement with any US officer or other US key employee of Teleglobe or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Teleglobe of the nature contemplated by this Agreement,
(y) agreement with any US officer of Teleglobe providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum or (z) US agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (t) Canadian Employee Benefit Plans. Teleglobe has listed in
Section 3.2(t) of the Teleglobe Disclosure Schedule a list of all pension, retirement, bonus, profit sharing, compensation, incentive, stock purchase, stock option, savings, insurance, medical, hospitalization, disability, death, and other similar plans, programs, arrangements or practices (written or otherwise) covering any or all of its Canadian employees or its Subsidiaries (the "Canadian Teleglobe Employee Plans" and, together with the US Teleglobe Employee Plans, the "Teleglobe Employee Plans").

                           (i)  With respect to each Canadian Teleglobe Employee
Plan, Teleglobe has made available to Excel a true and correct copy of (x) such Canadian Teleglobe Employee Plan and (y) the most recent actuarial report or valuation relating to a Canadian Teleglobe Employee Plan, if any;

                           (ii) With respect to the Canadian Teleglobe Employee
Plans, individually and in the aggregate, such plans are being administered in accordance with their terms and applicable Canadian Laws and no event has occurred, and to the actual knowledge of the executive officers of Teleglobe, there exists no condition or set of circumstances in connection with which Teleglobe could be subject to any liability which would have a Material Adverse Effect on Teleglobe under any applicable Canadian Law;

                          (iii) With respect to the Canadian Teleglobe Employee
Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued under the terms of such plans and applicable Canadian Laws and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with Canadian GAAP, on the financial statements of Teleglobe contained in the Teleglobe Disclosure Documents, which obligations would have a Material Adverse Effect on Teleglobe;

                           (iv) Except as disclosed in Teleglobe Disclosure
Documents filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Teleglobe nor any of its Subsidiaries is a party to any oral or written (x) agreement with any Canadian officer or other Canadian key employee of Teleglobe or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Teleglobe of the nature contemplated by this Agreement,
(y) agreement with any Canadian officer of Teleglobe providing any term of employment or compensation guarantee extending for a period longer than one year from the date thereof and for the payment of compensation in excess of $100,000 per annum, or (z) Canadian agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (u) Compliance With Laws. Teleglobe has complied with, is not in violation of, and has not received any written notices of violation with respect to, any Law applicable to Teleglobe or any of its Subsidiaries or by which any property, asset or operation of Teleglobe or any of its Subsidiaries is bound or affected with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Teleglobe.

                  (v) Accounting and Tax Matters. Neither Teleglobe nor any of its Subsidiaries has taken or agreed to take any action which (i) would reasonably be expected to prevent Teleglobe from accounting for the business combination to be effected by the Merger as a pooling of interests under US GAAP or Canadian GAAP or (ii) would cause any representation contained in the certificates relating to the tax-free reorganization treatment attached hereto as Exhibits G and H to be untrue.

                  (w) Labor Matters. Except as disclosed in the Teleglobe Disclosure Documents filed prior to the date hereof, neither Teleglobe nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, any application for certification or recognition by any union or organization respecting any of the employees of Teleglobe or its Subsidiaries, nor is Teleglobe or any of its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices and, to the actual knowledge of the executive officers of Teleglobe, there are no campaigns being conducted to solicit cards from employees of Teleglobe or its Subsidiaries to authorize representation by any labor organization. As of the date hereof, neither Teleglobe nor any of its Subsidiaries is the subject of any material proceeding asserting that Teleglobe or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the actual knowledge of the executive officers of Teleglobe, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Teleglobe or any of its Subsidiaries nor has there been one in the past five years.

                  (x) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies and directors and officers liability insurance policies maintained by Teleglobe or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Teleglobe and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Canadian persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Teleglobe.

                  (y) No Existing Discussions. As of the date hereof, Teleglobe is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

                  (z) Anti-Takeover Laws; Shareholder Rights Plan. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable, by reason of Teleglobe's being a party to the Merger, this Agreement or any of the other Transaction Documents to which it is a party or the transactions contemplated hereby or thereby or by reason of the execution by Teleglobe's shareholders party thereto of the Teleglobe Consent and Voting Agreement and the transactions contemplated thereby and neither Teleglobe nor its Subsidiaries is a party to any "shareholders rights" plan or similar anti-takeover plan.

                  (aa) Year 2000. Teleglobe has developed and is in the process of implementing a plan which it believes in good faith is sufficient to ensure that in all material respects all Software that it owns, possesses and/or uses is or will be designed to be used prior to, during and after the calendar year 2000 A.D., and will operate in all material respects during each such time period, either on a stand-alone basis, or by interacting or interoperating with third-party Software, without material error relating to the processing, calculating, comparing, sequencing or other use of date data, including (i) any material error relating to or resulting from Century-Based Data, (ii) any abnormal ending or provision of materially invalid or incorrect results as a result of any Century-Based Data or (iii) any material error relating to century recognition or calculations accommodating Century-Based Data, values or formulae, and that the implementation of such plan is expected in good faith to be completed in a timely manner. Teleglobe has performed all necessary due diligence and is in the process of performing tests and implementing modifications to all Software that it owns, possesses and/or uses to design an appropriate plan and to ensure the accuracy of this representation and warranty.

                  (ab) Pooling Letters. Teleglobe has received a letter from KPMG Peat Marwick LLP addressed to Teleglobe regarding its concurrence with Teleglobe's management's conclusions as to the appropriateness of the pooling of interests accounting under US GAAP (under Accounting Principles Board Opinion No. 16) and a letter from KPMG as to the appropriateness of pooling of interests accounting under Canadian GAAP (under Section 1580 of The Canadian Institute of Chartered Accountants Handbook), respectively, for the Merger, as contemplated to be effected as of the date of the letters.

                  (ac) Certain Regulatory Matters.

                  (i) Except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or investigations pending or, to the actual knowledge of the executive officers of Teleglobe, threatened, before any Governmental Entity directed specifically at Teleglobe or, in the case of matters of general applicability to the telecommunications industry, in which Teleglobe is identified for possible disparate treatment, or whose outcome may have a disparate impact on Teleglobe, in which any of the following matters are being considered which are reasonably likely to have a Material Adverse Effect on Teleglobe, nor has Teleglobe or any of its Subsidiaries received written notice or inquiry from any Governmental Entity, indicating that any of such matters should be considered or may become the object of consideration or investigation specifically regarding Teleglobe which are reasonably likely to have a Material Adverse Effect on Teleglobe or, in the case of matters of general applicability to the telecommunications industry, in which Teleglobe is identified for possible disparate treatment, or whose outcome may have a disparate impact on
Teleglobe: (u) increases in access charges, universal service contributions or the like; (v) traffic routing restrictions or restrictions on use of facilities;
(w) reduction or restriction of rates charged to customers; (x) reduction of earnings; (y) refunds or other forfeitures of amounts previously charged to customers; or (z) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by Governmental Entity.

                  (ii) Neither Teleglobe nor any of its Subsidiaries has any outstanding commitments made in the context of a matter or proceeding related specifically to Teleglobe or, in the case of matters of general applicability to the telecommunications industry, in which Teleglobe is identified for possible disparate treatment or whose outcome may have a disparate impact on Teleglobe (and no such obligations have been imposed upon Teleglobe and remain outstanding) regarding (u) increases in access charges, universal service contributions or the like; (v) traffic routing restrictions or restrictions on use of facilities; (w) reduction or restriction of rates charged to customers;
(x) reduction of earnings; (y) refunds or other forfeitures of amounts previously charged to customers; or (z) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any Governmental Entity, in each case which are reasonably likely to have a Material Adverse Effect on Teleglobe.

                  (iii) Teleglobe has not transferred, sold any interest in or otherwise taken any action to reduce its control over any Federal or national or state or provincial regulatory licenses, certificates, approvals or other authorizations under which it operates, U.S., Canadian or foreign, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which Teleglobe is a party or by which Teleglobe is bound, or impinge the rights of any third party.

                  (ad) No Plan or Intention to Dispose of Surviving Corporation. Teleglobe has no plan or intention to dispose in any manner of any of the Surviving Corporation Common Stock or to dispose in any manner, or permit or cause the Surviving Corporation to dispose in any manner, of any of the assets of the Surviving Corporation, other than dispositions of assets of the Surviving Corporation in the ordinary course of business which do not constitute dispositions of all or a substantial portion (within the meaning of Treasury Regulation Section 1.367(a)-3T(g)(3)) of the assets of the Surviving Corporation.

                  3.3 Representations and Warranties of Teleglobe and Merger Sub. Each of Teleglobe and Merger Sub, jointly and severally, represents and warrants to Excel as follows:

                  (a) Organization and Corporate Power. Merger Sub was incorporated on June 11, 1998, and is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly owned Subsidiary of Teleglobe.

                  (b) Capital Structure. (i) The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are outstanding as of the date hereof. All issued and outstanding shares of the capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. There are not as of the date hereof and there will not be as of the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to or by which Merger Sub is a party or may be bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

                  (c) Corporate Authorization. Merger Sub has all requisite corporate power and authority to enter into this Agreement and any other Transaction Document to which it may become a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Merger Sub of this Agreement and any other Transaction Document to which it may become a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been, and any other Transaction Document to which it may become a party will be, duly executed and delivered by Merger Sub and each constitutes or will constitute a valid and binding agreement of

Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless or whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (d) Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and any other Transaction Document to which it may be a party and the consummation by Merger Sub of the transactions contemplated hereby and thereby do not and will not contravene or conflict with the certificate of incorporation or by-laws of Merger Sub or any Contract, Law or Permit applicable to Merger Sub or its properties or assets.

                  (e) No Business Activities. Merger Sub was formed for the purpose of consummating the transactions contemplated hereby and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries and no material assets or liabilities and is not a party to any agreement (except this Agreement).


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  4.1 Covenants of Excel. During the period from the date of this Agreement and continuing until the Effective Time, Excel agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as set forth in the Excel Disclosure Schedule or to the extent that Teleglobe shall otherwise consent in writing, which consent shall not unreasonably be withheld):

                  (a) Ordinary Course. (i) Excel and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers, regulators, distributors, creditors, lessors, employees and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Excel or its Subsidiaries with respect to matters specifically addressed by any other provision of this
Section 4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

                  (ii) Excel shall not, and shall not permit any of its Subsidiaries to, (A) alter the fundamental nature of its business or enter into material new lines of business outside the communications industry, except as disclosed in the Excel Disclosure Documents or as set forth in Excel's current business plan, a copy of which has been previously provided to

Teleglobe, or (B) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice.

                  (b) Dividends; Changes in Share Capital. Excel shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by wholly owned Subsidiaries of Excel, (ii) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Excel, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                  (c) Issuance of Securities. Excel shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, transfer, pledge or otherwise encumber or authorize or propose the issuance, delivery, sale, transfer, pledge or encumbrance of, any shares of its capital stock of any class, any Excel Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Excel Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Excel Common Stock upon the exercise of stock options or in connection with other stock-based benefits plans outstanding on the date hereof in accordance with their current terms and (ii) issuances by a wholly owned Subsidiary of Excel of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Excel.

                  (d) Governing Documents. Except as expressly set forth herein or as required by applicable Law, Excel and its Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

                  (e) No Acquisitions. Other than acquisitions for cash in existing or related lines of business of Excel the fair market value of the total consideration (including the value of indebtedness or other liability acquired or assumed) for which does not exceed $100 million in the aggregate, Excel shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Excel and its Subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Excel or (y) the creation of new Subsidiaries of Excel organized to conduct or continue activities otherwise permitted by this Agreement.

                  (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Excel, (ii) dispositions referred to in the Excel Disclosure Documents filed prior to the date of this Agreement or (iii) other dispositions of assets having a fair market value at the time of disposition not in excess of $100,000,000, Excel shall not, and shall not permit any Subsidiary of Excel to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Excel) which are material, individually or in the aggregate, to Excel and its Subsidiaries, taken as a whole.

                  (g) Investments; Indebtedness. Excel shall not, and shall not permit any of its Subsidiaries to, (i) other than in connection with actions permitted by Section 4.1(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than by Excel or a Subsidiary of Excel to or in Excel or any wholly owned Subsidiary of Excel or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or settle any litigation, other than indebtedness, issuances of debt securities, guarantees, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

                  (h) Pooling-of-Interests; Tax-Free Qualification. Excel shall not, and shall not permit any of its Subsidiaries to, take any action which (i) would reasonably be expected to prevent or impede the Merger from qualifying for pooling-of-interests accounting treatment under US GAAP or Canadian GAAP or (ii) would cause any representation contained in the certificates relating to the tax-free reorganization treatment attached hereto as Exhibits G and H to be untrue.

                  (i) Other Actions. Excel shall not, and shall not permit any of its Subsidiaries to, take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (j) Accounting Methods; Income Tax Elections. Except as disclosed in the Excel Disclosure Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Excel shall not change its methods of accounting in effect at March 31, 1998, except as required by changes in US GAAP as concurred in by Excel's independent auditors. Excel shall not (i) change its fiscal year or (ii) make any material Tax election, except as required by Law.

                  (k) Excel Employee Plans. Excel agrees as to itself and its Subsidiaries that it will not (i) enter into, adopt, amend (except as may be required by Law), renew or terminate any Excel Employee Plan, or any other employee benefit plan or any agreement, arrangement, plan or policy between Excel or any of its Subsidiaries and one or more of its directors or officers,
(ii) increase or accelerate the compensation or fringe benefits of any of its directors, officers or employees, except for normal increases in salary or wages of employees of Excel who are not directors or executive officers of Excel in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Excel, (iii) grant any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares other than as required by existing agreements with individual employees, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or
(iv) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

                  (l) Contracts. Excel agrees, as to itself and its Subsidiaries, not to take or omit to take any act which would cause a breach of any Contract if the result would reasonably be expected to have a Material Adverse Effect on Excel.

                  4.2 Covenants of Teleglobe. During the period from the date of this Agreement and continuing until the Effective Time, Teleglobe agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as set forth in the Teleglobe Disclosure Schedule or to the extent that Excel shall otherwise consent in writing, which consent shall not unreasonably be withheld):

                  (a) Ordinary Course. (i) Teleglobe and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers, regulators, distributors, creditors, lessors, employees and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Teleglobe or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.2 shall be deemed a breach of this Section 4.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

                  (ii) Teleglobe shall not, and shall not permit any of its Subsidiaries to, (A) alter the fundamental nature of its business or enter into material new lines of business outside the communications industry, except as disclosed in the Teleglobe Disclosure Documents or as set forth in Teleglobe's current business plan, a copy of which has been previously provided to Excel, or
(B) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice.

                  (b) Dividends; Changes in Share Capital. Except for the Teleglobe Stock Dividend, Teleglobe shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) Teleglobe may continue the declaration and payment of regular quarterly cash dividends in amounts and at times consistent with past practice (including increases in such amounts consistent with past practice), (B) Teleglobe may declare and/or pay a dividend for the period from the last dividend record date prior to the Closing Date through, but not including, the Closing Date to Teleglobe shareholders of record as of a date prior to the Closing Date in an amount not in excess of the product of (a) the quotient of
(I) the number of days from and including the last dividend payment date through but not including the Closing Date over (II) the number of days in the quarter in which such dividend is being paid and (b) the amount per common share of Teleglobe capital stock of the dividend paid by Teleglobe in the immediately preceding quarter and (C) dividends by wholly owned Subsidiaries of Teleglobe,
(ii) split, combine, subdivide or
reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Teleglobe or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                  (c) Issuance of Securities. Teleglobe shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, transfer, pledge or otherwise encumber or authorize or propose the issuance, delivery, sale, transfer, pledge or encumbrance of any shares of its capital stock of any class, any Teleglobe Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Teleglobe Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of common shares of Teleglobe capital stock upon the exercise of stock options or in connection with other stock-based benefits plans outstanding on the date hereof in accordance with their current terms, (ii) the conversion of shares of Convertible Preferred Stock of Teleglobe outstanding on the date hereof and (iii) issuances by a wholly owned Subsidiary of Teleglobe of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Teleglobe.

                  (d) Governing Documents. Except as expressly set forth herein or as required by applicable Law, Teleglobe and its Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

                  (e) No Acquisitions. Other than acquisitions for cash in existing or related lines of business of Teleglobe the fair market value of the total consideration (including the value of indebtedness or other liability acquired or assumed) for which does not exceed $100 million in the aggregate, Teleglobe, shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Teleglobe and its Subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Teleglobe or (y) the creation of new Subsidiaries of Teleglobe organized to conduct or continue activities otherwise permitted by this Agreement.

                  (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Teleglobe, (ii) dispositions referred to in the Teleglobe Disclosure Documents filed prior to the date of this Agreement or (iii) other dispositions of assets having a fair market value at the time of disposition not in excess of $100,000,000, Teleglobe shall not, and shall not permit any Subsidiary of Teleglobe to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Teleglobe) which are material, individually or in the aggregate, to Teleglobe and its Subsidiaries, taken as a whole.

                  (g) Investments; Indebtedness. Teleglobe shall not, and shall not permit any of its Subsidiaries to, (i) other than in connection with actions permitted by Section 4.2(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than by Teleglobe or a Subsidiary of Teleglobe to or in Teleglobe or any wholly owned Subsidiary of Teleglobe or
(ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or settle any litigation, other than indebtedness, issuances of debt securities, guarantees, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

                  (h) Pooling-of-Interests; Tax-Free Qualification. Teleglobe shall not, and shall not permit any of its Subsidiaries to, take any action which (i) would reasonably be expected to prevent or impede the Merger from qualifying for pooling-of-interests accounting treatment under US GAAP or Canadian GAAP (ii) would cause any representation contained in the certificates relating to the tax-free reorganization treatment attached hereto as Exhibits G and H to be untrue.

                  (i) Other Actions. Teleglobe shall not, and shall not permit any of its Subsidiaries to, take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (j) Accounting Methods; Income Tax Elections. Except as disclosed in the Teleglobe Disclosure Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Teleglobe shall not change its methods of accounting in effect at March 31, 1998, except as required by changes in Canadian GAAP as concurred in by Teleglobe's independent auditors. Teleglobe shall not (i) change its fiscal year or (ii) make any material Tax election, except as required by Law.

                  (k) Teleglobe Employee Plans. Teleglobe agrees as to itself and its Subsidiaries that it will not (i) enter into, adopt, amend (except as may be required by Law), renew or terminate any Teleglobe Employee Plan, or any other employee benefit plan or any agreement, arrangement, plan or policy between Teleglobe or any of its Subsidiaries and one or more of its directors or officers, (ii) increase or accelerate the compensation or fringe benefits of any of its directors, officers or employees, except for normal increases in salary or wages of employees of Teleglobe who are not directors or executive officers of Teleglobe in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Teleglobe, (iii) grant any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares other than as required by existing agreements with individual employees, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iv) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

                  (l) Contracts. Teleglobe agrees, as to itself and its Subsidiaries, not to take or omit to take any act which could cause a breach of any Contract if the result would reasonably be expected to have a Material Adverse Effect on Teleglobe.

                  4.3 Advice of Changes; Governmental Filings. Each party shall
(a) confer on a regular and frequent basis with the other and (b) report (to the extent permitted by applicable Law or any applicable confidentiality agreement) on operational matters. Excel and Teleglobe shall file all reports required to be filed by each of them with the SEC and the CSA (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by applicable Law or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed. Subject to applicable Laws relating to the exchange of information, each of Excel and Teleglobe shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                  4.4 Transition Planning. Teleglobe and Excel shall each appoint four officers, including in each case its chief financial officer, to serve from time to time as their respective representatives on a committee that will be responsible for coordinating transition planning and implementation relating to the Merger. Either party may remove and replace its appointees at any time. During the period between the date of this Agreement and the Effective Time, such committee shall (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of Teleglobe and Excel after the Effective Time and (ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law and regulation.

                  4.5 Control of Other Party's Business. Nothing contained in this Agreement shall give Excel, directly or indirectly, the right to control or direct Teleglobe's operations prior to the Effective Time. Nothing contained in this Agreement shall give Teleglobe, directly or indirectly, the right to control or direct Excel's operations prior to the Effective Time. Prior to the Effective Time, each of Excel and Teleglobe shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                  4.6 Network Transition. Promptly following the date hereof, Teleglobe and

Excel shall, to the extent not violative in any material respect of any Law or of any Contracts to which any party hereto or any of its Subsidiaries or controlled Affiliates is a party, commence to negotiate in good faith an agreement to transition Excel's international traffic onto Teleglobe's network, offer Teleglobe's products through Excel's marketing and sales force and review Teleglobe's and Excel's U.S. domestic network to obtain the maximum network optimization and other synergies as necessary for Teleglobe's and Excel's future business plans.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  5.1 Preparation of Proxy Statement; Stockholders Approval. (a) As promptly as practicable following the date hereof, Teleglobe and Excel shall prepare and file with the SEC preliminary proxy materials or an information statement, as applicable, which shall constitute a joint information statement, proxy statement and prospectus (such information statement/ proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Information Statement/Proxy Statement/Prospectus"), and Teleglobe shall, in cooperation with Excel, prepare and file with the SEC a registration statement on Form F-4 with respect to the issuance of Teleglobe Common Shares in the Merger (the "Form F-4"). The Joint Information Statement/Proxy Statement/Prospectus will be included in the Form F-4 as Teleglobe's prospectus. The Form F-4 and the Joint Information Statement/Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, and the Joint Information Statement/ Proxy Statement/Prospectus shall comply as to form in all material respects with the requirements of the Canadian Securities Laws. Each of Teleglobe and Excel shall use all reasonable efforts to have the Form F-4 declared effective by the SEC as promptly as practicable after filing with the SEC and to keep the Form F-4 effective as long as is necessary to consummate the Merger. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Joint Information Statement/Proxy Statement/Prospectus and the Form F-4 and advise one another of any oral comments with respect to the Joint Information Statement/Proxy Statement/Prospectus and the Form F-4 received from the SEC. The parties will cooperate in preparing and filing with the SEC any amendment or supplement to the Joint Information Statement/Proxy Statement/Prospectus or the Form F-4. No amendment or supplement to the Joint Information Statement/Proxy Statement/Prospectus shall be filed without the approval of both parties, which approvals shall not be unreasonably withheld or delayed. A copy of the Joint Information Statement/Proxy Statement/Prospectus shall also be filed by Teleglobe with the CSA in accordance with the applicable requirements of the Canadian Securities Laws.

                  (b) Each Stockholder who is a party to the Excel Consent and Voting Agreement has agreed to execute, or cause to be executed, immediately following execution and delivery of this Agreement, a written consent with respect to all shares of Excel Common Stock owned by it or which it has the right to vote or consent in favor of approval and adoption of the Merger and this Agreement (the "Excel Stockholders Consent").

Notwithstanding the foregoing, if Teleglobe so requests, Excel shall, as promptly as practicable following such request, take all action necessary in accordance with applicable Law and its Certificate of Incorporation and By-Laws to duly call, give notice of and convene a meeting of its stockholders (the "Excel Stockholders Meeting") to consider and vote upon the approval and adoption of this Agreement and the Merger, and to submit this Agreement to the stockholders of Excel for their approval, and Excel and its Board of Directors shall take all lawful reasonable action to solicit, and use all reasonable efforts to obtain, such approval. The Board of Directors of Excel shall recommend approval of the Merger Agreement to the stockholders of Excel.

                  (c) Each Shareholder who is a party to a Teleglobe Consent and Voting Agreement has agreed (i) to execute, or cause to be executed, immediately following execution and delivery of this Agreement, a written consent with respect to all Teleglobe Common Shares owned by it or which it has the right to vote or consent in favor of approval of the Share Issuance (each a "Teleglobe Shareholders Consent") and (ii) to vote or consent (or cause to be voted or consented), in person or by proxy, all Teleglobe Common Shares owned by it or which it has the right to vote or consent in favor of approval of the Teleglobe Articles Amendment and the Teleglobe By-Law Amendment. Teleglobe shall, as promptly as practicable following the execution of this Agreement, and in any event within 60 days hereof in the case of the Teleglobe Articles Amendment, duly call, give notice of and convene a meeting of its shareholders (the "Teleglobe Shareholders Meeting") for the purpose of obtaining the Required Articles Amendment Vote, shall recommend to its shareholders approval and adoption thereof and shall take all lawful action to solicit the approval of the Teleglobe Articles Amendment by the Required Articles Amendment Vote.

                  (d) The Board of Directors of Teleglobe shall recommend approval of the Share Issuance and the Teleglobe Articles Amendment to the shareholders of Teleglobe. Nothing in this Agreement shall permit either Teleglobe or Excel to terminate this Agreement (except as specifically provided in Article VII hereof) or recommend any other Acquisition Proposal or change or withdraw its recommendation in favor of the Share Issuance, the Teleglobe Articles Amendment or the Teleglobe By-Law Amendment or the approval and adoption of the Merger and this Agreement, as the case may be.

                  (e) Teleglobe agrees that in the event the Required Articles Amendment Vote is not obtained, it will duly call, give notice of and convene a meeting of its shareholders for the purpose of obtaining the Required By-Law Amendment Vote, shall recommend approval and adoption thereof and shall take all lawful action to solicit the approval of its shareholders for the Teleglobe By-Law Amendment.

                  5.2 Teleglobe Board of Directors; Officers. At or prior to the Effective Time, the Board of Directors of Teleglobe will take all necessary action (a) so that the Board of Directors of Teleglobe shall be constituted as set forth in Exhibit F hereto, the members thereof to serve until the next annual meeting of shareholders of Teleglobe and (b) to appoint Kenny A. Troutt as Vice-Chairman, President and Chief Operating Officer of Teleglobe, which office he will hold in addition to his position as Chairman, Chief Executive Officer and President of Excel. The composition and size of the Board of Directors of Teleglobe as set forth in Exhibit F may be modified prior to the approval by Teleglobe's shareholders of the

Teleglobe By-Law Amendment or the Teleglobe Articles Amendment without further amendment of this Agreement only by written approval of the Chief Executive Officers of each of Teleglobe and Excel. From and after the Effective Time until December 31 of the fifth calendar year following the calendar year in which the Merger occurs, the slate of individuals nominated to serve on the Board of Directors of Teleglobe shall be selected in accordance with the provisions of the Teleglobe Articles Amendment or the Teleglobe ByLaw Amendment, as the case may be.

                  5.3 Access to Information. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of applicable Law (other than documents which such party is not permitted to disclose under applicable Law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) a Governmental Entity requires such party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable Laws with respect to national security matters or (ii) any applicable Law requires such party or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the agreement dated April 21, 1998 between Excel and Teleglobe (the "Confidentiality Agreement"). Any investigation by Teleglobe or Excel shall not affect the representations and warranties of Excel or Teleglobe or Merger Sub, as the case may be.

                  5.4 Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will cooperate with each other and use (and shall cause its Subsidiaries to use) its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to cause the conditions to closing set forth in
Article VI to be satisfied and to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and the Competition Act (Canada) with respect to the transactions contemplated hereby as promptly as practicable and in any event within twenty Business Days after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and the Competition Act (Canada) and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and the Competition Act (Canada) as soon as practicable. Each party shall, to the extent practicable, promptly notify the other party of any communication to such party from any Governmental Entity in connection with any required filing with, or approval or review by, such Governmental Entity in connection with the Merger and shall, to the extent practicable, permit the other party to review in advance any proposed communication to any Governmental Entity in such connection to the extent permitted by applicable Law.

                  (b) Each of Teleglobe and Excel shall, in connection with the efforts referenced in this Section 5.4 to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Regulatory Law (as defined below), use its best efforts to, to the extent permitted by applicable Law, (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by such Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the U.S. Federal Trade Commission Act, as amended, the Federal Communications Laws, the Telecommunications Act (Canada), the Teleglobe Act (Canada), the Competition Act (Canada) and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or otherwise regulate the telecommunications industry.

                  (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.4(a) and 5.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Teleglobe and Excel shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such pending or threatened action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
5.4 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all material respects with its obligations under this Section 5.4.

                  (d) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Teleglobe and Excel shall use its best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement, subject to Section 5.4(f).

                  (e) Each of Teleglobe, Merger Sub and Excel shall use its best efforts to cause the Merger to qualify and will not (both before and after consummation of the Merger) take any actions which could reasonably be expected to prevent the Merger from qualifying for pooling-of-interests treatment under US GAAP and Canadian GAAP and as a reorganization under the provisions of
Section 368(a) of the Code.

                  (f) Notwithstanding any other provision of this Agreement, in connection with any filing or submission required or action to be taken by either Excel or Teleglobe or any of their respective Subsidiaries to effect the Merger and to consummate the other transactions contemplated hereby, neither Excel nor Teleglobe nor any of their respective Subsidiaries shall be required to commit to any divestiture or hold separate or similar transactions or otherwise take (or refrain from taking) or commit to take (or refrain from committing to take) any action that limits its freedom of action with respect to, or its ability to retain, any of its Subsidiaries or any material portion of the business, services, product lines or assets of Excel and its Subsidiaries or any material portion of the business, services, product lines or assets of Teleglobe or any of its Subsidiaries, or any other action, if any of the foregoing, individually or in the aggregate would have a Material Adverse Effect on any of Excel or Teleglobe (either with or without including Teleglobe's ownership of Excel after the Merger).

                  5.5  Acquisition Proposals.

                  (a) Teleglobe and Excel each shall not, directly or indirectly, through any officer, director, employee, stockholder, financial advisor, agent or other representative of such party (including any investment banker, attorney or accountant retained by such party or by any of such party's Subsidiaries or stockholders) (i) solicit, initiate, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, (x) a breach of this Agreement, either Voting Agreement or either Stock Option Agreement or otherwise interfere in any material respect with the completion of the Merger or (y) a proposal or offer for an Alternative Transaction (as defined below) involving such party or any of its Subsidiaries (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person relating to, or otherwise facilitate any effort or attempt to make or implement, any Acquisition Proposal, or (iii) agree to or recommend to its stockholders or shareholders, as applicable, any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Teleglobe or Excel from complying with Rule 14e-2 under the Exchange Act or similar provisions of the Canadian Securities Laws with respect to an Acquisition Proposal. Each of Teleglobe and Excel agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of Excel and Teleglobe agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made or who may reasonably be considered likely to make an Acquisition Proposal. Each of Teleglobe and Excel agrees that it will take the necessary steps to inform promptly the individuals or entities referred to in the first sentence of this Section 5.5 of the obligations undertaken in this
Section 5.5.

                           (b) Teleglobe and Excel shall each notify the other
party immediately after receipt by Teleglobe or Excel (or their advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                           (c) As used in this Agreement, "Alternative
Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than Teleglobe or Excel or their respective Affiliates (a "Third Party"), would acquire more than 10% of the outstanding shares of Excel Common Stock or common shares of Teleglobe capital stock, as the case may be, whether pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Teleglobe or Excel pursuant to which any Third Party acquires more than 10% of the outstanding shares of Excel Common Stock or common shares of Teleglobe capital stock, as the case may be, or shares exercisable or convertible into or exchangeable for more than 10% of the outstanding shares of Excel Common Stock or common shares of Teleglobe capital stock, or of the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets or businesses (including for this purpose the outstanding equity securities of Subsidiaries of Teleglobe or Excel, and the entity surviving any merger or business combination including any of them) of Teleglobe or Excel having a fair market value (as determined by the Board of Directors of Teleglobe or Excel, as the case may be, in good faith) equal to more than 10% of the fair market value of all the assets or businesses of Teleglobe or Excel, as the case may be, and its Subsidiaries, taken as a whole, immediately prior to such transaction, (iv) any recapitalization, restructuring or other transaction which could reasonably be expected to prevent or materially impair or delay the consummation of the Merger or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  5.6 Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except that (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on Excel or its Subsidiaries, (b) Expenses incurred in connection with the filing, printing and mailing of the Joint Information Statement/Proxy Statement/ Prospectus shall be shared equally by Teleglobe and Excel and (c) the filing fees incurred pursuant to the requirements of the HSR Act and the Competition Act (Canada), which shall be shared equally by Teleglobe and Excel. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Voting Agreements, the Stock Option Agreements and the transactions contemplated hereby and thereby, including the preparation, printing, filing and mailing of the Joint Information Statement/Proxy Statement/Prospectus, the solicitation of shareholder and stockholder approvals and all other matters related to the transactions contemplated hereby, including registration fees in connection with the Form F-4, costs incurred in connection with any shareholder litigation or costs incurred in the course of any contest involved in obtaining any Regulatory Approvals.

                  5.7 Directors' and Officers' Indemnification and Insurance. Teleglobe shall cause the Surviving Corporation to maintain in effect in its certificate of incorporation and by-laws (i) for a period of six years after the Effective Time, the current provisions regarding limitation of liability of directors and indemnification of officers, directors and employees contained in the certificate of incorporation and by-laws of Excel, and Teleglobe shall guarantee such obligation of the Surviving Corporation and (ii) for a period of six years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Excel (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Excel for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  5.8 Public Announcements. Teleglobe and Excel shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

                  5.9 Accountants' Letters. Upon reasonable notice from the other, Teleglobe and Excel shall use their respective best efforts to cause Arthur Andersen LLP and Raymond Chabot Grant Thornton, respectively, to deliver to Teleglobe or Excel, as the case may be, a letter, dated within two Business Days of the date of effectiveness of the Form F-4 covering such matters as are requested by Teleglobe or Excel, as the case may be, and as are customarily addressed in accountant's "comfort" letters. In connection with Teleglobe's efforts to obtain such letter, if requested by Raymond Chabot Grant Thornton, Excel shall provide a representation letter to Raymond Chabot Grant Thornton complying with the statement on Auditing Standards No. 72 ("SAS 72") or the comparable Canadian auditing standards, if then required. In connection with Excel's efforts to obtain such letter, if requested by Arthur Andersen LLP, Teleglobe shall provide a representation letter to Arthur Andersen LLP complying with SAS 72, if then required.

                  5.10 Listing of Teleglobe Common Shares. Teleglobe shall use its best efforts to cause the Teleglobe Common Shares to be issued in the Merger and the Teleglobe Common Shares to be reserved for issuance upon exercise of the Converted Options to be approved for listing, subject to official notice of issuance, on the NYSE, and subject to customary requirements, on the TSE and the ME.

                  5.11 Rule 145 Affiliates of Teleglobe and Excel; Pooling Letters. Concurrently with the execution of this Agreement, each of the directors of Excel and of Teleglobe has executed an agreement in the form attached hereto as Exhibit I or J or as applicable. No later than 30 days following the date of this Agreement, Excel shall deliver to Teleglobe a letter identifying all other Persons who, to Excel's knowledge, at the time of execution of the Excel Stockholders Consent, at any Excel Stockholders Meeting or at the Effective Time, may be deemed to be "affiliates" of Excel for purposes of Rule 145 under the Securities Act or who may otherwise be deemed to be Affiliates of Excel (the "Rule 145 Affiliates"). Excel shall use its best efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Teleglobe at or prior to the Effective Time a written agreement to the effect that such Rule 145 Affiliate will not (a) sell, pledge, transfer or otherwise dispose of any Teleglobe Common Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 under the Securities Act or an exemption from the registration requirements of the Securities Act, or (b) sell, pledge, transfer or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any common shares of Teleglobe capital stock or any shares of Excel Common Stock from the 30th day prior to the Effective Time to such time as results covering at least 30 days of combined operations of Teleglobe and Excel have been published by Teleglobe in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 6-K or any other public filing or announcement which includes the combined results of operations of Teleglobe and Excel except for transfers or other dispositions that, in the reasonable opinion of Teleglobe's independent public accountants, will not prevent Teleglobe from accounting for the Merger as a pooling of interests, taking into account the actions of other Affiliates of Excel, Teleglobe or their respective Stockholders. Teleglobe shall use its best efforts to cause each Person who would be deemed to be an Affiliate with respect to Teleglobe other than its directors, no later than 30 days following the date of this Agreement, to deliver to Excel a letter in the form attached hereto as Exhibit J.

                  5.12 Stockholder Litigation. Teleglobe, Merger Sub and Excel shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of Teleglobe and Excel shall use its respective best efforts to defeat such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. In the event that an Acquisition Proposal shall be pending with respect to Teleglobe or Excel, neither party shall make any material strategic decision with respect to any pending stockholder litigation or any other third party litigation which challenges the enforceability of this Agreement or otherwise seeks to impede, impair, delay or otherwise interfere with the transaction contemplated hereby without the prior written consent of the other party, which consent shall not unreasonably be withheld or delayed.

                  5.13 Restriction on Certain Dispositions. In order to assist in ensuring that all holders of shares of Excel Common Stock receive tax-free treatment under the Code, Teleglobe agrees that during the two year period beginning on the Closing Date (the "Restricted Period"), it will not dispose in any manner of any shares of the Surviving

Corporation Common Stock or dispose in any manner, or cause or permit the Surviving Corporation to dispose in any manner, of any of the assets of the Surviving Corporation, other than dispositions of assets of the Surviving Corporation in the ordinary course of business which do not constitute dispositions of "all or a substantial portion" of the assets of the Surviving Corporation for purposes of Treasury Regulation Section 1.367(a)-3T(g)(3)(iii) and "Permitted Dispositions". "Permitted Dispositions" shall be defined as: (a) transfers or successive transfers of Excel Common Stock or Excel assets to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor, provided such transfer or transfers qualify under Treasury Regulation Section 1.367(a)- 3T(g)(7), (b) a disposition made with respect to a liquidation of the Surviving Corporation subject to the provisions of Treasury Regulation Section 1.367(a)-3T(g)(3)(iv) and (c) any other transaction for which Excel or Teleglobe receives a private letter ruling from the IRS, holding that such transactions will not result in the recognition of gain according to the gain recognition agreements into which certain of the holders of Excel Common Stock will enter under Treasury Regulation Section 1.367(a)-3T(g)(3); provided, however, that any such transfer, disposition or transaction may be consummated only if the transferee shall agree in writing beforehand (i) to be bound by Teleglobe's agreements and covenants in this
Section 5.13 during any then remaining portion of the Restricted Period, (ii) not to effect any subsequent transfer, disposition or transaction or any sale, disposition, lease, transfer, mortgage, merger, consolidation, amalgamation, combination, liquidation or dissolution referred to in paragraph 2 of the Teleglobe By-Law Amendment without the affirmative vote of at least 66-2/3% of the entire Board of Directors (disregarding vacancies) of Teleglobe and (iii) to cause any subsequent transferee to agree to be bound by all of the foregoing; and, provided, further, that no transfer, disposition or transaction entered into by Teleglobe in accordance with this Section 5.13, or by any transferee of Teleglobe or any subsequent transferee, shall relieve Teleglobe from any liability to any third party beneficiary of this Section 5.13 that arises out of or is otherwise based upon any violation of the provisions of this Section 5.13.

                  5.14 Compliance with Section 228 of the DGCL. Excel has delivered, concurrently with the delivery to it of the Excel Stockholders Consent, a certificate of its Secretary as to the sufficiency of the Excel Stockholders Consent to adopt and approve the Merger Agreement and the Merger. Pursuant to the Joint Information Statement/Proxy Statement/Prospectus, Excel shall notify its Stockholders who have not consented in writing to the adoption and approval of the Merger Agreement and the Merger and who, if such action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date of the Excel Stockholder Consent.

                  5.15 Registration Rights Agreement. On or prior to the Closing Date Teleglobe will execute and deliver the Registration Rights Agreement.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of Teleglobe, Merger Sub and Excel to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. In connection with the approval and adoption of this Agreement, Excel shall have obtained the Required Excel Vote in accordance with applicable Law and the certificate of incorporation and by-laws of Excel.

                  (b) No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 5.4 shall have been the cause of, or shall have resulted in, such order or injunction.

                  (c) HSR Act; Competition Act (Canada); Required Consents. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; the waiting period prescribed under the Competition Act (Canada) shall have expired, and the Director of Investigation and Research under said Act shall have advised Teleglobe in writing that the Director has determined not to make an application for an order under Section 92 of the Competition Act (Canada) in respect of the Merger and no order shall have been issued by the Competition Tribunal in connection with same; and all other Required Consents shall have been granted and be in full force and effect; provided, however, that a Required Consent shall not be deemed to have been obtained if in connection with the grant thereof or in another proceeding there shall have been an imposition by any Governmental Entity of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental Entity, which could reasonably be expected to have a Material Adverse Effect on either of Excel or Teleglobe (either with or without including Teleglobe's ownership of Excel and its Subsidiaries after the Merger).

                  (d) NYSE, TSE and ME Listings. The Teleglobe Common Shares to be issued in the Merger and such other shares to be reserved for issuance in connection with this Agreement shall have been approved for listing on the NYSE (subject to official notice of issuance) and the TSE and the ME (subject to customary requirements).

                  (e) Effectiveness of the Form F-4. The Form F-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC that have not been withdrawn.

                  6.2 Additional Conditions to Obligations of Teleglobe and Merger Sub. The obligations of Teleglobe and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Teleglobe on or prior to the Closing Date of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Excel set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall have been true and correct on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and each of the representations and warranties of Excel that is not so qualified shall have been true and correct in all material respects on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Teleglobe shall have received a certificate of the chief executive officer and the chief financial officer of Excel to such effect.

                  (b) Performance of Obligations of Excel. Excel shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Teleglobe shall have received a certificate of the chief executive officer and the chief financial officer of Excel to such effect.

                  (c) Tax Opinion. Teleglobe shall have received an opinion, dated the Closing Date, based on the representations of Excel and Teleglobe attached hereto as Exhibits G and H and appropriate representations of certain shareholders of Excel and Teleglobe, of Goodman, Phillips & Vineberg, counsel to Teleglobe, to the effect that (i) the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Teleglobe, Merger Sub and Excel will each be a party to the reorganization within the meaning of Section 368(b) of the Code and (iii) no gain or loss will be recognized by Teleglobe, Merger Sub or Excel as a result of the Merger.

                  (d) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event or circumstance that shall have caused, or shall be reasonably likely to cause, a material adverse change in the business, condition (financial or otherwise), assets, liabilities or results of operations of Excel and its Subsidiaries, taken as a whole (without taking into account the Merger), other than any change relating to (i) the economy, foreign exchange rates or securities markets in general or (ii) the telecommunications industry, if, in any of (i) or (ii) the effect on Excel and its Subsidiaries, taken as a whole, is not either (A) particularized or unique to Excel and its Subsidiaries, taken as a whole, or (B) disproportionate relative to the effect on Teleglobe and its Subsidiaries, taken as a whole (without taking into account the Merger), or relative to the effect on the competitors of Excel and its Subsidiaries, taken as a whole.

                  (e) Excel Consent and Voting Agreement. There shall not have been a material breach of the Excel Consent and Voting Agreement by any of the stockholders of Excel party thereto.

                  (f) Third-Party Consents. Excel or its Subsidiaries shall have obtained in writing any third-party consents identified with an asterisk on
Section 3.1(d)(ii) of the Excel Disclosure Schedule and the same shall be in full force and effect at the Closing.

                  6.3 Additional Conditions to Obligations of Excel. The obligations of Excel to effect the Merger are subject to the satisfaction or waiver by Excel, on or prior to the Closing Date, of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Teleglobe and Merger Sub set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall have been true and correct on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and each of the representations and warranties of each of Teleglobe and Merger Sub that is not so qualified shall have been true and correct in all material respects on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Excel shall have received a certificate of the chief executive officer and the chief financial officer of Teleglobe to such effect.

                  (b) Performance of Obligations of Teleglobe. Teleglobe shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Excel shall have received a certificate of the chief executive officer and the chief financial officer of Teleglobe to such effect.

                  (c) Tax Opinion. Excel shall have received an opinion, dated the Closing Date, based on the representations of Excel and Teleglobe attached hereto as Exhibits G and H and appropriate representations of certain shareholders of Excel and Teleglobe, and based on the IRS ruling referred to in paragraph (f) below, of Weil, Gotshal & Manges LLP, counsel to Excel, to the effect that (i) the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Teleglobe, Merger Sub and Excel will each be a party to the reorganization within the meaning of Section 368(b) of the Code and (iii) no gain or loss will be recognized by the shareholders of Excel as a result of the Merger (except with respect to any cash received in lieu of fractional shares).

                  (d) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event or circumstance that shall have caused, or shall be reasonably likely to cause, a material adverse change in the business, condition (financial or otherwise), assets, liabilities or results of operations of Teleglobe and its Subsidiaries, taken as a whole (without taking into account the Merger), other than any change relating to (i) the economy, foreign exchange rates or securities markets in general or (ii) the telecommunications industry, if, in any of (i) or (ii) the effect on Teleglobe and its Subsidiaries, taken as a whole without giving effect to the Merger, is not either (A) particularized or unique to Teleglobe and its Subsidiaries taken as a whole, or (B) disproportionate relative to the effect on Excel and its Subsidiaries, taken as a whole, or relative to the effect on the competitors of Teleglobe and its Subsidiaries, taken as a whole (without taking into account the Merger).

                  (e) Teleglobe Consent and Voting Agreements. There shall not have been a material breach of the Teleglobe Consent and Voting Agreements by any of the shareholders of Teleglobe party thereto.

                  (f) IRS Ruling. A ruling shall have been received from the IRS under Treasury Regulation Section 1.367(a)-3(c)(9) to the effect that Excel is substantially in compliance with the requirements of Treasury Regulation sections 1.367(a)-3(c)(1)(ii)-(iv) within the meaning of Treasury Regulation section 1.367-3(c)(9)(i); and the transfer of Excel Common Stock pursuant to the Merger will be deemed to comply with the substantiality test requirement of the active trade or business test described in Treasury Regulation Section 1.367-3(c)(1)(iv).

                  (g) Third-Party Consents. Teleglobe or its Subsidiaries shall have obtained in writing any third-party consents identified with an asterisk on
Section 3.2(d)(ii) of the Teleglobe Disclosure Schedule and the same shall be in full force and effect at the Closing.

                  (h) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by Teleglobe.

                  (i) Shareholder Approval. Either (i) the Teleglobe Articles Amendment shall have been approved by the Required Articles Amendment Vote or
(ii) the Teleglobe By-Law Amendment shall have been approved by the Required By-Law Amendment Vote, in either case in accordance with applicable Law and the certificate of incorporation and by-laws of Teleglobe.


                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

                  7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, in the following circumstances:

                  (a) By mutual written consent of Teleglobe and Excel;

                  (b) By either Teleglobe or Excel if the Effective Time shall not have occurred on or before June 14, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including
Section 5.4) has to any extent been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date the conditions to the Closing set forth in Section 6.1(c) shall not have been fulfilled but shall be capable of being fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to December 31, 1999;

                  (c) By either Teleglobe or Excel if any Governmental Entity
(i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their best efforts to obtain, in accordance with
Section 5.4), in the case of each of (i) and (ii), which is necessary to fulfill the condition set forth in Section 6.1(c) and such action or inaction shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.4 has to any extent been the cause of such action or inaction;

                  (d) By Excel if neither (i) the Required Articles Amendment Vote shall have been obtained nor (ii) the Required By-Law Amendment Vote shall have been obtained by reason of the failure to obtain either such vote upon the taking of such vote at a duly held meeting of shareholders of Teleglobe on or prior to the 150th day following the date of this Agreement;

                  (e) By Teleglobe or Excel if (i) the other party shall have materially breached or failed to comply with any of its obligations under this Agreement or (ii) any representation or warranty made by the other that is qualified as to materiality or Material Adverse Effect shall have been incorrect when made or any representation or warranty not so qualified shall have been incorrect in any material respect when made or in either case shall have since ceased to be true and correct or true and correct in all material respects, as the case may be, and such breach, failure or misrepresentation has not been cured within 30 days after notice thereof and the continuance of such breach, failure or misrepresentation would have a Material Adverse Effect on Excel or Teleglobe (whether before or after giving effect to the Merger);

                  (f) By Excel if any person or group shall have become the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange
Act) of securities representing more than 25% of the outstanding voting stock of Teleglobe, other than any such person or group who satisfies such criteria as of the date of this Agreement (a "Competing Share Transaction");

                  (g) By Teleglobe if any person or group shall have become the beneficial owner (determined as set forth above) of securities representing more than 25% of the outstanding voting stock of Excel, other than any such person or group that satisfies such criteria as of the date of this Agreement.

                  Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 7.1 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any conditions to the obligations of either party hereunder.

                  7.2 Effect of Termination. In the event of termination of this Agreement by either Teleglobe or Excel as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Teleglobe or Excel or their respective officers or directors except (i) with respect to Section 3.1(j), Section 3.2(j), the second sentence of Section 5.3, Section 5.7, this Section 7.2, Section 7.3, Section 7.4 and Article VIII and (ii) nothing herein will release any party from any liability arising from any breach of this Agreement.

                  7.3 Payment by Excel. (a) Teleglobe and Excel agree that if Teleglobe shall terminate this Agreement pursuant to Section 7.1(g), then Excel shall pay to Teleglobe an amount equal to $120 million (the "Termination Fee") plus Teleglobe's Expenses. Notwithstanding anything in this Agreement (including
Section 8.10) to the contrary, in the case of a termination pursuant to Section 7.1(g), the payment of any amount pursuant to this Section 7.3(a) shall constitute liquidated damages in full and complete satisfaction of, and shall be Teleglobe's sole and exclusive remedy, together with its rights under the Excel Stock Option Agreement, against Excel for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in such termination or otherwise related thereto or otherwise arising out of or in connection with this Agreement.

                  Excel acknowledges that the agreements contained in this
Section 7.3(a) are critical provisions of the transactions contemplated hereby and that without these agreements Teleglobe and Merger Sub would not enter into this Agreement. Accordingly, if Excel fails to pay promptly the Termination Fee and the Expenses due pursuant to this Section 7.3(a) and, in order to obtain such payment, Teleglobe or Merger Sub commences litigation which results in a judgment against Excel for the Termination Fee and the Expenses, Excel shall pay to Teleglobe its costs and expenses (including attorneys' fees) in connection with such litigation, together with interest on the amount of the Termination Fee and the Expenses at the prime rate of The Chase Manhattan Bank, N.A., in effect on the date and from the date such amounts were originally required to have been paid.

                  (b) The Termination Fee required to be paid pursuant to
Section 7.3(a) shall be paid by Excel no later than two Business Days after Teleglobe shall have notified Excel of such termination. The Expenses required to be paid pursuant to Section 7.3(a) shall be paid to Teleglobe not later than two Business Days after Teleglobe shall have provided Excel with an invoice for the Expenses. All payments under Section 7.3(a) shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

                  7.4 Payment by Teleglobe. (a) Teleglobe and Excel agree that if (i) Excel shall terminate this Agreement pursuant to Section 7.1(f) or (ii) Excel shall terminate this Agreement pursuant to Section 7.1(d) and at the time of the meeting of the shareholders of Teleglobe at which the Teleglobe By-Law Amendment is considered an Acquisition Proposal (for purposes of this Section 7.4(a) only with respect to the definition of Acquisition Proposal, replacing in the definition of Alternative Transaction the number 10% with the number 25% in each of the four instances such number appears therein) shall be pending with respect to Teleglobe, then Teleglobe shall pay to Excel the Termination Fee plus Excel's Expenses. Notwithstanding anything in this Agreement (including Section 8.10) to the contrary, in the case of a termination pursuant to Section 7.1(f), the payment of any amount pursuant to this Section 7.4(a) shall constitute liquidated damages in full and complete satisfaction of, and shall be Excel's sole and exclusive remedy, together with its rights under the Teleglobe Stock Option Agreement, against Teleglobe for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in such termination or otherwise related thereto or otherwise arising out of or in connection with this Agreement.

                  Teleglobe acknowledges that the agreements contained in this
Section 7.4(a) are critical provisions of the transactions contemplated hereby and that without these agreements Excel would not enter into this Agreement. Accordingly, if Teleglobe fails to pay promptly the Termination Fee and the Expenses due pursuant to this Section 7.4(a) and, in order to obtain such payment, Excel commences litigation which results in a judgment against Teleglobe for the Termination Fee and the Expenses, Teleglobe shall pay to Excel its costs and expenses (including attorneys' fees) in connection with such litigation, together with interest on the amount of the Termination Fee and the Expenses at the prime rate of The Chase Manhattan Bank, N.A. in effect on the date and from the date such amounts were originally required to have been paid.

                  (b) The Termination Fee required to be paid pursuant to
Section 7.4(a) shall be paid by Teleglobe no later than two Business Days after Excel shall have notified Teleglobe of such termination. The Expenses required to be paid pursuant to Section 7.4(a) shall be paid to Excel not later than two Business Days after Excel shall have provided Teleglobe with an invoice for the Expenses. All payments under Section 7.4(a) shall be made by wire transfer of immediately available funds to an account designated by Excel.

                  7.5 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Excel or the shareholders of Teleglobe, as the case may be, but, after any such approval, no amendment shall be made which by Law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders or shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  7.6 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise thereof include any other or further exercise thereof or the exercise of any other right, power or privilege.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  8.1 Survival of Representations, Warranties and Covenants. The respective representations and warranties of the parties to this Agreement contained herein or in any certificates or other documents delivered prior to or at the Closing shall terminate at the Effective Time. The respective covenants and agreements of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement and shall terminate only in accordance with their terms.

                  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)      if to Teleglobe or Merger Sub, to

                           Teleglobe Inc.
                           1000, rue de La Gauchetiere ouest
                           Montreal, Quebec H3B 4X5
                           Attention:  Vice President, Legal Affairs
                             and Corporate Secretary
                             Facsimile: 514-868-7438

                                    with a copy to

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention: Philip T. Ruegger III, Esq.
                           Facsimile: 212-455-2502

                  (b)      if to Excel, to

                           Excel Communications, Inc.
                           8750 North Central Expressway
                           Suite 2000
                           Dallas, Texas 75231
                           Attention:   Executive Vice President, Secretary
                                        and General Counsel
                           Facsimile:   214-863-8838

                                    with a copy to

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention: Frederick S. Green, Esq.
                           Facsimile: 212-310-8007

                  8.3 Interpretation. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article of, Section of or Exhibit to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the word "material" is used with respect to any Person and its Subsidiaries, it shall mean, unless otherwise specified, such Person and its Subsidiaries taken as a whole. All references herein to "$" or "dollars" shall be to U.S.
dollars.

                  8.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  8.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Voting Agreements and the Stock Option Agreements and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 3.2(ad), 5.7 and 5.13 (which are intended to be for the benefit of the Persons covered thereby (including, where appropriate, the stockholders of Excel and Teleglobe as of the date of this Agreement) and may be enforced by such Persons at any time).

                  8.6 Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

                  8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Teleglobe without the consent of Excel; provided, however, that no such assignment shall relieve Teleglobe of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  8.9 Submission to Jurisdiction; Waivers. Each of Teleglobe and Excel irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Teleglobe and Excel hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Teleglobe and Excel hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.9, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity, provided that the party seeking such relief is not in material default of its representations, warranties or covenants hereunder.

                  8.11 Definitions. As used in this Agreement:

                  (a) "Affiliates", when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person. As used in the definition of Affiliate, the term control means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

                  (c) "Business Day" means any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in either the City of New York or the City of Montreal.

                  (d) "Canadian Securities Laws" means the CBCA, the Securities Act (Quebec) and the equivalent legislation in the other provinces of Canada, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the ME and the TSE.

                  (e) "Material Adverse Effect" means, with respect to any entity, a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or liabilities of such entity and its Subsidiaries taken as a whole.

                  (f) "the other party" means, with respect to Excel, Teleglobe and Merger Sub and means, with respect to Teleglobe and Merger Sub, Excel.

                  (g) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                  (h) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  (i) "Transaction Documents" means, collectively, this Agreement, the Voting Agreements, the Stock Option Agreements, the Registration Rights Agreement and the documents, certificates or instruments to be delivered pursuant to the transactions contemplated thereby.

                  8.12 Waiver of Jury Trial. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

                  IN WITNESS WHEREOF, Teleglobe, Merger Sub and Excel have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of June 14, 1998.

TELEGLOBE INC.


By:      /s/ Charles Sirois
         -------------------------------
   Name: Charles Sirois
   Title:Chairman and Chief Executive
         Officer


NORTH MERGER SUB CORPORATION


By:       /s/ Claude Seguin
          -------------------------------
   Name:  Claude Seguin
   Title: President


EXCEL COMMUNICATIONS, INC.



By:       /s/ Kenny A. Troutt
          -------------------------------
   Name:  Kenny A. Troutt
   Title: Chairman, President and Chief
          Executive Officer

                            GLOSSARY OF DEFINED TERMS


Definition                                                Location of Definition

Acquisition Proposal.............................................ss. 5.5(a)(i)
Affiliates.......................................................ss. 8.11
Agreement........................................................Preamble
Alternative Transaction..........................................ss. 5.5(c)
Average Price....................................................ss. 2.5(b)
Blue Sky Laws....................................................ss. 3.1(d)(iii)
Board of Directors...............................................ss. 8.11(c)
Business Day.....................................................ss. 8.11(d)
CBCA.............................................................Preamble
Canadian GAAP....................................................Recitals
Canadian Securities Laws.........................................ss. 8.11(e)
Canadian Teleglobe Employee Plans................................ss. 3.2(t)
Century-Based Data...............................................ss. 3.1(aa)
Certificate......................................................ss. 1.8(b)
Closing..........................................................ss. 1.2
Closing Date.....................................................ss. 1.2
Code.............................................................Recitals
Common Stock ....................................................ss. 1.5
Communications Act...............................................ss. 3.1(d)(iii)
Competing Share Transaction......................................ss. 7.1(f)
Confidentiality Agreement........................................ss. 5.3
Contract.........................................................ss. 3.1(d)(ii)
Converted Option.................................................ss. 1.8(e)
CSA..............................................................ss.3.2(e)
Delaware Certificate of Merger...................................ss. 1.3
DGCL.............................................................ss. 1.1
Effective Time...................................................ss. 1.3
Environmental Law................................................ss. 3.1(r)(iv)
ERISA............................................................ss. 3.1(s)(i)
Excel............................................................Preamble
Excel Board Approval.............................................ss. 3.1(h)
Excel Common Stock...............................................Recitals
Excel Consent and Voting Agreement...............................Recitals
Excel Disclosure Documents.......................................ss. 3.1(e)
Excel Disclosure Schedule........................................ss. 3.1
Excel Employee Plans.............................................ss. 3.1(s)(i)
Excel Fairness Opinion...........................................ss. 3.1(k)
Excel Fairness Opinion Banker....................................ss. 3.1(j)
Excel Intellectual Property......................................ss. 3.1(o)
Excel Material Contracts.........................................ss. 3.1(p)
Excel Permits....................................................ss. 3.1(d)(iv)
Excel Stockholders Consent.......................................ss. 5.1(b)
Excel Stockholders Meeting.......................................ss. 5.1(b)

Definition                                                Location of Definition



Excel Stock Option..............................................ss. 1.8(e)
Excel Stock Option Agreement....................................Recitals
Excel Stock Plans...............................................ss. 1.8(e)
Excel Voting Debt...............................................ss. 3.1(c)(ii)
Exchange Act....................................................ss. 3.1(b)
Exchange Agent..................................................ss. 2.1
Exchange Fund...................................................ss. 2.1
Exchange Ratio..................................................ss. 1.8(a)
Exchanges ......................................................ss. 3.2(d)(iii)
Expenses........................................................ss. 5.6
FCC.............................................................ss. 3.1(d)(iii)
Federal Communications Laws.....................................ss. 3.1(d)(iii)
Form F-4........................................................ss. 5.1(a)
Governmental Entity ............................................ss. 3.1(d)(iii)
HSR Act.........................................................ss. 3.1(d)(iii)
Hazardous Substance.............................................ss. 3.1(r)(v)
IRS.............................................................ss. 3.1(m)(i)
Joint Information Statement/Proxy Statement/Prospectus..........ss. 5.1(a)
Laws............................................................ss. 1.5
Material Adverse Effect.........................................ss. 8.11(f)
Material Leases.................................................ss. 3.1(n)(i)
ME..............................................................ss. 3.2(d)(iii)
Merger..........................................................Recitals
Merger Consideration............................................ss. 1.8(a)
Merger Sub......................................................Preamble
Merger Sub Common Stock.........................................ss. 1.8(d)
NYSE............................................................ss. 2.5(b)
Permit..........................................................ss. 3.1(d)(ii)
Person..........................................................ss. 8.11(h)
PUCs............................................................ss. 3.1(d)(iii)
Recent Excel Disclosure Documents...............................ss. 3.1(e)
Recent Teleglobe Disclosure Documents...........................ss. 3.2(e)
Registration Rights Agreement ..................................Recitals
Regulatory Law..................................................ss. 5.4(b)
Required Articles Amendment Vote................................ss. 3.2(i)
Required By-Law Amendment Vote..................................ss. 3.2(d)(i)
Required Consents...............................................ss. 3.1(d)(iii)
Required Excel Vote.............................................ss. 3.l(i)
Required Share Issuance Vote ...................................ss. 3.2(i)
Required Teleglobe Vote.........................................ss. 3.2(i)
Restricted Period...............................................ss. 5.13
Rule 145 Affiliates.............................................ss. 5.11

Definition                                                Location of Definition



SAS 72...........................................................ss. 5.9
SEC..............................................................ss. 1.8(e)
Securities Act...................................................Recitals
Share Issuance...................................................ss. 3.2(d)(i)
Software.........................................................ss.3.1(aa)
Stock Option Agreements..........................................Recitals
Subsidiary.......................................................ss. 8.11(i)
Superior Proposal................................................ss. 5.5(a)
Surviving Corporation............................................Recitals
Surviving Corporation Shares.....................................Recitals
Surviving Corporation Stock .....................................Recitals
Tax or Taxes.....................................................ss. 3.1(m)(ii)
Teleglobe........................................................Preamble
Teleglobe Articles Amendment.....................................Recitals
Teleglobe Board Approval.........................................ss. 3.2(h)
Teleglobe By-Law Amendment.......................................Recitals
Teleglobe Common Shares..........................................Recitals
Teleglobe Consent and Voting Agreements..........................Recitals
Teleglobe Disclosure Documents...................................ss. 3.2(e)
Teleglobe Disclosure Schedule....................................ss. 3.2
Teleglobe Employee Plans.........................................ss. 3.2(t)
Teleglobe Fairness Opinion.......................................ss. 3.2(k)
Teleglobe Fairness Opinion Banker................................ss. 3.2(j)
Teleglobe Intellectual Property..................................ss. 3.2(o)
Teleglobe Material Contracts.....................................ss. 3.2(p)
Teleglobe Option Plan............................................ss. 3.2(c)(i)
Teleglobe Permits................................................ss. 3.2(d)(iv)
Teleglobe Shareholders Consent...................................ss. 5.1(c)
Teleglobe Shareholders Meeting...................................ss. 5.1(c)
Teleglobe Stock Dividend.........................................ss. 1.8(a)
Teleglobe Stock Option Agreement.................................Recitals
Teleglobe Voting Debt............................................ss.3.2(c)(ii)
Termination Date.................................................ss. 7.1(b)
Termination Fee..................................................ss. 7.3(a)
the other party..................................................ss. 8.11(g)
Third Party......................................................ss. 5.5(c)
Transaction Documents ...........................................ss. 8.11(j)
TSE..............................................................ss. 3.2(d)(iii)
US GAAP..........................................................Recitals
US Teleglobe Employee Plans......................................ss. 3.2(s)(i)
Violation........................................................ss. 3.1(d)(ii)
Voting Agreements................................................Recitals

                                                                 APPENDIX B

                                LEHMAN BROTHERS

                                                                 June 14, 1998

Board of Directors
EXCEL Communications, Inc.
8750 North Central Expressway
Dallas, TX  75231

Members of the Board:

      We understand that EXCEL Communications, Inc. ("EXCEL" or the "Company") and Teleglobe, Inc. ("Teleglobe") are proposing to enter into an Agreement and Plan of Merger dated June 14, 1998 (the "Merger Agreement") pursuant to which a U.S. wholly owned subsidiary of Teleglobe will merge with and into EXCEL (the "Merger") and, upon the effectiveness of the Merger, each outstanding share of common stock of EXCEL will be exchanged (the "Exchange Ratio") for .885 shares of common stock of Teleglobe (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement.

      We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Exchange Ratio to be received by such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

      In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Proposed Transaction, including with respect to the governance of the Combined Company (as defined below), (2) such publicly available information concerning the Company and Teleglobe that we believe to be relevant to our analysis, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company (including, without limitation, the anticipated financial results of the Company for the quarter ended June 30, 1998, certain of which we understand will be disclosed concurrently with the announcement of the Proposed Transaction), (4) financial and operating information with respect to the business, operations and prospects of Teleglobe furnished to us by Teleglobe and the Company, (5) a trading history of the common stock of the Company from May 10, 1996 (the date of EXCEL's initial public offering) to the present and a comparison of that trading history with those of other companies that we deemed relevant, (6) a trading history of the common stock of Teleglobe from June 1, 1995 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (8) a comparison of the historical financial results and present financial condition of Teleglobe with those of other companies that we deemed relevant, (9) third party research analyst's quarterly and annual earnings estimates and recommendations for the Company and for Teleglobe, including a comparison of analysts' estimates of the earnings of the Company with the current projections of management of the

Company for the second quarter of 1998 and subsequent quarters, (10) the potential market performance of the Common Stock of the Company in the absence of the Proposed Transaction, (11) the potential pro forma financial effects of the Proposed Transaction on Teleglobe and the Company, including the strategic benefits, revenue enhancements, cost savings and other synergies expected by the managements of the Company and Teleglobe to result from a combination of the businesses of the Company and Teleglobe, (12) the terms of certain other transactions that we deemed relevant, and (13) the results of prior efforts to solicit indications of interest from third parties with respect to a business combination or other strategic transaction with the Company. In addition, we have had discussions with the managements of the Company and Teleglobe concerning their respective businesses, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and of Teleglobe that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. However, given that the Company's recent financial performance has fallen short of management's projections, we also have prepared and considered more conservative projections based upon the possibility that the Company will underperform management's projections in the future. We have discussed these adjusted projections with the management of the Company and they have consented to the use of such adjusted projections, in addition to the management's projections, in performing our analysis. With respect to the financial projections of Teleglobe, upon advice of the Company and Teleglobe we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Teleglobe as to the future financial performance of Teleglobe and that Teleglobe will perform substantially in accordance with such projections. With respect to the financial projections of the combined company upon consummation of the Proposed Transaction (the "Combined Company"), including the strategic benefits, revenue enhancements, cost savings and other synergies expected by the managements of the Company and Teleglobe to result from a combination of the businesses of the Company and Teleglobe, upon advice of the Company and Teleglobe we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the Company and Teleglobe as to the future financial performance of the Combined Company and that the Combined Company will perform substantially in accordance with such projections. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of the Company and of Teleglobe and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or of Teleglobe. Upon advice of the Company, we have assumed that the merger will qualify as a tax-free transaction to the stockholders of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

      Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio is fair to the stockholders of the Company.

      We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past (including advising the Company on its acquisition of Telco Communications Group, Inc.) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the equity securities of the Company and Teleglobe for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

      This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                Very truly yours,



                                 LEHMAN BROTHERS

                                                                   APPENDIX C


                                 TELEGLOBE INC.

                          BY-LAW OR ARTICLES AMENDMENT


         Notwithstanding any other provision in the By-laws of the Corporation,

                  (1) (a) The Board of Directors of the Corporation shall consist at the Effective Time (as defined in the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 14, 1998 among the Corporation, North Merger Sub Corporation and Excel Communications, Inc. ("Excel"), a Delaware corporation) of a total of fifteen members as follows:

                           (i) 7 members shall be Teleglobe Directors (as defined in paragraph (e) below);

                           (ii) 7 members shall be Excel Directors (as defined in paragraph (e) below); and

                           (iii) 1 member shall be named jointly by the Teleglobe Directors and the Excel Directors.

                  (b) In connection with any annual, annual and special or special meeting of shareholders of the Corporation during the period from the Effective Time until December 31 of the fifth complete calendar year after the calendar year in which the Effective Time occurs (the "Time Period") involving an election of directors:

                           (i) the Excel Directors shall be entitled to nominate 5 qualified individuals (or such greater number as shall be necessary to ensure that the nominees for Excel Directors represent at least 34% of the total number of directors comprising the Teleglobe Board) to stand for election at any such meeting;

                           (ii) the Teleglobe Directors shall be entitled to nominate 5 qualified individuals (or such greater number equal to or, subject to the 34% requirement in clause (b)(i) above, greater than the number of individuals nominated pursuant to such clause (b)(i) above) to stand for election at any such meeting; and

                           (iii) the Teleglobe Directors and Excel Directors shall be entitled to jointly nominate 3 qualified individuals to stand for election at any such meeting.

                  (c) Any vacancy in the Board of Directors among the Teleglobe Directors during the Time Period shall be filled by the Board of Directors with a qualified individual nominated by the remaining Teleglobe Directors.

                  (d) Any vacancy in the Board of Directors among the Excel Directors during the Time Period shall be filled by the Board of Directors with a qualified individual nominated by the remaining Excel Directors.

                  (e) For purposes of this section (1), a Teleglobe Director means (i) any person serving as a director of the Corporation who is designated by the Board of Directors of the Corporation prior to the Effective Time for purposes of continuing as a director of the

Corporation under clause (a)(i) above, and (ii) any person who becomes a director of the Corporation in the manner contemplated by either clause (b)(ii) or paragraph (c) above. For purposes of this section (1), an Excel Director means (i) any person designated by the Board of Directors of Excel prior to the Effective Time for purposes of becoming a director of the Corporation under clause (a)(ii) above, and (ii) any person who becomes a director of the Corporation in the manner contemplated by either clause (b)(i) or paragraph (d) above.

                  (f) There shall at no time be more than two members of the Board of Directors who are employed by the Corporation or its affiliates, one of whom shall be the Chief Executive Officer of the Corporation and the other of whom shall be the Chief Executive Officer of Excel.

                  (2) During the Time Period, any sale, disposition, transfer or pledge of any shares of a Subsidiary (as defined below) or any sale, disposition, lease, transfer or mortgage of all or a substantial portion of the assets of a Subsidiary or any merger, consolidation, amalgamation, combination, liquidation or dissolution involving any Subsidiary shall, in addition to any other approval, require approval by an affirmative vote of at least 66-2/3% of the entire Board of Directors (disregarding vacancies) of the Corporation.

                  For purposes of this section (2), Subsidiary means a subsidiary (as defined in the Canada Business Corporations Act) of the Corporation which is incorporated under the laws of one of the United States of America and has a net book value of more than U.S.
$400 million.

                  (3) This By-law shall come into force at the Effective Time and shall remain in effect until the expiration of the Time Period and may be amended, modified or repealed in any manner provided for under applicable law if accompanied by an affirmative vote of at least 66-2/3% of the entire Board of Directors (disregarding vacancies) of the Corporation.

                                                                 APPENDIX D

                                                                 EXECUTION COPY

                       EXCEL CONSENT AND VOTING AGREEMENT


                  EXCEL CONSENT AND VOTING AGREEMENT, dated as of June 14, 1998 (this "Agreement"), by and among TELEGLOBE INC., a corporation governed by the Canada Business Corporations Act ("Teleglobe"), and each of the other signatories hereto (each, a "Stockholder" and, collectively, the "Stockholders").

WHEREAS, concurrently herewith, Teleglobe, North Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Teleglobe ("North Sub"), and Excel Communications, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

WHEREAS, each Stockholder is the record and beneficial owner of the number of shares ("Shares") of common stock, par value $.001 per share, of the Company ("Company Common Stock") set forth opposite such Stockholder's name in Schedule I hereto;

WHEREAS, approval and adoption of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger;

WHEREAS, the Board of Directors of the Company has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and approved this Agreement, and such approvals and adoption have not been withdrawn;

WHEREAS, the Stockholders are executing this Agreement (i) as an inducement to Teleglobe to enter into and execute and to cause North Sub to enter into and execute the Merger Agreement and (ii) in reliance upon the representations, warranties, agreements and covenants of Teleglobe set forth in Sections 3.2(ad) and 5.13 thereof; and

WHEREAS, certain holders of common shares of Teleglobe capital stock are concurrently executing the Teleglobe Consent and Voting Agreements as an inducement to Excel to enter into and execute the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  Section 1. Consent and Agreement to Vote. Each Stockholder agrees (for itself and not as to any other Stockholder) that immediately following the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver, or cause to be executed and delivered by the record owner thereof, in accordance with Section 228 of the DGCL, the Excel Stockholders Consent in the form of Exhibit A hereto (the "Consent"), which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting.

                  Each Stockholder hereby further agrees (for itself and not as to any other Stockholder) that, during the term of this Agreement, it shall, from time to time, at the request of Teleglobe, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Company Common Stock, in either case, prior to the earlier of the Effective Time and the termination of this Agreement, if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter), that are beneficially owned by such Stockholder or its wholly owned Affiliates or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of the approval and adoption of the Merger Agreement. Each Stockholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its wholly owned Affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote of the Company, if such consent or vote by the stockholders of the Company would be inconsistent with or frustrate the purposes of the other agreements of such Stockholder pursuant to this paragraph.

                  In furtherance and not in limitation of the foregoing, each Stockholder hereby grants to, and appoints, Teleglobe and each of Claude Seguin, Francois Laurin and

Andre Bourbonnais, in their respective capacities as officers of Teleglobe, and any individual who shall hereafter succeed to any such officer of Teleglobe, and any other designee of Teleglobe, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shares as indicated in this Section 1. Each Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.

                  Each Stockholder hereby revokes any and all previous proxies with respect to such Person's Shares or any other voting securities of the Company that relate to the approval of the Merger Agreement.

                  Section 2. Securities Act Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, each Stockholder hereby agrees and represents to Teleglobe that such Stockholder understands that, to the extent such Stockholder is an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Company at the time the Consent is executed or the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering, sale or other disposition by such Stockholder or any of its wholly owned Affiliates of any Teleglobe Common Shares received by such Person in the Merger (collectively, the "Restricted Sales") will, under current law, require any of
(i) the further registration under the Securities Act of any Teleglobe Common Shares to be sold by such Person, (ii) compliance with applicable provisions of Rule 145 promulgated by the SEC under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act. Each Stockholder agrees not to, and not to cause or permit any of its wholly owned Affiliates to, make any Restricted Sale unless the conditions of clause (i), (ii) or (iii) are met.

                  Section 3. Pooling Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, each Stockholder that is an "affiliate" of the Company hereby agrees and represents to Teleglobe that from and after the date hereof, such Stockholder will not, and will not permit any of its wholly owned Affiliates to, sell, pledge, transfer or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any Shares (whether owned as of the date hereof or hereafter acquired) or any Teleglobe Common Shares received by such Stockholder in the Merger or other shares of capital stock of Teleglobe, from the 30th day prior to the Effective Time to such time as results covering at least 30 days of combined operations of the Company and Teleglobe have been published by Teleglobe in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 6-K or any other public filing or announcement which includes the combined results of operations of Teleglobe and Excel, except for transfers or other dispositions that, in the reasonable opinion of Excel's or Teleglobe's independent accountants, will not prevent Teleglobe from accounting for the Merger as a pooling of interests, taking into account the actions of other wholly owned Affiliates of the Company, Teleglobe or the Stockholders.

                  Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

                  Section 5. Representations and Warranties of Teleglobe. Teleglobe represents and warrants to each Stockholder as follows:

                  (a) This Agreement has been approved by the Board of Directors of Teleglobe, representing all necessary corporate action on the part of Teleglobe for the execution and performance hereof and thereof by Teleglobe (no action by the stockholders of Teleglobe being required).

                  (b) This Agreement has been duly executed and delivered by a duly authorized officer of Teleglobe.

                  (c) This Agreement constitute a valid and binding agreement of Teleglobe, enforceable against Teleglobe in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (d) The execution and delivery of this Agreement by Teleglobe does not violate or breach, and will not give rise to any violation or breach, of Teleglobe's charter or bylaws, or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any Law, Governmental Entity approval or Contract by which Teleglobe or its Subsidiaries or their respective assets or properties may be bound.

                  Section 6. Representations and Warranties of the Stockholders. Each Stockholder, as to such Stockholder only, represents and warrants to Teleglobe as follows:

                  (a) Schedule I sets forth, opposite such Stockholder's name, the number and type of Shares of which such Stockholder is the record or beneficial owner. Such Stockholder is the lawful owner of such Shares, free and clear of all liens, charges, options, rights, encumbrances, stockholders agreements, voting agreements, agreements to transfer or otherwise dispose of such Shares and commitments of every kind, other than this Agreement and as disclosed in Schedule I and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement and the Consent. Except as set forth on such Schedule I, neither such Stockholder nor any of its Affiliates owns or holds any rights to acquire any additional shares of Company Common Stock or other securities of the Company or any interest therein or any voting rights with respect to any additional shares of Company Common Stock or any other securities of the Company.

                  (b) This Agreement and the Consent each have been duly executed and delivered by a duly authorized officer of such Stockholder or, if the Stockholder is a natural person, the Stockholder has the legal capacity to execute this Agreement.

                  (c) This Agreement and the Consent constitute the valid and binding agreements of such Stockholder, enforceable against such Stockholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (d) The execution and delivery of this Agreement and the Consent by such Stockholder does not violate or breach, and will not give rise to any violation or breach, of such Stockholder's charter, by-laws, trust instrument or partnership agreement, to the extent applicable or, except as will not materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement, any Law, third party consent, Governmental Entity approval or Contract by which such Stockholder or its assets or properties may be bound.

         Section 7. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided however (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration (each as defined in Section 1.8(a) of the Merger Agreement), (y) Article VI of the Merger Agreement entitled "Conditions Precedent" or (z) Article VII of the Merger Agreement entitled "Termination and Amendment" or (B) the waiver on or prior to the Closing Date by Teleglobe and/or Excel of any material Condition Precedent set forth in Article VI of the Merger Agreement, shall require the written consent of the Shareholders, failing which this Agreement may be terminated in writing by any Shareholder who has not consented to such amendment or such waiver. In any event, if the Effective Time shall not have occurred on or before December 31, 1999, this Agreement may be terminated in writing by any Shareholder and it shall be of no further force or effect as to such Shareholder.

         Section 8.  Miscellaneous.

                  (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (i)      if to Teleglobe, to

                           Teleglobe Inc.
                           1000, rue de La Gauchetiere ouest
                           Montreal, Quebec H3B 4X5
                           Attention: Vice President, Legal Affairs and
                           Corporate Secretary
                           Facsimile: 514-868-7438

                           with a copy to

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention: Philip T. Ruegger III, Esq.
                           Facsimile: 212-455-2502

                  (ii)     if to any Stockholder, to

                           Excel Communications, Inc.
                           8750 North Central Expressway
                           Suite 2000
                           Dallas, TX 75231
                           Attention: Executive Vice President,
                           Secretary and General Counsel
                           Facsimile: 214-863-8838

                                 with a copy to

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153-0119
                           Attention: Frederick S. Green, Esq.
                           Facsimile: 212-310-8007

                  (b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  (d) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  (e) Waiver of Jury Trial. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

                  (f) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws of such state.

                  (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  (i) Submission to Jurisdiction; Waivers. Each of Teleglobe and each Stockholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Teleglobe and each Stockholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Teleglobe and each Stockholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8(i), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  (j) Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if either party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the other party in respect of such claim hereby waives the claim or defense that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

                  (k) Expenses. Each of Teleglobe and each Stockholder shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                  (l) Action in Stockholder Capacity Only. No Stockholder makes any agreement or understanding herein as a director or officer of the Company or in any capacity other than as a stockholder of the Company. Each Stockholder signs solely in its capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any actions taken by a representative of such Stockholder in such representative's capacity as an officer or director of the Company.

                  (m) Obligations Several. The obligations of each Stockholder under this Agreement shall be several and not joint. No Stockholder shall have any liability, duty or obligation arising out of or resulting from any failure by any other Stockholder (or any Affiliate thereof) to comply with the terms and conditions of this Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

TELEGLOBE INC.

By:    /s/ Charles Sirois
       ------------------------------
Name:  Charles Sirois
Title: Chairman and Chief
        Executive Officer



TROUTT PARTNERS, LTD.

By:      The Troutt Family Trust, its
         general partner

         By:     /s/ Kenny A. Troutt
                 --------------------
         Name:   Kenny A. Troutt
         Title:  Trustee



THE TROUTT FAMILY TRUST

By:        /s/ Kenny A. Troutt
           --------------------------
   Name:   Kenny A. Troutt
   Title:  Trustee



AUSTEX ENTERPRISES, LTD.

By:      Starah Corporation, its
         general partner

         By:     /s/ Stephen R. Smith
                 --------------------
         Name:   Stephen R. Smith
         Title:  President

                                                                      EXHIBIT A

                               STOCKHOLDER CONSENT

                           Action Taken by the Written
                             Consent of Stockholders
                                       of
                                      Excel
                                                                   June 14, 1998

                  The undersigned stockholders of Excel, a Delaware corporation, acting by written consent in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, hereby irrevocably consent to the adoption of and adopt the following resolution with respect to the shares of the common stock, par value $.001 per share, of Excel owned of record by such stockholders on the date hereof:

                  RESOLVED, that the Merger Agreement, dated as of June 14, 1998 (the "Merger Agreement"), among Teleglobe, a corporation amalgamated under the Canada Business Corporations Act, North Sub, a direct and wholly-owned subsidiary of Teleglobe, and Excel, a Delaware corporation, a copy of which has been furnished to the undersigned stockholders, be, and it hereby is, adopted and approved by the undersigned stockholders.

                  The action of the stockholders of Excel approved pursuant hereto shall become effective when one or more consents have been (a) signed by stockholders holding shares having a majority of the outstanding shares of Excel Common Stock, being not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to Excel at its principal place of business.




                                                 (Print Name)

                                                 By:

                                                    Name:

                                                    Title:

                                                 Number of Shares:

                                                 Address of the stockholder:




                                                 Date of Execution:

                                   Schedule I

                                 Share Ownership

Name and Address                                              Number of Shares
of Shareholder                                                Beneficially Owned
----------------                                              ------------------

Troutt Partners, Ltd.                                         53,000,000
8750 North Central Expressway
Suite 2000
Dallas, Texas 75231

Troutt Family Trust                                           10,680,000
8750 North Central Expressway
Suite 2000
Dallas, Texas 75231

Austex Enterprises, Ltd.                                      7,367,933
8750 North Central Expressway
Suite 2000
Dallas, Texas 75231

                                   Schedule II

                                 Liens on Shares

[Austex has liens on portions of shares.]

                                                                 APPENDIX E


                     TELEGLOBE CONSENT AND VOTING AGREEMENT
                            RE: FUNDS NO. 650 AND 724



         TELEGLOBE CONSENT AND VOTING AGREEMENT, dated as of June 14, 1998 (this "Agreement"), by and among Excel Communications, Inc., a Delaware corporation ("Excel"), and Funds No. 650 and 724 by its manager, Mackenzie Financial Corporation, (the "Shareholder").

         WHEREAS, concurrently herewith, Excel, Teleglobe Inc., a corporation governed by the Canada Business Corporations Act (the "Corporation"), and North Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of the Corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

         WHEREAS, the Shareholder is the beneficial owner of the number of common shares of the capital stock of the Corporation ("Shares") set forth in
Schedule I hereto;

         WHEREAS, the Share Issuance has to be approved by the Corporation's shareholders prior to the consummation of the Merger to satisfy the listing requirements of the Exchanges;

         WHEREAS, the Teleglobe By-Law Amendment has to be approved by the Corporation's shareholders prior to the consummation of the Merger under Canadian law;

         WHEREAS, Teleglobe will in due course convene its shareholders to approve the Teleglobe Articles Amendment;

         WHEREAS, the Board of Directors of the Corporation has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and the transactions contemplated thereby and approved this Agreement and the Teleglobe Articles of Amendment and the Teleglobe By-Law Amendment (and has recommended approval of the same to the Shareholders), and such approvals and adoption have not been withdrawn;

         WHEREAS, the Shareholder is executing this Agreement (i) as an inducement to Excel to enter into and execute the Merger Agreement; and (ii) as an inducement to certain holders of shares of Excel Common Stock (the "Excel Stockholders") to enter into and execute the Excel Consent and Voting Agreement;

         WHEREAS, approval and adoption of the Merger Agreement by Excel's stockholders is also a condition to the consummation of the Merger; and

         WHEREAS, the Excel Stockholders are concurrently executing the Excel Consent and Voting Agreement as an inducement to The Corporation to enter into and execute the Merger Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Consent and Agreement to Vote. In order to provide the Exchanges with evidence that holders of more than 50% of the voting shares of The Corporation are in favour of the Merger, the Shareholder hereby agrees that immediately upon the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver or cause to be executed and delivered by the record owner thereof, a Shareholder's Consent in the form of Schedule II hereto, which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by the Shareholder or as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, such Consent to be executed in lieu of a formal approval of the shareholders at a meeting duly held therefor.

         The Shareholder also agrees that, during the term of this Agreement, it shall, from time to time at the request of Excel, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of shareholders of the Corporation however called, or in connection with any written consent of the holders of Shares (if required by any of the Exchanges), for the purposes of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any action required in furtherance thereof or in furtherance of the Merger, in either case, prior to the earlier of the Effective Time and the termination of this Agreement, appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Corporation (whether acquired heretofore or hereafter), that are beneficially owned by such Shareholder or its wholly-owned Affiliates or as to which such Shareholder has, directly or indirectly, the right to vote or direct the voting, in favour of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment and any other action required in furtherance thereof or in furtherance of the Merger Agreement, the Merger, each of the actions contemplated by the Merger Agreement and any other action required in furtherance thereof or hereof. The Shareholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its wholly-owned Affiliates to, vote or execute any written consent in lieu of a shareholders meeting or vote of the Corporation, if such consent or vote by the shareholders of the Corporation would be inconsistent with or frustrate the purposes of the other agreements of such Shareholder pursuant to this paragraph.

         In furtherance of the agreements in the foregoing paragraphs, the Shareholder hereby agrees to, and to cause its respective wholly-owned Affiliates to, cooperate with Excel and the Corporation in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. Excel agrees to cooperate with the Shareholder in connection with any filings required to be made by such Shareholder pursuant to the HSR Act and the Competition Act (Canada) in connection with the Merger Agreement and consummation of the transactions contemplated thereby, including in connection with any filing with Governmental Entities or otherwise in connection with
Section 5.4 of the Merger Agreement.

         Section 2. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement, including making such modifications as the Exchanges acting reasonably may require as to the form of the Consent (none of which shall affect the validity or enforceability of the Consent). Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

         Section 3. Representations and Warranties of Excel. Excel represents and warrants to the Shareholder as follows:

         (a) This Agreement has been approved by the Board of Directors of Excel, representing all necessary corporate action on the part of Excel for the execution and performance hereof and thereof by Excel (no action by the stockholders of Excel being required).

         (b) This Agreement has been duly executed and delivered by a duly authorized officer of Excel.

         (c) This Agreement constitutes a valid and binding agreement of Excel, enforceable against Excel in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement by Excel does not violate or breach, and will not give rise to any violation or breach, of Excel's charter or by-laws or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any Law, Governmental Entity approval or Contract by which Excel or its Subsidiaries or their respective assets or properties may be bound.

         Section 4. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Excel as follows:

         (a) Schedule I sets forth the number of Shares of which the Shareholder is the record or beneficial owner. Such Shareholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, shareholders agreements, voting agreements, agreements to transfer such Shares and, to the actual knowledge of the Shareholder, commitments of every other kind, to which the Shareholder is a party, other than this Agreement and as disclosed in
Schedule I and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement and the Consent. Except as set forth on such
Schedule I, neither the Shareholder nor any of its Affiliates owns or holds any rights to acquire any additional common shares or other securities of the capital stock of the Corporation or any interest therein or any voting rights with respect to any additional common shares or any other securities of the capital stock of the Corporation.

         (b) This Agreement and the Consent have been duly executed and delivered by a duly authorized officer of such Shareholder.

         (c) This Agreement and the Consent constitute valid and binding agreements of the Shareholder, enforceable against such Shareholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement and the Consent by the Shareholder do not violate or breach, and will not give rise to any violation or breach, of such Shareholder's charter, by-laws, trust instrument or partnership agreement, to the extent applicable or, except as will not materially impair (x) the ability of such Shareholder to effectuate, carry out or comply with all of the terms of this Agreement or (y) its business activities, any Law, third party consent, Governmental Entity approval or Contract by which such Shareholder or its properties or assets may be bound.

         Section 5. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided however (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration (each as defined in Section 1.8(a) of the Merger Agreement), (y) Article VI of the Merger Agreement entitled "Conditions Precedent" or (z) Article VII of the Merger Agreement entitled "Termination and Amendment" or (B) the waiver on or prior to the Closing Date by The Corporation of any material condition precedent set forth in Article VI of the Merger Agreement, shall require the written consent of the Shareholder, failing which this Agreement may be terminated in writing by the Shareholder. In any event, this Agreement may be terminated in writing by the Shareholder and it shall be of no further force or effect if the Effective Time shall not have occurred on or before December 31, 1999.

         Section 6.  Miscellaneous.

         (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:


         (i)      If to Excel, to:

                  EXCEL COMMUNICATIONS, INC.
                  8750 North Central Expressway
                  Suite 2000
                  Dallas, Texas 75231
                  Attention:  J. Christopher Dance
                  Facsimile: 214-863-8831
                  with a copy to:

                  WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue
                  New York, New York 10153-09119
                  Attention: Frederick S. Green, Esq.
                  Facsimile: 212-310-8007

         (ii)     If to the Shareholder, to

                  MACKENZIE FINANCIAL CORPORATION
                  150 Bloor Street West
                  Suite 815
                  Toronto, Ontario
                  M5S 3B5
                  Attention: Sian Brown
                  Facsimile: 416-922-7062

         (b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (d) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         (e) Governing Law. This Agreement shall be governed and construed in accordance with the laws in force in the Province of Ontario, Canada.

         (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         (h) Submission to Jurisdiction; Waivers. Each of Excel and the Shareholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in any court of competent jurisdiction of the Province of Ontario and each of Excel and the Shareholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Excel and the Shareholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defence, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve proceedings in accordance with this Section 7(h), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts, and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         (i) Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, except if such non-performance by the Shareholder is due to fiduciary duties owed to its unitholders, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if any party should institute an action or proceeding, seeking specific enforcement of the provisions hereof, each party in respect of such claim hereby waives the claim or defence that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defence that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                            EXCEL COMMUNICATIONS, INC.


                                            By: /s/ Kenny A. Troutt
                                            ------------------------------------
                                            Name:   Kenny A. Troutt
                                            Title:  President and Chief
                                                    Executive Officer


                                            FUND NO. 650 AND 724
                                            BY ITS MANAGER, MACKENZIE FINANCIAL
                                            CORPORATION


                                            By: /s/ Dina DeGeer
                                            ------------------------------------
                                            Name:  Dina DeGeer
                                            Title: Officer, Bluewater Investment
                                                   Management Inc., proxy holder
                                                   for Mackenzie Financial
                                                   Corporation

                                   SCHEDULE I

                                 SHARE OWNERSHIP


      Number of Shares                                    Rights to Acquire
     Beneficially Owned                  Liens            Additional Shares
     ------------------                  -----            -----------------


        2,481,400(1)                     None                   None





-------------------------

1. Before giving effect to the Teleglobe Stock Dividend.

                                   SCHEDULE II

                               SHAREHOLDER CONSENT

                                                                   June 14, 1998


         The undersigned shareholder of Teleglobe Inc. ("Teleglobe") hereby irrevocably consents to the adoption of and adopt the following resolutions with respect to the common shares of the capital stock of Teleglobe owned beneficially by the undersigned on the date hereof as listed below.

         RESOLVED, that the Share Issuance, as defined in the Merger Agreement, dated as of June 14, 1998, among Teleglobe, North Merger Sub Corporation, a wholly-owned subsidiary of Teleglobe, and Excel Communications, Inc., a Delaware corporation, a copy of which has been furnished to the undersigned shareholder, be, and it hereby is, approved by the undersigned shareholder.

                                           FUNDS NO 650 AND 724 by its manager,
                                           Mackenzie Financial Corporation
                                           (Print Name)

                                           By: -----------------------------
                                              Name: Dina DeGeer
                                              Title: Officer, Bluewater
                                                     Investment Management Inc.,
                                                     proxy holder for Mackenzie
                                                     Financial Corporation

                                           Number of Shares: 2,481,400 Common
                                           Shares 1

                                           Address of the shareholder:
                                           150 King Street West
                                           Suite 1502, Box 63
                                           Toronto, Ontario
                                           M5H 1J9

                                           Date of Execution: June 14, 1998




--------
1        Before giving effect to the Teleglobe Stock Dividend.

                                                                    APPENDIX F

                                                                    TRANSLATION

                     TELEGLOBE CONSENT AND VOTING AGREEMENT
                      RE: CAPITAL COMMUNICATIONS CDPQ INC.


         TELEGLOBE CONSENT AND VOTING AGREEMENT, dated as of June 14, 1998 (this "Agreement"), by and among Excel Communications, Inc., a Delaware corporation ("Excel"), and Capital Communications CDPQ Inc. (the "Shareholder").

         WHEREAS, concurrently herewith, Excel, Teleglobe Inc., a corporation governed by the Canada Business Corporations Act (the "Corporation"), and North Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

         WHEREAS, the Shareholder is the beneficial owner of the number of common shares of the capital stock of the Corporation ("Shares") set forth in
Schedule I hereto;

         WHEREAS, the Share Issuance has to be approved by the Corporation's shareholders prior to the consummation of the Merger to satisfy the listing requirements of the Exchanges;

         WHEREAS, the Teleglobe By-Law Amendment has to be approved by the Corporation's shareholders prior to the consummation of the Merger under Canadian law;

         WHEREAS, Teleglobe will in due course convene its shareholders to approve the Teleglobe Articles Amendment;

         WHEREAS, the Board of Directors of the Corporation has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and the transactions contemplated thereby and approved this Agreement and the Teleglobe Articles of Amendment and the Teleglobe By-Law Amendment (and has recommended approval of the same to the Shareholders), and such approvals and adoption have not been withdrawn;

         WHEREAS, the Shareholder is executing this Agreement (i) as an inducement to Excel to enter into and execute the Merger Agreement; and (ii) as an inducement to certain holders of shares of Excel Common Stock (the "Excel Stockholders") to enter into and execute the Excel Consent and Voting Agreement;

                                F-2                                  TRANSLATION



         WHEREAS, approval and adoption of the Merger Agreement by Excel's stockholders is a condition to the consummation of the Merger; and

         WHEREAS, the Excel Stockholders are concurrently executing the Excel Consent and Voting Agreement as an inducement to the Corporation to enter into and execute the Merger Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Consent and Agreement to Vote. In order to provide the Exchanges with evidence that holders of more than 50% of the voting shares of the Corporation are in favour of the Merger, the Shareholder hereby agrees that immediately upon the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver or cause to be executed and delivered by the record owner thereof, a Shareholder's Consent in the form of Schedule II hereto, which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by the Shareholder or as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, such Consent to be executed in lieu of a formal approval of the shareholders at a meeting duly held therefor.

         The Shareholder also agrees that, during the term of this Agreement, it shall, from time to time at the request of Excel, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of shareholders of the Corporation however called, or in connection with any written consent of the holders of Shares (if required by any of the Exchanges), for the purposes of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any action required in furtherance thereof or in furtherance of the Merger, in either case, prior to the earlier of the Effective Time and the termination of this Agreement, appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Corporation (whether acquired heretofore or hereafter), that are beneficially owned by such Shareholder or its wholly-owned Affiliates or as to which such Shareholder has, directly or indirectly, the right to vote or direct the voting, in favour of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment and any other action required in furtherance thereof or in furtherance of the Merger Agreement, the Merger, each of the actions contemplated by the Merger Agreement and any other action required in furtherance thereof or hereof. The Shareholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its wholly-owned Affiliates to, vote or execute any written consent in lieu of a shareholders meeting or vote of the Corporation, if such consent or vote by the shareholders of the Corporation would be inconsistent with or frustrate the purposes of the other agreements of such Shareholder pursuant to this paragraph.

                                       F-3                           TRANSLATION



         In furtherance of the agreements in the foregoing paragraphs, the Shareholder hereby agrees to, and to cause its respective wholly-owned Affiliates to, cooperate with Excel and the Corporation in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. Excel agrees to cooperate with the Shareholder in connection with any filings required to be made by such Shareholder pursuant to the HSR Act and the Competition Act (Canada) in connection with the Merger Agreement and consummation of the transactions contemplated thereby, including in connection with any filing with Governmental Entities or otherwise in connection with
Section 5.4 of the Merger Agreement.

         Section 2. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement, including making such modifications as the Exchanges may require as to the form of the Consent (none of which shall affect the validity or enforceability of the Consent). Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement, provided that the Shareholder shall in no way be limited to sell or otherwise dispose of any of the Shares during the term of this Agreement.

         Section 3. Representations and Warranties of Excel. Excel represents and warrants to the Shareholder as follows:

         (a) This Agreement has been approved by the Board of Directors of Excel, representing all necessary corporate action on the part of Excel for the execution and performance hereof and thereof by Excel (no action by the stockholders of Excel being required).

         (b) This Agreement has been duly executed and delivered by a duly authorized officer of Excel.

         (c) This Agreement constitutes a valid and binding agreement of Excel, enforceable against Excel in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement by Excel does not violate or breach, and will not give rise to any violation or breach, of Excel's charter or by-laws or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any Law, Governmental Entity approval or Contract by which Excel or its Subsidiaries or their respective assets or properties may be bound.

                                    F-4                              TRANSLATION



         Section 4. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Excel as follows:

         (a) Schedule I sets forth the number of Shares of which the Shareholder is the beneficial owner. Such Shareholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, shareholders agreements, voting agreements, agreements to transfer such Shares and commitments of every kind to which the Shareholder is a party, other than this Agreement and as disclosed in Schedule I and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement and the Consent. Except as set forth on such Schedule I, neither the Shareholder nor any of its Affiliates owns or holds any rights to acquire any additional common shares or other securities of the capital stock of the Corporation or any interest therein or any voting rights with respect to any additional common shares or any other securities of the capital stock of the Corporation.

         (b) This Agreement and the Consent have been duly executed and delivered by a duly authorized officer of such Shareholder.

         (c) This Agreement and the Consent constitute valid and binding agreements of the Shareholder, enforceable against such Shareholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing and are subject to Crown privilege.

         (d) The execution and delivery of this Agreement and the Consent by the Shareholder do not violate or breach, and will not give rise to any violation or breach, of such Shareholder's charter, by-laws, trust instrument or partnership agreement, to the extent applicable or, except as will not materially impair (x) the ability of such Shareholder to effectuate, carry out or comply with all of the terms of this Agreement and the Consent or (y) its business activities, any Law, third party consent, Governmental Entity approval or Contract by which such Shareholder or its properties or assets may be bound.

         Section 5. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided however (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration (each as defined in Section 1.8(a) of the Merger Agreement), (y) Article VI of the Merger Agreement entitled "Conditions Precedent" or (z) Article VII of the Merger Agreement entitled "Termination and Amendment" or (B) the waiver on or prior to the Closing Date by the Corporation of any material condition precedent set forth in Article VI of the Merger Agreement, shall require the written consent of the Shareholder, failing which this Agreement may be terminated in writing by the Shareholder. In any event, this

                                    F-5                              TRANSLATION


Agreement may be terminated in writing by the Shareholder and it shall be of no further force or effect if the Effective Time shall not have occurred on or before June 14, 1999.

         Section 6.  Miscellaneous.

         (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         (i)      If to Excel, to:

                  EXCEL COMMUNICATIONS, INC.
                  8750 North Central Expressway
                  Suite 2000
                  Dallas, Texas 75231
                  Attention:  J. Christopher Dance
                  Facsimile: 214-863-8831

                  with a copy to:

                  WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue
                  New York, New York 10153-09119
                  Attention: Frederick S. Green, Esq.
                  Facsimile: 212-310-8007

         (ii)     If to the Shareholder, to

                  CAPITAL COMMUNICATIONS CDPQ INC.
                  1981 McGill College Avenue
                  6th floor
                  Montreal, Quebec
                  H3A 3C7
                  Attention: The President
                  Facsimile: 514-847-5980

                               F-6                                   TRANSLATION



                  with a copy to:

                  CAISSE DE DEPOT ET PLACEMENT DU QUEBEC
                  1981 McGill College Avenue
                  8th floor
                  Montreal, Quebec
                  H3A 3C7
                  Attention: Claude Bergeron
                  Facsimile: 514-847-2498

         (b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (d) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         (e) Governing Law. This Agreement shall be governed and construed in accordance with the laws in force in the Province of Quebec, Canada.

         (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other

                                    F-7                              TRANSLATION



party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         (h) Submission to Jurisdiction; Waivers. Each of Excel and the Shareholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in any court of competent jurisdiction of the Province of Quebec and each of Excel and the Shareholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts which constitutes a submission to the jurisdiction of a Quebec authority as provided for in Section 3148(5) of the Civil Code of Quebec. Each of Excel and the Shareholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defence, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve proceedings in accordance with this Section 7(h), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts (whether through service of a writ of seizure, seizure prior to judgment, post-judgment seizure, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         (i) Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if any party should institute an action or proceeding, seeking specific enforcement of the provisions hereof, each party in respect of such claim hereby waives the claim or defence that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defence that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

                                     F-8                             TRANSLATION



         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                               EXCEL COMMUNICATIONS, INC.


                                               By:    /s/ Kenny A. Troutt
                                                      --------------------------
                                               Name:      Kenny A. Troutt
                                               Title:   President and Chief
                                                        Executive Officer


                                               CAPITAL COMMUNICATIONS
                                               CDPQ INC.

                                               By:   /s/ Ginette Depelteau
                                                     ---------------------------
                                               Name:     Ginette Depelteau

                                               By:    /s/ Pierre Belanger
                                                      --------------------------
                                               Name:      Pierre Belanger
                                               Title:     President

We hereby consent to Capital Communications CDPQ Inc. taking in our name the undertakings contained in this Agreement.


                                               CAISSE DE DEPOT ET PLACEMENT
                                               DU QUEBEC

                                               By:    /s/ Claude Bergeron
                                                      --------------------------
                                               Name:      Claude Bergeron

                                               By:    /s/ Ginette Depelteau
                                                      --------------------------
                                               Name:      Ginette Depelteau

                                   SCHEDULE I                        TRANSLATION

                                 SHARE OWNERSHIP





            Number of Shares                                Rights to Acquire
           Beneficially Owned               Liens           Additional Shares
           ------------------               -----           -----------------

              4,028,424(1)                  None                  None




1.     8,056,848 giving effect to the Teleglobe Stock Dividend.

                                  SCHEDULE II                       TRANSLATION

                               SHAREHOLDER CONSENT

                                                                  June 14, 1998

         The undersigned shareholder of Teleglobe Inc. ("Teleglobe") hereby irrevocably consents to the adoption of and adopt the following resolution with respect to the common shares of the capital stock of Teleglobe owned beneficially or of record by the undersigned on the date hereof as listed below.

         RESOLVED, that the Share Issuance, as defined in the Merger Agreement, dated as of June 14, 1998 among Teleglobe, North Merger Sub Corporation, a wholly-owned subsidiary of Teleglobe, and Excel Communications, Inc., a Delaware corporation, a copy of which has been furnished to the undersigned shareholder, be, and it hereby is, approved by the undersigned shareholder.


                                             Capital Communications CDPQ Inc.
                                             (Print Name)

                                             By:  /s/ Pierre Belanger
                                                  ------------------------------
                                                Name: Pierre Belanger
                                                Title: President

                                             By: /s/ Ginette Depelteau
                                                 -------------------------------
                                                Name:Ginette Depelteau

                                             Number of Shares: 4,028,424 Common
                                             Shares 1

                                             Address of the shareholder:
                                             1981 McGill College Avenue
                                             6th Floor
                                             Montreal, Quebec
                                             H3A 3C7

                                             Date of Execution: June 14, 1998


--------
1          8,056,848 giving effect to the Teleglobe Stock Dividend.

                                                                 APPENDIX G


                     TELEGLOBE CONSENT AND VOTING AGREEMENT
                                  RE: BCE INC.


         TELEGLOBE CONSENT AND VOTING AGREEMENT, dated as of June 14, 1998 (this "Agreement"), by and among Excel Communications, Inc., a Delaware corporation ("Excel"), and BCE Inc. (the "Shareholder").

         WHEREAS, concurrently herewith, Excel, Teleglobe Inc., a corporation governed by the Canada Business Corporations Act (the "Corporation"), and North Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

         WHEREAS, the Shareholder is the beneficial owner of the number of common shares of the capital stock of the Corporation ("Shares") set forth in
Schedule I hereto;

         WHEREAS, the Share Issuance has to be approved by the Corporation's shareholders prior to the consummation of the Merger to satisfy the listing requirements of the Exchanges;

         WHEREAS, the Teleglobe By-Law Amendment has to be approved by the Corporation's shareholders prior to the consummation of the Merger under Canadian law;

         WHEREAS, Teleglobe will in due course convene its shareholders to approve the Teleglobe Articles Amendment;

         WHEREAS, the Board of Directors of the Corporation has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and the transactions contemplated thereby and approved this Agreement and the Teleglobe Articles of Amendment and the Teleglobe By-Law Amendment (and has recommended approval of the same to the Shareholders), and such approvals and adoption have not been withdrawn;

         WHEREAS, the Shareholder is executing this Agreement (i) as an inducement to Excel to enter into and execute the Merger Agreement; and (ii) as an inducement to certain holders of shares of Excel Common Stock (the "Excel Stockholders") to enter into and execute the Excel Consent and Voting Agreement;

         WHEREAS, approval and adoption of the Merger Agreement by Excel's stockholders is also a condition to the consummation of the Merger; and

         WHEREAS, the Excel Stockholders are concurrently executing the Excel Consent and Voting Agreement as an inducement to the Corporation to enter into and execute the Merger Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Consent and Agreement to Vote. In order to provide the Exchanges with evidence that holders of more than 50% of the voting shares of the Corporation are in favour of the Merger, the Shareholder hereby agrees that immediately upon the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver or cause to be executed and delivered by the record owner thereof, a Shareholder's Consent in the form of Schedule II hereto, which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by the Shareholder or as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, such Consent to be executed in lieu of a formal approval of the shareholders at a meeting duly held therefor.

         The Shareholder also agrees that, during the term of this Agreement, it shall, from time to time at the request of Excel, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of shareholders of the Corporation however called, or in connection with any written consent of the holders of Shares (if required by any of the Exchanges), for the purposes of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any action required in furtherance thereof or in furtherance of the Merger, in either case, prior to the earlier of the Effective Time and the termination of this Agreement, appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Corporation (whether acquired heretofore or hereafter), that are beneficially owned by such Shareholder or its wholly-owned Affiliates or as to which such Shareholder has, directly or indirectly, the right to vote or direct the voting, in favour of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment and any other action required in furtherance thereof or in furtherance of the Merger Agreement, the Merger, each of the actions contemplated by the Merger Agreement and any other action required in furtherance thereof or hereof. The Shareholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its wholly-owned Affiliates to, vote or execute any written consent in lieu of a shareholders meeting or vote of the Corporation, if such consent or vote by the shareholders of the Corporation would be inconsistent with or frustrate the purposes of the other agreements of such Shareholder pursuant to this paragraph.

         In furtherance and not in limitation of the foregoing, the Shareholder hereby grants to, and appoints, Excel and each of Kenny A. Troutt, Nicholas A. Merrick and J. Christopher Dance in their respective capacities as officers of Excel, and any individual who shall hereafter succeed to any such officer of Excel, and any other designee of Excel, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shares, if applicable, as indicated in this Section 1. The Shareholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.

         (a) In furtherance of the agreements in the foregoing paragraphs, the Shareholder hereby agrees to, and to cause its respective wholly-owned Affiliates to, cooperate with Excel and the Corporation in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. Excel agrees to cooperate with the Shareholder in connection with any filings required to be made by such Shareholder pursuant to the HSR Act and the Competition Act (Canada) in connection with the Merger Agreement and consummation of the transactions contemplated thereby, including in connection with any filing with Governmental Entities or otherwise in connection with
Section 5.4 of the Merger Agreement.

         (b) The Shareholder hereby revokes any and all previous proxies with respect to its Shares or any other voting securities of the Corporation that relate to the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any other action required in furtherance thereof or in furtherance of the transactions contemplated hereby or by the Merger Agreement.

         Section 2. Pooling Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, if the Shareholder is an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Corporation, it hereby agrees and represents to Excel that from and after the date hereof, such Shareholder will not, and will not permit any of its wholly-owned Affiliates to, sell, pledge, transfer, or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any Shares (whether owned as of the date hereof or thereafter acquired) or other shares of the capital stock of the Corporation, from the 30th day prior to the Effective Time to such time as results covering at least 30 days of combined operations of the Corporation and Excel have been published by the Corporation in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 6-K or any other public filing or announcement which includes the combined results of operations, except for transfers or other dispositions that, in that reasonable opinion of Excel's or the Corporation's independent accountants, will not prevent the Corporation from accounting for the Merger as a pooling of interests, taking into account the actions of other Affiliates of the Corporation, Excel or the Shareholder.

         Section 3. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement, including making such modifications as the Exchanges may require as to the form of the Consent (none of which shall affect the validity or enforceability of the Consent). Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

         Section 4. Representations and Warranties of Excel. Excel represents and warrants to the Shareholder as follows:

         (a) This Agreement has been approved by the Board of Directors of Excel, representing all necessary corporate action on the part of Excel for the execution and performance hereof and thereof by Excel (no action by the stockholders of Excel being required).

         (b) This Agreement has been duly executed and delivered by a duly authorized officer of Excel.

         (c) This Agreement constitutes a valid and binding agreement of Excel, enforceable against Excel in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement by Excel does not violate or breach, and will not give rise to any violation or breach, of Excel's charter or by-laws or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any Law, Governmental Entity approval or Contract by which Excel or its Subsidiaries or their respective assets or properties may be bound.

         Section 5. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Excel as follows:

         (a) Schedule I sets forth the number of Shares of which the Shareholder is the record or beneficial owner. Such Shareholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, shareholders agreements, voting agreements, agreements to transfer such Shares and commitments of every kind to which the Shareholder is a party, other than this Agreement and as disclosed in Schedule I and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement and the Consent. Except as set forth on such Schedule I, neither the Shareholder nor any of its Affiliates owns or holds any rights to acquire any additional common shares or other securities of the capital stock of the Corporation or any interest therein or any voting rights with respect to any additional common shares or any other securities of the capital stock of the Corporation.

         (b) This Agreement and the Consent have been duly executed and delivered by a duly authorized officer of such Shareholder.

         (c) This Agreement and the Consent constitute valid and binding agreements of the Shareholder, enforceable against such Shareholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement and the Consent by the Shareholder do not violate or breach, and will not give rise to any violation or breach, of such Shareholder's charter, by-laws, trust instrument or partnership agreement, to the extent applicable or, except as will not materially impair (x) the ability of such Shareholder to effectuate, carry out or comply with all of the terms of this Agreement or (y) its business activities, any Law, third party consent, Governmental Entity approval or Contract by which such Shareholder or its properties or assets may be bound.

         Section 6. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided however (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration (each as defined in Section 1.8(a) of the Merger Agreement), (y) Article VI of the Merger Agreement entitled "Conditions Precedent" or (z) Article VII of the Merger Agreement entitled "Termination and Amendment" or (B) the waiver on or prior to the Closing Date by the Corporation of any material condition precedent set forth in Article VI of the Merger Agreement, shall require the written consent of the Shareholder, failing which this Agreement may be terminated in writing by the Shareholder. In any event, this Agreement may be terminated in writing by the Shareholder and it shall be of no further force or effect if the Effective Time shall not have occurred on or before June 14, 1999.

         Section 7.  Miscellaneous.

         (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         (i)      If to Excel, to:

                  EXCEL COMMUNICATIONS, INC.
                  8750 North Central Expressway
                  Suite 2000
                  Dallas, Texas 75231
                  Attention:  J. Christopher Dance
                  Facsimile: 214-863-8831

                  with a copy to:

                  WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue
                  New York, New York 10153-09119
                  Attention: Frederick S. Green, Esq.
                  Facsimile: 212-310-8007

         (ii)     If to BCE, to

                  BCE INC.
                  1000 de la Gauchetiere Street West
                  Suite 3700
                  Montreal, Quebec
                  H3B 4Y7
                  Attention: J. Marc Ryan
                  Facsimile: 514-397-7263

         (b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (d) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         (e) Governing Law. This Agreement shall be governed and construed in accordance with the laws in force in the Province of Ontario, Canada.

         (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         (h) Submission to Jurisdiction; Waivers. Each of Excel and the Shareholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in any court of competent jurisdiction of the Province of Ontario and each of Excel and the Shareholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Excel and the Shareholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defence, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve proceedings in accordance with this Section 7(h), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts, and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         (i) Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if any party should institute an action or proceeding, seeking specific enforcement of the provisions hereof, each party in respect of such claim hereby waives the claim or defence that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defence that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                              EXCEL COMMUNICATIONS, INC.


                                              By: /s/ Kenny A. Troutt
                                                  ------------------------
                                              Name:    Kenny A. Troutt
                                              Title:   President and Chief
                                                       Executive Officer


                                              BCE INC.


                                              By: /s/ William D. Anderson
                                                  ------------------------------
                                              Name: William D. Anderson
                                              Title:

                                   SCHEDULE I

                                 SHARE OWNERSHIP



  Number of Shares                                         Rights to Acquire
 Beneficially Owned                  Liens                 Additional Shares
-------------------                  -----                 -----------------

   14,815,186(1)                      None                        None
    1,285,000(2)                      None                        None



1.   29,630,372 giving effect to the Teleglobe Stock Dividend.

2. 1,285,000 First Series Preferred Shares (2,570,000 giving effect to the Teleglobe Stock Dividend). The Shareholder has given unconditional and irrevocable notice to convert its 1,285,000 First Series Preferred Shares of the capital stock of the Corporation into an equal number of Common Shares of the capital stock of the Corporation (2,570,000 giving effect to the Teleglobe Stock Dividend) and hereby agrees that it will vote the converted shares as provided in this Agreement.

                                   SCHEDULE II

                               SHAREHOLDER CONSENT
                                                                   June 14, 1998


         The undersigned shareholder of Teleglobe Inc. ("Teleglobe") hereby irrevocably consents in accordance with the Teleglobe Consent and Voting Agreement executed as of the date hereof to the adoption of and adopt the following resolution with respect to the common shares of the capital stock of Teleglobe owned beneficially by the undersigned on the date hereof as listed below.

         RESOLVED, that the Share Issuance, as defined in the Merger Agreement, dated as of June 14, 1998, among Teleglobe, North Merger Sub Corporation, a wholly-owned subsidiary of Teleglobe, and Excel Communications, Inc., a Delaware corporation, a copy of which has been furnished to the undersigned shareholder, be, and it hereby is, approved by the undersigned shareholder.

                                      BCE INC.
                                      (Print Name)

                                      By: --------------------------------
                                         Name:  William D. Anderson
                                         Title: Chief Financial Officer

                                      Number of Shares: 14,815,186 Common
                                                        Shares 1 and
                                                        1,285,000 First Series
                                                        Preferred Shares 2

                                      Address of the shareholder:
                                      1000 de La Gauchetiere Street West
                                      Suite 3700
                                      Montreal, Quebec, H3B 4Y7

                                      Date of Execution : June 14, 1998


--------

1     29,630,372 giving effect to the Teleglobe Stock Dividend.

2 2,570,000 giving effect to the Teleglobe Stock Dividend. The Shareholder has given unconditional and irrevocable notice to convert its 1,285,000 First Series Preferred Shares of the capital stock of the Corporation into an equal number of Common Shares of the capital stock of the Corporation (2,570,000 giving effect to the Teleglobe Stock Dividend) and hereby agrees that it will vote the converted shares as provided in this Agreement.

                                                                 APPENDIX H


                     TELEGLOBE CONSENT AND VOTING AGREEMENT
                           RE: TELESYSTEM TELECOM LTD.


         TELEGLOBE CONSENT AND VOTING AGREEMENT, dated as of June 14, 1998 (this "Agreement"), by and among Excel Communications, Inc., a Delaware corporation ("Excel"), and Telesystem Telecom Ltd. (the "Shareholder").

         WHEREAS, concurrently herewith, Excel, Teleglobe Inc., a corporation governed by the Canada Business Corporations Act (the "Corporation"), and North Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of the Corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

         WHEREAS, the Shareholder is the beneficial owner of the number of common shares of the capital stock of the Corporation ("Shares") set forth in
Schedule I hereto;

         WHEREAS, the Share Issuance has to be approved by the Corporation's shareholders prior to the consummation of the Merger to satisfy the listing requirements of the Exchanges;

         WHEREAS, the Teleglobe By-Law Amendment has to be approved by the Corporation's shareholders prior to the consummation of the Merger under Canadian law;

         WHEREAS, Teleglobe will in due course convene its shareholders to approve the Teleglobe Articles Amendment;

         WHEREAS, the Board of Directors of the Corporation has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and the transactions contemplated thereby and approved this Agreement and the Teleglobe Articles of Amendment and the Teleglobe By-Law Amendment (and has recommended approval of the same to the Shareholders), and such approvals and adoption have not been withdrawn;

         WHEREAS, the Shareholder is executing this Agreement (i) as an inducement to Excel to enter into and execute the Merger Agreement; and (ii) as an inducement to certain holders of shares of Excel Common Stock (the "Excel Stockholders") to enter into and execute the Excel Consent and Voting Agreement;

         WHEREAS, approval and adoption of the Merger Agreement by Excel's stockholders is also a condition to the consummation of the Merger; and

         WHEREAS, the Excel Stockholders are concurrently executing the Excel Consent and Voting Agreement as an inducement to the Corporation to enter into and execute the Merger Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Consent and Agreement to Vote. In order to provide the Exchanges with evidence that holders of more than 50% of the voting shares of the Corporation are in favour of the Merger, the Shareholder hereby agrees that immediately upon the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver or cause to be executed and delivered by the record owner thereof, a Shareholder's Consent in the form of Schedule II hereto, which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by the Shareholder or as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, such Consent to be executed in lieu of a formal approval of the shareholders at a meeting duly held therefor.

         The Shareholder also agrees that, during the term of this Agreement, it shall, from time to time at the request of Excel, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of shareholders of the Corporation however called, or in connection with any written consent of the holders of Shares (if required by any of the Exchanges), for the purposes of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any action required in furtherance thereof or in furtherance of the Merger, in either case, prior to the earlier of the Effective Time and the termination of this Agreement, appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Corporation (whether acquired heretofore or hereafter), that are beneficially owned by such Shareholder or its wholly-owned Affiliates or as to which such Shareholder has, directly or indirectly, the right to vote or direct the voting, in favour of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment and any other action required in furtherance thereof or in furtherance of the Merger Agreement, the Merger, each of the actions contemplated by the Merger Agreement and any other action required in furtherance thereof or hereof. The Shareholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its wholly-owned Affiliates to, vote or execute any written consent in lieu of a shareholders meeting or vote of the Corporation, if such consent or vote by the shareholders of the Corporation would be inconsistent with or frustrate the purposes of the other agreements of such Shareholder pursuant to this paragraph.

         In furtherance and not in limitation of the foregoing, the Shareholder hereby grants to, and appoints, Excel and each of Kenny A. Troutt, Nicholas A. Merrick and J. Christopher Dance, in their respective capacities as officers of Excel, and any individual who shall hereafter succeed to any such officer of Excel, and any other designee of Excel, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shares, if applicable, as indicated in this Section 1. The Shareholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.

         (a) In furtherance of the agreements in the foregoing paragraphs, the Shareholder hereby agrees to, and to cause its respective wholly-owned Affiliates to, cooperate with Excel and the Corporation in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. Excel agrees to cooperate with the Shareholder in connection with any filings required to be made by such Shareholder pursuant to the HSR Act and the Competition Act (Canada) in connection with the Merger Agreement and consummation of the transactions contemplated thereby, including in connection with any filing with Governmental Entities or otherwise in connection with
Section 5.4 of the Merger Agreement.

         (b) The Shareholder hereby revokes any and all previous proxies with respect to its Shares or any other voting securities of the Corporation that relate to the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any other action required in furtherance thereof or in furtherance of the transactions contemplated hereby or by the Merger Agreement.

         Section 2. Pooling Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, the Shareholder that is an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Corporation hereby agrees and represents to Excel that from and after the date hereof, such Shareholder will not, and will not permit any of its Affiliates to, sell, pledge Shares as collateral for a non-recourse loan (or for any recourse loan the effect of which would cause the loss of pooling of interests accounting treatment for the Merger), transfer, or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any Shares (whether owned as of the date hereof or thereafter acquired) or other shares of the capital stock of the Corporation, from the 30th day prior to the Effective Time to such time as results covering at least 30 days of combined operations of the Corporation and Excel have been published by the Corporation in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 6-K or any other public filing or announcement which includes the combined results of operations, except for transfers or other dispositions that, in that reasonable opinion of Excel's or the Corporation's independent accountants, will not prevent the Corporation from accounting for the Merger as a pooling of interests, taking into account the actions of other Affiliates of the Corporation, Excel or the Shareholder.

         Section 3. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement, including making such modifications as the Exchanges may require as to the form of the Consent (none of which shall affect the validity or enforceability of the Consent). Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

         Section 4. Representations and Warranties of Excel. Excel represents and warrants to the Shareholder as follows:

         (a) This Agreement has been approved by the Board of Directors of Excel, representing all necessary corporate action on the part of Excel for the execution and performance hereof and thereof by Excel (no action by the stockholders of Excel being required).

         (b) This Agreement has been duly executed and delivered by a duly authorized officer of Excel.

         (c) This Agreement constitutes a valid and binding agreement of Excel, enforceable against Excel in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement by Excel does not violate or breach, and will not give rise to any violation or breach, of Excel's charter or by-laws or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any Law, Governmental Entity approval or Contract by which Excel or its Subsidiaries or their respective assets or properties may be bound.

         Section 5. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Excel as follows:

         (a) Schedule I sets forth the number of Shares of which the Shareholder is the record or beneficial owner. Such Shareholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, shareholders agreements, voting agreements, agreements to transfer such Shares and commitments of every kind to which the Shareholder is a party, other than this Agreement and as disclosed in Schedule I and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement and the Consent. Except as set forth on such Schedule I, neither the Shareholder nor any of its Affiliates owns or holds any rights to acquire any additional common shares or other securities of the capital stock of the Corporation or any interest therein or any voting rights with respect to any additional common shares or any other securities of the capital stock of the Corporation.

         (b) This Agreement and the Consent have been duly executed and delivered by a duly authorized officer of such Shareholder.

         (c) This Agreement and the Consent constitute valid and binding agreements of the Shareholder, enforceable against such Shareholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement and the Consent by the Shareholder do not violate or breach, and will not give rise to any violation or breach, of such Shareholder's charter, by-laws, trust instrument or partnership agreement, to the extent applicable or, except as will not materially impair (x) the ability of such Shareholder to effectuate, carry out or comply with all of the terms of this Agreement or (y) its business activities, any Law, third party consent, Governmental Entity approval or Contract by which such Shareholder or its properties or assets may be bound.

         Section 6. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided however (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration (each as defined in Section 1.8(a) of the Merger Agreement), (y) Article VI of the Merger Agreement entitled "Conditions Precedent" or (z) Article VII of the Merger Agreement entitled "Termination and Amendment" or (B) the waiver on or prior to the Closing Date by the Corporation of any material condition precedent set forth in Article VI of the Merger Agreement, shall require the written consent of the Shareholder, failing which this Agreement may be terminated in writing by the Shareholder. In any event, this Agreement may be terminated in writing by the Shareholder and it shall be of no further force or effect if the Effective Time shall not have occurred on or before December 31, 1999.

         Section 7.  Miscellaneous.

         (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         (i)      If to Excel, to:

                  EXCEL COMMUNICATIONS, INC.
                  8750 North Central Expressway
                  Suite 2000
                  Dallas, Texas 75231
                  Attention: J. Christopher Dance
                  Facsimile: 214-863-8831

                  with a copy to:

                  WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue
                  New York, New York 10153-09119
                  Attention: Frederick S. Green, Esq.
                  Facsimile: 212-310-8007

         (ii)     If to the Shareholder, to

                  TELESYSTEM TELECOM LTD.
                  1000 de La Gauchetiere Street West
                  25th Floor
                  Montreal, Quebec
                  H3B 4W5
                  Attention: Jean-Marc Fortier
                  Facsimile: 514-397-0089

         (b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (d) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         (e) Governing Law. This Agreement shall be governed and construed in accordance with the laws in force in the Province of Ontario, Canada.

         (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         (h) Submission to Jurisdiction; Waivers. Each of Excel and the Shareholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in any court of competent jurisdiction of the Province of Ontario and each of Excel and the Shareholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Excel and the Shareholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defence, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve proceedings in accordance with this Section 7(h), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts, and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         (i) Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if any party should institute an action or proceeding, seeking specific enforcement of the provisions hereof, each party in respect of such claim hereby waives the claim or defence that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defence that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                                    EXCEL COMMUNICATIONS, INC.


                                                    By:  /s/ Kenny A. Troutt
                                                         -----------------------
                                                    Name:    Kenny A. Troutt
                                                    Title:   President and Chief
                                                             Executive Officer


                                                    TELESYSTEM TELECOM LTD.


                                                    By: /s/ Charles Sirois
                                                        ------------------------
                                                    Name:   Charles Sirois
                                                    Title: President and
                                                           Chairman of the Board

                                   SCHEDULE I

                                 SHARE OWNERSHIP




 NUMBER OF SHARES                                                     RIGHTS TO ACQUIRE
BENEFICIALLY OWNED                LIENS(2)                            ADDITIONAL SHARES
------------------                --------                            -----------------


   11,314,983(1)      1,531,536 shares pledged with Montreal           n/a
                      Trust (in connection with the issuance of
                      Exchangeable Debentures on November 18, 1992)

                      2,000,000 shares pledged with Montreal
                      Trust (in connection with the issuance of Series 1 First Ranking Preferred Shares on
                      August 31, 1993)

                      1,500,000 shares pledged with
                      Royal Bank (in connection with a
                      credit agreement dated April 23, 1996)

                      1,500,000 shares pledged with
                      Scotia Bank (in connection with a
                      credit agreement dated April 23, 1996)

                      4,783,447 shares pledged with
                      Syndicate (in connection with a
                      credit agreement dated April 22, 1997)



1.   22,629,966 Common Shares after giving effect to the Teleglobe Stock
     Dividend.

2.   Before giving effect to the Teleglobe Stock Dividend.

                                   SCHEDULE II

                               SHAREHOLDER CONSENT

                                                                 June 14, 1998


         The undersigned shareholder of Teleglobe Inc. ("Teleglobe") hereby irrevocably consents to the adoption of and adopt the following resolutions with respect to the common shares of the capital stock of Teleglobe owned beneficially by the undersigned on the date hereof as listed below.

         RESOLVED, that the Share Issuance, as defined in the Merger Agreement, dated as of June 14, 1998, among Teleglobe, North Merger Sub Corporation, a wholly-owned subsidiary of Teleglobe, and Excel Communications, Inc., a Delaware corporation, a copy of which has been furnished to the undersigned shareholder, be, and it hereby is, approved by the undersigned shareholder.


                                           Telesystem Telecom Ltd.
                                           (Print Name)

                                           By: ---------------------------------
                                               Name:  Charles Sirois
                                               Title: President and Chairman
                                                      of the Board

                                           Number of Shares: 11,314,983 Common
                                                             Shares 1

                                           Address of the shareholder:
                                           1000 de La
                                           Gauchetiere Street
                                           West 25th Floor
                                           Montreal, Quebec
                                           H3B 4W5

                                           Date of Execution: June 14, 1998

--------



1 22,629,966 Common Shares after giving effect to the Teleglobe Stock Dividend.

                                                                  APPENDIX I

                                                                  EXECUTION COPY

                          EXCEL STOCK OPTION AGREEMENT


                  STOCK OPTION AGREEMENT, dated as of June 14, 1998 (the "Agreement"), between TELEGLOBE INC., a corporation governed by the Canada Business Corporations Act (the "Grantee"), and EXCEL COMMUNICATIONS, INC., a Delaware corporation (the "Grantor").

                  WHEREAS, the Grantee, the Grantor and North Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Grantee ("Merger Sub"), are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used without definition herein have the meanings assigned to them in the Merger Agreement), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Grantor;

                  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor grant to the Grantee an option to purchase the shares of Common Stock, $.001 par value per share, of the Grantor (the "Common Stock") covered hereby, upon the terms and subject to the conditions hereof; and

                  WHEREAS, in order to induce the Grantee to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. The Option; Exercise; Adjustments; Payment of Spread; Termination.

                  (a) Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 26,300,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the "Shares") (representing 19.9%, rounded down to the nearest whole multiple of 50,000 shares, of the outstanding shares of Common Stock as of the date hereof) at a cash purchase price equal to $27.563 per Share (the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of the event referred to in
Section 2(c) hereof and prior to the expiration of the Option in accordance with
Section 1(e) of this Agreement.

                  (b) In the event of any change in the number of issued and outstanding Shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Grantor, the number of Shares subject to the Option and the Purchase Price shall be appropriately adjusted to restore the Grantee to its economic and other rights hereunder.

                  (c) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Exercise Notice") specifying a date (subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) not later than 10 Business Days and not earlier than two Business Days following the date such notice is given for the closing of such purchase.

                  (d) If an Acquisition Proposal involving Grantor is consummated within 12 months after termination of the Merger Agreement, then the Grantee may, at any time the Option is then exercisable pursuant to the terms of
Section 1(a) hereof, elect, in lieu of exercising the Option to purchase Shares provided in Section 1(a) hereof, to send a written notice to the Grantor (the "Cash Exercise Notice") specifying a date not later than 20 Business Days and not earlier than 10 Business Days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash in United States dollars equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person in an Acquisition Proposal (the "Alternative Purchase Price") or (y) the average of the closing sales prices of the Shares of Common Stock on the NYSE Composite Tape for the ten trading days ending on and including the fifth trading day prior to the date of the Cash Exercise Notice. If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (A) the fixed cash amount, if any, included in the Alternative Purchase Price plus (B) the fair market value of such other property determined in accordance with the procedures set forth in
Section 6(b) hereof (but using the date of the Cash Exercise Notice). Upon exercise of the Grantee's right to receive cash pursuant to this Section

1(d) and the payment of such cash to the Grantee, the obligations of the Grantor to deliver Shares pursuant to Section 3 hereof shall be terminated with respect to such number of Shares for which the Grantee shall have elected to be paid the Spread.

                  (e) The Option and the rights and obligations of the parties hereunder shall terminate at the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement pursuant to circumstances under which the Grantee is not entitled to receive the Termination Fee in accordance with Section 7.3 of the Merger Agreement (other than a termination by Teleglobe pursuant to Section 7.1(e) if an Acquisition Proposal with respect to Excel shall be pending at the time of such termination), (iii) the date on which the Grantee realizes a Total Profit equal to the Profit Limit (as such terms are defined in Section 9) and (iv) 30 days after the first anniversary of the date (the "Merger Termination Date") on which the Merger Agreement is terminated (the date referred to in clause (iii) being hereinafter referred to as the "Option Expiration Date"); provided that if the Option cannot be exercised or the Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied (other than because of a permanent injunction or final unappealable order of a Governmental Entity of competent jurisdiction prohibiting delivery of the Shares), the Option Expiration Date shall be extended until 30 days after such impediment to exercise has been removed.

                  (f) The Grantor will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, or diminish the economic value of the Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Grantee against dilution or other impairment. In furtherance and not in limitation of the foregoing, in the event that after the date of this Agreement, the Grantor shall issue Shares of Common Stock at a price below their fair market value (as such term is used in Section 6(b) hereof) at such time, the Purchase Price shall be adjusted accordingly so that the economic value of the Option relative to the fair market value of the Shares at the time of such issuance shall be maintained.

                  2. Conditions to Delivery of Shares. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

                           (a)      No preliminary or permanent injunction or
other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

                           (b)      Any applicable waiting periods under the
HSR Act shall have expired or been terminated; and

                           (c)      The Termination Fee shall be payable
pursuant to Section 7.3 of the Merger Agreement or the Merger Agreement shall have been terminated by Teleglobe pursuant to Section 7.1(e) thereof and an Acquisition Proposal with respect to Excel shall have been pending at the time of such termination.

                  3.  The Closing.

                           (a)      Any closing hereunder shall take place on
the date specified by the Grantee in its Exercise Notice at 9:00 A.M., local time, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second Business Day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by the Grantee in its Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price, subject to Section 9. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

                           (b)      The certificates representing the Shares
may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act.

                  4. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that the Grantee (a) is a sophisticated investor capable of evaluating the merits and risks of an investment in the Option and Common Stock and (b) is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act or any "blue sky" or state securities laws.


                  5. Listing of Shares; HSR Act Filings; Governmental Consents. Subject to applicable law and the rules and regulations of the NYSE, the Grantor shall (i) promptly file a notice to list the Shares on the NYSE and (ii) make, as promptly as practicable, all necessary filings by the Grantor under the HSR Act and use its reasonable best efforts to obtain all necessary approvals thereunder as promptly as practicable in respect of the grant of the Option, exercise of the Option and listing of the underlying shares of Excel Common Stock; provided, however, that if the Grantor is unable to effect such listing on the NYSE by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use its best efforts to obtain consents of all third parties and Governmental Entities, if any, necessary to the consummation of the transactions contemplated hereby.

                  6. Right of First Refusal. If the Grantee, at any time prior to 30 days after the first anniversary of the Merger Termination Date, seeks to sell, transfer or dispose of all or any part of the Shares to any third person in any type of transaction, it shall give the Grantor (or a designee of the Grantor) the opportunity, in the following manner, to purchase such Shares:

                           (a)      The Grantee shall give notice to the
Grantor in writing of its intent to sell Shares (a "Disposition Notice"), specifying the number of Shares to be sold, the price and, if applicable, the material terms of any agreement relating thereto. For purposes of this Section 6, if the Disposition Notice is given with respect to the sale of the Shares pursuant to a tender or exchange offer, it shall be assumed that all Shares tendered will be accepted for payment. The Disposition Notice may be given at any time, including prior to the giving of any Exercise Notice.

                           (b)      The Grantor or its designee shall have the
right, exercisable by written notice given to the Grantee within fifteen Business Days after receipt of a Disposition Notice (or, if applicable, in the case of a proposed sale pursuant to a tender or exchange offer for shares of Common Stock, by written notice given to the Grantee at least two Business Days prior to the then announced expiration date of such tender or exchange offer (the "Expiration Date"), it being understood that any such Disposition Notice in the case of a tender or exchange offer shall be given at least four Business Days prior to such Expiration Date), to purchase all, but not less than all, of the Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by the Grantor shall be an amount of cash in United States dollars equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average closing price (or the average closing bid and asked price if closing prices are unavailable) for such securities on their principal public trading market for the five trading days ending five days prior to the date of the Disposition Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and at the time of the closing referred to in paragraph (c) below, agreement on the value of such other property has not been reached, the higher of (i) the cash included in the purchase price and (ii) the average closing price of the Common Stock on the New York Stock Exchange for the five trading days ending five days prior to the date of the Disposition Notice shall be used as the per share purchase price; provided, however, that promptly after the closing, the Grantee and the Grantor or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by the Grantor and approved by the Grantee within 30 days of the closing. Such determination shall be final and binding on all parties hereto.

                           (c)      If the Grantor exercises its right of first
refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within twenty Business Days after the notice of such exercise (or, if applicable, in the case of a tender or exchange offer, no later than one Business Day prior to the expiration date of the offer if written notice was given within the time set forth in the parenthetical in the first sentence of paragraph (b) above).

                           (d)      If the Grantor does not exercise its right
of first refusal hereunder within the time specified for such exercise, the Grantee shall be free for 90 days following the expiration of such time for exercise to sell the Shares (or enter into an agreement to sell the Shares) specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided, that if such sale is not consummated within such 90-day period (or the agreement to sell entered into in such 90 day period is not thereafter performed in accordance with its terms), then the provisions of this Section 6 will again apply to the sale of such Shares.

                  7. Repurchase of Shares. Beginning on the first anniversary date of the Merger Termination Date, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Shares at the greater of (i) the Purchase Price or (ii) the average closing price of the Common Stock on the NYSE for the ten trading days ending on and including the fifth trading day prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within 30 days following the first anniversary of the Merger Termination Date, the Repurchase Right shall terminate. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than 10 Business Days and not earlier than two Business Days following the date such notice is given) for the closing of such purchase.

                  8. Registration Rights.

                           (a)      In the event that the Grantee shall desire
to sell 25% or more of the Shares within two years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Shares under the Securities Act, the Grantor shall, at its option, either repurchase said shares at a price established pursuant to the procedure set forth in Section 7, or cooperate with the Grantee and any underwriters in registering such Shares for resale in a bona fide firm commitment underwritten public offering in which the Grantee and the underwriters will effect as wide a distribution of such Shares as is reasonably practicable and shall use their best efforts to prevent any person from purchasing through such offering more than 2% of the outstanding Shares, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable foreign, federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 135 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

                           (b)      If the Common Stock is registered pursuant
to the provisions of this Section 8, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish to the Grantee such numbers of copies of the registration statement as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the Shares sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates or its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary or final prospectus filed pursuant to this paragraph ("Grantee Information"). The Grantee shall indemnify and hold harmless Grantor, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any Grantee Information. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement and prospectus filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary or final prospectus filed pursuant to this paragraph.

                  9. Profit Limitation.

                           (a)      Notwithstanding any other provision of this
Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $120,000,000 (the "Profit Limit") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) deliver to the Grantor for cancellation Shares previously purchased by Grantee, (ii) pay cash or other consideration to the Grantor or (iii) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

                           (b)      Notwithstanding any other provision of this
Agreement, the Option may not be exercised for a number of Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than the Profit Limit. If exercise of the Option otherwise would exceed the Profit Limit, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit, or elect to reduce the amount of the Termination Fee payable to Grantee pursuant to
Section 7.3 of the Merger Agreement; provided that nothing in this sentence shall be construed to restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof or to reduce the amount of the Termination Fee payable to Grantee pursuant to Section
7.3 of the Merger Agreement on any subsequent date.

                           (c)      As used herein, the term "Total Profit"
shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash to be received by Grantee pursuant to Section 7.3 of the Merger Agreement, (ii) (x) the amount received by Grantee pursuant to the Grantor's repurchase of Shares pursuant to Sections 1(d), 6 or 7 hereof, less (y) the Purchase Price, (iii) the amount received by Grantee in respect of a Cash Exercise Notice pursuant to Section 1(d) hereof, and (iv) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Purchase Price.

                           (d)      As used herein, the term "Notional Total
Profit" with respect to any number of Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Option was exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

                  10. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

                  11. Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if either party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the other party in respect of such claim hereby waives the claim or defense that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

                  12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)      if to the Grantee, to

                           Teleglobe Inc.
                           1000 rue de La Gauchetiere ouest
                           Montreal, Quebec H3B 4X5
                           Attention:  Vice President, Legal Affairs and
                                       Corporate Secretary
                           Facsimile: 514-868-7438
                           with a copy to

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention: Philip T. Ruegger III, Esq.
                           Facsimile No.: 212-455-2502

                  (b)      if to the Grantor, to

                           Excel Communications, Inc.
                           8750 North Central Expressway
                           Suite 2000
                           Dallas, TX 75231
                           Attention:  Executive Vice President,
                                       Secretary and General Counsel
                           Facsimile: 214-863-8838

                           with a copy to

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10157
                           Attention: Frederick S. Green
                           Facsimile No.: 212-310-8007

                  13. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  15. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Teleglobe Inc. Stock Option Agreement, the Voting Agreements, the Merger Agreement, the Registration Rights Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws of such state.

                  17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  18. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  19. Submission to Jurisdiction; Waivers. Each of the Grantee and the Grantor irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the Grantee and the Grantor hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Grantee and the Grantor hereby irrevocably waive, and agree not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 19, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  20. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

                  IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                              TELEGLOBE INC.


                                              By:  /s/ Charles Sirois
                                                   -----------------------------
                                               Name:  Charles Sirois
                                               Title: Chairman and Chief
                                                      Executive Officer


                                              EXCEL COMMUNICATIONS, INC.


                                              By:  /s/ Kenny A. Troutt
                                                 -------------------------------
                                                 Name: Kenny A. Troutt
                                                 Title: Chairman, Chief
                                                        Executive Officer, and
                                                        President

                                                                APPENDIX J

                                                                EXECUTION COPY

                        TELEGLOBE STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of June 14, 1998 (the "Agreement"), between TELEGLOBE, INC., a corporation governed by the Canada Business Corporations Act (the "Grantor" or the "Corporation"), and EXCEL COMMUNICATIONS, INC., a Delaware corporation (the "Grantee").

         WHEREAS, the Grantee, the Grantor and North Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Grantor ("Merger Sub") are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used without definition herein have the meanings assigned to them in the Merger Agreement), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Grantee;

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor grant to the Grantee an option to purchase Common Shares of the capital stock of the Grantor (the "Common Shares"), upon the terms and subject to the conditions hereof; and

         WHEREAS, in order to induce the Grantee to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1.  The Option; Exercise; Adjustments; Payment of Spread; Termination.

                (a) Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 25,700,000 duly authorized, validly issued, fully paid and non-assessable Common Shares (representing 19.9%, rounded down to the nearest whole multiple of 50,000 Common Shares, of the outstanding Common Shares of the capital stock of the Grantor as of the date hereof) at a cash purchase price equal to $25.812 per Common Share (the "Purchase Price"). (The number of Common Shares and the Purchase Price specified in the immediately preceding sentence have been determined after giving effect to the Teleglobe Stock Dividend). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of the event referred to in Section 2(c) hereof and prior to the expiration of the Option in accordance with Section 1(e) of this Agreement.

                (b) In the event of any change in the number of issued and outstanding Common Shares by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Grantor (other than the Teleglobe Stock Dividend), the number of Common Shares subject to the Option and the Purchase Price shall be appropriately adjusted to restore the Grantee to its economic and other rights hereunder.

                (c) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Exercise Notice") specifying a date (subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Competition Act (Canada) (the "Competition Act")) not later than 10 Business Days and not earlier than two Business Days following the date such notice is given for the closing of such purchase.

                (d) If an Acquisition Proposal involving Grantor is consummated within 12 months after termination of the Merger Agreement, then the Grantee may, at any time the Option is then exercisable pursuant to the terms of Section 1(a) hereof, elect, in lieu of exercising the Option to purchase Common Shares provided in Section 1(a) hereof, to send a written notice to the Grantor (the "Cash Exercise Notice") specifying a date not later than 20 Business Days and not earlier than 10 Business Days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash in United States dollars equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Common Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per Common Share (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person in an Acquisition Proposal (the "Alternative Purchase Price") or (y) the weighted average of the closing sales prices of the Common Shares on the NYSE, TSE and ME, for the ten trading days ending on and including the fifth trading day prior to the date of the Cash Exercise Notice converted, in the case of the TSE and ME, to United States dollars using, in the weighted average formula, the Bank of Canada's noontime currency conversion rate for each of the days concerned. If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (A) the fixed cash amount, if any, included in the Alternative Purchase Price plus
(B) the fair market value of such other property determined in accordance with the procedures set forth in Section 6(b) hereof (but using the date of the Cash Exercise Notice). Upon exercise of the Grantee's right to receive cash pursuant to this Section 1(d) and the payment of such cash to the Grantee, the obligations of the Grantor to deliver Common Shares pursuant to Section 3 hereof shall be terminated with respect to such number of Common Shares for which the Grantee shall have elected to be paid the Spread.

                If the Grantee receives official notice that all approvals of the Exchanges in respect of the granting of the Option or the issuance of the Common Shares purchasable upon the exercise thereof will not be granted or issued (or, if the Option is then exercisable and a reasonable period of time has lapsed without receiving such official notice after application therefor has been made), then the Grantee shall be entitled to receive, and shall receive at any time the Option is then exercisable pursuant to the terms of Section 1(a) hereof, in lieu of the grant of the Option or the exercise of the Option to purchase the Common Shares subject thereto, an amount in cash equal to the Spread multiplied by such number of the Common Shares subject to the Option as Grantee shall specify in a written notice to the Grantor. Such cash amount shall be payable by the Grantor to the Grantee within two business days of such notice.

                (e) The Option and the rights and obligations of the parties hereunder shall terminate at the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement pursuant to circumstances under which the Grantee is not entitled to receive the Termination Fee in accordance with Section 7.4 of the Merger Agreement (other than a termination by Excel pursuant to Section 7.1(e) if an Acquisition Proposal with respect to Teleglobe shall be pending at the time of such termination), and (iii) the date on which Grantee realizes a Total Profit equal to the Profit Limit (as such terms are defined in Section 9) and (iv) 30 days after the first anniversary of the date (the "Merger Termination Date") on which the Merger Agreement is terminated (the date referred to in clause (iii) being hereinafter referred to as the "Option Expiration Date"); provided that if the Option cannot be exercised or the Common Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied (other than because of a permanent injunction or final unappealable order of a Governmental Entity of competent jurisdiction prohibiting delivery of the Shares), the Option Expiration Date shall be extended until 30 days after such impediment to exercise has been removed.

         (f) The Grantor will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or diminish the economic value of the Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Grantee against dilution or other impairment. In furtherance and not in limitation of the foregoing, in the event that after the date of this Agreement, the Grantor shall issue Common Shares at a price below their fair market value (as such term is used in Section 6(b) hereof) at such time, the Purchase Price shall be adjusted accordingly so that the economic value of the Option relative to the fair market value of the Common Shares at the time of such issuance shall be maintained.

         2. Conditions to Delivery of the Common Shares. The Grantor's obligation to deliver the Common Shares upon exercise of the Option is subject only to the conditions that:

                (a) No preliminary or permanent injunction or other order issued by any federal, state or provincial court of competent jurisdiction prohibiting the delivery of the Common Shares shall be in effect; and

                (b) Any applicable waiting periods under the HSR Act and the Competition Act shall have expired or been terminated; and

                (c) The Termination Fee shall be payable pursuant to Section 7.4 of the Merger Agreement or the Merger Agreement shall have been terminated by Excel pursuant to Section 7.1(e) thereof and an Acquisition Proposal with respect to Teleglobe shall have been pending at the time of such termination.

         3. The Closing.

                (a) Any closing hereunder shall take place on the date specified by the Grantee in its Exercise Notice at 9:00 A.M., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, 10157, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second Business Day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Common Shares in the denominations designated by the Grantee in its Exercise Notice and the Grantee will purchase such Common Shares from the Grantor at the price per Common Share equal to the Purchase Price. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of funds to a bank designated by the party receiving such funds.

                (b) The certificates representing the Common Shares may bear an appropriate legend relating to the fact that such Common Shares have not been registered under the Securities Act.

         4. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that the Grantee (a) is a sophisticated investor capable of evaluating the merits and risks of an investment in the Option and the capital stock of the Grantor and (b) is acquiring the Option and, if and when it exercises the Option, will be acquiring the Common Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act, any "blue sky" or state securities law or the Canadian Securities Laws.

         5. Listing of the Underlying Shares; HSR Act and Competition Act Filings; Governmental Consents. Subject to applicable law and the rules and regulations of the NYSE, the TSE and the ME, the Grantor shall promptly file a notice to reserve for listing the Common Shares on the NYSE, the TSE and the ME, provided, however that if the Grantor is unable to effect the listings on the NYSE, the TSE and the ME by the Closing Date, the Grantor will nevertheless be obligated to deliver the Common Shares upon the Closing Date. Each of the Grantor and the Grantee shall make, as promptly as practicable, all necessary filings under (i) the HSR Act, (ii) the Competition Act and (iii) the Canadian Securities Laws, and use its best efforts to obtain all necessary approvals thereunder in respect of the grant of the Option, exercise of the option and listing of the underlying Common Shares as promptly as practicable. Each of the parties hereto will use its best efforts to obtain consents of all third parties and Governmental Entities, if any, necessary to the consummation of the transactions contemplated hereby.

         6. Right of First Refusal. If the Grantee, at any time prior to 30 days after the first anniversary of the Merger Termination Date, seeks to sell, transfer or dispose of all or any part of the Common Shares to any third person in any type of transaction, it shall give the Grantor (or a designee of the Grantor) the opportunity, in the following manner, to purchase such Common
Shares:

                (a) The Grantee shall give notice to the Grantor in writing of its intent to sell Common Shares (a "Disposition Notice"), specifying the number of Common Shares to be sold, the price and, if applicable, the material terms of any agreement relating thereto. For purposes of this Section 6, if the Disposition Notice is given with respect to the sale of the Common Shares pursuant to a tender or exchange offer, it shall be assumed that all Common Shares tendered will be accepted for payment. The Disposition Notice may be given at any time, including prior to the giving of any Exercise Notice.

                (b) The Grantor or its designee shall have the right, exercisable by written notice given to the Grantee within fifteen Business Days after receipt of a Disposition Notice (or, if applicable, in the case of a proposed sale pursuant to a tender or exchange offer for Common Shares, by written notice given to the Grantee at least two Business Days prior to the then announced expiration date of such tender or exchange offer (the "Expiration Date"), it being understood that any such Disposition Notice in the case of a tender or exchange offer shall be given at least four Business Days prior to such Expiration Date), to purchase all, but not less than all, of the Common Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by the Grantor shall be an amount of cash in United States dollars equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average closing price (or the average closing bid and asked price if closing prices are unavailable) for such securities on their principal public trading market for the five trading days ending five days prior to the date of the Disposition Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and at the time of the closing referred to in paragraph
(c) below, agreement on the value of such other property has not been reached, the higher of (i) the cash included in the purchase price and (ii) the weighted average of the closing sales price of the Common Shares on the NYSE, TSE and ME for the ten trading days ending on and including the fifth trading day prior to the date of the Disposition Notice shall be used as the per share purchase price, in the case of the MSE and the TE, to United States dollars using, in the weighted average formula, the Bank of Canada's noontime currency conversion rate for each of the days concerned, provided, however, that promptly after the closing, the Grantee and the Grantor or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by the Grantor and approved by the Grantee within 30 days of the closing. Such determination shall be final and binding on all parties hereto.

                (c) If the Grantor exercises its right of first refusal hereunder, the closing of the purchase of the Common Shares with respect to which such right has been exercised shall take place within twenty Business Days after the notice of such exercise (or, if applicable, in the case of a tender or exchange offer, no later than one Business Day prior to the expiration date of the offer if written notice was given within the time set forth in the parenthetical in the first sentence of paragraph (b) above).

                (d) If the Grantor does not exercise its right of first refusal hereunder within the time specified for such exercise, the Grantee shall be free for 90 days following the expiration of such time for exercise to sell the Common Shares (or enter into an agreement to sell the Common Shares) specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided, that if such sale is not consummated within such 90-day period (or the agreement to sell entered into in such 90 day period is not thereafter performed in accordance with its terms), then the provisions of this Section 6 will again apply to the sale of such Common Shares.

         7. Repurchase of Shares. Beginning on the first anniversary date of the Merger Termination Date, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Common Shares at the greater of (i) the Purchase Price or (ii) the weighted average of the closing price of the Common Shares on the NYSE, TSE and ME for the ten trading days ending on and including the fifth trading day prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within 30 days following the first anniversary of the Merger Termination Date, the Repurchase Right shall terminate. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than 10 Business Days and not earlier than two Business Days following the date such notice is given) for the closing of such purchase.

         8. Registration Rights.

                (a) In the event that the Grantee shall desire to sell 25% or more of the Common Shares within two years after the purchase of such shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Common Shares under the Securities Act, the Grantor shall, at its option, either repurchase said Common Shares at a price established pursuant to the procedure set forth in Section 7, or cooperate with the Grantee and any underwriters in registering such Common Shares for resale in a bona fide firm commitment underwritten public offering in which the Grantees and the underwriters will effect as wide a distribution of such Common Shares as is reasonably practicable and shall use their best efforts to prevent any person from purchasing through such offering more than 2% of such outstanding shares, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable foreign, federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 135 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

                (b) If the Common Shares are registered pursuant to the provisions of this Section 8, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Common Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Shares meeting the requirements of such securities laws, and to furnish to the Grantee such numbers of copies of the registration statement as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the Common Shares sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates or its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary or final prospectus filed pursuant to this paragraph ("Grantee Information"). The Grantee shall indemnify and hold harmless Grantor, its affiliates and officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any Grantee Information. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement and prospectus filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary or final prospectus filed pursuant to this paragraph.

         9.     Profit Limitation.

                (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed U.S.$120,000,000 (the "Profit Limit") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) deliver to the Grantor for cancellation Shares previously purchased by Grantee, (ii) pay cash or other consideration to the Grantor or (iii) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

                (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than the Profit Limit. If exercise of the Option otherwise would exceed the Profit Limit, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit, or elect to reduce the amount of the Termination Fee payable to Grantee pursuant to Section 7.4 of the Merger Agreement; provided that nothing in this sentence shall be construed to restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof or to reduce the amount of the Termination Fee payable to Grantee pursuant to Section 7.4 of the Merger Agreement on any subsequent date.

                (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash to be received by Grantee pursuant to Section 7.4 of the Merger Agreement, (ii) (x) the amount received by Grantee pursuant to the Grantor's repurchase of Shares pursuant to Sections 1(d), 6 or 7 hereof, less (y) the Purchase Price, (iii) the amount received by Grantee in respect of a Cash Exercise Notice pursuant to
Section 1(d) hereof, and (iv) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Purchase Price.

                (d) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Option was exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

         10. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

         11. Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if either party should institute an action or proceeding, seeking specific enforcement of the provisions hereof, the other party in respect of such claim hereby waives the claim or defense that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                (a)   if to the Grantee, to

                      Excel Communications, Inc.
                      8750 North Central Expressway
                      Suite 2000
                      Dallas, Texas 75231
                      Attention: Executive Vice President, Secretary
                                 and General Counsel
                      Facsimile: 214-863-8838

                      with a copy to

                      Weil, Gotshal & Manges LLP
                      767 Fifth Avenue
                      New York, New York  10157
                      Attention: Frederick S. Green
                      Facsimile: 212-310-8007

                (b)   if to the Grantor, to

                      Teleglobe Inc.
                      1000, rue de La Gauchetiere ouest
                      Montreal, Quebec H3B 4X5
                      Attention:  Vice President, Legal Affairs and
                                  Corporate Secretary
                      Facsimile: 514-868-7438
                      with a copy to

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York  10017
                      Attention: Philip T. Ruegger
                      Facsimile: 212-455-2502

         13. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         15. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Excel Communications, Inc. Stock Option Agreement, the Voting Agreements, the Merger Agreement, the Registration Rights Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Province of Quebec, Canada, without regard to the principles of conflicts of laws of such jurisdiction.

         17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         18. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         19. Submission to Jurisdiction; Waivers. Each of the Grantee and the Grantor irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in any court of competent jurisdiction of the Province of Ontario and each of the Grantee and the Grantor hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts which constitutes a submission to the jurisdiction of the Province of Ontario. Each of the Grantee and the Grantor hereby irrevocably waive, and agree not to assert, by way of motion, as a defence, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 19, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts (whether through service of a writ of seizure, seizure prior to judgment, post-judgment seizure, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         20. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

         IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.


                                                     TELEGLOBE INC.



                                                     By: /s/ Charles Sirois
                                                         -----------------------
                                                      Name: Charles Sirois
                                                      Title: Chairman and
                                                             Chief Executive
                                                             Officer


                                                     EXCEL COMMUNICATIONS, INC.


                                                     By:  /s/ Kenny A. Troutt
                                                          ----------------------
                                                      Name: Kenny A. Troutt
                                                      Title: Chairman, Chief
                                                             Executive Officer
                                                             and President

                                                                  APPENDIX K




                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT, dated as of ____________, 199_ (this "Agreement"), among TELEGLOBE INC., a corporation governed by the Canada Business Corporations Act (the "Company"), and the holders signatory hereto (the "Shareholders") of common shares of Company capital stock (the "Company Common Shares").

                              W I T N E S S E T H :

                  WHEREAS, in connection with and pursuant to Section 6.3(h) of the Agreement and Plan of Merger, dated as of June 14, 1998 (the "Merger Agreement"), among the Company, North Merger Sub Corporation, a Delaware corporation ("North Sub"), and Excel Communications, Inc., a Delaware corporation ("Excel"), the Company agreed to enter into this Agreement for the benefit of the Shareholders;

                  WHEREAS, pursuant to the Merger, North Sub was merged with and into Excel, with Excel surviving the Merger as a wholly owned subsidiary of the Company, and the shares of the Common Stock, par value $.001 per share, of Excel (the "Excel Common Stock") that were outstanding immediately prior to the Merger were automatically converted pursuant to the Merger into Company Common Shares based on the Exchange Ratio;

                  WHEREAS, pursuant to the Merger Agreement, the Company has agreed to grant to the Shareholders certain registration rights with respect to the Company Common Shares issued to the Shareholders in the Merger and constitute Registrable Securities (as hereinafter defined), as well as certain other securities to which the Shareholders may be entitled as provided below, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, it is intended by the Company that this Agreement shall become effective immediately;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, intending to be legally bound hereby, hereby agrees as follows:

                  1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Merger Agreement.

                  2.       REGISTRATION RIGHTS.

                  (a) Registration Upon Request. (i) At any time, and from time to time, commencing with the Effective Time and ending on December 31, 200_ [INSERT FIFTH CALENDAR YEAR FOLLOWING THE CALENDAR YEAR IN WHICH THE MERGER OCCURRED] (the "Effective Period"), upon the written request (a "demand") of any Qualified Holder(s) (as hereinafter defined) requesting that the Company effect the registration for sale under the Securities Act of 1933, as amended (the "Securities Act"), of Registrable Securities held by such holders (or qualify such Registrable Securities for distribution under the securities laws of any Canadian jurisdiction), the Company promptly shall use its best efforts to register under the Securities Act (a "Demand Registration") and, if reasonably required by the Managing Underwriter(s) (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to file a prospectus under applicable Canadian securities laws, the Registrable Securities which the Company has been requested to register, all to the extent necessary to permit the disposition of such Registrable Securities in accordance with the methods intended by the sellers thereof; provided that (i) each such demand shall cover at least U.S. $50,000,000 in Company Common Shares based on the closing price for the Company Common Shares on the NYSE Composite Tape for the last trading day immediately preceding the date of the demand, (ii) the Qualified Holder(s) shall not be permitted to make a demand within 60 days following the effective date of any registration statement for equity securities of the Company (other than on Form F-4, Form S-4 or Form S-8 or any successor or equivalent form) and (iii) the Company shall not be required to effect more than five Demand Registrations for the Shareholders pursuant to this Section 2(a). An exercise of a Demand Registration right will not count as the use of such right unless the registration statement to which it relates is declared effective under the Securities Act. However, an exercise of a Demand Registration right will count as the use of such right even though the registration statement to which it relates is declared effective if such effective registration statement is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "Commission") or of another governmental agency or court due to a material misrepresentation in or material omission from information provided in writing by such Qualified Holder expressly for inclusion by such Qualified Holder in such registration statement.

                           (ii)  As used in this Agreement, the term
"Registrable Securities" means any and all (A) Company Common Shares acquired by the Qualified Holders pursuant to the Merger and (B) any other securities issued or issuable with respect to any shares of the Company Common Shares described in clause (A) of this paragraph by way of a stock dividend or stock split or in connection with a combination, exchange, reorganization, recapitalization or reclassification of any securities of the Company, or pursuant to a merger, consolidation or other similar business combination transaction involving the Company.

                           (iii)  As to any particular Registrable
Securities, such securities shall cease to constitute Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution contemplated by the registration statement, (B) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto), (C) such securities shall have been transferred, sold or disposed of by a Qualified Holder to any person that is not a Qualified Holder or (iv) such securities shall have ceased to be issued and outstanding.

                           (iv)     (A)     The term "Qualified Holder(s)"
means any holder of Registrable Securities and any transferee of any such holder who or which has agreed to be bound by the terms of this Agreement and has succeeded to the interest of such Shareholder by gift or by virtue of the laws of descent and distribution.

                           (v)      The Company shall be required to
register the Company Common Shares pursuant to Section 2(a) only if such Company Common Shares are to be offered and sold in a Broad Public Distribution. For purposes hereof, "Broad Public Distribution" means an underwritten distribution registered under the Securities Act or a distribution exempt from registration thereunder in which the Qualified Holders making the demand use their best efforts to cause the Managing Underwriter(s) expressly to agree in writing that they collectively will not sell Company Common Shares to any "person" within the meaning of Section 13(d)(3) of the Exchange Act who, to the best of such underwriters' knowledge after inquiry, would own, immediately after such distribution, common shares or other voting securities of the Company having aggregate voting power of more than 5% of the voting power of all the then outstanding common shares or other voting securities.

                                    (B)     The term "Majority Qualified
Holder(s)" means a majority in interest of the Qualified Holders participating in a registration of Registrable Securities pursuant hereto.

                           (vi) It is hereby further agreed that with
respect to any Demand Registration requested pursuant to this Section 2(a), the Company may defer the filing or effectiveness of the registration statement for a period of up to 135 days if (A) the Company is, at such time, working on an underwritten public offering of the Company Common Shares and is advised by its Managing Underwriter(s) that such offering would in such Managing Underwriter(s) opinion be adversely affected in any material respect by such filing or (B) the general counsel of the Company, in his good faith judgment, determines that any such filing or the offering of any Registrable Securities would impair or interfere in any material respect with any proposed financing, other offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company, or would require the Company to make public disclosure of information which would have an material adverse effect on the Company.

                           (vii)            The Company shall have the right to
cause the registration of additional securities for sale for the account of any person (including the Company) in any registration of Registrable Securities requested by the Qualified Holder(s) pursuant to Section 2(a); provided, that the Company shall not have the right to cause the registration of such additional securities to the extent the Qualified Holder(s) is advised in writing (with a copy to the Company) by the Managing Underwriter(s) for such Demand Registration that, in such firm's opinion, registration of such additional securities would impair or interfere in any material respect with the marketing and sale of the Registrable Securities proposed to be registered in the offering by the Qualified Holder(s), and in no event shall any Qualified Holder be obligated to reduce the number of Registrable Securities to be included in any offering in order to accommodate the addition of any other person (including the Company). The Qualified Holder(s) may require that any such additional securities be included in the offering proposed by the Qualified Holder(s) on the same terms and conditions as the Registrable Securities that are included therein.

                           (viii) If the Managing Underwriter(s) for a
Demand Registration pursuant to this Section 2(a) that involves an underwritten offering shall advise the Company or the Shareholders on whose behalf the offering is to be effected that, in its opinion, the inclusion of the amount and kind of Registrable Securities to be sold for the account of Qualified Holders would impair or interfere in any material respect with the marketing and sale of the securities proposed to be registered in the offering, then the number and kind of Registrable Securities to be sold for the account of such Qualified Holders shall be reduced (and may be reduced to zero), pro rata among all requesting Qualified Holders on the basis of the relative number of shares of such Registrable Securities owned of record or beneficially by each such Qualified Holder at the time of the request for a Demand Registration. If, as a result of these proration provisions, any Qualified Holder shall not be entitled to include all Registrable Securities in a registration pursuant to this Section 2(a)(vii) that such Qualified Holder has requested be included, such Qualified Holder may elect to withdraw its Registrable Securities from the registration; provided, however, that such withdrawal election shall be irrevocable and, after making a withdrawal election, a Qualified Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal election was made.

                  (b) Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall use its best efforts to:

                           (i)  prepare and file with the Commission a
registration statement on a form which is available for the sale of Registrable Securities by the holders thereof in accordance with the intended plan of distribution therefor (subject to Section 2(a)(v)), and is reasonably acceptable to the Majority Qualified Holders of Registrable Securities participating therein (and, if reasonably requested by the Managing Underwriter(s), prepare and file with the applicable securities regulatory authority in each Canadian province or with the Director under the CBCA, preliminary and final prospectuses), and use its best efforts to cause such registration statement to become and remain effective under the Securities Act for not less than a period of 60 days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 60-day period); provided, however, that with respect to any demand for registration pursuant to Section 2(a) made within the period commencing 60 days next preceding the end of the Company's fiscal year and ending 90 days after the end of the Company's fiscal year only, if the Company is not then eligible to effect a registration under the Securities Act by use of Form F-3, Form F-10 or Form S-3 (or other comparable short-form registration statement), the Company shall be entitled to delay such registration until ten days after the earlier of
(x) such time as the Company receives audited financial statements for such fiscal year and (y) the expiration of 75 days after the last day of such fiscal year;

                           (ii)  prepare and file with the Commission
such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period of time as is necessary to complete the offering and the distribution of the securities covered thereby (but, in no event, longer than 60 days after such registration statement becomes effective) in each case exclusive of any period during which the prospectus used in connection with such registration statement shall not comply with the requirements of Section 10 of the Securities Act; and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during said 60-day period;

                           (iii)  furnish to each seller of Registrable
Securities and each underwriter of the securities being sold by such seller, (A) such number of copies of such registration statement and of each such amendment thereof and supplement thereto (including all annexes, appendices, schedules and exhibits), (B) such number of copies of the prospectus used in connection with such registration statement (including each preliminary prospectus and any summary prospectus and the final prospectus filed pursuant to Rule 424(b) under the Securities Act) and (C) such number of copies of other documents, as such seller and underwriter may reasonably request in order to facilitate the disposition of Registrable Securities in accordance with the methods intended by the sellers thereof and, in each of the foregoing cases, afford the seller a reasonable opportunity to review and comment on drafts of each of the foregoing documents prior to their filing or distribution, as the case may be;

                           (iv) register or qualify the Registrable
Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as any seller and each underwriter of the Registrable Securities shall reasonably request, and do any and all other acts and things which may be necessary or desirable to enable such seller and underwriter to consummate the offering and disposition of Registrable Securities in such jurisdictions; provided, however, the Company shall not be required to qualify generally to do business as a foreign corporation, subject itself to taxation, or consent to general service of process, in any jurisdiction wherein it would not, but for the requirements of this Section 2(b), be obligated to be qualified;

                           (v) cause the Registrable Securities covered
by such registration statement to be registered with, or approved by, such other public, governmental or regulatory authorities as may be necessary to facilitate the disposition of such Registrable Securities in accordance with the methods of disposition intended by the sellers thereof;

                           (vi)  notify each seller of any Registrable
Securities covered by such registration statement and the Managing Underwriter(s), if any, promptly and, if requested by any such person, confirm such notification in writing, (A) when a prospectus or any prospectus supplement has been filed with the Commission, and, with respect to a registration statement or any post-effective amendment thereto, when the same has been declared effective by the Commission, (B) of any request by the Commission for amendments or supplements to a registration statement or related prospectus, or for additional information, (C) of the issuance by the Commission of any stop order or the initiation of any proceedings for such or a similar purpose (and the Company shall make every reasonable effort to obtain the withdrawal of any such order at the earliest practicable moment), (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and the Company shall make every reasonable effort to obtain the withdrawal of any such suspension at the earliest practicable moment), (E) of the occurrence of any event which requires the making of any changes to a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall as promptly as practicable prepare and furnish to such seller and the Managing Underwriter(s) a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (F) of the Company's determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Each holder of Registrable Securities agrees that such holder will, as expeditiously as possible, notify the Company at any time when a prospectus relating to a registration statement covering such seller's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event of the kind described in this Section 2(b)(vi) as a result of any information provided by such seller in writing specifically for inclusion in such prospectus included in such registration statement and, at the request of the Company, promptly prepare and furnish to it such information as may be necessary so that, after incorporation into a supplement or amendment of such prospectus as thereafter delivered to the purchasers of such securities, the information provided by such seller shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities that upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (E) of this Section 2(b)(vi), such holder shall forthwith discontinue such holder's offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder shall have received copies of a supplemented or amended prospectus which is no longer defective as contemplated by clause (E) of this Section 2(b)(vi) and, if so directed by the Company, shall deliver to the Company, at the Company' expense, all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in such holder's possession. In the event the Company shall provide any notice of the type referred to in the preceding sentence, the 60-day period mentioned in Sections 2(b)(i) and 2(b)(ii) shall be extended by the number of days from and including the date such notice is provided, to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received copies of the corrected prospectus contemplated by clause (E) of this Section 2(b)(vi);

                           (vii) use its reasonable best efforts to
comply with all applicable rules and regulations of the Commission, as the same may hereafter be amended, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which shall satisfy the provisions of Section 11(a) of the Securities Act;

                           (viii) in the case of a qualification under
Canadian securities laws, take such reasonable actions as may be necessary to facilitate the sale of Registrable Securities on a public basis in Canada, including making any necessary filings with Canadian securities authorities or any Canadian stock exchange on which the Registrable Securities may be listed from time to time;

                           (ix) cause all such Registrable Securities
covered by such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, if the listing of such

Registrable Securities is then permitted under the rules and regulations of such exchange;

                           (x)  engage and provide a transfer agent
(which may be an existing transfer agent) for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                           (xi)  enter into one or more underwriting
agreements (in customary form and substance) and take all such other actions (including, without limitation, to the extent reasonably consistent with work commitments but without diminishment of the Company's obligations hereunder, and upon reasonable notice, participation in a reasonable number of "roadshow" presentations) as the participating holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the plan of distribution intended by the sellers thereof; it being hereby acknowledged and agreed that in all cases the selection of any Managing Underwriter(s) shall be made by the Company with the consent of the Majority Qualified Holders (which consent may not be unreasonably withheld or delayed); and

                           (xii)  obtain an opinion from counsel to the
Company, and a "cold comfort" letter from an independent certified public accounting firm of Canadian or U.S. national recognition and standing who have certified the Company's financial statements included in the registration statement or any amendment thereto, in each case in form and substance reasonably satisfactory to the Majority Qualified Holders, and covering such matters of the type customarily covered by such opinions and "cold comfort" letters as the Majority Qualified Holders shall reasonably request.

                  (c) Custody Agreement and Power of Attorney. Upon the Company's request, the Qualified Holder(s) will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to the Registrable Securities to be registered pursuant to this Section 2 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Qualified Holders will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of

Registrable Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Qualified Holder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on behalf of the Qualified Holders with respect to the matters specified therein.

                  (d) Registration Expenses. Whether or not any registration statement prepared and filed pursuant to this Section 2 is declared effective by the Commission, the Company shall pay (A) all Commission, Canadian securities regulatory authority, CBCA and any NYSE, TSE or ME registration and filing fees and expenses; (B) all listing, transfer and/or exchange agent and registrar fees; (C) fees and expenses in connection with the qualification of the Registrable Securities under securities or "blue sky" laws including reasonable fees, disbursements and related charges of counsel for the underwriters in connection therewith; (D) printing expenses; (E) messenger and delivery expenses; (F) fees and out-of-pocket expenses of counsel for the Company and its independent certified public accountants (including the expenses of any audit, review and/or "cold comfort" letters) and other persons, including special experts, retained by the Company; (G) the reasonable fees and disbursements of one counsel in each of the U.S. and Canada, other than the Company's counsel, selected by the Majority Qualified Holders of the Registrable Securities being registered to represent all Qualified Holders of the Registrable Securities being registered in connection with each such registration (it being understood that any Qualified Holder may, at its own expense, retain separate counsel to represent it in connection with such registration); and (H) any other costs and expenses of such registration and the disposition of the securities pursuant to the registration statement therefor (collectively, clauses (A) through (H), "Registration Expenses"); provided, however, that the Company shall not be required to pay, and the Qualified Holders shall pay, all transfer taxes and all discounts, commissions or fees of underwriters, selling brokers and dealers.

                  (e)  Indemnification; Contribution.

                           (i)  The Company shall indemnify and hold
harmless, to the fullest extent permitted by law, each holder (a "Participating Holder") of Registrable Securities registered pursuant to Section 2(a) or Section 2(b) hereof, its officers and directors, if any, and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (including the reasonable costs of investigation and reasonable attorneys' fees, disbursements and related charges) (under the Securities Act, the Canadian Securities Acts, common law and otherwise) (collectively, "Claims"), joint or several, which arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, any amendment or supplement thereto or any document incorporated by reference or in any filing made in connection with the registration or qualification of the offering under "blue sky" or other securities laws of jurisdictions in which the Participating Holder's Registrable Securities are offered (collectively, "Security Filings"), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Company has previously furnished copies thereof to any Participating Holder seeking such indemnification and to the underwriters of the registration in question), or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company shall, and it hereby agrees to, reimburse such holders for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such claim or proceeding; provided, however, that such indemnification shall not extend to any Claims which are caused by any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information furnished in writing to the

Company by any Qualified Holder expressly for use in any such Security Filing.

                           (ii)  In the case of an underwritten offering
in which the registration statement covers Registrable Securities, the Company agrees to enter into an underwriting agreement in customary form and substance with such underwriters and to indemnify the underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to the indemnification of the holders of Registrable Securities; provided, however, the Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any person who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is sought results from (i) such underwriter's failure to deliver or otherwise provide a copy of the final prospectus to the person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final prospectus or (ii) an untrue statement or omission or alleged untrue statement or omission relating to information furnished in writing by such underwriter expressly for inclusion in any Security Filing.

                           (iii)  Each Participating Holder shall
furnish to the Company in writing such information regarding such holder and the intended method of distribution as shall be reasonably requested by the Company and as required by law or the Commission for use in any Security Filing (and the Company may exclude from registration the Registrable Securities of any such Participating Holder if such holder fails to furnish such information within a reasonable time after receiving such request) and hereby severally indemnifies, to the fullest extent permitted by law, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Claims resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated or necessary to make the statements in the registration statement or prospectus, or any amendment thereof or supplement thereto (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; provided, however, (A) each such Participating Holder shall be liable hereunder if and only to the extent that any such Claim arises out of or is based upon any such untrue statement or omission made in reliance upon and in conformity with information pertaining to such holder that is furnished in writing to the Company by such holder expressly for use in any such Security Filing and (B) no such Participating Holder shall be liable hereunder in an amount exceeding the net proceeds to be received by such Participating Holder (before deducting expenses) from the sale of Registrable Securities hereunder.

                           (iv)  In the case of an underwritten offering
of Registrable Securities, each Participating Holder, as a condition to its right to participate in such offering, shall enter into an underwriting agreement in customary form and substance with such underwriters, and agree to indemnify such underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent and subject to the same limitations as provided in the preceding paragraph with respect to indemnification by such holder to the Company, but subject to the same limitation as provided in Section 2(e)(ii) with respect to indemnification by the Company of such underwriters, officers, directors and control persons; provided, however, that no such Participating Holder shall be liable hereunder in an amount exceeding the net proceeds to be received by such Participating Holder (before deducting expenses) from the sale of Registrable Securities hereunder.

                           (v)  Any person seeking indemnification under
the provisions of this Section 2(e) shall, promptly after receipt by such person of notice of the commencement of any action, suit, claim or proceeding, notify each party against whom indemnification is to be sought in writing of the commencement thereof; provided, however, the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 2(e) (except to the extent that it has been materially prejudiced by such failure) or from any liability which the indemnifying party may otherwise have. In case any such action, suit, claim or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding within a reasonable time after notice of commencement of the action, suit, claim or proceeding, or (C) such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (B) or (C) of the preceding sentence shall have occurred or shall otherwise be applicable, then the reasonable fees, disbursements and related charges of one counsel or firm of counsel selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party. The indemnifying party shall have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party whether or not the indemnified party employs separate counsel, unless the indemnifying party has failed to perform his or its indemnification obligations hereunder. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary relief shall not be unreasonably withheld or delayed). Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

                           (vi)  If the indemnification from the
indemnifying party as provided in this Section 2(e) is unavailable or is otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by and the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue (or alleged untrue) statement of a material fact or omission (or alleged omission) to state a material fact, has been made, or relates to information supplied by such indemnifying party or such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2(e)(v) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any such investigation or proceeding. Notwithstanding the foregoing, no Participating Holder shall be liable hereunder in an amount exceeding the net proceeds to be received by such Participating Holder (before deducting expenses) from the sale of Registrable Securities hereunder.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations described above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  If, however, indemnification is available under this Section 2(e), the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Sections 2(e)(i) through 2(e)(v) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration.

                  (f) Certain Requirements in Connection with Registration Rights. If the holders of Registrable Securities initially requesting such Demand Registration have entered into one or more underwriting agreements in connection therewith, or if a proposed registration under Section 2(b) involves an underwritten offering, all shares constituting Registrable Securities to be included in such registration shall be subject to such underwriting agreements and no person may participate in such registration unless such person agrees to sell his or its securities on the basis provided in the underwriting arrangements and completes all questionnaires, powers of attorney, indemnities, underwriting agreements, "lock up" letters and other documents which are reasonable and customary under the circumstances.

                  3. RULE 144(C).

                  The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and the regulations of the Commission thereunder so as to make available current public information to the extent required to enable any Qualified Holder to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation); provided, however, that the Company's compliance with the requirements of this Section 3 and the availability of Rule 144 for the sale of any Qualified Holders securities shall not limit a Shareholder's rights to request registration under this Agreement so long as such person's securities constitute Registrable Securities within the meaning thereof under this Agreement.

                  4.       NOTICES.

                  Except as otherwise provided below, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties hereto, desires to provide to or serve upon any person any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail (return receipt requested, postage prepaid), or by overnight mail, courier, or delivery service or by telecopy and confirmed by telecopy addressed as follows:

                  (a)  If to the Company, to:

                           TELEGLOBE INC.
                           1000, rue del La Gauchetiere ouest
                           Montreal, Quebec H3B 4X5
                           Telephone:  514-
                           Facsimile:  514-868-7438
                           Attention:  Vice President, Legal Affairs and
                                       Corporate Secretary

                               - With a copy to -

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Telephone: 212-455-2000
                           Facsimile: 212-455-2502
                           Attention: Philip T. Ruegger III, Esq.

                  (b)      If to the Shareholders to:

                           Their respective addresses set forth in the stock records of the Company prepared pursuant to the Merger for purposes of the exchange of the Excel Common Stock into the Company Common Shares, as changed from time to time pursuant to procedures established by the Company or the transfer agent of the Company, as the case may be

                               - With a copy to -

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Telephone:  (212) 310-8000
                           Facsimile:  (212) 310-8007
                           Attention: Frederick S. Green, Esq.

or at such other address as may be substituted by notice delivered as provided herein. The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly furnished or served on (i) the date on which personally delivered, with receipt acknowledged, (ii) the date on which telecopied and confirmed by telecopy answerback, (iii) the next business day if delivered by overnight or express mail, courier or delivery service, or (iv) three business days after the same shall have been deposited in the United States mail, as the case may be. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  5.       ENTIRE AGREEMENT.

                  This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter; and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the Company on the one hand, and the holders of a majority of the Registrable Securities on the other hand.

                  6.       ASSIGNS AND SUCCESSORS.

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns and successors.

                  7.       PARAGRAPH HEADINGS.

                  The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.

                  8.       APPLICABLE LAW.

                  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles and policies of such state.

                  9.       SEVERABILITY.

                  If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                  10.      NO WAIVER.

                  The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

                  11.      COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

                  12.      NO INCONSISTENT RIGHTS.

                  The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent in any material respect with the rights granted to the holders of Registrable Securities in this Agreement. The Company is not a party to any agreement, with respect to any of its securities, granting any registration rights to any person, which agreement is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement and is in effect on the date hereof.

                  13.      LIMIT ON INDIVIDUAL SHAREHOLDERS.

                  Notwithstanding anything to the contrary contained in this Agreement, the rights granted to each Shareholder under Section 2(a) hereof shall terminate and cease to apply to such Shareholder at such time as such Shareholder has received an aggregate of U.S. $750,000,000 in proceeds from the sale of Registrable Securities pursuant to this Agreement.

                  14.      EXECUTION BY SHAREHOLDERS.

                  The obligations of the Company under this Agreement shall be irrevocable but the rights of any

Shareholder under this Agreement with respect thereto shall be and become effective only upon the delivery to the Company by any Qualified Holder requesting registration under this Agreement of a duly executed counterpart signature page to this Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly officers thereunto duly authorized as of the date first above written.


                                             TELEGLOBE, INC.



                                             By:__________________________
                                                Name:
                                                Title:


                                             -----------------------------

                                  EXHIBIT INDEX


Exhibit No.         Document Description                     Page No.
-----------         --------------------                     --------

2.1 Agreement and Plan of Merger, dated as of June 14, 1998, among Teleglobe Inc., North Merger Sub Corporation and EXCEL Communications, Inc. (filed as Appendix A to this Information Statement/Prospectus which forms a part of this Registration
              Statement)..........................................

2.2 EXCEL Consent and Voting Agreement, dated as of June 14, 1998, by and among Teleglobe Inc. and the signatories therein (filed as Appendix D to this Information Statement/Prospectus which forms a part of this Registration
              Statement)..........................................

2.3 TELEGLOBE Consent and Voting Agreement, dated as of June 14, 1998, by and among EXCEL Communications, Inc. and Funds Nos. 650 and 724, by its manager, Mackenzie Financial Corporation (filed as Appendix E to this Information Statement/Prospectus which forms a part of this Registration
              Statement)..........................................

2.4 TELEGLOBE Consent and Voting Agreement, dated as of June 14, 1998, by and among EXCEL Communications, Inc. and Capital Communications CDPQ Inc. (filed as Appendix F to this Information Statement/Prospectus which forms a part of this Registration
              Statement)..........................................

2.5 TELEGLOBE Consent and Voting Agreement, dated as of June 14, 1998, by and among EXCEL Communications, Inc. and BCE Inc. (filed as Appendix G to this Information Statement/Prospectus which forms a part of this Registration
              Statement)..........................................

2.6 TELEGLOBE Consent and Voting Agreement, dated as of June 14, 1998 by and among EXCEL Communications, Inc. and Telesystem Telecom Ltd. (filed as Appendix H to this Information Statement/Prospectus which forms a part of this Registration
              Statement)..........................................

2.7 EXCEL Stock Option Agreement, dated as of June 14, 1998, between Teleglobe Inc. and EXCEL Communications, Inc. (filed as Appendix I to this Information Statement/Prospectus which forms a part of this Registration
              Statement)..........................................
2.8 TELEGLOBE Stock Option Agreement, dated as of June 14, 1998, between EXCEL Communications, Inc. and Teleglobe Inc. (filed as Appendix J to this Information Statement/Prospectus which forms a part of this Registration
              Statement)..........................................

3.1           Teleglobe Inc. Restated Articles of Incorporation,
              as amended..........................................

5.1           Opinion of Martineau Walker re: legality of
              TELEGLOBE Common Shares.............................

Exhibit No.       Document Description                     Page No.
-----------       --------------------                     --------

8.1           Opinion of Weil, Gotshal & Manges LLP re: tax
              matters*.......................................

8.2           Opinion of Goodman, Phillips & Vineberg re: tax
              matters*.......................................

23.1          Consent of Raymond Chabot Grant Thornton.......

23.2          Consent of Arthur Andersen LLP.................

23.3          Consent of Martineau Walker (included in Exhibit
              5.1)...........................................

23.4          Consent of Weil, Gotshal & Manges LLP (included
              in Exhibit 8.1)*...............................

23.5          Consent of Goodman, Phillips & Vineberg (included
              in Exhibit 8.2)*...............................

23.6          Consent of Lehman Brothers.....................

24.1          Power of Attorney: Teleglobe Directors.........

99.1 Opinion of Lehman Brothers Inc. (filed as Appendix B to this Information Statement/Prospectus which forms a part of this Registration Statement).........

99.2          By-Laws of North Merger Sub Corporation........

99.3          Form of Registration Rights Agreement among
              Teleglobe Inc. and the signatories thereto (filed as Appendix K to this Information Statement/Prospectus which forms a part of this Registration Statement)
















--------------------

*  To be filed by amendment.



                                       104